    As filed with the Securities and Exchange Commission on February 1, 2005
                                                     Registration No. 333-119945

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

         ---------------------------------------------------------------

                         BEHRINGER HARVARD REIT I, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         ---------------------------------------------------------------

                                                  15601 DALLAS PARKWAY, SUITE 600
                                                        ADDISON, TEXAS 75001
           MARYLAND                                   TELEPHONE (866) 655-1605                                68-0509956
(State or Other Jurisdiction of     (Address, Including Zip Code, and Telephone Number, Including          (I.R.S. Employer
 Incorporation or Organization)        Area Code, of Registrant's Principal Executive Offices)          Identification Number)

                        --------------------------------

                             GERALD J. REIHSEN, III
                     EXECUTIVE VICE PRESIDENT AND SECRETARY
                         BEHRINGER HARVARD REIT I, INC.
                         15601 DALLAS PARKWAY, SUITE 600
                              ADDISON, TEXAS 75001

                                 (866) 655-1620

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                         -------------------------------

                                   COPIES TO:
                           ROSEMARIE A. THURSTON, ESQ.
                          LAUREN BURNHAM PREVOST, ESQ.

                             DAVID M. CALHOUN, ESQ.

                          MORRIS, MANNING & MARTIN, LLP
                          1600 ATLANTA FINANCIAL CENTER
                            3343 PEACHTREE ROAD, N.E.
                           ATLANTA, GEORGIA 30326-1044
                                 (404) 233-7000

                         -------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following effectiveness of this Registration Statement.


If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                    -----------------------------------------

                                                         CALCULATION OF REGISTRATION FEE

======================================= ========================= ======================== ======================= =================
  TITLE OF EACH CLASS OF SECURITIES                                  PROPOSED MAXIMUM         PROPOSED MAXIMUM        AMOUNT OF
           TO BE REGISTERED             AMOUNT TO BE REGISTERED     OFFERING PRICE PER       AGGREGATE OFFERING    REGISTRATION FEE
                                                                           SHARE                   PRICE
--------------------------------------- ------------------------- ------------------------ ----------------------- -----------------
Common Stock, $.0001 par value                80,000,000                    $10.00             $800,000,000         $101,360 (1)
--------------------------------------- ------------------------- ------------------------ ----------------------- -----------------
Common Stock, $.0001 par value (2)            16,000,000                     $9.50             $152,000,000         $19,082 (3)
======================================= ========================= ======================== ======================= =================

  (1) Previously Paid.
  (2) Represents shares issuable pursuant to our distribution reinvestment plan.
  (3) Includes $10,136 previously paid.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                  SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2005

PROSPECTUS
                                                                    [LOGO]
UP TO 96,000,000 SHARES OFFERED TO THE PUBLIC                 Behringer Harvard
MINIMUM PURCHASE: 200 SHARES ($2,000) IN MOST STATES             REIT I, Inc.
--------------------------------------------------------------------------------
Behringer Harvard REIT I, Inc. is a Maryland corporation that intends to qualify as a real estate investment trust. We invest in and operate institutional quality office and other commercial properties, including properties that have been constructed and have operating histories, are newly constructed or are under development or construction.

We are offering and selling to the public up to 80,000,000 shares of our common stock for $10.00 per share. We also are offering up to 16,000,000 shares to be issued pursuant to our distribution reinvestment plan at a maximum purchase price of $9.50 per share.
--------------------------------------------------------------------------------

                                  THE OFFERING:

                                                           PRICE          SELLING        DEALER            NET PROCEEDS
                                                         TO PUBLIC      COMMISSIONS    MANAGER FEE      (BEFORE EXPENSES)
Primary Offering
     Per Share.....................................    $      10.00     $      0.70   $       0.20        $       9.10
     Total Maximum.................................    $800,000,000     $56,000,000   $ 16,000,000        $728,000,000
Distribution Reinvestment Plan
     Per Share.....................................    $       9.50     $     0.095   $         --        $      9.405
     Total Maximum.................................    $152,000,000     $ 1,520,000   $         --        $150,480,000

The shares will be offered to investors on a best efforts basis. Selling commissions will be reduced to $0.095 per share and no dealer manager fees will be paid with respect to shares sold pursuant to our distribution reinvestment plan. We expect that if the maximum offering amount is raised at least 90.6% of the gross proceeds of this offering will be used for investment in real estate, loans and other investments, paying the expenses incurred in making such investments, and for initial working capital reserves for real estate investments. We expect to use approximately 87.1% of the gross proceeds of the maximum offering to make investments in real estate properties, mortgage loans and other investments, and to use approximately 3.5% of the gross proceeds of the maximum offering, assuming no debt financing, for payment of fees and expenses related to the selection and acquisition of our investments and for initial working capital reserves for real estate investments. This offering will terminate on or before February __, 2007 (unless extended in the event there are any unsold shares remaining at the end of such period and unless extended with respect to the shares offered under our distribution reinvestment plan).

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 25. The most significant risks relating to your investment include the following:

     o No public market currently exists for our shares of common stock. Our shares cannot be readily sold, and if you are able to sell your shares, you would likely have to sell them at a substantial discount. If the shares are not listed for trading on an exchange or included for quotation on The Nasdaq Stock Market by February 20, 2017, we intend to liquidate our assets and distribute the proceeds unless such date is extended by our board of directors, including a majority of our independent directors.
     o We will rely on Behringer Advisors LP, our advisor, to select properties and other investments and conduct our operations.
     o We are obligated to pay substantial fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us. Our advisor and its affiliates will face conflicts of interest, such as competing demands upon their time, their involvement with other entities and the allocation of opportunities among affiliated entities and us.
     o We may incur substantial debt, which could hinder our ability to make distributions to our stockholders or could decrease the value of your investment in the event that income on, or the value of, the property securing such debt falls.
     o We intend to make the election to be taxed as a REIT for our 2004 tax year. No assurance can be given that we will be able to meet or maintain the requirements to be taxed as a REIT.

--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR ANY OTHER STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO ONE IS AUTHORIZED TO MAKE ANY STATEMENT ABOUT THIS OFFERING DIFFERENT FROM THOSE THAT APPEAR IN THIS PROSPECTUS. THE USE OF PROJECTIONS OR FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE THAT MAY FLOW FROM AN INVESTMENT IN THIS OFFERING IS NOT PERMITTED.

Behringer Harvard REIT I, Inc. is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

The dealer manager of this offering, Behringer Securities LP, is our affiliate. The dealer manager is not required to sell any specific number of shares or dollar amount of our common stock but will use its best efforts to sell the shares offered hereby.


                                     [LOGO]
                             Behringer ( ) Harvard
                                       LP



                               The date of this prospectus is February __, 2005



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SUITABILITY STANDARDS.............................................................................................1
   General........................................................................................................1
   Restrictions Imposed by the Patriot and Related Acts...........................................................2
PROSPECTUS SUMMARY................................................................................................3
   Behringer Harvard REIT I, Inc..................................................................................3
   Our Advisor....................................................................................................3
   Our Management.................................................................................................3
   Our REIT Status................................................................................................3
   Terms of the Offering..........................................................................................3
   Certain Summary Risk Factors...................................................................................4
   Description of Properties, Investments and Borrowing...........................................................5
   Estimated Use of Proceeds of This Offering.....................................................................5
   Investment Objectives..........................................................................................6
   Distribution Policy............................................................................................6
   Special 10% Stock Dividend for Early Investors.................................................................6
   Conflicts of Interest..........................................................................................6
   Prior Offering Summary.........................................................................................8
   Compensation to Behringer Advisors and Its Affiliates..........................................................8
   Listing........................................................................................................9
   Distribution Reinvestment Plan.................................................................................9
   Share Redemption Program.......................................................................................9
   Behringer Harvard OP I........................................................................................10
   ERISA Considerations..........................................................................................11
   Description of Shares.........................................................................................11
   Other Behringer Harvard Programs..............................................................................11
QUESTIONS AND ANSWERS ABOUT THIS OFFERING........................................................................14
RISK FACTORS.....................................................................................................25
   Risks Related to an Investment in Behringer Harvard REIT I....................................................25
   Risks Related to Conflicts of Interest........................................................................27
   Risks Related to Our Business in General......................................................................29
   General Risks Related to Investments in Real Estate...........................................................36
   Risks Associated With Debt Financing..........................................................................40
   Risks Associated With Mortgage Lending........................................................................42
   Risks Associated With Section 1031 Tenant-in-Common Transactions..............................................43
   FEDERAL INCOME TAX RISKS......................................................................................45
CUSTOMARY NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................................................49
ESTIMATED USE OF PROCEEDS........................................................................................50
MANAGEMENT.......................................................................................................52
   General.......................................................................................................52
   Committees of the Board of Directors..........................................................................53
   Audit Committee...............................................................................................53
   Compensation Committee........................................................................................53
   Nominating Committee..........................................................................................54
   Executive Officers and Directors..............................................................................54
   Key Personnel.................................................................................................57
   Compensation of Directors.....................................................................................58
   Non-Employee Director Stock Option Plan.......................................................................58
   Non-Employee Director Warrant Plan............................................................................59
   2002 Employee Stock Option Plan...............................................................................59
   Provisions Applicable to Our Director Option Plan, Director Warrant Plan and Employee Option Plan.............60
   Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents......................61
   The Advisor...................................................................................................63
   The Advisory Agreement........................................................................................63
   Stockholdings.................................................................................................64

   Affiliated Companies..........................................................................................65
   Management Decisions..........................................................................................67
   Management Compensation.......................................................................................67
CONFLICTS OF INTEREST............................................................................................72
   Interests in Other Real Estate Programs.......................................................................72
   Other Activities of Behringer Advisors and Its Affiliates.....................................................73
   Competition in Acquiring Properties, Finding Tenants and Selling Properties...................................73
   Affiliated Dealer Manager.....................................................................................74
   Affiliated Property Manager...................................................................................74
   Lack of Separate Representation...............................................................................74
   Joint Ventures With Affiliates of Behringer Advisors..........................................................74
   Receipt of Fees and Other Compensation by Behringer Advisors and Its Affiliates...............................74
   Certain Conflict Resolution Procedures........................................................................75
INVESTMENT OBJECTIVES AND CRITERIA...............................................................................77
   General.......................................................................................................77
   Acquisition and Investment Policies...........................................................................78
   Development and Construction of Properties....................................................................80
   Acquisition of Properties From Behringer Development..........................................................80
   Terms of Leases and Tenant Creditworthiness...................................................................82
   Joint Venture Investments.....................................................................................82
   Section 1031 Tenant-in-Common Transactions....................................................................83
   Making Loans and Investments in Mortgages.....................................................................84
   Borrowing Policies............................................................................................86
   Disposition Policies..........................................................................................87
   Other Investments.............................................................................................88
   Investment Limitations........................................................................................88
   Change in Investment Objectives and Limitations...............................................................89
DESCRIPTION OF REAL ESTATE INVESTMENTS...........................................................................90
   General.......................................................................................................90
   Description of Properties.....................................................................................90
   Competition..................................................................................................104
   Insurance....................................................................................................104
   Regulations..................................................................................................104
PRIOR PERFORMANCE SUMMARY.......................................................................................105
   Prior Investment Programs....................................................................................105
   Public Programs..............................................................................................105
   Private Programs.............................................................................................108
FEDERAL INCOME TAX CONSIDERATIONS...............................................................................111
   General......................................................................................................111
   Opinion of Counsel...........................................................................................111
   Taxation of the Company......................................................................................111
   Taxable REIT Subsidiaries....................................................................................112
   Requirements for Qualification as a REIT.....................................................................113
   Failure to Qualify as a REIT.................................................................................118
   Sale-Leaseback Transactions..................................................................................118
   Taxation of U.S. Stockholders................................................................................118
   Treatment of Tax-Exempt Stockholders.........................................................................120
   Special Tax Considerations for Non-U.S. Stockholders.........................................................120
   Statement of Stock Ownership.................................................................................122
   State and Local Taxation.....................................................................................122
   Compliance With American Jobs Creation Act...................................................................122
   Tax Aspects of Our Operating Partnership.....................................................................123
INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS......................................................127
   General......................................................................................................127
   Minimum Distribution Requirements - Plan Liquidity...........................................................127
   Annual Valuation Requirement.................................................................................128
   Fiduciary Obligations - Prohibited Transactions..............................................................128
   Plan Assets - Definition.....................................................................................129

   Publicly Offered Securities Exemption........................................................................129
   Real Estate Operating Company Exemption......................................................................130
   Consequences of Holding Plan Assets..........................................................................130
   Prohibited Transactions......................................................................................130
   Prohibited Transactions - Consequences.......................................................................131
DESCRIPTION OF SHARES...........................................................................................132
   Common Stock.................................................................................................132
   Preferred Stock..............................................................................................132
   Meetings and Special Voting Requirements.....................................................................132
   Restriction On Ownership of Shares...........................................................................133
   Distributions................................................................................................135
   Special 10% Stock Dividend for Early Investors...............................................................136
   Share Redemption Program.....................................................................................136
   Restrictions On Roll-up Transactions.........................................................................139
   Provisions of Maryland Law and of Our Charter and Bylaws.....................................................140
SUMMARY OF DISTRIBUTION REINVESTMENT AND AUTOMATIC PURCHASE PLANS...............................................143
   Summary of Distribution Reinvestment Plan....................................................................143
   Investment of Distributions..................................................................................143
   Summary of Automatic Purchase Plan...........................................................................144
   Election to Participate or Terminate Participation in Distribution Reinvestment Plan or
     Automatic Purchase Plan....................................................................................144
   Reports to Participants......................................................................................145
   Federal Income Tax Considerations............................................................................145
   Amendment and Termination....................................................................................145
THE OPERATING PARTNERSHIP AGREEMENT.............................................................................146
   General......................................................................................................146
   Capital Contributions........................................................................................146
   Operations...................................................................................................146
   Exchange Rights..............................................................................................147
   Transferability of Interests.................................................................................148
PLAN OF DISTRIBUTION............................................................................................149
   The Offering.................................................................................................149
   Behringer Securities.........................................................................................149
   Compensation We Will Pay for the Sale of Our Shares..........................................................149
   Shares Purchased by Affiliates...............................................................................150
   Subscription Process.........................................................................................150
   Admission of Stockholders....................................................................................151
   Investments by Iras and Qualified Plans......................................................................151
   Volume Discounts.............................................................................................152
HOW TO SUBSCRIBE................................................................................................154
SUPPLEMENTAL SALES MATERIAL.....................................................................................155
LEGAL MATTERS...................................................................................................155
EXPERTS.........................................................................................................156
ADDITIONAL INFORMATION..........................................................................................156

EXHIBIT A:  PRIOR PERFORMANCE TABLES............................................................................A-1
EXHIBIT B:  SUBSCRIPTION AGREEMENT..............................................................................B-1
EXHIBIT C:  AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN.................................................C-1
EXHIBIT D:  AUTOMATIC PURCHASE PLAN.............................................................................D-1

                              SUITABILITY STANDARDS


GENERAL

        An investment in our common stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, receive current income, obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment not to consider an investment in our common stock as meeting these needs.

        In order to purchase shares in this offering, you must: o meet the applicable financial suitability standards as described below; and o purchase at least the minimum number of shares as described below.

        We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser's home, furnishings and automobiles, either: o a net worth of at least $150,000; or o a gross annual income of at least $45,000 and a net worth of at least $45,000.

        The minimum purchase is 200 shares ($2,000), except in certain states as described below. You may not transfer less shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

        After you have purchased the minimum investment, or have satisfied the minimum purchase requirements of Behringer Harvard Opportunity REIT I, Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard Mid-Term Value Enhancement Fund I or any other Behringer Harvard public real estate program, any additional purchase must be in increments of at least 2.5 shares ($25), except for (1) purchases of shares pursuant to our distribution reinvestment plan or reinvestment plans of other Behringer Harvard public real estate programs, which may be in lesser amounts, and (2) purchases made by Minnesota and Oregon residents in other Behringer Harvard public real estate programs, who must still satisfy the minimum purchase requirements of that program.

        Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold only to investors in these states who meet the special suitability standards set forth below:

        o Arizona, Kansas and Tennessee - Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

        o Maine - Investors must have either (1) a net worth of at least $200,000 or (2) gross annual income of $50,000 and a net worth of at least $50,000.

        o California - Investors must have either (1) a liquid net worth of at least $150,000 or (2) gross annual income of $50,000 and a net worth of at least $75,000; provided, however, that such special suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the twelve months preceeding the proposed sale.

        o California, Kansas, Ohio and Pennsylvania - In addition to our standard suitability requirements, investors must have a liquid net worth of at least ten times their investment in our shares.

        In all states listed above, net worth is to be determined excluding the value of a purchaser's home, furnishings and automobiles.

        In the case of sales to fiduciary accounts, these suitability standards must be met by one of the following (i) the fiduciary account, (ii) the person who directly or indirectly supplied the funds for the purchase of the shares or
(iii) the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, shares of our common stock are an appropriate investment for those of you who become investors.

        Each participating broker-dealer, authorized representative or any other person selling shares on our behalf are required to:

        o make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor's age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor; and

        o maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

        o meet the minimum income and net worth standards established in your state;

        o can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

        o are able to bear the economic risk of the investment based on your overall financial situation; and

        o       have an apparent understanding of:

                - the fundamental risks of an investment in our common stock;

                -       the risk that you may lose your entire investment;

                -       the lack of liquidity of our common stock;

                -       the restrictions on transferability of our common stock;

                -       the background and qualifications of our advisor; and

                - the tax consequences of an investment in our common stock.

RESTRICTIONS IMPOSED BY THE PATRIOT AND RELATED ACTS

        The shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any "Unacceptable Investor." "Unacceptable Investor" means any person who is a:

        o person or entity who is a "designated national," "specially designated national, " "specially designated terrorist," "specially designated global terrorist," "foreign terrorist organization," or "blocked person" within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

        o person acting on behalf of, or any entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department-including, but not limited to the "Government of Sudan," the "Government of Iran," the "Government of Libya" and the "Government of Iraq";

        o person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

        o person or entity subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevent Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

        o person or entity designated or blocked; associated or involved in terrorism; or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

                               PROSPECTUS SUMMARY

        THIS PROSPECTUS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. SEE ALSO THE "QUESTIONS AND ANSWERS ABOUT THIS OFFERING" SECTION IMMEDIATELY FOLLOWING THIS SUMMARY. THIS SECTION AND THE "QUESTIONS AND ANSWERS ABOUT THIS OFFERING" SECTION DO NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOUR DECISION WHETHER TO INVEST IN OUR COMMON STOCK. TO UNDERSTAND THIS OFFERING FULLY, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION AND THE FINANCIAL STATEMENTS.

BEHRINGER HARVARD REIT I, INC.


        Behringer Harvard REIT I, Inc. is a Maryland corporation that intends to qualify as a real estate investment trust (REIT). We invest in commercial real estate properties, generally institutional quality office buildings and other commercial properties, and lease each such property to one or more tenants. As of January 6, 2005 we owned interests in eight commercial real estate properties located in Colorado, Georgia, Maryland, Minnesota, Missouri, Washington, D.C., and in Texas, where we owned interests in two properties. In addition, we may make, purchase or participate in mortgage loans secured by the types of real estate properties that we may acquire directly. We also may invest in entities that make similar investments. Our office is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001. Our toll free telephone number is (866) 655-1605. We sometimes refer to Behringer Harvard REIT I, Inc. as Behringer Harvard REIT I in this prospectus.


OUR ADVISOR

        Our advisor is Behringer Advisors LP (Behringer Advisors), a Texas limited partnership formed in 2002, which is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf.

OUR MANAGEMENT

        We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors, including a majority of our independent directors, must approve each investment proposed by Behringer Advisors, as well as certain other matters set forth in our charter. There are five members on our board of directors. Three of the directors are independent of Behringer Advisors and have responsibility for reviewing its performance. Our directors are elected annually by the stockholders. Although we have executive officers who will manage our operations, we do not have any paid employees. Except with respect to stock options that may be granted to our executive officers, only our non-employee directors are compensated for their services to us.

OUR REIT STATUS


        As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended (Internal Revenue Code), REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, excluding income from operations or sales through taxable REIT subsidiaries. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.


TERMS OF THE OFFERING


        We are offering up to 80,000,000 shares of our common stock to the public at $10.00 per share. We are also offering up to 16,000,000 shares pursuant to our distribution reinvestment plan at a maximum price of $9.50 per share. We will offer shares of our common stock until the earlier of February __, 2007 or the date we sell all $952,000,000 worth of shares in this offering; provided, however, that in the event there are any unsold shares at the end of such period, we may elect to extend the offering period until such time as all of the shares offered hereby are sold and, provided further, that we may elect to extend the offering period up to February __, 2013 solely for the shares reserved for issuance pursuant to our distribution reinvestment plan if all such shares are not sold prior to the termination date or the end of any extension to such offering period. We may terminate this offering at any time prior to such termination date. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually. We intend to admit new stockholders at least monthly. Each time new investors are admitted, we will hold such investment proceeds in our account until we withdraw funds for the acquisition of investments or the payment of fees and expenses.

CERTAIN SUMMARY RISK FACTORS


        An investment in our common stock is subject to significant risks that are described in more detail in the "Risk Factors" and "Conflicts of Interest" sections of this prospectus. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in shares of our common stock:


        o There is no public trading market for the shares, and we cannot assure you that one will ever develop. Until the shares are publicly traded, you will have difficulty selling your shares, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

        o You will not have the opportunity to evaluate all of our future investments prior to our making them. You must rely upon our advisor's ability to select our investments.

        o We will pay significant fees to Behringer Advisors and its affiliates, some of which are payable based upon factors other than the quality of services provided to us.


        o We may incur substantial debt. Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts and could hinder our ability to make distributions to our stockholders in the event income on such properties, or their value, falls.

        o The number of properties that we will acquire and the diversification of our investments will be reduced to the extent that we sell less than all of the 96,000,000 shares, and the value of your investment may fluctuate more widely with the performance of specific investments. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of investments by geographic location and property type.

        o Our ability to achieve our investment objectives and to make distributions depends on the performance of Behringer Advisors, our advisor, for the day-to-day management of our business and the selection of our real estate properties, mortgage loans and other investments.

        o Our advisor will face various conflicts of interest resulting from its activities with affiliated entities, such as conflicts related to allocating the purchase and leasing of properties between us and other Behringer Harvard programs, conflicts related to any joint ventures, tenant-in-common investments or other co-ownership arrangements between us and any such other programs and conflicts arising from time demands placed on our advisor in serving other Behringer Harvard programs.


        o To ensure that we continue to qualify as a REIT, our charter prohibits any stockholder from owning more than 9.8% of our outstanding common stock during any time that we are qualified as a REIT. This restriction may discourage a change in control of our business that might have provided a premium price for our stockholders.


        o We may not qualify or remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of distributions to our stockholders.


        o Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant or mortgage loan borrower will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.


        o You will not have preemptive rights as a stockholder, so any shares we issue in the future may dilute your interest in us.


        o We may invest some or all of the offering proceeds to acquire vacant land on which a building will be constructed in the future. This type of investment involves risks relating to the builder's ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables.

        o We will be subject to potential cost overruns and time delays for properties under construction. Increased costs of newly constructed properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.

        o The vote of stockholders owning at least a majority of our shares will bind all of the stockholders as to certain matters such as the election of directors and an amendment of our charter.


        o If we do not list the shares for trading on a national securities exchange (The New York Stock Exchange or the American Stock Exchange) or for quotation on The Nasdaq Stock Market by February 20, 2017, unless such date is extended by a majority of our board of directors and a majority of our independent directors, our charter provides that we must begin to sell all of our properties and distribute the net proceeds to our stockholders.

        o Each of our executive officers, including Mr. Behringer, who also serves as the chairman of our board of directors, also serve as officers of our advisor, our property manager, our dealer manager and other affiliated entities, including the advisor(s) to and general partners of other Behringer Harvard sponsored programs, and as a result they will face conflicts of interest relating from their duties to these other entities.


DESCRIPTION OF PROPERTIES, INVESTMENTS AND BORROWING

        Please refer to the "Description of Real Estate Investments" section of this prospectus for a description of the real estate properties we have purchased to date and the various real estate loans we have outstanding. Our advisor is currently evaluating additional property acquisitions. As we acquire new properties, we will provide supplements to this prospectus to describe these properties.


        We will seek to acquire and operate institutional quality office and other commercial properties. We intend that our investments will include properties located in markets and submarkets with identified barriers to new development activity. Our principal targeted assets are institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. Other potential property acquisitions include, without limitation, office, industrial and other commercial properties, including properties that have been constructed and have operating histories, are newly constructed or are under development or construction. All acquisitions of commercial properties will be evaluated for quality of current income and the potential to increase future income and generate capital appreciation within a holding period consistent with our planned fund life. We also may make or purchase mortgage loans or participations in mortgage loans secured by the same types of real properties that we may acquire directly if our advisor deems that such investments are advantageous to us due to the state of the real estate market or nature of our investment portfolio at any time. In addition, we may acquire interests in other entities with similar real property investments. All directly owned real estate properties may be acquired, developed and operated by us alone or jointly with another party. We are likely to enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvements of properties with third parties or certain of our affiliates, including the present and future real estate limited partnerships and REITs sponsored by affiliates of our advisor. We may also serve as mortgage lender to these joint ventures, tenant-in-common investments or other joint venture arrangements or other Behringer Harvard sponsored programs.

        We expect to borrow up to 55% of the aggregate value of our assets if interest rates and loan terms are favorable. Our board of directors has adopted a policy that we will generally limit our aggregate borrowings to approximately 55% of the aggregate value of our assets as of the date of any borrowing, unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation does not apply to individual properties and only will apply once we have invested most of our capital. As a result, it can be expected that, with respect to the acquisition of one or more of our properties, we may incur indebtedness of more than 55% of the asset value of the property acquired, and that our debt levels likely will be higher until we have invested most of our capital. Our board of directors must review our aggregate borrowings at least quarterly. As of December 31, 2004, we had an aggregate debt leverage ratio of 42% of the value of our total assets. See the "Investment Objectives and Criteria - Borrowing Policies" section of this prospectus for a more detailed discussion of our borrowing policies.


ESTIMATED USE OF PROCEEDS OF THIS OFFERING


        We expect that if the maximum offering amount is raised at least 90.6% of the gross proceeds of this offering will be used for investment in real estate, loans and other investments, paying the expenses incurred in making such investments, and for initial working capital reserves for real estate investments. We expect to use approximately 87.1% of the gross proceeds of the maximum offering to make investments in real estate properties, mortgage loans and other investments, and to use approximately 3.5% of the gross proceeds of the maximum offering, assuming no debt financing, for payment of fees and expenses related to the selection and acquisition of our investments and for initial working capital reserves for real estate investments. The remaining proceeds will be used to pay acquisition and advisory fees to our advisor in connection with their work in identifying, reviewing, and evaluating investments in properties, the purchase, development or construction of such properties, and the making of or investing in loans or other investments related to real estate.

INVESTMENT OBJECTIVES

        Our investment objectives are:

        o       to preserve, protect and return your capital contribution;


        o       to maximize cash distributions paid to you;

        o to realize growth in the value of our investments upon our ultimate sale of such investments; and

        o to list the shares for trading on a national securities exchange or for quotation on The Nasdaq Stock Market or, if we do not list the shares by February 20, 2017, to make an orderly disposition of our assets and distribute the cash to you, unless a majority of the board of directors and a majority of the independent directors extends such date.


        We may only change these investment objectives upon a majority vote of the stockholders. See the "Investment Objectives and Criteria" section of this prospectus for a more complete description of our business and objectives.


DISTRIBUTION POLICY

        In order to remain qualified as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. We intend to coordinate our distribution declaration dates with our new investor admission dates so our investors will be entitled to be paid distributions immediately upon the purchase of shares. We have been making and intend to continue to make distributions on a monthly basis to our stockholders. The amount of each distribution is determined by our board of directors. We are paying distributions based upon our anticipated future cash flow performance of our portfolio investments. Accordingly, all or some of such distributions are paid from available capital, resulting in a return of capital to our investors. The amount of each distribution generally will be based upon such factors as cash available or anticipated from our investments, current and projected cash requirements and tax considerations.

SPECIAL 10% STOCK DIVIDEND FOR EARLY INVESTORS

        Our board of directors intends to authorize a special 10% stock dividend to be paid to all of our stockholders of record on the last day of first full calendar quarter after we raise an aggregate of $50,000,000 in this offering (excluding shares sold pursuant to our distribution reinvestment plan) or such lesser amount or such other date as may be determined by our board of directors in its sole discretion. Investors who purchased our stock on or before the record date for this special 10% stock dividend (including investors who purchased our stock in our prior offering) will receive one additional share of stock for every ten shares of stock they own as of the record date. This special 10% stock dividend will, if and when declared, have the effect of lowering the effective purchase price per share paid by these early investors. Stock dividends are generally not subject to federal income tax.


CONFLICTS OF INTEREST

        Behringer Advisors, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:


        o Behringer Advisors and its officers and directors will have to allocate their time between us and the other Behringer Harvard sponsored programs and activities in which they are involved;

        o Behringer Advisors must determine which Behringer Harvard sponsored program or other entity should purchase any particular property, make or purchase any particular mortgage loan or mortgage loan participation or make any other investment, or enter into a joint venture, tenant-in-common investment, or other co-ownership arrangement for the acquisition and operation of specific properties;

        o Behringer Advisors may compete with other Behringer Harvard sponsored programs and properties owned by officers and directors of Behringer Advisors for the same tenants in negotiating leases, making or investing in mortgage loans or participations in mortgage loans or in selling similar properties at the same time; and


        o Behringer Advisors and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our investments regardless of the quality of the services provided to us.

        See the "Conflicts of Interest" section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve or mitigate a number of these potential conflicts.


        The following chart shows the ownership structure of the various Behringer Harvard entities that are affiliated with Behringer Advisors.



                               Robert M. Behringer


    Public Holders        Behringer Harvard Holdings, LLC (1)



Behringer Harvard REIT I, Inc. (2)           Behringer Harvard Partners, LLC (3)



BHR Partners I, LLC (4)      Behringer            Behringer           HPT
                           Advisors LP (5)    Securities LP (5)    Management
                                                                 Services LP (5)


Behringer Harvard Operating
   Parntership I, LP (6)

---------------------------
(1) Robert Behringer, our President, Chief Executive Officer, Chief Investment Officer and Chairman of the Board, owned approximately 55% of the limited liability company interests, and all of the voting interests, of Behringer Harvard Holdings, LLC (Behringer Harvard Holdings) as of December 31, 2004.
(2) Behringer Harvard Holdings currently owns 20,000 of our issued and outstanding shares. The remaining approximately 14,196,847 issued and outstanding shares are held by approximately 4,000 stockholders of record as of January 14, 2005.
(3) Behringer Harvard Holdings owns 100% of the limited liability company interests of Behringer Harvard Partners, LLC (Behringer Harvard Partners).
(4) We own 100% of the limited liability company interests of BHR Partners, LLC (BHR Partners).
(5) Behringer Harvard Partners is the 99.9% owner and the sole limited partner of each of Behringer Advisors, Behringer Securities LP (Behringer Securities), our dealer manager, and HPT Management Services LP (HPT Management), our affiliated property management company. Harvard Property Trust, LLC, a wholly owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% and the sole general partner of each of Behringer Advisors and Behringer Securities. IMS, LLC, another wholly owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% interest and the sole general partner of HPT Management Services.
(6) BHR Partners currently is the sole limited partner and the 99.9% owner of Behringer Harvard Operating Partnership I LP (Behringer Harvard OP I), our operating partnership. We are the sole general partner and owner of the remaining 0.1% of Behringer Harvard OP I.

PRIOR OFFERING SUMMARY


        In addition to our initial public offering, Robert M. Behringer, our founder, President, Chief Executive Officer and Chief Investment Officer, has recently sponsored through Behringer Harvard Holdings: two publicly offered real estate limited partnerships, Behringer Harvard Short-Term Opportunity Fund I LP (Behringer Harvard Short-Term Fund I) and Behringer Harvard Mid-Term Value Enhancement Fund I LP (Behringer Harvard Mid-Term Fund I); seven private offerings of tenant-in-common interests; and one private real estate limited partnership, Behringer Harvard Strategic Opportunity Fund I LP (Behringer Harvard Strategic Opportunity Fund I). In addition, Mr. Behringer has proposed to sponsor a public offering by a newly formed entity, Behringer Harvard Opportunity REIT I, Inc. (Behringer Harvard Opportunity REIT). Over the last 15 years, Mr. Behringer also has sponsored 28 privately offered real estate limited partnerships, seven tenant-in-common offerings, and one privately offered REIT, Harvard Property Trust, Inc. As of December 31, 2004, approximately 8,000 investors invested an aggregate of approximately $405 million in the foregoing real estate programs, including our initial public offering. The "Prior Performance Summary" section of this prospectus contains a discussion of the programs sponsored by Mr. Behringer from January 1, 1995. Certain statistical data relating to such programs with investment objectives similar to ours also is provided in the "Prior Performance Tables" included as Exhibit A to this prospectus. The prior performance of the programs previously sponsored by Mr. Behringer is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.


COMPENSATION TO BEHRINGER ADVISORS AND ITS AFFILIATES

        Behringer Advisors and its affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are summarized in the following table:


--------------------------------- -------------------------------------------------------------- -------------------------
                                                                                                 ESTIMATED $$ AMOUNT FOR
                                                                                                     MAXIMUM OFFERING
                                                                                                   (96,000,000 SHARES -
      TYPE OF COMPENSATION                            FORM OF COMPENSATION                            $952,000,000)
--------------------------------- -------------------------------------------------------------- -------------------------
                                                     OFFERING STAGE
--------------------------------- -------------------------------------------------------------- -------------------------
Sales Commissions                 7% of gross offering proceeds; limited to 1% for sales under         $57,520,000
                                  our distribution reinvestment plan
--------------------------------- -------------------------------------------------------------- -------------------------
Dealer Manager Fee                2% of gross offering proceeds; no dealer manager fee will be         $16,000,000
                                  paid with respect to sales under our distribution
                                  reinvestment plan
--------------------------------- -------------------------------------------------------------- -------------------------
Organization and Offering         2% of gross offering proceeds; no organization and offering          $16,000,000
Expenses                          expenses will be paid with respect to sales under our
                                  distribution reinvestment plan
--------------------------------- -------------------------------------------------------------- -------------------------
                                            ACQUISITION AND DEVELOPMENT STAGE
--------------------------------- -------------------------------------------------------------- -------------------------
Acquisition and Advisory Fees     2.5% of the contract purchase price of each property or the          $20,732,692 (1)
                                  amount of funds advanced in respect of a mortgage loan
--------------------------------- -------------------------------------------------------------- -------------------------
Acquisition Expenses              Up to 0.5% of the contract purchase price of each property           $ 4,146,538 (1)
                                  or the amount of funds advanced in respect of a mortgage loan
--------------------------------- -------------------------------------------------------------- -------------------------
Debt                              Financing Fee 1% of the amount available under any debt made              N/A
                                  available to us. It is anticipated that our advisor will pay some or all of the fees to third parties with whom it
                                  subcontracts to coordinate financing for us
--------------------------------- -------------------------------------------------------------- -------------------------
                                                    OPERATIONAL STAGE
--------------------------------- -------------------------------------------------------------- -------------------------
Property Management and           A property management fee of 3% of gross revenues plus                    N/A
Leasing Fees                      leasing commissions based upon the customary leasing
                                  commission applicable to the geographic location of property
--------------------------------- -------------------------------------------------------------- -------------------------
Asset Management Fee              Monthly fee of one-twelfth of 1% of our aggregate assets                 N/A
                                  value
--------------------------------- -------------------------------------------------------------- -------------------------

(1) Assumes no financing is used to acquire properties or other investments. However, it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our assets as financed and cannot be determined at the present time.


--------------------------------- -------------------------------------------------------------- -------------------------
Subordinated Disposition Fee      Lesser of one-half of the aggregate brokerage commission                 N/A
                                  paid (including the subordinated disposition fee) or 3% of contract price for properties sold, after investors receive a return of capital plus a 9% annual, cumulative,
                                  non-compounded return on capital
--------------------------------- -------------------------------------------------------------- -------------------------
Subordinated Participation in     15% of remaining amounts of net sale proceeds after return               N/A
Net Sale Proceeds (payable only   of capital plus payment to investors of a 9% annual,
if our shares are not listed on   cumulative, non-compounded return on capital
an exchange)
--------------------------------- -------------------------------------------------------------- -------------------------
Subordinated Incentive Listing    15% of the amount by which our adjusted market value exceeds             N/A
Fee (payable only if our shares   the aggregate capital contributions contributed by investors
are listed on an exchange or      plus payment to investors of a 9% annual, cumulative,
Nasdaq)                           non-compounded return on capital
--------------------------------- -------------------------------------------------------------- -------------------------
Subordinated Performance Fee      Upon termination of the advisory agreement between us and                N/A
(payable only if the              our advisor, other than termination by us because of a
Subordinated Incentive Listing    material breach of the advisory agreement by the advisor, a
Fee is not paid)                  performance fee of 15% of the amount by which our appraised net asset value at the time of such termination exceeds the aggregate capital contributions contributed by investors plus payment to investors of a 9% annual, cumulative,
                                  non-compounded return on capital
--------------------------------- -------------------------------------------------------------- -------------------------

        There are many additional conditions and restrictions on the amount of compensation Behringer Advisors and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that Behringer Advisors may receive. For a more detailed explanation of the fees and expenses payable to Behringer Advisors and its affiliates, see the "Estimated Use of Proceeds" section of this prospectus and the "Management - Management Compensation" section of this prospectus.


LISTING


        We anticipate listing our shares for trading on a national securities exchange, listing the shares for quotation on The Nasdaq Stock Market, or liquidating our real estate portfolio on or before February 20, 2017. Depending upon then prevailing market conditions, it is our management's intention to consider beginning the process of listing or liquidation prior to February 20, 2013. In the event we do not obtain listing prior to February 20, 2017, unless a majority of our board of directors and a majority of our independent directors extend such date, our charter requires us to begin the sale of our properties and liquidation of our assets.

DISTRIBUTION REINVESTMENT PLAN

        You may participate in our distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in shares of our common stock. Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our distribution reinvestment plan would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. We may terminate the distribution reinvestment plan in our discretion at any time upon ten days notice to plan participants. See the "Summary of Distribution Reinvestment Plan" section of this prospectus for further explanation of our amended and restated distribution reinvestment plan, a complete copy of which is attached as Exhibit C to this prospectus.


SHARE REDEMPTION PROGRAM


        After you have held your shares for a minimum of one year, our share redemption program provides an opportunity for you to redeem your shares, subject to certain restrictions and limitations. The per share redemption price will equal the lesser of:

        o either (i) for shares held on the record date of the 10% special stock dividend and shares issued pursuant to such dividend, the average price you paid for all such shares (treating the shares issued pursuant to the 10% special stock dividend as having a purchase price of $0.00), or (ii) for all other shares, the price you actually paid for such shares, or

        o either (i) prior to the time we begin having appraisals performed by an independent third-party, $9.00 per share; provided, however, that if we have sold property and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be 90% of the difference between the offering price of shares in our most recent offering and the amount of net sale proceeds per share distributed to investors prior to the redemption date as a result of the sale of such property, or (ii) after we begin obtaining such appraisals, 90% of the net asset value per share, as determined by the appraisals.

        Subject to the limitations described in this prospectus and provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this prospectus, we will waive the one-year holding requirement and redeem shares (1) upon the request of the estate, heir or beneficiary of a deceased stockholder; or (2) upon the disability of the stockholder or such stockholder's need for long-term care. In the discretion of our board of directors, we may also waive the one-year holding requirement and redeem shares due to other involuntary exigent circumstances surrounding the stockholder, such as bankruptcy, or due to a mandatory distribution requirement under a stockholder's IRA, provided that your redemption request is made within 180 days of the event giving rise to such exigent circumstance. The purchase price for shares redeemed upon the death or disability of the stockholder or upon such stockholder's need for long-term care, until we begin having appraisals performed by an independent third-party, will be the price the stockholder actually paid for the shares; provided, however, that if we have sold property and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be the difference between the offering price of shares in our most recent offering and the amount of net sale proceeds distributed to investors prior to the redemption date as a result of the sale of such property. The purchase price for shares redeemed upon the death of a stockholder or upon the disability of a stockholder or such stockholder's need for long-term care, after we begin obtaining appraisals performed by an independent third-party, will be the fair market value of the shares as determined by estimated share valuations.

        We will not redeem in excess of 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior the date of redemption. In addition, the cash available for redemption generally will be limited to 1% of the operating cash flow from the previous fiscal year, plus any proceeds from our distribution reinvestment plan.

        In general, you may present to us fewer than all of your shares for redemption, except that you must present for redemption at least 25% of your shares. However, provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested:

        o       on behalf of a deceased stockholder;

        o by a stockholder that is permanently disabled or in need of long-term care;

        o by a stockholder due to other involuntary exigent circumstances, such as bankruptcy; or

        o by a stockholder due to a mandatory distribution under such stockholder's IRA,

a minimum of 10% of the stockholder's shares may be presented for redemption; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder's remaining shares.

        In order to participate in our share redemption program, you must have, and will be required to certify to us that you, acquired the shares to be redeemed by either (1) a purchase directly from us or (2) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law.

        Our board of directors reserves the right to reject any request for redemption of shares or to terminate, suspend or amend the share redemption program at any time. You will have no right to request redemption of your shares after the shares are listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market. See "Description of Shares - Share Redemption Program" for further explanation of the Share Redemption Program.


BEHRINGER HARVARD OP I

        We own all of our investments through Behringer Harvard OP I or subsidiaries thereof, or other operating partnerships. We may, however, own investments directly or through other entities. We are the sole general partner of

Behringer Harvard OP I. BHR Partners, our subsidiary, is currently the only limited partner of Behringer Harvard OP I. Our ownership of properties in Behringer Harvard OP I is referred to as an "UPREIT." The UPREIT structure allows us to acquire real estate properties in exchange for limited partnership units in Behringer Harvard OP I. This structure also allows sellers of properties to transfer their properties to Behringer Harvard OP I in exchange for units of Behringer Harvard OP I and defer gain recognition for tax purposes with respect to such transfers of properties. At present, we have no plans to acquire any specific properties in exchange for units of Behringer Harvard OP I. The holders of units in Behringer Harvard OP I may have their units exchanged for cash or shares of our common stock under certain circumstances described in the section of this prospectus captioned "The Operating Partnership Agreement."


ERISA CONSIDERATIONS

        The section of this prospectus entitled "Investment by Tax-Exempt Entities and ERISA Considerations" describes the effect the purchase of shares will have on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read carefully the section of this prospectus captioned "Investment by Tax-Exempt Entities and ERISA Considerations."

DESCRIPTION OF SHARES


        Generally, your investment will be recorded on our books only, and we will issue a certificate evidencing stock ownership only to stockholders who make a written request to us. If you wish to transfer your shares, you are required to send an executed transfer form to us, along with a fee to cover reasonable transfer costs, in an amount as determined by our board of directors. We will provide the required form to you upon request or make it available on our web site.


     STOCKHOLDER VOTING RIGHTS AND LIMITATIONS

        We will hold annual meetings of our stockholders for the purpose of electing our directors or conducting other business matters that may be properly presented at such meetings. We may also call a special meeting of stockholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each share you own at any of these meetings.

     RESTRICTION ON SHARE OWNERSHIP


        Our charter contains a restriction on ownership of our shares that prevents any one person from owning more than 9.8% of our outstanding common stock. These restrictions are designed to enable us to comply with share accumulation restrictions imposed on REITs by the Internal Revenue Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the "Description of Shares" section of this prospectus.


OTHER BEHRINGER HARVARD PROGRAMS


        Affiliates of Behringer Advisors are currently sponsoring registered public offerings on behalf of Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I. Both of those offerings are expected to terminate on or about February 19, 2005. Simultaneously with this offering, affiliates of Behringer Advisors propose to sponsor a registered public offering on behalf of Behringer Harvard Opportunity REIT I, Inc. (Behringer Harvard Opportunity REIT
I), a newly-formed entity. It is anticipated that this offering will commence soon after the commencement of the offering by the Behringer Harvard Opportunity REIT I. The following table summarizes some of the most important features of this offering and the proposed offering of Behringer Harvard Opportunity REIT I.

                                   -------------------------------------------- -----------------------------------------
                                                    BEHRINGER                              BEHRINGER HARVARD
                                                  HARVARD REIT I                          OPPORTUNITY REIT I
---------------------------------- -------------------------------------------- -----------------------------------------
Entity Type                        Real estate investment trust                 Real estate investment trust
---------------------------------- -------------------------------------------- -----------------------------------------
Offering Size                      $800,000,000 to the public plus              $400,000,000 to the public plus
                                   $152,000,000 for distribution reinvestment   $76,000,000 for the distribution
                                   plan; no minimum offering                    reinvestment plan; minimum offering of
                                                                                $2,000,000
---------------------------------- -------------------------------------------- -----------------------------------------
Minimum Investment                 $2,000 (some states may vary)                $2,000 (some states may vary)
---------------------------------- -------------------------------------------- -----------------------------------------
Targeted Fund Term                 Eight to twelve years from the termination   Three to six years from the termination
                                   of the initial public offering (which        of the offering
                                   shall terminate on or about February 19,
                                   2005)
---------------------------------- -------------------------------------------- -----------------------------------------

                                   -------------------------------------------- -----------------------------------------
                                                    BEHRINGER                              BEHRINGER HARVARD
                                                  HARVARD REIT I                          OPPORTUNITY REIT I
---------------------------------- -------------------------------------------- -----------------------------------------
Investment Objectives              o To preserve, protect and return            o To realize growth in the value
                                     capital contributions                        of investments upon the ultimate sale
                                   o To maximize distributable cash to            of the investments
                                     investors                                  o To maximize distributable cash
                                   o To realize growth in the value of            to investors
                                     investments upon the ultimate sale of      o To preserve, protect and
                                     the investments                              return capital contributions
                                   o On or before February 20, 2017      o        To provide investors with a
                                     either (i) to list the shares for            return of their investment by listing
                                     trading on a national securities             the shares for trading on a national
                                     exchange or for quotation on The Nasdaq      securities exchange or for quotation
                                     Stock Market or (ii) to make an orderly      on The Nasdaq Stock Market or, if the
                                     disposition of assets and distribute the     shares are not listed by the sixth
                                     cash to investors, unless a majority of      anniversary of the termination of the
                                     the board of directors and a majority of     offering, by making an orderly
                                     the independent directors extends such       disposition of properties and
                                     date                                         distributing the cash to investors
                                                                                  unless a majority of the board of
                                                                                  directors and a majority of the
                                                                                  independent directors approve
                                                                                  otherwise
---------------------------------- -------------------------------------------- -----------------------------------------
Targeted Assets                    o To employ an investment approach           o To employ an opportunistic and
                                     targeting markets and submarkets where       flexible approach to investing in
                                     barriers to entry are judged to be high      properties with significant
                                   o To invest principally in                     possibilities for short-term capital
                                     institutional quality office properties      appreciation, such as repositioning
                                     having premier business addresses in         opportunities or markets with higher
                                     especially desirable locations with          volatility, lower barriers to entry
                                     limited potential for new development,       and high growth potential
                                     desirable locations, personalized          o To invest in any type of
                                     amenities, high quality construction,        commercial property investment
                                     and highly creditworthy commercial tenants
---------------------------------- -------------------------------------------- -----------------------------------------
Targeted Markets                   Generally intended to include markets and    Generally intended to include markets
                                   submarkets where barriers to entry are       with higher volatility, lower barriers
                                   judged to be high                            to entry and high growth potential
---------------------------------- -------------------------------------------- -----------------------------------------
Possibility of Joint Ventures,     Likely to enter into joint ventures,         May enter into joint ventures,
Tenant-in-Common Arrangements or   tenant-in-common investments or other        tenant-in-common investments or other
Other Co-ownership Arrangements    co-ownership arrangements with other         co-ownership arrangements with other
                                   institutional real estate investors (such    Behringer Harvard funds and other real
                                   as pension funds and insurance companies)    estate investors having similar
                                   and other Behringer Harvard funds having     investment objectives
                                   similar investment objectives and utilizing
                                   leverage
---------------------------------- -------------------------------------------- -----------------------------------------
Investments Other Than Real        Ownership interests of unaffiliated          Ownership interests of unaffiliated
Property                           enterprises having real property             enterprises having real property
                                   investments consistent with those we         investments consistent with those the
                                   intend to acquire directly, as well as       fund intends to acquire directly, as
                                   joint ventures with affiliates and           well as joint ventures with affiliates
                                   non-affiliates and other co-ownership        and non-affiliates and other
                                   arrangements; mortgage loans and             co-ownership arrangements; mortgage
                                   participations in mortgage loans             loans and participations in
                                                                                mortgage loans
---------------------------------- -------------------------------------------- -----------------------------------------
Mortgage Loan Investing            Possible                                     Possible
---------------------------------- -------------------------------------------- -----------------------------------------
Leverage                           Yes; aggregate amount of borrowings          Yes; aggregate amount of borrowings
                                   generally are expected to be approximately   generally are not expected to exceed
                                   55% of the aggregate value of all assets     75% of the aggregate value of all assets
---------------------------------- -------------------------------------------- -----------------------------------------

                                   -------------------------------------------- -----------------------------------------
                                                    BEHRINGER                              BEHRINGER HARVARD
                                                  HARVARD REIT I                          OPPORTUNITY REIT I
---------------------------------- -------------------------------------------- -----------------------------------------
Distribution Policy                At least 90% of annual taxable income will   At least 90% of annual taxable income
                                   be distributed to stockholders;              will be distributed to stockholders;
                                   distributions, if any, to be declared        distributions, if any, to be declared
                                   and paid on a monthly basis                  and paid on a monthly basis
---------------------------------- -------------------------------------------- -----------------------------------------
Profile of Investor for Whom       Investors who seek to diversify their        Investors who seek to diversify their
Investment in Shares Is            personal portfolios with a finite-life,      personal portfolios with a finite-life,
Recommended                        real estate-based investment, seek to        real estate-based investment, wish to
                                   preserve capital, seek to receive current    obtain the benefits of potential
                                   income, wish to obtain the benefits of       long-term capital appreciation, seek to
                                   potential long-term capital appreciation,    receive current income, and are able to
                                   and are able to hold their investments for   hold their investments for a time a time
                                   period consistent with the fund's period     consistent with the fund's liquidity
                                   plans liquidity                              plans
---------------------------------- -------------------------------------------- -----------------------------------------
Persons for Whom Investment in     Persons who require immediate liquidity or   Persons who require immediate liquidity
Shares Is Not Recommended          guaranteed income, or who seek a             or guaranteed income
                                   short-term investment
---------------------------------- -------------------------------------------- -----------------------------------------
Appropriate for IRAs, 401(k)s      Yes                                          Yes
and Other Tax Qualified Plans
---------------------------------- -------------------------------------------- -----------------------------------------
Estimated Percentage of  Gross     Expected minimum of 90.6% (87.1% for         Expected minimum of 90.6% (87.1% for
Proceeds for Fund Use              investment, 2.6% for acquisition fees and    investment, 2.6% for acquisition fees
                                   expenses, and 0.9% for initial working       and expenses, and 0.9% for initial
                                   capital reserves)                            working capital reserves)
---------------------------------- -------------------------------------------- -----------------------------------------
Compensation of Advisor and        Acquisition and advisory fee of 2.5% of      Acquisition and advisory fee of 2.5% of
Affiliates for Services            purchase price of investments; debt          purchase price of investments; debt
                                   financing fee of 1% of amount financed;      financing fee of 1% of amount financed;
                                   monthly asset management fee of              monthly asset management fee of
                                   one-twelfth of 1% of aggregate assets        one-twelfth of 1% of aggregate assets
                                   value; property management fee of up to 3%   value; property management fee of up to
                                   of gross revenues plus a leasing fee         4.5% of gross revenues plus a leasing fee
---------------------------------- -------------------------------------------- -----------------------------------------
Stockholder Preferred Return       Return of investment plus 9% per year        Return of investment plus 10% per year
Before Advisor Participation       (non-compounded)                             (non-compounded)
---------------------------------- -------------------------------------------- -----------------------------------------
Advisor Performance-Based Return   Subordinated disposition fee up to 3% of     Subordinated disposition fee up to 3%
Payable After Stockholder          the sales price of each property sold; 15%   of the sales price of each property
Preferred Return                   subordinated participation in gains from     sold; 15% subordinated participation in
                                   sales of properties over the investors' 9%   gains from sales of properties over the
                                   annual return plus return of investment;     investors' 10% annual return plus
                                   subordinated incentive listing fee of 15%    return of investment; subordinated
                                   of the net market value of the outstanding   incentive listing fee of 15% of the net
                                   stock plus distributions paid (other than    market value of the outstanding stock
                                   the special 10% stock dividend) prior to     plus distributions paid (other than the
                                   listing minus the preferred return;          special 10% stock dividend) prior to
                                   subordinated performance fee of 15% of the   listing minus the preferred return;
                                   net appraised asset value of the fund plus   subordinated performance fee of 15% of
                                   distributions paid (other than the special   the net appraised asset value of the
                                   10% stock dividend) prior to listing minus   fund plus distributions paid (other
                                   the preferred return                         than the special 10% stock dividend)
                                                                                prior to listing minus the preferred
                                                                                return
---------------------------------- -------------------------------------------- -----------------------------------------
Distribution Reinvestment Plan     Yes                                          Yes
---------------------------------- -------------------------------------------- -----------------------------------------
Share Redemption Plan              Yes                                          Yes
---------------------------------- -------------------------------------------- -----------------------------------------
Tax Reporting                      Form 1099                                    Form 1099
---------------------------------- -------------------------------------------- -----------------------------------------

                    QUESTIONS AND ANSWERS ABOUT THIS OFFERING

        Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:   WHAT IS A REIT?

     A:   In general, a REIT is a company that:


          o pays distributions to investors of at least 90% of its taxable income, excluding income from operations or sales through taxable REIT subsidiaries;

          o avoids the "double taxation" treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied;

          o combines the capital of many investors to acquire or provide financing for real estate-based investment; and

          o offers the benefit of a diversified real estate portfolio under professional management.


Q:   WHY ARE YOU STRUCTURED AS A REIT?


     A: Each Behringer Harvard sponsored program is structured using the business form ("C corporation," REIT or limited partnership) that the sponsor believes to be most advantageous to investors under the circumstances. For example, if a Behringer Harvard sponsored program were to be structured as a standard C corporation, the entity would be taxed on its income, and investors would be taxed on any cash distributions they receive. In contrast, REITs generally are not taxed on income distributed to investors. Thus, in order to avoid the so-called "double taxation," inherent in the C corporation structure, we and the other publicly offered real estate programs sponsored by our affiliates, namely Behringer Harvard Mid-Term Fund I, Behringer Harvard Short-Term Fund I and Behringer Harvard Opportunity REIT I have been structured either as limited partnerships or REITs.

          The decision of whether a fund should be formed as a REIT or a limited partnership is more complex. Limited partnerships are structured such that income and losses are allocated directly to individual investors rather than realized at the partnership level. Limited partnerships often use this feature to creatively allocate income and losses to certain investors or classes of investors. If we were structured as a partnership, then we could potentially be characterized as a "publicly traded partnership," which would require us to be taxed as a "C" corporation and subject to double taxation. Moreover, if we were structured as a partnership and were not characterized as a "publicly traded partnership," then the tax reporting required to be delivered to our partners would be significantly more complex and onerous than is required to be delivered by a REIT to its stockholders, investors may have been required to pay taxes in the states in which we own properties and the income allocated to its partners that are tax-exempt entities would more likely be characterized as "unrelated business taxable income" than the allocation of the same income by a REIT to its tax-exempt stockholders. In light of these and other factors, and because Behringer Harvard REIT I has a longer targeted fund term than these other publicly-offered programs, we have been structured as a real estate investment trust. Regardless of the choice of entity used, Behringer Harvard sponsored programs are designed to operate consistently with the goals of being focused on business fundamentals and maximizing distributions to investors.


Q:   WHAT IS THE EXPERIENCE OF YOUR OFFICERS, DIRECTORS AND KEY PERSONNEL?

     A: Robert M. Behringer - our President, Chief Executive Officer, Chief Investment Officer and Chairman of the Board, has been active in the acquisition, finance, management and development of both institutional and non-institutional commercial real estate, and the structuring of commercial real estate transactions, for over 25 years. Mr. Behringer also serves in similar capacities for Behringer Harvard Opportunity REIT I. Since 2002, Mr. Behringer has also served as a general partner of two publicly offered real estate limited partnerships affiliated with us, Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I. Mr. Behringer was formerly the President and Chief Executive Officer of Harvard Property Trust, Inc., an office REIT with net asset value of approximately $200 million, and since 1989 he has sponsored numerous real estate investment partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease), one of the largest pension fund advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was an institutional portfolio manager with responsibility for a portfolio of properties, including institutional quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion. Mr. Behringer has also been a licensed certified public accountant for over 20 years.

          Robert S. Aisner - our Chief Operating Officer, has 30 years of commercial real estate experience. Mr. Aisner also serves as an executive officer in similar capacities for all other Behringer Harvard entities. From 1996 until joining us in 2003, Mr. Aisner served as Executive Vice President of Amli Residential Properties Trust (Amli), a New York Stock Exchange listed REIT, President of Amli Management Company, overseeing all apartment operations in 80 communities in eight cities and the Amli Corporate Homes division of Amli, Vice President of Amli Residential Construction and Vice President of Amli Institutional Advisors. Mr. Aisner also served on Amli's Executive Committee and Investment Committee. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management company. From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development and management company, where he served as Vice President.


          Gerald J. Reihsen, III - our Executive Vice President - Corporate Development and Legal and Secretary, practiced as a corporate securities attorney for over 20 years with commercial law firms, including over nine years with a leading international law firm, and served as Vice President-Corporate Development and Legal for Xybridge Technologies, Inc., a telecommunications software company. Mr. Reihsen also serves as an executive officer in similar capacities for all other Behringer Harvard entities. Mr. Reihsen's business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, REITs and partnerships, and public and private securities offerings.


          Gary S. Bresky - our Chief Financial Officer and Treasurer, is a certified public accountant and has been active in commercial real estate and related financial activities for over 20 years. Mr. Bresky also serves as an executive officer in similar capacities for all other Behringer Harvard entities. In 1997, Mr. Bresky joined Harvard Property Trust, Inc., as Senior Vice President of Finance. Prior to joining Harvard Property Trust, Inc., Mr. Bresky was an accounting professional in the Real Estate Group at Coopers & Lybrand LLP, where he focused on finance and accounting for both public and private REITs.


          M. Jason Mattox - our Senior Vice President, served as Vice President of Harvard Property Trust, Inc. from 1997 until 2002, and from 1998 until 2002, he served as a member of its Investment Committee. Mr. Mattox also serves as an executive officer in similar capacities for all other Behringer Harvard entities. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company affiliated with Harvard Property Trust, Inc., coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over one million square feet of Harvard Property Trust's commercial office assets, overseeing property performance, management offices, personnel and outsourcing relationships.


          Jon L. Dooley - Senior Vice President - Asset Acquisition and Management of Behringer Advisors, joined Behringer Advisors as an officer in 2004 and has over 25 years of commercial real estate experience. From June 2002 until May 2003, he served as one of our independent directors. In 2002, he served as a Senior Vice President with Trammell Crow Company, a New York Stock Exchange listed diversified commercial real estate company. For the 13 years prior to joining Trammell Crow Company, Mr. Dooley held various senior management positions with Lend Lease Real Estate Investments, Inc. (Lend Lease), a leading real estate pension manager and advisor in the United States and Equitable Real Estate Investment Management, Inc. (acquired by Lend Lease). In 1997, Mr. Dooley became a principal with Lend Lease.


          Terry Kennon - Vice President - Portfolio Management of Behringer Advisors holds the same title with other Behringer Harvard companies. Mr. Kennon joined Behringer Advisors in February 2004 and has over 30 years of commercial real estate experience. From September 2002 until February 2004, he was Senior Vice President - Asset Management with KBS Realty Advisors, a pension fund advisor, where he was responsible for 2.5 million square feet of office space in the Central and Northeastern U.S. From July 2001 until August 2002, Mr. Kennon served as Regional Vice President - Property Management for PM Realty Group, a national property management and leasing company. From August 2000 until July 2001, he served as Senior Vice President - Marketing for Safeco Title Company, a regional title company, and from June 1997 until August 2000, he was Managing Director of Landauer Associates, a national real estate counselor and a subsidiary of Aegon Insurance Company. Prior to his service with Aegon, Mr. Kennon held the position of Vice President of The Prudential Real Estate Group which included both the general account and pension advisory divisions.

          Charles G. Dannis - an independent director, has served as a member of our board of directors since January 2003. Mr. Dannis has been a commercial real estate appraiser and consultant since 1972. Mr. Dannis co-founded the firm Crosson Dannis, Inc., a real estate appraisal and consulting firm, in 1977 and has been employed by such firm since that time. He is past Treasurer and Member of the Board of the National Council of Real Estate Investment Fiduciaries and past Chairman of its Valuation Committee. Mr. Dannis holds a Bachelor of Business Administration degree from Southern Methodist University. Since 1988, he has been an adjunct professor/lecturer in Real Estate and Urban Land Economics at the Cox School of Business at Southern Methodist University in both the undergraduate and graduate schools. Mr. Dannis is also an award-winning teacher for the Mortgage Bankers Association of America School of Mortgage Banking. He holds the MAI designation from the Appraisal Institute.

          Steven W. Partridge - an independent director, has served as a member of our board of directors since October 2003. Mr. Partridge has over 20 years of commercial real estate and related accounting experience. Since October 1997, Mr. Partridge has served as Chief Financial Officer and Senior Vice President of Coyote Management, LP, a real estate limited partnership that owns, manages, and leases regional shopping malls. From December 1983 to September 1997, Mr. Partridge served as a Director of Accounting and Finance, Asset Manager, and then Vice President of Asset Management with Lend Lease Real Estate Investments, Inc., a commercial real estate investment company and its predecessor, Equitable Real Estate Investment Management, Inc. Mr. Partridge has been licensed as a certified public accountant for over 20 years and during that time has been a member of American Institute of CPAs, Texas Society of CPAs, International Council of Shopping Centers, and the CCIM Institute with a Certified Commercial Investment Member designation. Mr. Partridge earned a Bachelor of Accountancy degree, cum laude, and a Master of Accountancy degree (graduate fellowship) from the University of Mississippi.


          G. Ronald Witten - an independent director, has served as a member of our board of directors since April 15, 2004. Since January 2001, Mr. Witten has served as President of Witten Advisors LLC, a market advisory firm providing ongoing market advisory services to apartment developers, investors and lenders nationwide to identify the location and timing of future development and acquisitions opportunities for the nation's 40 major apartment markets. Mr. Witten began his career at M/PF Research, Inc., a national leader in apartment market data and market analysis, in 1973 and served as its president from 1978 to 2000. Mr. Witten has been particularly active in the Urban Land Institute and the National Multi Housing Council, and is currently a member of the NMHC's Research Advisory Group. In July 2004, Mr. Witten completed his term as Chairman of ULI's Multi-Family Silver Council. Mr. Witten received his BBA degree in Marketing from Texas Tech University and has completed graduate classes in statistics and economics at Southern Methodist University.

Q:   IN WHAT TYPES OF REAL PROPERTY DO YOU INVEST?

     A: We generally seek to acquire institutional quality office and other commercial properties that we intend to hold for a period of time consistent with our planned fund life. These are properties that generally have premier business addresses in especially desirable locations in markets with limited potential for new development or other barriers to entry. Such properties generally are of high quality construction, offer personalized tenant amenities and attract high quality tenants. We are not limited to such investments, however. We may invest in other commercial properties in order to reduce overall portfolio risk or enhance overall portfolio returns if our advisor determines that it would be advantageous to do so.

Q:   DO YOU INVEST IN ANYTHING OTHER THAN REAL PROPERTY?


     A: We may, though we have no investment in anything other than real property to date. We anticipate there will be opportunities to acquire some or all of the ownership interests of unaffiliated enterprises having real property investments consistent with those we intend to acquire directly. In addition, if our advisor determines that it would be advantageous to us, we may also provide mortgage loans to owners of these types of commercial real properties or purchase such mortgage loans or participations in mortgage loans from other mortgage lenders; provided that doing so does not jeopardize our status as a REIT. Such mortgage loans will be in the form of promissory notes or other evidences of indebtedness of the borrower that are secured or collateralized by real estate owned by the borrower. Because there are significant limitations on the amount of non-real estate assets that we may own without losing our status as a REIT, we will be significantly limited as to ownership of non-real estate investments. These limitations may limit our ability to maximize profits.

Q:   What real estate investments do you currently own?


     A: As of January 6, 2005, we had acquired and owned interests in the following eight real estate properties:



   PROPERTY NAME               MAJOR TENANTS                        BUILDING TYPE           SQUARE FEET           LOCATION
   -------------               -------------                        -------------           -----------           --------
Enclave on the Lake       SBM - IMODCO, Inc.                   6-story office building     171,090 sq. ft.      Houston, Texas
                          Atlantic Offshore Limited

Minnesota Center          Computer Associates                  14-story office building    276,425 sq. ft.      Bloomington,
                             International, Inc.                                                                Minnesota
                          CB Richard Ellis, Inc.
                          Sun Microsystems, Inc.

St. Louis Place           Fleishman-Hillard, Inc.,             20-story office building    337,088 sq. ft.      St. Louis, Missouri
                          Trizec Properties, Inc.
                          Moser & Marsalek, P.C.
                          Peckham Guyton Albers &
                             Viets, Inc.
                          U.S. General Services
                             Administration (Dept. of SSA)

Colorado Building         Bowne of New York City, Inc.         11-story office building    121,701 sq. ft.      Washington, D.C.
                          InfoTech Strategies, Inc.
                          Community Transportation
                             Association of America
                          U.S. General Services
                          Administration (EPA)
                          Wilson, Elser, Moskowitz,
                             Edelman & Dicker, LLP

Travis Tower              CenterPoint Energy, Inc.             21-story office building    507,470 sq. ft.      Houston, Texas
                          Linebarger Goggan Blair Pena &
                            Sampson LLP
                          Edge Petroleum Corporation
                          Samson Lone Star LP


Cyprus Building           Phelps Dodge Corporation             4-story office building     153,048 sq. ft.      Englewood, Colorado

250 West Pratt Street     Vertis, Inc.                         24-story office building    368,194 sq. ft.      Baltimore, Maryland
Property                  Semmes Bowen & Semmes
                          U.S. General Services
                            Administration

Ashford Perimeter         Verizon Wireless, Inc.               6-story office building     288,175 sq. ft.      Atlanta, Georgia
Building                  Noble Systems Corporation
                          XO Georgia, Inc.
                          Coalition America, Inc.


        If you would like more information about each of these properties, see the "Description of Real Estate Investments" section of this prospectus. We have not yet identified specific investments that we will acquire with the proceeds from this offering.

Q: HOW ARE YOU DIFFERENT FROM YOUR COMPETITORS WHO OFFER UNLISTED FINITE-LIFE PUBLIC REIT OR REAL ESTATE LIMITED PARTNERSHIP UNITS?

        A. Our management believes that we benefit from our focus on investing in institutional quality properties using institutional investment strategies. We have designed our holding period for these properties with a view to capitalize on their potential for increased current income and capital appreciation. Also, it is our management's belief that targeting this type of property for investment enhances our ability to enter into joint ventures with other institutional real property investors (such as pension funds, public REITs and other large institutional real estate investors). This can allow greater diversity of our investment portfolio by increasing the number of properties in which we may invest. In addition to our focus on current income and capital appreciation, we have defined exit strategies and invest in properties in accordance with those strategies. Our management believes that a portfolio consisting of a preponderance of institutional quality properties enhances our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

Q:      WHO WILL CHOOSE THE INVESTMENTS YOU MAKE?


        A: Behringer Advisors is our advisor and makes recommendations on all investments to our board of directors. Behringer Advisors is controlled indirectly by Robert Behringer, our President, Chief Executive Officer, Chief Investment Officer and Chairman of the Board. As of December 31, 2004, Mr. Behringer had sponsored private and public real estate programs that have raised approximately $405 million from approximately 8,000 investors and which owned and operated a total of 50 commercial real estate properties. Robert Aisner, together with Jon L. Dooley, our Senior Vice President - Asset Acquisition and Management and Terry Kennon, our Vice President - Portfolio Management, assist Mr. Behringer in making property acquisition recommendations on behalf of Behringer Advisors to our board of directors. Our board of directors, including a majority of our independent directors, must approve all of our investments.


Q: DOES BEHRINGER ADVISORS USE ANY SPECIFIC CRITERIA WHEN SELECTING POTENTIAL INVESTMENTS FOR US?


        A: Yes. Behringer Advisors primarily seeks to acquire for us ownership of institutional quality office and other commercial properties in highly desirable locations in markets with identified barriers to entry. We also may make or acquire participations in mortgage loans, secured by the types of real properties that we may acquire directly. In addition, we may attempt to invest in ownership interests of enterprises having investments consistent with those we intend to acquire directly. All acquisitions of commercial properties will be evaluated for the reliability and stability of, and potential to increase, their future income and capital appreciation potential. All acquisitions of mortgages will be evaluated for the quality of current income and the potential to increase future income and generate capital appreciation. We will consider the risk profile, credit quality and reputation of tenants, and the impact of each particular acquisition as it relates to our portfolio as a whole.


Q:      WHY DO YOU INTEND TO ACQUIRE SOME OF YOUR PROPERTIES IN JOINT VENTURES?


        A: We intend to acquire properties in joint ventures, tenant-in-common investments or other co-ownership arrangements when we determine it would be advantageous for us to do so, including participation in acquisitions controlled by a third-party or when such party has special knowledge of such property, to diversify our portfolio of properties in terms of geographic region or property type, and to enable us to make investments sooner than would be possible otherwise, since the amount of gross proceeds raised in the early stages of this offering may be insufficient to acquire title to all of a real property targeted for investment. The sooner we are able to invest in properties, the greater our ability will be to pay dividends from our operating cash flow and for capital appreciation of the investments. Additionally, the increased portfolio diversification made possible by investors through joint ventures, tenant-in-common investments and similar arrangements will help reduce the risk to investors as compared to a program with a smaller number of investments. Such joint ventures may be with our affiliates or with third parties. We may also make or invest in mortgage loans secured by properties owned by such joint ventures.

Q:      WHAT ARE TENANT-IN-COMMON INVESTMENTS?

        A: Tenant-in-common investments are an acquisition of real estate owned in co-tenancy arrangements with parties seeking to defer taxes under Section 1031 of the Internal Revenue Code. Generally, a special purpose entity (i.e. an entity formed solely for use in the applicable transaction) purchases a property directly from a seller. Persons who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code then purchase a tenant-in-common interest in the property through an assignment of the purchase and sale agreement relating to the property.

                Typically, all purchasers of tenant-in-common interests in a property, including us if we purchase a tenant-in-common interest in such property, would execute an agreement with the other tenant-in-common owners and a property management agreement providing for the property management and leasing of the property by HPT Management or its subsidiary or another property management company. The tenant-in-common agreement generally would provide that all significant decisions, such as the sale, exchange, lease or re-lease of the property, or any loans or modifications of any loans related to the property, require unanimous approval of all tenant-in-common owners, subject to the deemed consent for failure to respond to any request for consent prior to the applicable deadline, and our right to purchase the interests of owners upon their failure to consent with the majority.

Q: WHAT STEPS DO YOU TAKE TO MAKE SURE YOU INVEST IN ENVIRONMENTALLY COMPLIANT PROPERTY?


        A: We always obtain a Phase I environmental assessment of each property purchased and for each property secured by a mortgage loan. In addition, in most cases we obtain a representation from the seller or borrower, as applicable, that, to their knowledge, the property is not contaminated with hazardous materials.

Q:      WHAT ARE YOUR TYPICAL LEASE PROVISIONS?

        A: We execute new tenant leases and existing tenant lease renewals, expansions and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we enter into standard commercial leases. These may include standard multi-tenant commercial leases, "triple net" leases or participating leases. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant's revenue. Our standard multi-tenant and participating lease terms generally have initial terms of not less than three years and include renewal options that are granted at the greater of market rates or the existing rental rate at expiration. Our triple net leases generally would have initial terms of ten years or more.

Q: HOW WILL YOU DETERMINE WHETHER TENANTS HAVE THE APPROPRIATE CREDITWORTHINESS FOR EACH BUILDING LEASE?


        A: We use industry credit rating services to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available. We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors and business plans and other data we deem relevant.


Q: HOW WILL YOU PROVIDE FOR TENANT IMPROVEMENTS AND OTHER WORKING CAPITAL NEEDS AND MAINTAIN THE VIABILITY OF YOUR ASSETS IF CASH FLOW IS DECREASED?


        A: During the acquisition process, we establish estimates for working capital needs throughout the life of each acquired asset. For each property acquisition, it is anticipated that, upon the closing of the purchase of the property, all or a portion of these amounts will be reserved from initial capital and placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the life of the asset. Additional amounts for these purposes may be reserved or otherwise retained from the cash flow of the asset or from our general cash flow. We establish an initial working capital reserve of at least 1% of the contract price of the properties we acquire, which we expect will equal approximately 0.9% of the gross proceeds from this offering, assuming no debt financing. However, the actual reserve for any property could exceed this amount. Working capital reserves are adjusted through continual reprojection and annual budgeting processes. If depleted during the course of the asset's holding period, unless otherwise budgeted, the reserve requirement may be replenished from excess cash flow to provide for the financial endurance of the asset. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions, and major capital expenditures. In addition to any reserves we establish, a lender may require escrow of working capital reserves in excess of our established reserves.

Q:      WHAT IS AN "UPREIT"?


        A: We generally intend to own our investments through an "UPREIT" called Behringer Harvard OP I LP or "Behringer Harvard OP I" or subsidiaries of such partnership. UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use this structure because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges his UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:      IF I BUY SHARES, WILL I RECEIVE DISTRIBUTIONS AND HOW OFTEN?

        A: We have been making and intend to continue to make distributions to our stockholders on a monthly basis. The amount of each distribution is determined by our board of directors and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions of at least 90% of our annual REIT taxable income.

Q: WHAT HAVE YOUR DISTRIBUTION PAYMENTS BEEN SINCE YOU BEGAN OPERATIONS ON OCTOBER 1, 2003?

        A: We have paid the following distributions since we began operations:

                                              Approximate Amount       Annualized Percentage Return on
                     Quarter                      (Rounded)           an Investment of $10.00 per share
                     -------                      ---------           ---------------------------------
                4th Qtr. 2003 (partial)      $0.1764376 per share                       7%
                1st Qtr. 2004                $0.1745198 per share                       7%
                2nd Qtr. 2004                $0.1745198 per share                       7%
                3rd Qtr. 2004                $0.1745198 per share                       7%
                4th Qtr. 2004                $0.1745198 per share                       7%

Q:      HOW DO YOU CALCULATE THE PAYMENT OF DISTRIBUTIONS TO STOCKHOLDERS?

        A: We coordinate distribution declaration dates with new investor admission dates, so your distribution benefits will begin to accrue immediately upon becoming a stockholder.

Q:      MAY I REINVEST MY DISTRIBUTIONS?

        A: Yes. You may participate in our distribution reinvestment plan by checking the appropriate box on our subscription agreement or by filling out an enrollment form, which either we will provide to you at your request or you can download from our web site. The purchase price for shares purchased with reinvested distributions is currently $9.50 per share for most participants.

Q:      WILL THE DISTRIBUTIONS I RECEIVE BE TAXABLE AS ORDINARY INCOME?

        A: The tax treatment of your distributions will depend upon specific circumstances. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce taxable income but do not reduce cash available for distribution. Amounts not subject to tax immediately will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or Behringer Harvard REIT I is liquidated, at which time you will be taxed at capital gains rates. Any distribution that we properly designate as a capital gain distribution generally will be treated as long-term capital gain without regard to the period for which you have held your shares. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of this prospectus entitled "Federal Income Tax Considerations."

Q:      HOW DOES A "BEST EFFORTS" OFFERING WORK?

        A: We are offering the public up to 80,000,000 shares of common stock on a "best efforts" basis. When shares are offered to the public on a "best efforts" basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares.

Q:      HAVE YOU MADE OTHER OFFERINGS OF YOUR COMMON STOCK?

        A: Yes. We had one prior "best efforts" public offering of 80,000,000 shares of our common stock at a purchase price of $10.00 per share and up to 16,000,000 additional shares under our distribution reinvestment plan. These shares were offered pursuant to our registration statement on Form S-11, which was declared effective by the Securities and Exchange Commission on February 19, 2003. As of January 14, 2005, we had sold approximately 14,096,847 shares of our common stock, resulting in gross offering proceeds of approximately 140,863,425. We intend to terminate our prior offering at or about the same time this offering goes effective with the SEC.


Q:      WHO CAN BUY SHARES?


        A: An investment in our company is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares pursuant to this prospectus provided that they have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the "Suitability Standards" section of this prospectus.


Q:      FOR WHOM IS AN INVESTMENT IN OUR SHARES RECOMMENDED?

        A: An investment in our shares may be appropriate for you if you meet the suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, and you seek to preserve capital, seek to receive current income, wish to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our shares as meeting those needs.


                The terms of this offering, the structure of our company and our manner of operation is designed to be easily understood by investors for whom our shares of common stock are recommended, as compared to similar real estate investment vehicles that include complex distribution and allocation terms, multiple classes of shares and complex investment schemes. We have also conformed our investment approach, the compensation of our affiliates and other operational terms to those of other publicly offered Behringer Harvard programs sponsored by our advisor and its affiliates. We believe our approach provides simplicity and consistency among Behringer Harvard sponsored programs, so that investors who subscribe for equity interests in one Behringer Harvard sponsored program are able to easily understand and compare the terms and results of other Behringer Harvard sponsored programs.

Q: WHY MIGHT AN INVESTOR DIVERSIFY HIS INVESTMENT PORTFOLIO BY INVESTING IN COMMERCIAL REAL ESTATE THROUGH A NON-TRADED REAL ESTATE INVESTMENT, SUCH AS THIS OFFERING?

        A. Studies of historical trends have shown that returns on investments in commercial real property generally, and non-traded real estate investments in particular, tend to be negatively correlated to returns on other common investments such as stocks and bonds. This means that, generally, when stock and/or bond returns are lower, non-traded real estate investment fund returns tend to be higher and vice versa. A recent study by Prudential Real Estate Investors showed that for the period from 1990 through 2003, returns on non-traded real estate fund investments did not correlate to or were inversely correlated to returns on the other major asset classes (specifically, the S&P 500, small cap growth stocks and small cap value stock indices, and seven to ten year government and credit level bonds indices).

Q: WHY MIGHT AN INVESTOR INVEST IN A NON-TRADED REIT AS OPPOSED TO AN EXCHANGE TRADED REIT?

        A. We believe that exchange traded REITs are a fine investment that should be considered as an element of a properly diversified investment portfolio. However, there are significant distinctions between exchange traded REITs and non-listed REITs such as this offering. According to a recent study by Prudential Real Estate

                Investors, the most important difference between the performance characteristics of an exchange traded REIT and a non-listed REIT is the former's higher volatility. For example, from 1990 through 2003 annual non-traded real estate investment returns ranged from losses of 5.6% to gains of 16.2% while exchange traded REIT returns ranged from losses of 17.5% to gains of 37.2%. Meanwhile, ten year cumulative returns for exchange traded REITs and non-traded real estate investments differed by less than 1%, 10.7% versus 9.9%. Thus, the greater liquidity that investors in public REITs receive typically comes at the cost of higher volatility.

                The Prudential Real Estate Investors also found that returns from exchange traded REITs appear to be negatively correlated with returns from non-traded REITs. The study found that in no year from 1990 through 2003 did both exchange traded REITs and private real estate investments have negative returns. It also suggested that non-real estate, public market factors tended to make an exchange traded REIT significantly correlational to small cap value stocks, unlike non-traded real estate investments.


Q:      MAY I MAKE AN INVESTMENT THROUGH MY IRA, SEP OR OTHER TAX-DEFERRED
        ACCOUNT?

        A: Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should, at a minimum, consider (1) whether the investment is in accordance with the documents and instruments governing such IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with such IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to such IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under such IRA, plan or other account, (5) the need to value the assets of such IRA, plan or other account annually or more frequently, and (6) whether such investment would constitute a prohibited transaction under applicable law.


Q: HAVE YOU ARRANGED FOR THE SERVICES OF A CUSTODIAN FOR INVESTMENTS MADE THROUGH IRA, SEP OR OTHER TAX-DEFERRED ACCOUNTS?


        A: Yes. Sterling Trust Company has agreed to serve as custodian for investments made through IRA, SEP and certain other tax-deferred accounts. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.

Q:      IS THERE ANY MINIMUM INVESTMENT REQUIRED?


        A: Yes. Generally, you must invest at least $2,000. Investors who already own our shares and, except in Minnesota and Oregon, investors who are concurrently purchasing units or shares from an affiliated Behringer Harvard public real estate program and participants in our distribution reinvestment plan can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing in the "Suitability Standards" section of this prospectus.

Q:      IS THERE A BENEFIT TO BEING AN EARLY INVESTOR IN THIS OFFERING?

        A: Yes. Our board of directors intends to authorize a special 10% stock dividend to be paid to all of our stockholders of record on the last day of first full calendar quarter after we raise an aggregate of $50,000,000 in this offering (excluding shares sold pursuant to our distribution reinvestment plan) or such lesser amount or such other date as may be determined by our board of directors in its sole discretion. If you are one of the investors who purchased our shares on or before the record date for this special 10% stock dividend (including purchasers from our prior offering), you will receive one additional share of common stock for every ten shares of common stock that you own on the record date. This special 10% stock dividend will, if and when declared, have the effect of lowering your effective purchase price per share. We will notify prospective investors of the date on which we declare this special 10% stock dividend by means of a supplement to this prospectus. Stock dividends are generally not subject to federal income tax.

Q:      HOW DO I SUBSCRIBE FOR SHARES?

        A: If you choose to purchase shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Exhibit B, for a specific number of shares and pay for the shares at the time you subscribe. See the sections of this prospectus captioned "Plan of Distribution
                - Subscription Process" and "How to Subscribe" for a detailed discussion of how to subscribe for shares.

Q:      IF I BUY SHARES IN THIS OFFERING, HOW MAY I LATER SELL THEM?


        A: At the time you purchase the shares, they will not be listed for trading on any national securities exchange or for quotation on The Nasdaq Stock Market. We expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find it difficult to sell your shares. If you are able to find a buyer for your shares, you may sell your shares to that buyer unless the buyer does not satisfy the suitability standards applicable to him or her, or unless such sale would cause the buyer to own more than 9.8% of the outstanding common stock. See the "Suitability Standards" and "Description of Shares - Restriction on Ownership of Shares" sections of this prospectus.

                In addition, after you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share redemption program. Subject to the limitations described in this prospectus, we will also redeem shares upon the request of the estate, heir or beneficiary of a deceased stockholder. Redemption of shares, when requested, will be made quarterly on a first-come, first-served basis with a priority given to redemptions upon the death or disability of a stockholder and upon other circumstances. See the "Description of Shares - Share Redemption Program" section of this prospectus.

                If we have not listed the shares for trading on a national securities exchange or for quotation on The Nasdaq Stock Market by February 20, 2017, unless a majority of our board of directors (including a majority of our independent directors) extends such date, our charter requires us to begin selling our properties and other assets and return the net proceeds from these sales to our stockholders through distributions.


Q:      WHAT ARE YOUR EXIT STRATEGIES?


        A: We will seek to list our shares for trading on a national securities exchange or for quotation on The Nasdaq Stock Market, if we do not list our shares by February 20, 2017, to make an orderly disposition of our assets and distribute the cash to you, unless a majority of the board of directors and a majority of the independent directors approve otherwise.


Q:      WILL I BE NOTIFIED OF HOW MY INVESTMENT IS DOING?

        A: You will receive periodic updates on the performance of your investment with us, including:


                o       a monthly distribution report;
                o       three quarterly financial reports;
                o       an annual report; and
                o       an annual Form 1099.

                Information contained in these materials and other information concerning our business and our affiliates will be available on the web site maintained for us and our affiliates - WWW.BHFUNDS.COM.


Q:      WHEN WILL I RECEIVE MY DETAILED TAX INFORMATION?

        A: Your Form 1099 tax information will be placed in the mail by January 31 of each year.


Q:      WHO IS THE TRANSFER AGENT?

        A: Phoenix Transfer, Inc. is our transfer agent. Their telephone number is (866) 219-6355. Their address is:

                Phoenix Transfer, Inc.
                2401 Kerner Boulevard
                San Rafael, California  94901

                To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:      WHERE DO I SEND MY SUBSCRIPTION MATERIALS?

        A: For custodial accounts (such as are commonly used for individual retirement accounts) send the completed subscription agreement to your custodian who will forward them as instructed below. For non-custodial accounts, send the completed subscription agreement and check to:

                                   IF BY MAIL:

                      Behringer Harvard Investment Services
                            c/o: The Bank of New York
                   As Agent for Behringer Harvard REIT I, Inc.
                                  P.O. Box 1148
                          Newark, New Jersey 07101-1148

                  IF BY HAND DELIVERY OR COMMERCIAL OVERNIGHT:

                      Behringer Harvard Investment Services
                            c/o: The Bank of New York
                   As Agent for Behringer Harvard REIT I, Inc.
                           101 Barclay Street, Level A
                        Stock Transfer Imaging Operations
                            New York, New York 10286
                        Telephone Number: (212) 815-2359


Q:      WHO CAN HELP ANSWER MY QUESTIONS?

        A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

                             Behringer Securities LP
                         15601 Dallas Parkway, Suite 600
                              Addison, Texas 75001
                                 (866) 655-3700
                           WWW.BEHRINGERSECURITIES.COM

                                  RISK FACTORS

        YOUR PURCHASE OF SHARES INVOLVES A NUMBER OF RISKS. YOU SHOULD SPECIFICALLY CONSIDER THE FOLLOWING BEFORE MAKING YOUR INVESTMENT DECISION.

RISKS RELATED TO AN INVESTMENT IN BEHRINGER HARVARD REIT I

    THERE IS NO PUBLIC TRADING MARKET FOR YOUR SHARES; THEREFORE, IT WILL BE DIFFICULT FOR YOU TO SELL YOUR SHARES.


        There is no current public market for the shares. In addition, the price received for any shares sold is likely to be less than the proportionate value of our investments. Therefore, you should purchase the shares only as a long-term investment. Suitability standards imposed on prospective investors also apply to potential subsequent purchasers of our shares. If you are able to find a buyer for your shares, you may not sell your shares to such buyer unless the buyer meets the suitability standards applicable to him or her. Our charter also imposes restrictions on the ownership of stock that will apply to potential transferees and that may inhibit your ability to sell your shares. Moreover, our board of directors may reject any request for redemption of shares or amend, suspend or terminate our share redemption program at any time. Therefore, it will be difficult for you to sell your shares promptly or at all. You may not be able to sell your shares in the event of an emergency, and, if you are able to sell your shares, you may have to sell them at a substantial discount. It also is likely that your shares would not be accepted as the primary collateral for a loan. See "Suitability Standards," "Description of Shares - Restriction on Ownership of Shares" and "- Share Redemption Program" elsewhere herein for a more complete discussion on the restrictions on your ability to transfer your shares.


    WE MAY SUFFER FROM DELAYS IN LOCATING SUITABLE INVESTMENTS, WHICH COULD ADVERSELY AFFECT THE RETURN ON YOUR INVESTMENT.


        Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon the performance of Behringer Advisors, our advisor, in the acquisition of our investments, the selection of tenants and the determination of any financing arrangements. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of Behringer Advisors and the oversight of our board of directors. We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other Behringer Harvard sponsored programs, some of which may have investment objectives and employ investment strategies that are substantially similar to ours. Although our sponsor generally seeks to avoid simultaneous offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard sponsored programs are seeking to invest in similar properties. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties. In addition, if we are unable to invest our offering proceeds in income-producing real properties in a timely manner, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event our ability to make distributions to our stockholders would be adversely affected.

    WE MAY HAVE TO MAKE EXPEDITED DECISIONS ON WHETHER TO INVEST IN CERTAIN PROPERTIES, INCLUDING PRIOR TO RECEIPT OF DETAILED INFORMATION ON THE PROPERTY.

        In the current real estate market, our advisor and board of directors may frequently be required to make expedited decisions in order to effectively compete for the acquisition of properties and other investments. Additionally, we may be required to make substantial non-refundable deposits prior to the completion of our analysis and due diligence on property acquisitions and the actual time period during which we will be allowed to conduct due diligence may be limited. In such cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property. Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment. In addition, our advisor and board of directors expect to rely upon independent consultants in connection with its evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.


    IF WE LOSE OR ARE UNABLE TO OBTAIN KEY PERSONNEL, OUR ABILITY TO IMPLEMENT OUR INVESTMENT STRATEGIES COULD BE DELAYED OR HINDERED.


        Our success depends to a significant degree upon the continued contributions of certain executive officers and other key personnel, including Robert M. Behringer and Robert S. Aisner, each of whom would be difficult to replace. We do not have employment agreements with Messrs. Behringer or Aisner, and although they each own an equity interest in Behringer Harvard Holdings, we cannot guarantee that such persons will remain affiliated with us. Although several of our executive officers and key employees, including Messrs. Behringer and Aisner, have entered into employment agreements with Harvard Property Trust, LLC, these agreements are terminable at will, and we cannot guarantee that such persons will remain affiliated with Harvard Property Trust, LLC, us or our advisor. If any of our key personnel were to cease their affiliation with us, our operating results could suffer. Our parent company, Behringer Harvard Holdings, has obtained key person insurance on the life of Mr. Behringer in the amount of $8 million. We do not intend to separately maintain key person life insurance on Mr. Behringer or any other person. We believe that our future success depends, in large part, upon our advisor's ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. Further, we have established, and intend in the future to establish, strategic relationships with firms that have special expertise in certain services or as to real properties both nationally and in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with our competitors for properties in such regions. We cannot assure you that we will be successful in retaining and attracting such relationships. If we lose or are unable to obtain the services of key personnel or do not maintain or establish appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.


    OUR RIGHTS, AND THE RIGHTS OF OUR STOCKHOLDERS, TO RECOVER CLAIMS AGAINST OUR OFFICERS, DIRECTORS AND OUR ADVISOR ARE LIMITED.

        Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of our advisor, require us to indemnify our directors, officers, employees and agents and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages to the maximum extent permitted under Maryland law. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases. See the section captioned "Management - Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents" elsewhere herein.

    YOUR INVESTMENT MAY BE SUBJECT TO ADDITIONAL RISKS IF WE MAKE INTERNATIONAL INVESTMENTS.

        We may purchase property located outside the United States and may make or purchase mortgage loans or participations in mortgage loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws of the jurisdiction in which the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:


        o       changing governmental rules and policies;

        o enactment of laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person's or corporation's country of origin;

        o       variations in the currency exchange rates;

        o adverse market conditions caused by changes in national or local economic conditions;

        o       changes in relative interest rates;

        o changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

        o changes in real estate and other tax rates and other operating expenses in particular countries;

        o       changes in land use and zoning laws; and

        o       more stringent environmental laws or changes in such laws.

        Any of these risks could have an adverse effect on our business, results of operations and ability to make distributions to our stockholders.


RISKS RELATED TO CONFLICTS OF INTEREST

        We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

    BEHRINGER ADVISORS WILL FACE CONFLICTS OF INTEREST RELATING TO THE PURCHASE AND LEASING OF PROPERTIES, AND SUCH CONFLICTS MAY NOT BE RESOLVED IN OUR FAVOR.


        Although our sponsor generally seeks to avoid simultaneous offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard sponsored programs are seeking to invest in similar properties. As a result, we may be buying properties at the same time as one or more of the other Behringer Harvard sponsored programs managed by officers and employees of our advisor and/or its affiliates are buying properties, and these other Behringer Harvard sponsored programs may use investment strategies that are substantially similar to ours. Our affiliate, Behringer Advisors I, is the advisor to another Behringer Harvard sponsored real estate program. Our executive officers and the executive officers of our advisor also are the executive officers of Behringer Advisors I and other REIT advisors, the general partners of limited partnerships and/or the advisors or fiduciaries of other Behringer Harvard sponsored programs, and these entities are and will be under common ownership. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard sponsored program. In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor and on behalf of managers of other Behringer Harvard sponsored programs decide whether to allocate any particular property to us or to another Behringer Harvard sponsored program or affiliate, which may have an investment strategy that is substantially similar to ours. In addition, we may acquire properties in geographic areas where other Behringer Harvard sponsored programs own properties. If one of the other Behringer Harvard sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment. Similar conflicts of interest may apply if our advisors determine to make or purchase mortgage loans or participations in mortgage loans on our behalf, since other Behringer Harvard sponsored programs may be competing with us for such investments.

    BEHRINGER ADVISORS WILL FACE CONFLICTS OF INTEREST RELATING TO JOINT VENTURES, TENANT-IN-COMMON INVESTMENTS OR OTHER CO-OWNERSHIP ARRANGEMENTS THAT COULD RESULT IN A DISPROPORTIONATE BENEFIT TO ANOTHER BEHRINGER HARVARD SPONSORED PROGRAM OR A THIRD-PARTY.

        We are likely to enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with third parties as well as other Behringer Harvard programs having similar investment objectives and utilizing leverage, for the acquisition, development or improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:

        o the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

        o that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

        o the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor; or

        o that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.


    ACTIONS BY SUCH A CO-VENTURER, CO-TENANT OR PARTNER MIGHT HAVE THE RESULT OF SUBJECTING THE PROPERTY TO LIABILITIES IN EXCESS OF THOSE CONTEMPLATED AND MAY HAVE THE EFFECT OF REDUCING YOUR RETURNS.


        Affiliates of Behringer Advisors are currently sponsoring registered public offerings on behalf of Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I, which offerings are expected to terminate on or about February 19, 2005, and are sponsoring a proposed registered public offering on behalf of Behringer Harvard Opportunity REIT I, all of which are unspecified property real estate programs ("blind pool" funds). Robert M. Behringer and affiliates of Behringer Advisors, which are managed by substantially the same personnel as Behringer Advisors, serve as general partners to these other Behringer Harvard programs. Because Behringer Advisors or its affiliates have advisory and management arrangements with other Behringer Harvard programs, it is likely that they will encounter opportunities to acquire or sell properties to the benefit of one of the Behringer Harvard programs, but not others. Behringer Advisors or its affiliates may make decisions to buy or sell certain properties, which decisions might disproportionately benefit a Behringer Harvard program other than us. In such event, our results of operations and ability to make distributions to our stockholders could be adversely affected.

        In the event that we enter into a joint venture, tenant-in-common investment or other co-ownership arrangement with another Behringer Harvard program, Behringer Advisors may have a conflict of interest when determining when and whether to buy or sell a particular real estate property, and you may face certain additional risks. For example, Behringer Harvard Short-Term Fund I will never have an active trading market. Therefore, if we become listed on a national securities exchange, we may develop more divergent goals and objectives from such joint venturer with respect to the resale of properties in the future. In addition, in the event we joint venture with a Behringer Harvard program that has a term shorter than ours, including Behringer Harvard Opportunity REIT I, the joint venture may be required to sell its properties at the time of the other Behringer Harvard program's liquidation. We may not desire to sell the properties at such time. Although the terms of any joint venture agreement between us and another Behringer Harvard program would grant us a right of first refusal to buy such properties, we may not have sufficient funds to exercise our right of first refusal under these circumstances.

        Because Robert M. Behringer and his affiliates control us as well as the other Behringer Harvard real estate funds, agreements and transactions among the parties with respect to any joint venture, tenant-in-common investment or other co-ownership arrangement between or among such parties will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint ventures, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the co-ownership arrangement, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Furthermore, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of Behringer Advisors, certain conflicts of interest will exist. For a more detailed discussion, see "Conflicts of Interest - Joint Ventures with Affiliates of Behringer Advisors."


    BEHRINGER ADVISORS AND ITS OFFICERS AND EMPLOYEES AND CERTAIN OF OUR KEY PERSONNEL WILL FACE COMPETING DEMANDS RELATING TO THEIR TIME, AND THIS MAY CAUSE OUR INVESTMENT RETURNS TO SUFFER.

        Behringer Advisors and its officers and employees and certain of our key personnel and their respective affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

    OUR OFFICERS FACE CONFLICTS OF INTEREST RELATED TO THE POSITIONS THEY HOLD WITH AFFILIATED ENTITIES, WHICH COULD DIMINISH THE VALUE OF THE SERVICES THEY PROVIDE TO US.


        Each of our executive officers, including Robert M. Behringer, who also serves as the chairman of our board of directors, also are officers of our advisor, our property manager, our dealer manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders. Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with affiliates of our advisor, (v) compensation to our advisor, and (vi) our relationship with our dealer manager and property manager.


    BEHRINGER ADVISORS WILL FACE CONFLICTS OF INTEREST RELATING TO THE INCENTIVE FEE STRUCTURE UNDER OUR ADVISORY AGREEMENT, WHICH COULD RESULT IN ACTIONS THAT ARE NOT NECESSARILY IN THE LONG-TERM BEST INTERESTS OF OUR STOCKHOLDERS.


        Under our advisory agreement, Behringer Advisors is entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor's interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor's entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. Our advisory agreement requires us to pay a performance-based termination fee to our advisor in the event that we terminate the advisor prior to the listing of our shares for trading on an exchange or quotation on The Nasdaq Stock Market, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay a fee to our advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated advisor. Moreover, our advisor has the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the performance fee, which could have the effect of delaying, deferring or preventing the change of control.


    THERE IS NO SEPARATE COUNSEL FOR US AND OUR AFFILIATES, WHICH COULD RESULT IN CONFLICTS OF INTEREST.


        Morris, Manning & Martin, LLP acts as legal counsel to us and is also expected to represent our advisor and some of its affiliates from time to time, including other Behringer Harvard sponsored programs. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Morris, Manning & Martin, LLP may inadvertently act in derogation of the interest of the parties, which could affect us and, therefore, our stockholders' ability to meet our investment objectives.


RISKS RELATED TO OUR BUSINESS IN GENERAL

    A LIMIT ON THE NUMBER OF SHARES A PERSON MAY OWN MAY DISCOURAGE A TAKEOVER.

        Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding common stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders. See "Description of Shares - Restriction on Ownership of Shares."

    OUR CHARTER PERMITS OUR BOARD OF DIRECTORS TO ISSUE STOCK WITH TERMS THAT MAY SUBORDINATE THE RIGHTS OF THE HOLDERS OF OUR CURRENT COMMON STOCK OR DISCOURAGE A THIRD- PARTY FROM ACQUIRING US.


        Our charter permits our board of directors to issue up to 400,000,000 shares of capital stock. Our board of directors, without any action by our stockholders, may (i) increase or decrease the aggregate number of shares, (ii) increase or decrease the number of shares of any class or series we have authority to issue or (iii) classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders. See "Description of Shares - Preferred Stock."


    MARYLAND LAW PROHIBITS CERTAIN BUSINESS COMBINATIONS, WHICH MAY MAKE IT MORE DIFFICULT FOR US TO BE ACQUIRED.

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:


        o any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

        o an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.


        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:


        o 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

        o two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.


        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned "Description of Shares."

    MARYLAND LAW ALSO LIMITS THE ABILITY OF A THIRD-PARTY TO BUY A LARGE STAKE IN US AND EXERCISE VOTING POWER IN ELECTING DIRECTORS.

        Maryland law provides a second anti-takeover statute, its Control Share Acquisition Act, which provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the corporation's disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. For a more detailed discussion of the Maryland laws governing control share acquisitions, see the section of this prospectus captioned "Description of Shares - Provisions of Maryland Law and of Our Charter and Bylaws - Control Share Acquisitions."

    YOUR INVESTMENT RETURN MAY BE REDUCED IF WE ARE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT.

        We are not registered as an investment company under the Investment Company Act of 1940, as amended (Investment Company Act). If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:


        o       limitations on capital structure;

        o       restrictions on specified investments;

        o       prohibitions on transactions with affiliates; and

        o compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.


        In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

        To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

    YOU ARE BOUND BY THE MAJORITY VOTE ON MATTERS ON WHICH YOU ARE ENTITLED TO VOTE.

        You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter.

    STOCKHOLDERS HAVE LIMITED CONTROL OVER CHANGES IN OUR POLICIES AND
    OPERATIONS.

        Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:


        o       the election or removal of directors;

        o any amendment of our charter (including a change in our investment objectives), except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares, and to effect certain amendments permitted under Maryland law;

        o       our liquidation or dissolution;

        o       a reorganization as provided in our charter; and

        o any merger, consolidation or sale or other disposition of substantially all of our assets.


        All other matters are subject to the discretion of our board of directors.


    OUR BOARD OF DIRECTORS MAY CHANGE OUR INVESTMENT POLICIES WITHOUT STOCKHOLDER APPROVAL, WHICH COULD ALTER THE NATURE OF YOUR INVESTMENT.

        Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.


    YOU ARE LIMITED IN YOUR ABILITY TO SELL YOUR SHARES PURSUANT TO THE SHARE REDEMPTION PROGRAM.


        Any stockholder requesting repurchase of their shares pursuant to our share redemption program will be required to certify to us that such stockholder acquired the shares by either (i) a purchase directly from us or (ii) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law. You should be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a quarterly basis, pro rata among all stockholders requesting redemption in such quarter, with a priority given to redemptions upon the death or disability of a stockholder, next to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy, next to stockholders subject to a mandatory distribution requirement under such stockholder's IRA and, finally, to other redemption requests. We will not redeem in excess of 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption. In addition, the cash available for redemption generally will be limited to any proceeds from our distribution reinvestment plan plus such other operating funds as our board of directors, in its sole discretion, may reserve for repurchases. Initially, the board of directors has adopted a policy to reserve 1% of operating cash flow from the previous four quarters for use in connection with redemptions. Further, our board of directors reserves the right to reject any request for redemption or to terminate, suspend, or amend the share redemption program at any time. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. For a more detailed description of the share redemption program, see "Description of Shares - Share Redemption Program."


    IF YOU ARE ABLE TO RESELL YOUR SHARES TO US PURSUANT TO OUR REDEMPTION PROGRAM, YOU WILL LIKELY RECEIVE SUBSTANTIALLY LESS THAN THE FAIR MARKET VALUE FOR YOUR SHARES.


        Other than redemptions following the death or disability of a stockholder, the purchase price for shares we repurchase under our redemption program will equal the lesser of (1) either (i) for shares held on the record date of the 10% special stock dividend and the shares issued pursuant to such dividend, the average price you paid for all such shares (treating the shares issued pursuant to the 10% special stock dividend as having a purchase price of $0.00), or (ii) for all other shares, the price you actually paid for such shares or (2) either (i) prior to the time we begin having appraisals performed by an independent third-party, $9.00 per share, or (ii) after we begin obtaining such appraisals, 90% of the estimated value per share, as determined by the appraisals. Accordingly, you would likely receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation, and even if you have your shares purchased by a subsequent third-party purchaser, you will likely receive substantially less than the fair market value of your shares.

    WE ESTABLISHED THE OFFERING PRICE ON AN ARBITRARY BASIS; AS A RESULT, YOUR SUBSCRIPTION PRICE FOR SHARES IS NOT RELATED TO ANY INDEPENDENT VALUATION.

        Our board of directors has arbitrarily determined the selling price of the shares, which is the same offering price as in our initial public offering and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares.


    BECAUSE THE DEALER MANAGER IS ONE OF OUR AFFILIATES, INVESTORS WILL NOT HAVE THE BENEFIT OF AN INDEPENDENT REVIEW OF US OR THE PROSPECTUS, WHICH ARE CUSTOMARILY PERFORMED IN UNDERWRITTEN OFFERINGS.


        The dealer manager, Behringer Securities, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.


    IF YOU PURCHASE OUR STOCK FOLLOWING PAYMENT OF THE SPECIAL 10% STOCK DIVIDEND, YOUR INTEREST IN US WILL BE DILUTED.

        Our board of directors intends to authorize a special 10% stock dividend to be paid to all of our stockholders of record on the last day of first full calendar quarter after we raise an aggregate of $50,000,000 in this offering (excluding shares sold pursuant to our distribution reinvestment plan) or such lesser amount or such other date as may be determined by our board of directors in its sole discretion. Investors who purchased our stock on or before the record date for this special 10% stock dividend (including investors in our prior public offering) will receive one additional share of stock for every ten shares of stock they own as of the record date. If we were to pay this special 10% stock dividend, assuming we had 15,000,000 shares of stock outstanding from our prior offering, we would issue 2,500,000 shares of common stock for which we would receive no consideration. In the event we sell all of the shares we are offering in our primary offering, and assuming we sell no shares pursuant to our distribution reinvestment plan and that we had previously sold 15,000,000 shares of stock at $10.00 per share in our prior offering, investors who do not receive the special 10% stock dividend would experience dilution of approximately $0.26 per share as compared to investors purchasing before the record date of the special 10% stock dividend. In the event we sell only half of the shares we are offering in our primary offering, and assuming we sell no shares pursuant to our distribution reinvestment plan and that we had previously sold 15,000,000 shares of stock at $10.00 per share in our prior offering, investors who do not receive the special 10% stock dividend would experience dilution of approximately $0.43 per share as compared to investors purchasing before the record date of the special 10% stock dividend.


    YOUR INTEREST IN BEHRINGER HARVARD REIT I WILL BE DILUTED IF WE ISSUE ADDITIONAL SHARES.


        Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 400,000,000 shares of capital stock, of which 350,000,000 shares are designated as common stock and 50,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of capital stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors. Existing stockholders and investors purchasing shares in this offering will likely experience dilution of their equity investment in us in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to the distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock,
(3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock upon the exercise of the options granted to our independent directors or employees of Behringer Advisors and HPT Management LP (HPT Management), our affiliated management company, or their affiliates, or the warrants issued in our prior offering to participating broker-dealers or our independent directors, (5) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (6) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Behringer Harvard OP I. In addition, the partnership agreement for Behringer Harvard OP I contains provisions that would allow, under certain circumstances, other entities, including other Behringer Harvard sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of Behringer Harvard OP I. Because the limited partnership interests of Behringer Harvard OP I may be exchanged for shares of our common stock, any merger, exchange or conversion between Behringer Harvard OP I and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this "Risk Factors" section, you should not expect to be able to own a significant percentage of our shares.

    PAYMENT OF FEES TO BEHRINGER ADVISORS AND ITS AFFILIATES WILL REDUCE CASH AVAILABLE FOR INVESTMENT AND PAYMENT OF DISTRIBUTIONS.

        Behringer Advisors and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, and the management and leasing of our properties, the servicing of our mortgage loans and the administration of our other investments. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distributions to stockholders. For a more detailed discussion of these fees, see "Management - Management Compensation."

    WE MAY BE RESTRICTED IN OUR ABILITY TO REPLACE OUR PROPERTY MANAGER UNDER CERTAIN CIRCUMSTANCES.

        Under the terms of our property management agreement, we may terminate the agreement upon 30 days notice in the event of (and only in the event of) a showing of willful misconduct, gross negligence, or deliberate malfeasance by the property manager in the performance of the property manager's duties. Our board of directors may find the performance of our property manager to be unsatisfactory. However, such performance by the property manager may not reach the level of "willful misconduct, gross negligence, or deliberate malfeasance." As a result, we may be unable to terminate the property management agreement at the desired time, which may have an adverse effect on the management and profitability of our properties.

    DISTRIBUTIONS MAY BE PAID FROM CAPITAL, AND THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO ACHIEVE EXPECTED CASH FLOWS NECESSARY TO CONTINUE TO PAY INITIALLY ESTABLISHED DISTRIBUTIONS OR MAINTAIN DISTRIBUTIONS AT ANY PARTICULAR LEVEL, OR THAT DISTRIBUTIONS WILL INCREASE OVER TIME.

        There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions generally will be based upon such factors as the amount of cash available or anticipated to be available, real estate securities, mortgage loans and other investments, current and projected cash requirements and tax considerations. Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, income from those properties and mortgages, yields on securities of other real estate programs that we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We currently make distributions to our stockholders at an annualized rate of 7% based upon our anticipated future cash flow performance of our portfolio investments, with all or some of such distributions paid from available capital resulting in a return of capital to our investors. We can give no assurance that we will be able to achieve such anticipated cash flow or that we will be able to maintain distributions at the current rate or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, that loans we make will be repaid or paid on-time, or that future acquisitions of real properties, mortgage loans or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rates to stockholders. Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. For instance:

        o If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.

        o Any failure by a borrower under our mortgage loans to repay the loans or interest on the loans will reduce our income and distributions to stockholders.

        o Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

        o Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

        o There may be a delay between the sale of the common stock and our purchase of real properties. During that time, we may invest in lower yielding short-term instruments, which could result in a lower yield on your investment.

        o If we lend money to others, such funds may not be repaid in accordance with the loan terms or at all, which could reduce cash available for distributions.

        o Federal income tax laws require REITs to distribute at least 90% of their taxable income to stockholders. This limits the earnings that we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations that are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.

        o In connection with future property acquisitions, we may issue additional shares of common stock, operating partnership units or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests which we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, they could reduce the cash available for distributions to you.

        o We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

        In addition, our board of directors, in its discretion, may retain any portion of our cash on hand for working capital. We cannot assure you that sufficient cash will be available to make distributions to you.

    UNTIL PROCEEDS FROM THIS OFFERING ARE INVESTED AND GENERATING OPERATING CASH FLOW SUFFICIENT TO MAKE DISTRIBUTIONS TO OUR STOCKHOLDERS, WE INTEND TO MAKE DISTRIBUTIONS FROM AVAILABLE CAPITAL IN ANTICIPATION OF FUTURE CASH FLOW, WHICH MAY REDUCE THE AMOUNT OF CAPITAL WE ULTIMATELY INVEST AND MAY NEGATIVELY IMPACT THE VALUE OF YOUR INVESTMENT.

        We expect that cash distributions to our stockholders generally will be based principally on cash available from the operations of our properties, real estate securities, mortgage loans and other investments. However, until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, some or all of our distributions will be paid from available capital in anticipation of future cash flow. Accordingly, the amount of distributions paid at any time may not reflect current cash flow from our investments. To the extent distributions are paid from capital, we will have less capital available to invest in properties, which may negatively impact our ability to recognize capital appreciation. In such an event, the value of your investment in us could be impaired.


    ADVERSE ECONOMIC CONDITIONS WILL NEGATIVELY AFFECT OUR RETURNS AND PROFITABILITY.


        Our operating results may be affected by the following market and economic challenges, which may result from a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economies where our properties may be located:

        o poor economic conditions may result in defaults by tenants of our properties and borrowers under our mortgage loans;

        o       job transfers and layoffs may cause vacancies to increase;

        o increasing concessions or reduced rental rates may be required to maintain occupancy levels; and

        o increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.


        The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.


    WE AND THE OTHER PUBLIC PROGRAMS SPONSORED BY OUR AFFILIATES HAVE EXPERIENCED LOSSES IN THE PAST, AND WE MAY EXPERIENCE SIMILAR LOSSES IN THE FUTURE.

        Historically, each of the public programs sponsored by our affiliates has experienced losses during the first several quarters of its operation. Many of these losses can be attributed to initial start-up costs and operating costs incurred prior to purchasing properties or making other investments that generate revenue. We face similar circumstances and thus have experience similar losses and we may continue to do so or do so in the future. As a result, we cannot assure you that we will be profitable or that we will realize growth in the value of our investments.


    WE ARE UNCERTAIN OF OUR SOURCES FOR FUNDING OF FUTURE CAPITAL NEEDS, WHICH COULD ADVERSELY AFFECT THE VALUE OF OUR INVESTMENTS.


        Substantially all of the gross proceeds of this offering will be used to buy real estate, make or invest in mortgage loans or other investments, to pay various fees and expenses and to establish an initial working capital reserve of at least 1% of the contract price of the properties we acquire, which we expect will equal approximately 0.9% of the gross proceeds from this offering, assuming no debt financing. In addition to any reserves we establish, a lender may require escrow of working capital reserves in excess of our established reserves. If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.


GENERAL RISKS RELATED TO INVESTMENTS IN REAL ESTATE

    OUR OPERATING RESULTS WILL BE AFFECTED BY ECONOMIC AND REGULATORY CHANGES THAT HAVE AN ADVERSE IMPACT ON THE REAL ESTATE MARKET IN GENERAL, AND WE CANNOT ASSURE YOU THAT WE WILL BE PROFITABLE OR THAT WE WILL REALIZE GROWTH IN THE VALUE OF OUR REAL ESTATE PROPERTIES.

        Our operating results will be subject to risks generally incident to the ownership of real estate, including:


        o       changes in general economic or local conditions;

        o changes in supply of or demand for similar or competing properties in an area;

        o changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

        o       changes in tax, real estate, environmental and zoning laws; and

        o       periods of high interest rates and tight money supply.

        For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our investments.

    PROPERTIES THAT HAVE SIGNIFICANT VACANCIES COULD BE DIFFICULT TO SELL, WHICH COULD DIMINISH THE RETURN ON YOUR REAL ESTATE PROPERTIES.

        A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to our stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

    WE ARE DEPENDENT ON TENANTS FOR OUR REVENUE, AND LEASE TERMINATIONS COULD REDUCE OUR DISTRIBUTIONS TO OUR STOCKHOLDERS.


        The success of our real property investments will be materially dependent on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.


    WE MAY BE UNABLE TO SECURE FUNDS FOR FUTURE TENANT IMPROVEMENTS, WHICH COULD ADVERSELY IMPACT OUR ABILITY TO PAY CASH DISTRIBUTIONS TO OUR STOCKHOLDERS.


        When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient working capital reserves, we will have to obtain financing from other sources. We establish initial working capital reserves of at least 1% of the contract price of the properties we acquire. In addition to any reserves we establish, a lender may require escrow of working capital reserves in excess of our established reserves. If these reserves or any reserves otherwise established are designated for other uses or insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for working capital purposes such as future tenant improvements. Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay cash distributions to our stockholders may be adversely affected.


    WE MAY BE UNABLE TO SELL A PROPERTY IF OR WHEN WE DECIDE TO DO SO, WHICH COULD ADVERSELY IMPACT OUR ABILITY TO PAY CASH DISTRIBUTIONS TO OUR STOCKHOLDERS.


        We intend to hold the various real properties in which we invest until such time as Behringer Advisors determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, Behringer Advisors, subject to approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation if we do not cause the shares to be listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market by February 20, 2017, unless a majority of the board of directors and a majority of the independent directors approve otherwise. The real estate market is affected, as discussed above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. If we are unable to sell a property when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.


    UNINSURED LOSSES RELATING TO REAL PROPERTY OR EXCESSIVELY EXPENSIVE PREMIUMS FOR INSURANCE COVERAGE MAY ADVERSELY AFFECT YOUR RETURNS.


        Behringer Advisors attempts to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders generally insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will continue to be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than our working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in decreased distributions to stockholders.


    OUR OPERATING RESULTS MAY BE NEGATIVELY AFFECTED BY POTENTIAL DEVELOPMENT AND CONSTRUCTION DELAYS AND RESULTANT INCREASED COSTS AND RISKS.


        We may invest some or all of the proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and our builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance also may be affected or delayed by conditions beyond the builder's control. Delays in completion of construction also could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

        In addition, we may invest in unimproved real property. Returns from development of unimproved properties also are subject to risks and uncertainties associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

    IF WE CONTRACT WITH BEHRINGER DEVELOPMENT COMPANY LP OR ITS AFFILIATES FOR NEWLY DEVELOPED PROPERTY, WE CANNOT GUARANTEE THAT OUR EARNEST MONEY DEPOSIT MADE TO BEHRINGER DEVELOPMENT COMPANY LP WILL BE FULLY REFUNDED.

        We may enter into one or more contracts, either directly or indirectly through joint ventures, tenant-in-common investments or other co-ownership arrangements with affiliates or others, to acquire real property from Behringer Development Company LP (Behringer Development), an affiliate of Behringer Advisors. Properties acquired from Behringer Development or its affiliates may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by Behringer Development or its affiliates, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by Behringer Development or its affiliates. At the time of contracting and the payment of the earnest money deposit by us, Behringer Development or its affiliates typically will not have acquired title to any real property. Typically, Behringer Development or its affiliates will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with Behringer Development or its affiliates even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from Behringer Development or its affiliates, and will be entitled to a refund of our earnest money, in the following circumstances:

        o Behringer Development or its affiliates fails to develop the property;

        o all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

        o we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

        The obligation of Behringer Development or its affiliates to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Behringer Development is an entity without substantial assets or operations. However,

Behringer Development or its affiliates' obligation to refund our earnest money deposit will be guaranteed by HPT Management, our property manager, which provides property management and leasing services to various Behringer Harvard sponsored programs, including us, for substantial monthly fees. As of the time HPT Management may be required to perform under any guaranty, we cannot assure that HPT Management will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. If we were forced to collect our earnest money deposit by enforcing the guaranty of HPT Management, we will likely be required to accept installment payments over time payable out of the revenues of HPT Management's operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See "Investment Objectives and Criteria - Acquisition of Properties from Behringer Development."


    COMPETITION WITH THIRD PARTIES IN ACQUIRING PROPERTIES AND OTHER INVESTMENTS MAY REDUCE OUR PROFITABILITY AND THE RETURN ON YOUR INVESTMENT.

        We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.


    A CONCENTRATION OF OUR INVESTMENTS IN ANY ONE PROPERTY CLASS MAY LEAVE OUR PROFITABILITY VULNERABLE TO A DOWNTURN IN SUCH SECTOR.

        At any one time, a significant portion of our investments could be in one property class. As a result, we will be subject to risks inherent in investments in a single type of property. If our investments are substantially in one property class, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn in the businesses conducted in those types of properties could be more pronounced than if we had more fully diversified our investments.


    IF WE SET ASIDE INSUFFICIENT WORKING CAPITAL RESERVES, WE MAY BE REQUIRED TO DEFER NECESSARY PROPERTY IMPROVEMENTS.

        If we do not estimate enough reserves for working capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property that may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for effected properties, and our results of operations may be negatively impacted.

    THE COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS AND OTHER GOVERNMENTAL LAWS AND REGULATIONS MAY ADVERSELY AFFECT OUR INCOME AND THE CASH AVAILABLE FOR ANY DISTRIBUTIONS.

        All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

        Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance.

    DISCOVERY OF PREVIOUSLY UNDETECTED ENVIRONMENTALLY HAZARDOUS CONDITIONS MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

        Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

    OUR COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT MAY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS.


        Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990 (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third-party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you, if any.


    IF WE SELL PROPERTIES BY PROVIDING FINANCING TO PURCHASERS, WE WILL BEAR THE RISK OF DEFAULT BY THE PURCHASER.


        If we decide to sell any of our properties, we intend to use our reasonable best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact our distributions to stockholders. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to our stockholders.


RISKS ASSOCIATED WITH DEBT FINANCING


    WE WILL INCUR MORTGAGE INDEBTEDNESS AND OTHER BORROWINGS, WHICH WILL INCREASE OUR BUSINESS RISKS.

        When it is determined to be in our best interests, we acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our real properties to obtain funds to acquire additional real properties or for payment of distributions to stockholders. We also may borrow funds if necessary to satisfy the requirement that we distribute to stockholders at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

        There is no limitation on the amount we may invest in any single improved property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our indebtedness shall not exceed 300% of our net assets as of the date of any borrowing. We may incur indebtedness in excess of the limit if the excess is approved by a majority of our independent directors.

        We expect to borrow up to 55% of the aggregate value of our assets if interest rates and loan terms are favorable. Our board of directors has adopted a policy that we will generally limit our aggregate borrowings to approximately 55% of the aggregate value of our assets as of the date of any borrowing, unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation does not apply to individual properties and only will apply once we have invested most of our capital. As a result, it can be expected that, with respect to the acquisition of one or more of our properties, we may incur indebtedness of more than 55% of the asset value of the property acquired, and that our debt levels likely will be higher until we have invested most of our capital.

        We do not incur mortgage debt on a particular real property unless we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to make distributions to our stockholders will be adversely affected.


    IF MORTGAGE DEBT IS UNAVAILABLE AT REASONABLE RATES, WE MAY NOT BE ABLE TO FINANCE THE PROPERTIES, WHICH COULD REDUCE THE NUMBER OF PROPERTIES WE CAN ACQUIRE AND THE AMOUNT OF CASH DISTRIBUTIONS WE CAN MAKE.

        When we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from raising capital by issuing more stock or prevent us from borrowing more money.

    LENDERS MAY REQUIRE US TO ENTER INTO RESTRICTIVE COVENANTS RELATING TO OUR OPERATIONS, WHICH COULD LIMIT OUR ABILITY TO MAKE DISTRIBUTIONS TO OUR STOCKHOLDERS.


        In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. We entered into loan agreements in connection with our acquisitions of tenant-in-common interests in Minnesota Center in October 2003, Enclave on the Lake in April 2004, St. Louis Place in June 2004, Colorado Building in August 2004, Travis Tower in October 2004 and 250 West Pratt in December 2004. In general, all of these loan agreements restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter into may contain other customary negative covenants that may limit our ability to further mortgage the property, discontinue insurance coverage, replace Behringer Advisors as our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.

    INCREASES IN INTEREST RATES COULD INCREASE THE AMOUNT OF OUR DEBT PAYMENTS AND ADVERSELY AFFECT OUR ABILITY TO MAKE DISTRIBUTIONS TO OUR STOCKHOLDERS.

        We expect that in the future we may incur indebtedness that bears interest at a variable rate. Accordingly, increases in interest rates would increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to make distributions to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we would be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.


    IF WE ENTER INTO FINANCING ARRANGEMENTS INVOLVING BALLOON PAYMENT OBLIGATIONS, IT MAY ADVERSELY AFFECT OUR ABILITY TO MAKE DISTRIBUTIONS.

        Some of our financing arrangements may require us to make a lump-sum or "balloon" payment at maturity. The loan agreements that we entered into in connection with our acquisitions of tenant-in-common interests in Minnesota Center in October 2003, Enclave on the Lake in April 2004, St. Louis Place in June 2004, Colorado Building in August 2004,Travis Tower in October 2004 and 250 West Pratt in December 2004 all require us to repay the entire principal balance of the loan on a maturity date that is seven to ten years after the date of the respective agreement. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

    WE HAVE BROAD AUTHORITY TO INCUR DEBT, AND HIGH DEBT LEVELS COULD HINDER OUR ABILITY TO MAKE DISTRIBUTIONS AND COULD DECREASE THE VALUE OF YOUR INVESTMENT.

        Our board of directors has adopted a policy that, once we are fully invested, we will generally limit our aggregate borrowings to approximately 55% of the aggregate value of our assets, but we may exceed this limit under some circumstances. Such debt may be at a level that is higher than other real estate investment trusts with similar investment objectives and/or criteria. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.


RISKS ASSOCIATED WITH MORTGAGE LENDING

    WE DO NOT HAVE SUBSTANTIAL EXPERIENCE INVESTING IN MORTGAGE LOANS, WHICH COULD ADVERSELY AFFECT OUR RETURN ON MORTGAGE INVESTMENTS.


        Neither our advisor nor any of our affiliates has any substantial experience investing in mortgage loans. Although we currently do not expect to make significant investments in mortgage loans, we may make such investments to the extent our advisor determines that it is advantageous to us due to the state of the real estate market or in order to diversify our investment portfolio. If we decide to make mortgage loans or acquire them, we may not have the expertise necessary to maximize the return on our investment.


    OUR MORTGAGE LOANS MAY BE IMPACTED BY UNFAVORABLE REAL ESTATE MARKET CONDITIONS, WHICH COULD DECREASE THE VALUE OF OUR MORTGAGE INVESTMENTS.

        If we make or invest in mortgage loans, we will be at risk of defaults on those mortgage loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the property securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

    OUR MORTGAGE LOANS WILL BE SUBJECT TO INTEREST RATE FLUCTUATIONS, WHICH COULD REDUCE OUR RETURNS AS COMPARED TO MARKET INTEREST RATES.

        If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we may not be able to make new loans at the previously higher interest rate.


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

    DELAYS IN LIQUIDATING DEFAULTED MORTGAGE LOANS COULD REDUCE OUR INVESTMENT RETURNS.


        If there are defaults under our mortgage loans, we may not be able to repossess and sell quickly any properties serving such loans. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.


    RETURNS ON OUR MORTGAGE LOANS MAY BE LIMITED BY REGULATIONS.


        The mortgage loans in which we invest or that we may make, may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.


    FORECLOSURES CREATE ADDITIONAL OWNERSHIP RISKS THAT COULD ADVERSELY IMPACT OUR RETURNS ON MORTGAGE INVESTMENTS.

        If we acquire property by foreclosure following defaults under our mortgage loans, we will have the economic and liability risks as the owner. See "- General Risks Related to Investments in Real Estate" above.

    THE LIQUIDATION OF OUR ASSETS MAY BE DELAYED, WHICH COULD DELAY DISTRIBUTIONS TO OUR STOCKHOLDERS.

        If our advisor determines that it is in our best interest to make or invest in mortgage loans, any intended liquidation of us may be delayed beyond the time of the sale of all of our properties until all mortgage loans expire or are sold, because we may enter into mortgage loans with terms that expire after the date we intend to have sold all of our properties.

RISKS ASSOCIATED WITH SECTION 1031 TENANT-IN-COMMON TRANSACTIONS

    WE MAY HAVE INCREASED EXPOSURE TO LIABILITIES FROM LITIGATION AS A RESULT OF OUR PARTICIPATION BY US IN SECTION 1031 TENANT-IN-COMMON TRANSACTIONS.


        Many of our acquisitions of tenant-in-common interests were structured to qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code and we, through our affiliates, intend to continue to enter into
Section 1031 tenant-in-common transactions (Section 1031 TIC Transactions) in the future. Section 1031 TIC Transactions are structured as the acquisition of real estate owned in co-tenancy arrangements with parties seeking to defer taxes under Section 1031 of the Internal Revenue Code (1031 Participants), including single member limited liability companies or similar entities (Behringer Harvard Exchange Entities). We may provide accommodation in support of or otherwise be involved in such Section 1031 TIC Transactions. Although our participation in
Section 1031 TIC Transactions has certain benefits to our business, including enabling us to invest capital more readily and over a more diversified portfolio and allowing us to acquire interests in properties that we would be unable to acquire using our own capital resources, there are significant tax and securities disclosure risks associated with the related offerings of co-tenancy interests to 1031 Participants. Changes in tax laws may result in Section 1031 TIC Transactions no longer being available, which may adversely affect Section 1031 TIC Transactions or cause such transactions not to achieve their intended value. In certain Section 1031 TIC Transactions it is anticipated that we will receive fees in connection with our provision of accommodation in support of the transaction and, as such, even though we do not sponsor these Section 1031 TIC Transactions, we may be named in or otherwise required to defend against any lawsuits brought by 1031 Participants because of our affiliation with sponsors of such transactions. Furthermore, in the event that the Internal Revenue Service conducts an audit of the purchasers of co-tenancy interests and successfully challenges the qualification of the transaction as a like-kind exchange, purchasers of co-tenancy interests may file a lawsuit against the entity offering the co-tenancy interests, its sponsors, and/or us. We may be involved in one or more such offerings and could therefore be named in or otherwise required to defend against lawsuits brought by 1031 Participants. Any amounts we are required to expend defending any such claims will reduce the amount of funds available for investment by us in properties or other investments and may reduce the amount of funds available for distribution to our stockholders. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock. For a more detailed discussion of Section 1031 TIC Transactions, see "Investment Objectives and Criteria - Section 1031 Tenant-in-Common Transactions." For a more detailed discussion of the tax aspects of a Section 1031 TIC Transaction, see "Federal Income Tax Considerations - Tax Aspects of Our Operating Partnership - 1031 Tenant-in-Common Transactions."

    WE ARE SUBJECT TO CERTAIN RISKS IN CONNECTION WITH OUR ARRANGEMENTS WITH BEHRINGER HARVARD EXCHANGE ENTITIES.

        We anticipate that, in connection with most of our property acquisitions, we currently or subsequently may become tenant-in-common owners of properties in which Behringer Harvard Exchange Entities subsequently sell tenant-in-common interests to 1031 Participants. At the closing of certain properties acquired by a Behringer Harvard Exchange Entity, we may enter into a contractual arrangement with such entity providing that, (i) in the event that the Behringer Harvard Exchange Entity is unable to sell all of the co-tenancy interests in that property to 1031 Participants, we will purchase, at the Behringer Harvard Exchange Entity's cost, any co-tenancy interests remaining unsold; (ii) we will guarantee certain bridge loans associated with the purchase of the property in which tenant-in-common interests are to be sold; and/or (iii) we will provide security for the guarantee of such bridge loans. Accordingly, in the event that a Behringer Harvard Exchange Entity is unable to sell all co-tenancy interests in one or more of its properties, we may be required to purchase the unsold co-tenancy interests in such property or properties. In any event, as an owner of tenant-in-common interests in properties, we will be subject to the risks that ownership of co-tenancy interests with unrelated third parties entails. Furthermore, to the extent we guarantee certain bridge loans associated with tenant-in-common transactions, we, as well as the co-tenants, will become liable for the lender's customary carve-outs under the applicable mortgage loan financing documents, including but not limited to fraud or intentional misrepresentation by a co-tenant or a guarantor of the loan, physical waste of the property, misapplication or misappropriation of insurance proceeds, and failure to pay taxes.

    A SUBSTANTIAL PORTION OF THE PROPERTIES WE HAVE ACQUIRED ARE IN THE FORM OF TENANT-IN-COMMON OR OTHER CO-TENANCY ARRANGEMENTS AND WE EXPECT TO ENTER INTO MORE SUCH ARRANGEMENTS IN THE FUTURE. THEREFORE, WE ARE SUBJECT TO RISKS ASSOCIATED WITH CO-TENANCY ARRANGEMENTS THAT OTHERWISE MAY NOT BE PRESENT IN NON-CO-TENANCY REAL ESTATE INVESTMENTS.

        We may enter in tenant-in-common or other co-tenancy arrangements with respect to a substantial portion of the properties we acquire. Whether acquired as a planned co-tenancy or as the result of an accommodation or other arrangement disclosed above, ownership of co-tenancy interests involves risks generally not otherwise present with an investment in real estate such as the following:

        o the risk that a co-tenant may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

        o the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

        o the possibility that an individual co-tenant might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the tenants in common agreement or management agreement entered into by the co-tenants owning interests in the property;

        o the possibility that a co-tenant might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of a current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

        o the risk that a co-tenant could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities law and otherwise adversely affect the property and the co-tenancy arrangement; or

        o the risk that a default by any co-tenant would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-tenants.

    ACTIONS BY A CO-TENANT MIGHT HAVE THE RESULT OF SUBJECTING THE PROPERTY TO LIABILITIES IN EXCESS OF THOSE CONTEMPLATED AND MAY HAVE THE EFFECT OF REDUCING YOUR RETURNS.


        In the event that our interests become adverse to those of the other co-tenants in a Section 1031 TIC Transaction, in certain cases we may not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase such co-tenancy interests from the 1031 Participants.

        In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. Finally, it is anticipated that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.


    OUR PARTICIPATION IN SECTION 1031 TIC TRANSACTIONS MAY LIMIT OUR ABILITY TO BORROW FUNDS IN THE FUTURE, WHICH COULD ADVERSELY AFFECT THE VALUE OF OUR INVESTMENTS.


        Section 1031 TIC Transaction agreements we may enter into that contain obligations to acquire unsold co-tenancy interests in properties may be viewed by institutional lenders as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future. Furthermore, such obligations may be viewed by our lenders in such a manner as to limit our ability to borrow funds based on regulatory restrictions on lenders limiting the amount of loans they can make to any one borrower.


FEDERAL INCOME TAX RISKS

    FAILURE TO QUALIFY AS A REIT WOULD ADVERSELY AFFECT OUR OPERATIONS AND OUR ABILITY TO MAKE DISTRIBUTIONS.


        We have not yet elected to be taxed as a REIT. As a result, for the 2003 tax year, we were taxed as a corporation. However, we were not required to pay any income taxes, because we did not have any taxable income for the period. We inted to make the election to be taxed as a REIT effective for our 2004 tax year. In order for us to qualify as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and Treasury Regulations and various factual matters and circumstances that are not entirely within our control. We intend to structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT.


        The opinion of our legal counsel, Morris, Manning & Martin, LLP, regarding our ability to qualify as a REIT does not guarantee our ability to qualify and remain a REIT. Our legal counsel has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. Our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Morris, Manning & Martin, LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Morris, Manning & Martin, LLP's legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

        If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.


        Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances that are not entirely within our control. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.


    CERTAIN FEES PAID TO US MAY AFFECT OUR REIT STATUS.

        Income received in the nature of rental subsidies or rent guarantees, in some cases, may not qualify as rental income and could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the "income tests" required for REIT qualification. In addition, in connection with our Section 1031 TIC Transactions, we or one of our affiliates typically enters into a number of contractual arrangements with Behringer Harvard Exchange Entities that guarantee or effectively guarantee the sale of the co-tenancy interests being offered by any Behringer Harvard Exchange Entity. In consideration for entering into these agreements, we are paid fees that could be characterized by the Internal Revenue Service as non-qualifying income. If any of our income were, in fact, treated as non-qualifying, and if the aggregate of such non-qualifying income in any taxable year ever exceeded 5% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four ensuing taxable years. We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.

    RECHARACTERIZATION OF THE SECTION 1031 TIC TRANSACTIONS MAY RESULT IN TAXATION OF INCOME FROM A PROHIBITED TRANSACTION, WHICH WOULD DIMINISH DISTRIBUTIONS TO OUR STOCKHOLDERS.


        In the event that the Internal Revenue Service were to recharacterize the Section 1031 TIC Transactions such that we, rather than the Behringer Harvard Exchange Entity, are treated as the bona fide owner, for tax purposes, of properties acquired and resold by the Behringer Harvard Exchange Entity in connection with the Section 1031 TIC Transactions, such characterization could result in the fees paid to us by the Behringer Harvard Exchange Entity as being deemed income from a prohibited transaction, in which event the fee income paid to us in connection with the Section 1031 TIC Transactions would be subject to a 100% tax. If this occurs, our ability to make distributions to our stockholders will be adversely affected.

    YOU MAY HAVE TAX LIABILITY ON DISTRIBUTIONS YOU ELECT TO REINVEST IN OUR COMMON STOCK.

        If you elect to have your distributions reinvested in our common stock pursuant to our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.


    IF OUR OPERATING PARTNERSHIP FAILS TO MAINTAIN ITS STATUS AS A PARTNERSHIP, ITS INCOME MAY BE SUBJECT TO TAXATION, WHICH WOULD REDUCE OUR CASH AVAILABLE FOR DISTRIBUTION TO OUR STOCKHOLDERS.


        We intend to maintain the status of the operating partnership as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to make distributions and the return on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.


    IN CERTAIN CIRCUMSTANCES, WE MAY BE SUBJECT TO FEDERAL AND STATE TAXES ON INCOME AS A REIT, WHICH WOULD REDUCE OUR CASH AVAILABLE FOR DISTRIBUTION TO OUR STOCKHOLDERS.


        Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a "prohibited transaction," such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes paid by us will reduce our cash available for distribution to our stockholders.


    LEGISLATIVE OR REGULATORY ACTION COULD ADVERSELY AFFECT INVESTORS.


        In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares. You also should note that our counsel's tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our shares.

        Congress passed major federal tax legislation in 2003. One of the changes reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15%. REIT distributions generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. Even with the reduction of the rate on dividends received by individuals, the combined maximum corporate federal tax rate is 44.75% and with the effect of state income taxes can exceed 50%. As a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders.


        Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

        We have acquired all of our properties to date by means of 1031 TIC Transactions. Changes in tax laws may result in Section 1031 TIC Transactions being no longer available, which may adversely affect Section 1031 TIC Transactions or cause such transactions not to achieve their intended value. Any changes in tax laws that result in Section 1031 Transactions being no longer available may have a negative impact on our investment strategy.

    THERE ARE SPECIAL CONSIDERATIONS THAT APPLY TO PENSION OR PROFIT-SHARING TRUSTS OR IRAS INVESTING IN OUR SHARES.

        If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:


        o your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

        o your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

        o your investment satisfies the prudence and diversification requirements of ERISA;

        o your investment will not impair the liquidity of the plan or IRA;

        o       your investment will not produce UBTI for the plan or IRA;

        o you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

        o your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

        For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the "Investment by Tax-Exempt Entities and ERISA Considerations" section of this prospectus.

    EQUITY PARTICIPATION IN MORTGAGE LOANS MAY RESULT IN TAXABLE INCOME AND GAINS FROM THESE PROPERTIES WHICH COULD ADVERSELY IMPACT OUR REIT STATUS.

        If we participate under a mortgage loan in any appreciation of the properties securing the mortgage loan or its cash flow and the Internal Revenue Service characterizes this participation as "equity," we might have to recognize income, gains and other items from the property. This could affect our ability to qualify as a REIT.

               CUSTOMARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the information in this prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as "may," "will," anticipate," "expect," "intend," "plan," "believe," "seek," "estimate," "would, " "could, " "should" and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.

        These forward-looking statements are subject to various risks and uncertainties, including those discussed above under "Risk Factors," that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                            ESTIMATED USE OF PROCEEDS


        The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell 96,000,000 shares pursuant to this offering. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. We expect that if the maximum offering amount is raised at least 90.6% of the gross proceeds of this offering will be used for investment in real estate, loans and other investments, paying the expenses incurred in making such investments, and for initial working capital reserves for real estate investments. We expect to use approximately 87.1% of the gross proceeds of the maximum offering to make investments in real estate properties, mortgage loans and other investments, and to use approximately 3.5% of the gross proceeds of the maximum offering, assuming no debt financing, for payment of fees and expenses related to the selection and acquisition of our investments and for initial working capital reserves for real estate investments. The remaining up to 9.4% will be used to pay expenses and fees, including the payment of fees to Behringer Advisors, our advisor. Our fees and expenses, as listed below, include the following:

        o Selling commissions and dealer manager fee, which consist of selling commissions equal to 7% of aggregate gross offering proceeds (1% for sales under our distribution reinvestment plan), which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2% of aggregate gross offering proceeds (no dealer manager fee will be paid with respect to sales under our distribution reinvestment plan), payable to Behringer Securities, an affiliate of our advisor. Behringer Securities may pay commissions of up to 7% of the gross offering proceeds to other broker-dealers participating in the offering of our shares. Behringer Securities may reallow a portion of its dealer manager fee in an aggregate amount up to 1.5% of gross offering proceeds to broker-dealers participating in the offering to be paid as marketing fees and expenses, including bona fide conference fees and bona fide due diligence expenses incurred. Under the rules of the NASD, the aggregate of all selling commissions, the dealer manager fee, wholesaling compensation expenses relating to sales services, bona fide due diligence expenses, any non-cash incentives, and any other item that is deemed underwriting compensation by the NASD, will not exceed 10% of our gross offering proceeds. See the "Plan of Distribution" section of this prospectus for a description of additional provisions relating to selling commissions and the dealer manager fee.

        o Organization and offering expenses, which are defined generally as any and all costs and expenses incurred by us, our advisor or an affiliate of our advisor in connection with our formation, qualification and registration and the marketing and distribution of our shares, including, but not limited to, accounting fees, printing, advertising and marketing expenses, and other accountable offering expenses, other than selling commissions and the dealer manager fee. Behringer Advisors and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 2% of gross offering proceeds (no reimbursement of organization and offering expenses will be made with respect to sales under our distribution reinvestment plan) without recourse against or reimbursement by us and, pursuant to our charter, the aggregate sum of such organization and offering expenses, selling commissions and the dealer manager fee, shall in no event exceed 15% of the gross offering proceeds.

        o Acquisition and advisory fees, which are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties, or the making or investing in mortgage loans or other investments. We will pay Behringer Advisors, as our advisor, acquisition and advisory fees of 2.5% of the contract purchase price of each asset or the funds advanced pursuant to a mortgage loan. Acquisition and advisory fees do not include acquisition expenses.

        o Acquisition expenses, which include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real properties.

                                                                  MAXIMUM OFFERING OF
                                                                   96,000,000 SHARES
                                                                   -----------------
                                                               AMOUNT              PERCENT
                                                               ------              -------
        Gross offering proceeds........................     $952,000,000            100.0%
        Less public offering expenses:
           Selling commissions and dealer manager
           fee(1)......................................       73,520,000              7.7
           Organization and offering expenses (2)......       16,000,000              1.7
                                                            ------------            -----
        Amount available for investment................      862,480,000             90.6
        Acquisition and development expenses:
           Acquisition and advisory fees (3)...........       20,732,692              2.2
           Acquisition expenses (4)....................        4,146,538              0.4
        Initial working capital reserves (5)...........        8,293,077              0.9
                                                                                    -----
        Amount estimated to be invested (6)............     $829,307,692             87.1%
                                                            ============            =====

---------------
(1) Includes selling commissions equal to 7% of gross offering proceeds and a dealer manager fee equal to 2% of gross offering proceeds on 80,000,000 shares sold to the public at $10.00 per share in the primary offering, and selling commissions equal to 1% of gross offering proceeds and no dealer manager fee on 16,000,000 shares sold at $9.50 per share through our distribution reinvestment plan.
(2) Any amount of organization and offering expenses exceeding 2% of the gross offering proceeds on 80,000,000 shares sold to the public will be paid by our advisor or an affiliate of our advisor. No reimbursement of organization and offering expenses will be made with respect to sales under our distribution reinvestment plan. Organization and offering expenses will necessarily increase as the volume of shares sold in the offering increases, in order to pay the increased expenses of qualification and registration of the additional shares and the marketing and distribution of the additional shares. These reimbursements will include organization and offering expenses previously advanced by our advisor with regard to the prior offering of our shares, to the extent not reimbursed out of proceeds from the prior offering, and subject to the 2.5% of gross offering proceeds overall limitation of such prior offering. These reimbursements do not include expenses associated with the organization of our advisor or any other affiliate.
(3) For purposes of this table, we have assumed that no debt financing is used to acquire properties or other investments and that 90.6% of the gross proceeds of this offering are used to acquire properties, pay fees and expenses related to the selection and acquisition of such investments, and for initial working capital reserves for real estate investments. However, it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our properties as financed and cannot be determined at the present time. For illustrative purposes, assuming we use debt financing equal to 55% of the approximately $862,480,000 of initial net proceeds to us from the public offering to make investments and no reinvestments with the proceeds of any sales of investments were made, we could make investments with an aggregate contract price of approximately $1,336,844,000 if the maximum offering is sold. In such a case, acquisition and advisory fees could be approximately $33,421,000 and acquisition expenses could be approximately $6,684,000. We will also pay to our advisor a 1% debt financing fee for their services in connection with the origination or refinancing of any debt financing obtained by us. These additional fees and expenses may be payable out of the proceeds of such financings.
(4) This amount reflects customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisal, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that the third-party costs would average 0.5% of the contract purchase price of property acquisitions.
(5) Estimates for working capital needs throughout the life of each property will be established at the time the property is acquired. Upon closing of the acquisition of each such property, an amount of initial capital equal to the amount estimated will be placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the entire life of the property or reserved for such on our books. Through continual reprojection and annual budgeting processes, working capital reserves will be adjusted. If depleted during the course of the property's holding period, unless otherwise budgeted, the reserve requirement will be refilled from excess cash flow to provide for the financial endurance of the property. Working capital reserves are typically utilized for extraordinary expenses that may not be covered by the current revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. We have estimated reserves of at least 1% of the contract price of our portfolio of real properties, and for the purposes of this estimation we have assumed that all of our investments will be in real properties.
(6) Includes amounts we anticipate to invest in our properties and mortgage loans net of fees and expenses and initial working capital reserves. We expect to use approximately 90.6% of the gross proceeds of the maximum offering to make investments in real estate properties, mortgage loans and other investments net of acquisition fees and expenses and working capital reserves.


        Until required in connection with the acquisition and development of properties and investment in mortgages, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

                                   MANAGEMENT

GENERAL

        We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Behringer Advisors to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board's supervision. Our charter has been reviewed and ratified by our board of directors, including the independent directors, at their initial meeting and subsequent meetings. This ratification by our board of directors is required by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines.

        Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three nor more than 15 (unless approved by the affirmative vote of 80% of the directors then serving on our board). We currently have a total of five directors. The charter also provides that a majority of the directors must be independent directors. An "independent director" is a person who is not one of our officers or employees or an officer or employee of Behringer Advisors or its affiliates and has not otherwise been affiliated with such entities for the previous two years. Of our five current directors, three are considered independent directors. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have at least three years of relevant real estate experience. Currently, each of our directors, including our independent directors, has substantially in excess of three years of relevant real estate experience.

        During the discussion of a proposed transaction, independent directors often offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management takes these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

        Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of holders of at least a majority of all the outstanding shares entitled to vote at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director who is not an independent director. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.

        Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by the charter and the bylaws.

        The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors meet quarterly or more frequently if necessary. We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, our directors rely heavily on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

        In addition to the investment policies set forth in our charter, our board of directors has established written policies on investments and borrowing, which are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders.

We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our charter.

        The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction, must approve all transactions with Behringer Advisors or its affiliates. The independent directors are also responsible for reviewing the performance of Behringer Advisors and determining that the compensation to be paid to Behringer Advisors is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors consider factors such as:


        o the amount of the fees paid to Behringer Advisors in relation to the size, composition and performance of our investments;

        o the success of Behringer Advisors in generating appropriate investment opportunities;

        o rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;

        o additional revenues realized by Behringer Advisors and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

        o the quality and extent of service and advice furnished by Behringer Advisors and the performance of our investment portfolio; and

        o the quality of our portfolio relative to the investments generated by Behringer Advisors or its affiliates for its other clients.


        None of our directors, Behringer Advisors, nor any of their affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of Behringer Advisors, such director or any of their affiliates, or
(2) any transaction between us and Behringer Advisors, such director or any of their affiliates.

COMMITTEES OF THE BOARD OF DIRECTORS

        Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our board has established an audit committee, a compensation committee and a nominating committee so that certain functions can be addressed in more depth than may be possible at a full board meeting. Independent directors comprise all of the members of the audit committee, compensation committee and nominating committee.

AUDIT COMMITTEE


        The audit committee meets on a regular basis at least four times a year. The current members of the audit committee are independent directors Charles G. Dannis, Steven W. Partridge and G. Ronald Witten, with Mr. Partridge serving as chairman. Our board of directors adopted our Audit Committee Charter at its organizational meeting held on June 26, 2002 and last approved revisions of it in March 2004. The Audit Committee Charter can be found on our web site at WWW.BHFUNDS.COM. The audit committee's primary functions are to evaluate and approve the services and fees of our independent auditors, to periodically review the auditors' independence, and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established and the audit and financial reporting process.


COMPENSATION COMMITTEE

        Our board of directors has also established a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our executive officers and our directors. The compensation committee is comprised of independent directors Charles G. Dannis, Steven W. Partridge and G. Ronald Witten, with Mr. Dannis serving as chairman. The primary duties of the compensation committee include reviewing all forms of compensation for our executive officers, if any, and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising on changes in compensation of members of the board of directors. If we determine to hire employees, our compensation committee would also be charged with overseeing our compensation practices with respect to those employees. Currently, we do not compensate our executive officers, and only our directors who are not employed by us, Behringer Advisors or its affiliates receive compensation for their service to us. Our board of directors has adopted an Amended and Restated Compensation Committee Charter, which can be found on our web site at WWW.BHFUNDS.COM.


NOMINATING COMMITTEE


        The nominating committee consists of independent directors Charles G. Dannis, Steven W. Partridge and G. Ronald Witten, with Mr. Witten serving as chairman. The nominating committee recommends nominees to serve on our board of directors. The nominating committee has adopted a written charter approved by the board of directors, which can be found on our web site at WWW.BHFUNDS.COM. Each of the members of the nominating committee is "independent" under applicable SEC rules. The nominating committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in our bylaws. Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 90 and 120 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year. Because our directors take a critical role in guiding our strategic direction and oversee our management, board candidates must demonstrate broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry. The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and shall periodically review and recommend for approval by the board any updates to the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the board as a whole may be taken into account favorably in considering individual candidates. The nominating committee will evaluate the qualifications of each director candidate against these criteria in making its recommendation to the board concerning nominations for election or reelection as a director. The process for evaluating candidates recommended by our stockholders pursuant to our bylaws will be no different than the process for evaluating other candidates considered by the nominating committee.


EXECUTIVE OFFICERS AND DIRECTORS

        We have provided below certain information about our executive officers and directors.

        Name                        Age   Position(s)
        ----                        ---   -----------
        Robert M. Behringer          56   President, Chief Executive Officer, Chief Investment
                                            Officer and Chairman of the Board of Directors

        Robert S. Aisner             58   Chief Operating Officer and Director

        Gerald J. Reihsen, III       45   Executive Vice President - Corporate Development
                                            and Legal and Secretary
        Gary S. Bresky               38   Chief Financial Officer and Treasurer
        M. Jason Mattox              29   Senior Vice President
        Charles G. Dannis            55   Independent Director

        Steven W. Partridge          47   Independent Director

        G. Ronald Witten             53   Independent Director


        ROBERT M. BEHRINGER is the President, Chief Executive Officer, Chief Investment Officer and Chairman of the board of directors of Behringer Harvard REIT I and the President and sole manager of Behringer Advisors, our advisor. He is also the majority owner, sole manager, Chief Executive Officer and President of Behringer Harvard Holdings, the parent corporation of Behringer Advisors. Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I, each a publicly registered real estate limited partnership. Mr. Behringer also controls the general partner of Behringer Harvard Strategic Opportunity Fund I, a private real estate limited partnership. Since 2001, Mr. Behringer has also been the Chief Executive Officer and manager of the other Behringer Harvard companies.


        From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer that has recently been liquidated and that had a net asset value of approximately $200 million before its liquidation. Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989, that invested in single asset limited partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease Real Estate Investments, Inc.), one of the largest pension funds advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the South Central United States, including Texas, Louisiana, Arkansas, Oklahoma and Mississippi. The portfolio included institutional quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion. Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

        Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational properties. In addition to being the President and a director of Behringer Harvard REIT I, he is currently the general partner or a co-general partner in several real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. Mr. Behringer is a Certified Property Manager, Real Property Administrator, Certified Hotel Administrator and Texas Real Estate Broker, holds Series 7, 24 and 63 securities licenses and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council. Mr. Behringer has also been a licensed certified public accountant for over 20 years. Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

        ROBERT S. AISNER is Chief Operating Officer and a director of Behringer Harvard REIT I and president of the other Behringer Harvard companies. Mr. Aisner has over 30 years of commercial real estate experience. From 1996 until joining Behringer Harvard REIT I in 2003, Mr. Aisner served as (i) Executive Vice President of Amli Residential Properties Trust, a New York Stock Exchange listed REIT that is focused on the development, acquisition and management of upscale apartment communities and serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (ii) President of Amli Management Company, which oversees all of Amli's apartment operations in 80 communities, (iii) President of the Amli Corporate Homes division that manages Amli's corporate housing properties, (iv) Vice President of Amli Residential Construction, a division of Amli that performs real estate construction services, and (v) Vice President of Amli Institutional Advisors, the Amli division that serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities. Mr. Aisner also served on Amli's Executive Committee and Investment Committee from 1999 until 2003. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management company. From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development and management company, where he served as Vice President.

        Mr. Aisner served as an independent director of Behringer Harvard REIT I from June 2002 until February 2003 and while an executive with us from June 2003 until the present he has also served as a director. Since February 2003, Mr. Aisner has also served as Executive Vice President - Real Estate Operations of Behringer Harvard Holdings and President of Harvard Property Trust, LLC, IMS, HPT Management and Behringer Development. Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

        GERALD J. REIHSEN, III has served as our Executive Vice President - Corporate Development and Legal and Secretary since our inception in 2002. He also serves in such capacity with Behringer Advisors. Since 2001, Mr. Reihsen has served in this and similar executive capacities with the other Behringer Harvard companies, including serving as President of Behringer Securities.

        For over 20 years, Mr. Reihsen's business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, real estate partnerships, and public and private securities offerings. For the period from 1985 to 2000, Mr. Reihsen practiced as an outside corporate securities attorney. After serving from 1986 to 1995 in the corporate department of Gibson, Dunn & Crutcher, a leading international commercial law firm, Mr. Reihsen established his own firm, Travis & Reihsen, where he served as a corporate/securities partner until 1998. In 1998, Mr. Reihsen became the lead partner in the corporate/securities section of the law firm Novakov Davis, where he served until 2000. In 2000, he practiced law as a principal of Block & Balestri, a corporate and securities law firm. In 2000 and 2001, Mr. Reihsen was employed as the Vice President - Corporate Development and Legal of Xybridge Technologies, Inc., a telecommunications software company that Mr. Reihsen helped guide through venture funding, strategic alliances with international telecommunications leaders and its ultimate sale to Zhone Technologies, Inc. Mr. Reihsen holds Series 7, 24, 27 and 63 securities licenses. Mr. Reihsen received a Bachelor of Arts degree, magna cum laude, from the University of Mississippi and a Juris Doctorate degree, cum laude, from the University of Wisconsin.

        GARY S. BRESKY is the Chief Financial Officer and Treasurer of Behringer Harvard REIT I and Behringer Advisors. Mr. Bresky is also the Chief Financial Officer and Treasurer of all of the other Behringer Harvard companies.

        Prior to his employment with the Behringer Harvard REIT I, Mr. Bresky served, from 1996 to 2001, as a Senior Vice President of Finance with Harvard Property Trust, Inc. In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions. Mr. Bresky was also integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or sale of assets.

        From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, Texas, where he focused on finance and accounting for both public and private real estate investment trusts. His experience included conducting annual audits, preparing quarterly and annual public securities reporting compliance filings and public real estate securities registration statements for his clients. From 1989 to 1994, Mr. Bresky worked with Ten West Associates, LTD and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185 million. From 1988 until 1989, Mr. Bresky worked as an analysts' assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc. assisting brokers in portfolio management. Mr. Bresky has been active in commercial real estate and related financial activities for over 15 years and holds Series 7, 24, 27 and 63 securities licenses. Mr. Bresky received a Bachelor of Arts degree from the University of California - Berkeley and a Masters of Business Administration degree from the University of Texas.

        M. JASON MATTOX is a Senior Vice President of Behringer Harvard REIT I. Since 2002, Mr. Mattox has served as a Vice President of Behringer Advisors. Mr. Mattox also serves in a similar capacity with the other Behringer Harvard companies.

        From 1997 until joining Behringer Harvard REIT I in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over one million square feet of Harvard Property Trust, Inc.'s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

        Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties. Mr. Mattox formerly was a member of the National Association of Real Estate Investment Trusts and the Texas Association of Builders. Mr. Mattox has been active in commercial real estate and related financial activities for over six years and holds Series 7, 24 and 63 securities licenses. Mr. Mattox received a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.


        CHARLES G. DANNIS is an independent director of Behringer Harvard REIT
I. Mr. Dannis has been a member of our board of directors since January 2003. Mr. Dannis has been a commercial real estate appraiser and consultant since 1972. Mr. Dannis co-founded the firm Crosson Dannis, Inc., a real estate consulting firm, in 1977 and has been employed by such firm since that time. He is past Treasurer and Member of the Board of the National Council of Real Estate Investment Fiduciaries and past Chairman of its Valuation Committee. He has been an active member of the Pension Real Estate Association, American Real Estate Society and Urban Land Institute. Since 1988, Mr. Dannis has been an adjunct professor/lecturer in Real Estate and Urban Land Economics in the Cox School of Business at Southern Methodist University in both the undergraduate and graduate schools. Mr. Dannis is also an award-winning teacher for the Mortgage Bankers Association of America School of Mortgage Banking. Mr. Dannis received a Bachelor of Business Administration degree from Southern Methodist University. He holds the MAI designation from the Appraisal Institute.

        STEVEN W. PARTRIDGE is an independent director of Behringer Harvard REIT
I. Mr. Partridge has served as a member of our board of directors since October 2003. Mr. Partridge has over 20 years of commercial real estate and related accounting experience. Since October 1997, Mr. Partridge has served as Chief Financial Officer and Senior Vice President of Coyote Management, LP, a real estate limited partnership that owns, manages, and leases regional shopping malls. From December 1983 to September 1997, Mr. Partridge served as a Director of Accounting and Finance, Asset Manager, and then Vice President of Asset Management with Lend Lease Real Estate Investments, Inc., a commercial real estate investment company and its predecessor, Equitable Real Estate Investment Management, Inc. Mr. Partridge has been licensed as a certified public accountant for over 20 years and during that time has been a member of American Institute of CPAs, Texas Society of CPAs, International Council of Shopping Centers, and the CCIM Institute with a Certified Commercial Investment Member designation. Mr. Partridge earned a Bachelor of Accountancy degree, cum laude, and a Master of Accountancy degree (graduate fellowship) from the University of Mississippi.


        G. RONALD WITTEN is an independent director of Behringer Harvard REIT I. Mr. Witten has served as a member of our board of directors since April 2004. Since January 2001, Mr. Witten has served as President of Witten Advisors LLC, a market advisory firm providing ongoing market advisory services to apartment developers, investors and lenders nationwide to identify the location and timing of future development and acquisitions opportunities for the nation's 40 largest apartment markets. Mr. Witten began his career at M/PF Research, Inc., a national leader in apartment market data and market analysis, in 1973 and served as its president from 1978 to 2000. Mr. Witten has been particularly active in the Urban Land Institute and the National Multi Housing Council, and is currently a member of the NMHC's Research Advisory Group. In July 2004, Mr. Witten completed his term as Chairman of ULI's Multi-Family Silver Council. Mr. Witten received his Bachelor of Business Administration degree from Texas Tech University and has completed graduate classes in statistics and economics at Southern Methodist University.

KEY PERSONNEL

        Jon L. Dooley, Senior Vice President - Asset Acquisition and Management of Behringer Advisors and Terry Kennon, Vice President - Portfolio Management of Behringer Advisors are non-executive personnel who are important to our success.


        JON L. DOOLEY, age 53, is our Senior Vice President - Asset Acquisition and Management. Mr. Dooley holds the same position with other Behringer Harvard sponsored programs, including our advisor, Behringer Advisors, which he joined as an employee in 2004. From June 2002 until May 2003, he served as one of our independent directors. In 2002, he served as a Senior Vice President with Trammell Crow Company, a New York Stock Exchange listed diversified commercial real estate company. For the 13 years prior to joining Trammell Crow Company, Mr. Dooley held various senior management positions with Lend Lease Real Estate Investments, Inc. (Lend Lease), a leading real estate pension manager and advisor in the United States and Equitable Real Estate Investment Management, Inc. (acquired by Lend Lease). In 1997, Mr. Dooley became a principal with Lend Lease. Mr. Dooley served as a Senior Vice President of Asset Management from 1991 to 1996 while at Equitable Real Estate Management, Inc. Mr. Dooley has over 25 years of commercial real estate experience. Mr. Dooley received a Bachelor of Business Administration degree from Southern Methodist University.

        TERRY KENNON, Age 57, is our Vice President - Portfolio Management of Behringer Advisors. Mr. Kennon holds the same title with other Behringer Harvard companies. Mr. Kennon joined Behringer Advisors in February 2004 and has over 30 years of commercial real estate experience. From September 2002 until February 2004, he was Senior Vice President - Asset Management with KBS Realty Advisors, a pension fund advisor. As such, he was responsible for 2.5 million square feet of office space in the Central and Northeastern U.S. markets. From July 2001 until August 2002, Mr. Kennon served as Regional Vice President - Property Management for PM Realty Group, a national property management and leasing company. From August 2000 until July 2001, he served as Senior Vice President - Marketing for Safeco Title Company, a regional title company, and from June 1997 until August 2000, he was Managing Director of Landauer Associates, a national real estate counselor and a subsidiary of Aegon Insurance Company. The majority of his career, he held the position of Vice President of The Prudential Real Estate Group which included both the general account and pension advisory divisions. He has extensive experience in institutional property ownership having been responsible for asset management, acquisitions and dispositions for office, industrial, multi-family and retail properties. Mr. Kennon holds a Bachelor of Business Administration and Masters of Business Administration degrees from the University of Memphis. He has achieved the professional designation of Certified Property Manager.

COMPENSATION OF DIRECTORS


        We pay each of our directors who are not employees of Behringer Harvard REIT I or Behringer Advisors or their affiliates $1,250 per month plus $500 for each board or committee meeting the director attends. We will pay the chairman of our audit committee $1,000 (rather than $500) for each meeting of the audit committee he or she attends. In addition, we have reserved 1,000,000 shares of common stock for future issuance upon the exercise of stock options granted to the non-employee directors pursuant to our Director Option Plan (as defined below). It is our policy to grant to each of our non-employee directors an option to purchase 3,000 shares of common stock at $12.00 per share upon their initial election as a director and upon each reelection as a director. The options become exercisable one year after the date of grant. We have also reserved 1,000,000 shares of common stock for future issuance upon the exercise of warrants to be granted to the non-employee directors pursuant to our Director Warrant Plan (as defined below). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of Behringer Harvard REIT I or Behringer Advisors or their affiliates, we do not pay compensation for services rendered as a director.


NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


        The Behringer Harvard REIT I Non-Employee Director Stock Option Plan (Director Option Plan) was approved by our board of directors and stockholders on June 26, 2002. As of December 31, 2004, options to acquire 3,000 shares of our common stock had been granted under such plan to each of Messrs. Dannis, Partridge and Witten. These options were granted on May 27, 2004 with an exercise price of $12.00 per share and vest on May 27, 2005. A total of 1,000,000 shares have been authorized and reserved for issuance under our Director Option Plan.


        The purpose of our Director Option Plan is to promote our interests by providing directors who are not employees of Behringer Harvard REIT I or Behringer Advisors or their affiliates the opportunity to purchase our shares in order to attract and retain these directors. Options granted under our Director Option Plan provide these directors with an incentive to increase the value of our shares and a stake in our future that corresponds to the stake of each of our stockholders.

        Our Director Option Plan is administered by our board of directors, which may delegate such authority to the compensation committee of the board. The Director Option Plan authorizes our board of directors to grant non-qualified stock options to selected members of our board of directors who are not employees of Behringer Harvard REIT I or Behringer Advisors or their affiliates subject to the absolute discretion of the board and the applicable limitations of the Director Option Plan. We intend to grant options under our Director Option Plan to each qualifying director when such person becomes a qualified director and thereafter annually upon reelection. However, no grant will be made under the plan if such grant would cause the director to exceed the 10% ownership limit described below in the section captioned "- Provisions Applicable to Our Director Option Plan, Director Warrant Plan and Employee Option Plan," in which case the grant will be delayed. Annual grants are expected to be made on the date of each annual stockholder meeting in which the respective non-employee director is re-elected. The exercise price for the options granted under our Director Option Plan initially will be $12.00 per share. It is intended that the exercise price for future options granted under our Director Option Plan will be at least 120% of the fair market value of our common stock as of the date that the option is granted.

        Options granted under our Director Option Plan are evidenced by a stock option agreement, which contains such terms and provisions as our board of directors deems appropriate except as otherwise specified in the Director Option Plan. We currently intend that options granted under the Director Option Plan will become exercisable on the first anniversary of the date of grant. Options granted under our Director Option Plan will lapse and no longer be exercisable on the first to occur of (1) the fifth anniversary of the date they are granted,
(2) immediately following the date the director ceases to be a director for cause, (3) three months following the date the director ceases to be a director for any reason other than for cause or as a result of death or disability, or
(4) one year following the date the director ceases to be a director by reason of death or disability. Options granted under the Director Option Plan may be exercised by payment of cash or through the delivery of shares of our common stock with a fair market value equal to the exercise price to be paid. No options issued under our Director Option Plan may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

        An option issued under our Director Option Plan will not be transferable or assignable except by will or by the laws of descent and distribution, and, unless otherwise provided in the option agreement, an option may also be transferred by an option holder as a bona fide gift (i) to a spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the sole benefit of one or more individuals described in clause (i), or (iii) to a partnership of which the only partners are one or more individuals described in clause (i). In the event that an option holder is incapacitated and unable to exercise the option, such option may be exercised by such option holder's legal guardian, legal representative or other representative whom our board of directors deems appropriate based on applicable facts and circumstances.

NON-EMPLOYEE DIRECTOR WARRANT PLAN

        The Behringer Harvard REIT I Non-Employee Director Warrant Plan (Director Warrant Plan) was approved by our board of directors and stockholders on June 26, 2002. A total of 1,000,000 shares of our common stock have been authorized and reserved for issuance under our Director Warrant Plan.

        The purpose of our Director Warrant Plan is to promote our interests by encouraging our directors who are not employees of Behringer Harvard REIT I or Behringer Advisors or their affiliates to purchase shares by providing an incentive to increase the value of our shares and a stake in our future that corresponds to the stake of each of our stockholders.


        Our Director Warrant Plan is administered by our board of directors, who may delegate such authority to a committee of the board. The Director Warrant Plan provides for the issuance of warrants to purchase shares of our common stock to non-employee directors based on the number of shares of common stock that they purchase during a purchase period that begins on the effective date of the Director Warrant Plan and ends on the earlier of (1) the termination of the Director Warrant Plan by action of our board of directors or otherwise, or (2) 5:00 p.m. EST on the date of listing of our shares for trading on a national securities exchange or for quotation on The Nasdaq Stock Market. Under the Director Warrant Plan, each director who is not an employee of Behringer Harvard REIT I or Behringer Advisors or their affiliates will automatically receive a warrant to purchase one share of our common stock for every 25 shares of our common stock that he or she purchases during the purchase period. The exercise price of the warrants will initially be $12.00 per share, and thereafter the exercise price shall be equal to 120% of the fair market value of the common stock.


        Warrants granted under our Director Warrant Plan will be evidenced by a stock warrant agreement, and shall contain such terms and provisions as our board of directors deem appropriate except as otherwise specified in our Director Warrant Plan. Although as of this date we have not granted any warrants under our Director Warrant Plan, we currently intend that warrants granted under our Director Warrant Plan will be immediately exercisable and will lapse and no longer be exercisable on the first to occur of (1) the fifth anniversary of the date they are granted, (2) immediately following the date the director ceases to be a director for cause, or (3) one year following the date the director ceases to be a director for any other reason (including death or disability). Warrants granted under the Director Warrant Plan may be exercised by payment of cash, through the delivery of shares of common stock with a fair market value equal to the exercise price to be paid, or by a combination of both. No warrants issued under the Director Warrant Plan may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

2002 EMPLOYEE STOCK OPTION PLAN


        The Behringer Harvard REIT I 2002 Employee Stock Option Plan (Employee Option Plan) was approved by our board of directors and stockholders on June 26, 2002. A total of 10,000,000 shares have been authorized and reserved for issuance under our Employee Option Plan, and as of December 31, 2004, no options have been granted pursuant to our Employee Option Plan.


        The purpose of our Employee Option Plan is to enable us and our advisor, Behringer Advisors, and our property manager, HPT Management, to obtain or retain the services of employees considered essential to our long-term success by offering such employees an opportunity to participate in our growth through ownership of our common stock.

        Our Employee Option Plan is administered by our board of directors, who may delegate such authority to the compensation committee of the board. Our Employee Option Plan authorizes the board to grant incentive stock options, if applicable, and/or non-qualified stock options to selected employees of Behringer Harvard REIT I, of Behringer Advisors and/or of HPT Management, subject to the absolute discretion of a committee authorized by the board of directors and the applicable limitations of our Employee Option Plan. The exercise price for the options granted under our Employee Option Plan initially will be $12.00 per share, and the exercise price for future options granted under our Employee Option Plan will be no less than 120% of the fair market value of the common stock.

        Options granted under our Employee Option Plan will be evidenced by a stock option agreement, which shall contain such terms and provisions as our board of directors deems appropriate except as otherwise specified in our Employee Option Plan. Our board of directors shall set the period during which the right to exercise an option vests in the holder of the option. Although as of this date we have not granted any options under our Employee Option Plan, we currently intend that options granted under our Employee Option Plan will become exercisable on the later of (i) the day following the termination of this offering, or (ii) the first anniversary of the date of grant. Options granted under our Employee Option Plan will lapse and no longer be exercisable on the first to occur of (1) the fifth anniversary of the date they are granted, (2) immediately following the date the employee ceases to be an employee for cause,
(3) three months following the date the employee ceases to be a employee for any reason other than cause or death or disability, or (4) one year following the date the employee ceases to be an employee by reason of death or disability. Options granted under our Employee Option Plan may be exercised by payment of cash, through the delivery of shares of common stock with a fair market value equal to the exercise price to be paid, or by a combination of both. No options issued under our Employee Option Plan may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

        An option issued under our Employee Option Plan will not be transferable or assignable except by will or by the laws of descent and distribution unless otherwise provided in the option agreement. Unless the option is an incentive stock option, an option may also be transferred by an option holder as a bona fide gift (i) to a spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the sole benefit of one or more individuals described in clause (i), or (iii) to a partnership of which the only partners are one or more individuals described in clause (i). In the event that an option holder is incapacitated and unable to exercise the option, such option may be exercised by such option holder's legal guardian, legal representative, or other representative whom our board of directors deems appropriate based on applicable facts and circumstances.

PROVISIONS APPLICABLE TO OUR DIRECTOR OPTION PLAN, DIRECTOR WARRANT PLAN AND EMPLOYEE OPTION PLAN

        In no event shall an option or warrant be granted to a director or executive officer if the shares available for purchase subject to such grant, when added to all other shares available for purchase and all other shares purchased pursuant to other issued and outstanding options or warrants, would exceed 10% of the issued and outstanding shares of common stock determined as of the date of grant of such option or warrant. Except as otherwise provided in an option agreement or a warrant agreement, if a change of control occurs and the agreements effectuating the change of control do not provide for the assumption or substitution of all options and/or warrants granted under our Director Option Plan, Director Warrant Plan or Employee Option Plan, as applicable, options and warrants granted under the non-assumed plans shall terminate and be forfeited immediately upon the occurrence of the change of control. However, the board in its sole and absolute discretion, may, with respect to any or all of such options or warrants, take any or all of the following actions to be effective as of the date of the change of control (or as of any other date fixed by the board occurring within the 30-day period immediately preceding the date of the change of control, but only if such action remains contingent upon the change of control), such date being referred to herein as the "Action Effective Date":


        o accelerate the vesting and/or exercisability of the non-assumed option or warrant; and/or

        o unilaterally cancel such non-assumed option or warrant in exchange for:


                - whole and/or fractional shares (or for whole shares and cash in lieu of any fractional share) or whole and/or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) which, in the aggregate, are equal in value to the excess of the fair market value of the shares that could be purchased subject to such non-assumed option or warrant determined as of the Action Effective Date (taking into account vesting) over the aggregate exercise price for such shares; or

                - cash or other property equal in value to the excess of the fair market value of the shares that could be purchased subject to such non-assumed option or warrant determined as of the Action Effective Date (taking into account vesting) over the aggregate exercise price for such shares; and/or,


        o unilaterally cancel such non-assumed option or warrant after providing the holder of such option or warrant with (1) an opportunity to exercise such non-assumed option or warrant to the extent vested within a specified period prior to the date of the change of control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period.

        If the number of our outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which we are the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to exercise of options or warrants granted under our Director Option Plan, Director Warrant Plan or Employee Option Plan. A corresponding adjustment to the exercise price of such options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the options or warrants not exercised, but will change only the exercise price for each share.

        Fair market value for purposes of our Director Option Plan, Director Warrant Plan and Employee Option Plan is defined generally to mean:


        o the average closing sale price for the five consecutive trading days ending on such date, if the shares are traded on a national stock exchange;

        o the average of the high bid and low asked prices on such date, if the shares are quoted on The Nasdaq Stock Market;

        o the per share offering price of our common stock, if there is a current public offering and the shares are not traded or listed as provided above; or

        o       the fair market value as determined by our board of directors.


LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

        We are permitted to limit the liability of our directors, officers, employees and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.

        Our charter contains a provision that eliminates directors' and officers' liability to the maximum extent permitted by Maryland law. Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:


        o an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

        o the director or officer actually received an improper personal benefit in money, property or services;

        o with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

        o in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us, in which case indemnification is limited to expenses.


        This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders' ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

        In addition to the above provisions of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, our officers, our employees, our agents, Behringer Advisors and our affiliates for losses arising from our operation by requiring that the following additional conditions are met:


        o the directors, the officers, the employees, the agents, Behringer Advisors or our affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

        o the directors, the officers, the employees, the agents, Behringer Advisors or our affiliates were acting on our behalf or performing services for us;

        o in the case of non-independent directors, Behringer Advisors or our affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

        o in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

        o the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.


        We have agreed to indemnify and hold harmless Behringer Advisors and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

        The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.


        The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable. Indemnification of our directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer or authorized representative will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

        o there has been a successful adjudication on the merits of each count involving alleged securities law violations;

        o such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

        o a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.


        Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us; (ii) our directors, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third-party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (iv) our directors, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

        Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:


        o approves the settlement and finds that indemnification of the settlement and related costs should be made; or

        o dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

THE ADVISOR

        Our advisor is Behringer Advisors. Some of our officers and directors are also officers and directors of Behringer Advisors. Behringer Advisors has contractual responsibility to us and our stockholders pursuant to the advisory agreement.

        The executive officers of Behringer Advisors are as follows:

        Name                        Age  Position
        ----                        ---  --------

        Robert M. Behringer         56   President

        Robert S. Aisner            58   Chief Operating Officer

        Gerald J. Reihsen, III      45   Executive Vice President - Corporate
                                         Development and Legal and Secretary
        Gary S. Bresky              38   Chief Financial Officer and Treasurer
        M. Jason Mattox             29   Senior Vice President

        The backgrounds of Messrs. Behringer, Aisner, Reihsen, Bresky and Mattox are described in the "- Executive Officers and Directors" section above.

        Behringer Advisors employs personnel, in addition to the executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us.

THE ADVISORY AGREEMENT

        Many of the services that are performed by Behringer Advisors in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that Behringer Advisors performs for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, it is the duty of Behringer Advisors undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Behringer Advisors, either directly or indirectly by engaging an affiliate, is required to, subject to the authority of the board:


        o find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

        o structure the terms and conditions of transactions pursuant to which acquisitions of properties and other investments will be made;

        o acquire properties and make and invest in mortgage loans and other investments on our behalf in compliance with our investment objectives and policies;

        o arrange for financing and refinancing of properties and other investments;

        o enter into leases and service contracts for the properties and other investments acquired; and

        o service or enter into contracts for servicing our mortgage loans.

        The term of the current advisory agreement ends on its first anniversary and may be renewed for an unlimited number of successive one-year periods. It is the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory agreement. The criteria used in such evaluation must be reflected in the minutes of such meeting. Our advisory agreement will automatically terminate upon any listing of our shares for trading on a national securities exchange or for quotation on The Nasdaq Stock Market. In addition, either party may terminate the advisory agreement immediately upon a change of control of us, or upon 60 days' written notice without penalty. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.


        Behringer Advisors and its officers, employees and affiliates expect to continue to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Behringer Advisors must devote sufficient resources to our administration to discharge its obligations. Behringer Advisors may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity.

        Behringer Advisors may not make any acquisition of property, finance any such acquisition or make or invest in any mortgage loan or other investment on our behalf without the prior approval of our board of directors, including a majority of our independent directors. The actual terms and conditions of transactions involving our investments will be determined in the sole discretion of Behringer Advisors, subject at all times to such board approval.

        We will reimburse Behringer Advisors for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:


        o organization and offering expenses in an amount up to 2% of gross offering proceeds (not including any proceeds from the sale of shares pursuant to our distribution reinvestment plan, with respect to which no reimbursement of organizational and offering expenses will be made), which include actual legal, accounting, printing and expenses attributable to preparing the registration statement, qualification of the shares for sale in the states and filing fees incurred by Behringer Advisors or its affiliates, as well as reimbursements for marketing, salaries and direct expenses of their employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee;

        o the actual cost of goods, services and materials used by us and obtained from entities not affiliated with Behringer Advisors, including brokerage fees paid in connection with the purchase and sale of securities; and

        o acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties and making and investing in mortgage loans, in an amount equal to 0.5% of the contract purchase price of each asset or, with respect to the making of a mortgage loan, up to 0.5% of the funds advanced.

        Generally, we will not reimburse our advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four immediately preceding fiscal quarters exceed the greater of: (i) 2% of our average invested assets for that period, or (ii) 25% of our net income, before any additions to or allowances for reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that period. To the extent we may already have reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. However, to the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, Behringer Advisors may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, the stockholders will receive a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. If the independent directors do not determine that such excess expenses were justified, Behringer Advisors will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation. We will not reimburse Behringer Advisors or its affiliates for services for which Behringer Advisors or its affiliates are entitled to compensation in the form of a separate fee.


        Behringer Advisors will be paid fees in connection with services provided to us. Behringer Advisors generally will be entitled to receive all accrued but unpaid compensation and expense reimbursements from us in cash within 30 days of the date of termination of the advisory agreement and, in some circumstances, will also be paid either a listing fee or a performance fee from future net proceeds from the disposition of our assets. See "- Management Compensation" below.

STOCKHOLDINGS


        As of January 14, 2005, approximately 14,116,847 shares of our common stock were issued and outstanding. Behringer Harvard Holdings contributed $200,000 to acquire 20,000 shares in our initial formation. Our subsidiary, BHR Partners, owns 17,000 limited partnership units of Behringer Harvard OP I, our operating partnership, for which it has contributed $170,000 and which constitutes 99.9% of the limited partner units outstanding as of the date of this prospectus. Behringer Harvard Holdings and BHR Partners may not sell any of these securities during the period Behringer Advisors serves as our advisor, except for sales to their affiliates. In addition, any resale of these securities and the resale of any such securities that may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although Behringer Harvard Holdings and its affiliates are not prohibited from acquiring additional shares, it has no options or warrants to acquire any additional shares and has no current plans to acquire additional shares. Behringer Harvard Holdings has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors subsequent to the initial acceptance of subscriptions for the purchase of shares in this offering or any vote regarding the approval or termination of any contract with Behringer Advisors or any of its affiliates. For a more general discussion of Behringer Harvard OP I, see the section of this prospectus captioned "The Operating Partnership Agreement."

AFFILIATED COMPANIES

    PROPERTY MANAGER

        Our properties will be managed and leased initially by HPT Management, our property manager. IMS is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of HPT Management, and Behringer Harvard Holdings is the sole owner of each of IMS and Behringer Harvard Partners. Mr. Behringer is the Chief Executive Officer of each of Behringer Harvard Holdings, IMS, Behringer Harvard Partners and HPT Management and the sole manager of IMS and Behringer Harvard Partners. See "Conflicts of Interest." The principal officers of HPT Management are as follows:

        Name                        Age  Position
        ----                        ---  --------

    Robert M. Behringer              56   Chief Executive Officer

    Robert S. Aisner                 58   President

    Gerald J. Reihsen, III           45   Executive Vice President - Corporate
                                          Development and Legal and Secretary
    Gary S. Bresky                   38   Chief Financial Officer and Treasurer
    M. Jason Mattox                  29   Senior Vice President
    Jon L. Dooley                    53   Senior Vice President - Asset
                                          Acquisition and Management
    Terry Kennon                     57   Vice President - Portfolio Management


        HPT Management is engaged in the business of real estate management. It was organized and commenced active operations in 2001 to lease and manage real estate projects, including projects that Behringer Advisors and its affiliates operate or in which they own an interest. As of December 31, 2004, HPT Management (together with its subsidiary, Behringer Harvard TIC Management Services LP) was managing in excess of three million square feet of office buildings for real estate programs sponsored by Mr. Behringer. We pay HPT Management property management fees of 3% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the property.

        In the event that HPT Management assists a tenant with tenant improvements, a separate construction management fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements.

        HPT Management currently intends to subcontract most on-site property management duties to other management companies with experience in the applicable markets that will also be authorized to lease our properties consistent with the leasing guidelines promulgated by our advisor. Currently, HPT Management subcontracts the majority of its on-site property management duties to Trammell Crow Company. In its capacity as subcontractor for on-site property management, Trammel Crow performs most of the day-to-day, on-site property management services. HPT Management nonetheless continues to closely supervise any subcontracted, on-site property managers. In addition, HPT Management remains directly involved in many property management activities including, leasing decisions, budgeting, tenant relations (especially national tenant relations), vendor relations (especially national vender relations), selection and provision of professional services and their providers (i.e., accounting, legal, and banking services), and general property level problem solving. To the extent HPT Management directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the on-site management is subcontracted, HPT Management has the right to and will approve all personnel of such subcontractor and establish policies for such properties' operations. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of:

        o       HPT Management;

        o subsidiaries of and partnerships organized by HPT Management and its affiliates; and

        o       other persons or entities owning properties managed by HPT
                Management.


        HPT Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity.


        The management fees to be paid to HPT Management will cover, without additional expense to us, the property manager's general overhead costs such as its expenses for rent and utilities. Our property management agreement with HPT Management has an initial term of seven years ending February __, 2012, and is subject to successive seven-year renewals unless HPT Management provides written notice of its intent to terminate 30 days prior to the expiration of the initial or renewal term. We may also terminate the agreement upon 30 days prior written notice in the event of willful misconduct, gross negligence or deliberate malfeasance by the property manager.

        Notwithstanding the foregoing, we may, under the circumstances set forth in our property management agreement with HPT Management, retain a third-party to provide leasing services with respect to our properties. If we retain a third-party to provide leasing services with respect to our properties, we will have no obligation to pay HPT Management leasing fees to the extent that such leasing services are required to be provided by the third-party.

        On May 30, 2003, Behringer Harvard Holdings, which currently owns 20,000 of our issued and outstanding shares, and which, indirectly, controls Behringer Advisors, our advisor, received a $1 million working capital loan from Trammell Crow Services, Inc., a Delaware corporation (Trammell Crow). Behringer Harvard Holdings has applied the proceeds of this loan to its working capital needs, including funding obligations of Behringer Advisors to us in connection with our operations. Simultaneously with Behringer Harvard Holdings' execution of the loan agreement with Trammell Crow, we entered into an agreement with Trammell Crow, engaging Trammell Crow to provide leasing and disposition services for certain of our properties. HPT Management also entered into an agreement with Trammell Crow pursuant to which Trammell Crow is performing certain of the management obligations that HPT Management agreed to provide pursuant to our property management agreement with HPT Management, which permits HPT Management to subcontract with third parties to provide these services. We may, but are not required to, engage Trammell Crow to provide leasing and disposition services for certain of our properties.


        The principal office of HPT Management is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

    DEALER MANAGER


        Behringer Securities, our dealer manager, is a member firm of the National Association of Securities Dealers, Inc. (NASD). Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard sponsored programs.

        Behringer Securities will provide certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. Behringer Securities intends to reallow the selling commissions to participating broker-dealers. No additional fees beyond the dealer manager fee of 2% of the gross proceeds of this offering will be paid to Behringer Securities for wholesaling services (no dealer manager fee will be paid with respect to sales of shares pursuant to our distribution reinvestment plan). See "- Management Compensation" below and "Plan of Distribution."


        Harvard Property Trust, LLC (which is not related to Harvard Property Trust, Inc., the recently liquidated REIT founded by Mr. Behringer) is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of Behringer Securities, and Behringer Harvard Holdings is the sole owner of each of Harvard Property Trust, LLC and Behringer Securities. Mr. Behringer is the Chief Executive Officer of each of Harvard Property Trust, LLC, Behringer Harvard Partners and Behringer Securities and the sole manager of Behringer Harvard Partners. See "Conflicts of Interest." The principal officers of Behringer Securities are as follows:

        Name                        Age  Position
        ----                        ---  --------

        Robert M. Behringer          56  Chief Executive Officer
        Gerald J. Reihsen, III       45  President
        Jeffrey S. Schwaber          42  Executive Vice President - National
                                         Sales Director
        Gary S. Bresky               38  Chief Financial Officer and Treasurer
        M. Jason Mattox              29  Vice President and Secretary

MANAGEMENT DECISIONS


        The primary responsibility for the management decisions of Behringer Advisors and its affiliates will reside with Robert M. Behringer, Robert S. Aisner, Gerald J. Reihsen, III , Gary S. Bresky and M. Jason Mattox. Behringer Advisors seeks to invest in commercial properties that satisfy our investment objectives, typically institutional quality office and other commercial properties in highly desirable locations in markets with barriers to entry and limited potential for new development. Our board of directors, including a majority of our independent directors, must approve all acquisitions of real estate properties. Our advisor may also recommend that we invest in real estate-related loans and other investments, if it deems doing so to be in our best interest.


MANAGEMENT COMPENSATION


        Although we have executive officers who will manage our operations, we do not have any paid employees. We will pay each of our non-employee directors $1,250 per month plus $500 for each board and committee meeting the director attends ($1,000 per audit committee meeting attended in the case of the chairman of the audit committee). Additionally, we will issue options to our non-employee directors each year. See the "- Compensation of Directors" section above. The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to Behringer Advisors and its affiliates during the various phases of our organization and operation.

---------------------------- -------------------------------------------------------------- --------------------------
          TYPE OF
      COMPENSATION-TO                                                                            ESTIMATED MAXIMUM
         WHOM PAID                               FORM OF COMPENSATION                            DOLLAR AMOUNT (1)
----------------------------------------------------------------------------------------------------------------------
                                 OFFERING STAGE
----------------------------------------------------------------------------------------------------------------------
Selling Commissions -        Up to 7% of gross offering proceeds (1% for purchases under    $57,520,000
Behringer Securities         our distribution reinvestment plan) before reallowance of
                             commissions earned by participating broker-dealers.
                             Behringer Securities intends to reallow 100% of commissions earned to participating broker-dealers.
---------------------------- -------------------------------------------------------------- --------------------------
Dealer Manager Fee -         Up to 2% of gross offering proceeds (no dealer manager fee     $16,000,000
Behringer Securities         will be paid with respect to purchases under our
                             distribution reinvestment plan) before reallowance
                             to participating broker-dealers. Behringer
                             Securities may reallow a portion of its dealer
                             manager fee in an aggregate amount up to 1.5% of the
                             gross offering proceeds to such participating
                             broker-dealers as marketing fees and expenses, including
                             bona fide conference fees and bona fide due diligence
                             expenses incurred; however no reallowance will
                             be made in respect of sales under our distribution
                             reinvestment plan.
---------------------------- -------------------------------------------------------------- --------------------------
Reimbursement of             Up to 2% of gross offering proceeds (no organization and       $ 16,000,000
Organization and Offering    offering expenses will be paid with respect to purchases
Expenses - Behringer         under our distribution reinvestment plan).  All organization
Advisors or its affiliates   and offering expenses (excluding selling commissions and the
(2)                          dealer manager fee) will be advanced by Behringer Advisors or its affiliates and reimbursed by us up to 2% of
                             gross offering proceeds (no organization and
                             offering expenses will be paid with respect to
                             purchases under our distribution reinvestment
                             plan).
---------------------------- -------------------------------------------------------------- --------------------------

---------------------------- -------------------------------------------------------------- --------------------------
          TYPE OF
      COMPENSATION-TO                                                                            ESTIMATED MAXIMUM
         WHOM PAID                               FORM OF COMPENSATION                            DOLLAR AMOUNT (1)
----------------------------------------------------------------------------------------------------------------------
                                           ACQUISITION AND DEVELOPMENT STAGE
----------------------------------------------------------------------------------------------------------------------
---------------------------- -------------------------------------------------------------- --------------------------
Acquisition and Advisory     2.5% of the contract purchase price of each asset for the      $20,732,692
Fees - Behringer Advisors    acquisition, development or construction of real property or
its affiliates (3) (4)       or, with respect to any loan, 2.5% of the funds advanced in respect of a loan or other investment.
---------------------------- -------------------------------------------------------------- --------------------------
Acquisition Expenses -       Up to 0.5% of the contract purchase price of each asset or,    $ 4,146,538
Behringer Advisors or its    with respect to a mortgage, up to 0.5% of the funds
affiliates (3) (4)           advanced, for reimbursement of expenses related to making
                             such investment, such as legal fees, travel
                             expenses, property appraisals, nonrefundable option
                             payments, accounting fees and title insurance
                             premium expenses.
---------------------------- -------------------------------------------------------------- --------------------------
Debt Financing Fee -         1% of the amount available under any debt made available to    Actual amounts are
Behringer Advisors or its    us. It is anticipated that our advisor will pay some or all    dependent upon the
affiliates                   of the fees to third parties with whom it subcontracts to      amount of any debt
                             coordinate financing for us.                                   financed and therefore
                                                                                            cannot be determined at
                                                                                            the present time.
----------------------------------------------------------------------------------------------------------------------
                                OPERATIONAL STAGE
----------------------------------------------------------------------------------------------------------------------
Property Management and      For the management and leasing of our properties, we will      Actual amounts are
Leasing Fees - HPT           pay HPT Management, our property manager, property             dependent upon gross
Management                   management and leasing fees equal to 3% of gross revenues      revenues of specific
                             plus leasing commissions based upon the customary leasing      properties and actual
                             commission applicable to the geographic location of            management fees or
                             property. Our property manager may subcontract its duties      property management fees
                             for a fee that may be less than the fee provided for in the    and customary leasing
                             property management agreement.                                 fees and therefore
                                                                                            cannot be determined at
                                                                                            the present time.
---------------------------- -------------------------------------------------------------- --------------------------
Asset Management Fee -       We pay an annual asset management fee of 1% of aggregate       Actual amounts are
Behringer Advisors or its    assets value. The fee is payable monthly in an amount equal    dependent upon aggregate
affiliates (5)               to one-twelfth of 1% of aggregate assets value as of the       asset value and
                             last day of the immediately preceding month.                   therefore cannot be
                                                                                            determined at the
                                                                                            present time.
---------------------------- -------------------------------------------------------------- --------------------------
Subordinated Disposition     If our advisor provides a substantial amount of services, as   Actual amounts are
Fee - Behringer Advisors     determined by our independent directors, in connection with    dependent upon the
or its affiliates            the sale of one or more properties, we will, upon              purchase price, cost of
                             satisfaction of certain conditions, pay our advisor an         capital improvements and
                             amount equal to (subject to the limitation set forth below):   sales price of specific
                             (i) in the case of the sale of real property, the lesser       properties and therefore
                             of:  (A) one-half of the aggregate brokerage commission paid   cannot be determined at
                             (including the subordinated disposition fee) or (B) 3% of      the present time.
                             the sales price of each property sold, and (ii) in the case of the sale of any asset other than real property, 3% of the sales price of such assets.  This fee shall not be earned or paid unless and until the investors have received total
                             distributions (other than the special 10% stock dividend) in an amount equal to or in excess of the sum of the aggregate capital contributions by investors plus a 9% annual,
                             cumulative, non-compounded return on such capital
                             contributions.  Subordinated disposition fees that are not earned and payable at the date of sale because such
                             condition has not yet been satisfied will be a contingent
                             liability of the Company, which will be earned and paid when the above condition has been satisfied, if ever.
----------------------------------------------------------------------------------------------------------------------

---------------------------- -------------------------------------------------------------- --------------------------
          TYPE OF
      COMPENSATION-TO                                                                            ESTIMATED MAXIMUM
         WHOM PAID                               FORM OF COMPENSATION                            DOLLAR AMOUNT (1)
----------------------------------------------------------------------------------------------------------------------
                                                  OPERATIONAL STAGE
----------------------------------------------------------------------------------------------------------------------
Subordinated Participation   Behringer Advisors will receive, subject to satisfaction of    Actual amounts are
in Net Sale Proceeds -       the condition outlined below, a fee equal to 15% of net sale   dependent upon the
Behringer Advisors or its    proceeds less the amount that our debt for borrowed money      amount of net sale
Affiliates (6)               exceeds the aggregate book value of our remaining assets.      proceeds, debt for
                             Such fees will not be earned or paid unless and until          borrowed money and
                             investors have received distributions (other than the          aggregate book value of
                             special 10% stock dividend) in an amount equal to or in        our assets and therefore
                             excess of the sum of the aggregate capital contributions by    cannot be determined at
                             investors plus a 9% annual, cumulative, non-compounded         the present time.
                             return on such capital contributions.  Any such fees that
                             are not earned and payable at the date of sale because
                             investors have not yet received their required minimum
                             distributions will be a contingent liability of the Company, which will be earned and paid at such time as above
                             condition has been satisfied, if ever.
---------------------------- -------------------------------------------------------------- --------------------------
Subordinated Incentive       Upon the listing our stock for trading on a national           Actual amounts are
Listing Fee - Behringer      securities exchange or for quotation on The Nasdaq Stock       dependent upon the
Advisors or its Affiliates   Market, a fee equal to up to 15% of the amount, if any, by     market value of our
(6) (7)                      which (A) the market value of our outstanding stock plus       outstanding stock at a
                             total distributions paid (other than the special 10% stock     later date and therefore
                             dividend) to our stockholders prior to listing exceeds (B)     cannot be determined at
                             the sum of the aggregate capital contributions by investors    the present time.
                             plus a 9% annual, cumulative, non-compounded return on such contributions.  The subordinated incentive listing fee will be paid in the form of an interest bearing promissory note that will be repaid using the entire net sales proceeds of each sale of property after the listing of our shares.
---------------------------- -------------------------------------------------------------- --------------------------
Subordinated Performance     Upon termination of the advisory agreement between us and      Actual amounts are
Fee (payable upon            our advisor, other than termination by us because of a         dependent upon our going
termination of the           material breach of the advisory agreement by the advisor or    concern value based on
advisory agreement) -        due to a change of control, a performance fee of up to 15%     the actual value of our
Behringer Advisors or its    of the amount, if any, by which (A) our going concern value    assets and our
Affiliates (8)               based on the actual value of our assets less our               indebtedness at the time
                             indebtedness at the time of such termination plus total        of the termination of
                             distributions paid (other than the special 10% stock           the advisory agreement
                             dividend) to our stockholders through the termination date     and therefore cannot be
                             exceeds (B) the sum of the aggregate capital contributions     determined at the
                             by investors plus a 9% annual, cumulative, non-compounded      present time.
                             return on such capital contributions.  The subordinated
                             performance fee will be paid in the form of an interest
                             bearing promissory note that will be repaid using the entire net sales proceeds of each sale of property after the date of termination.  No subordinated performance fee will be
                             paid if we have already paid the advisor a subordinated
                             incentive listing fee.
---------------------------- -------------------------------------------------------------- --------------------------

---------------------------- -------------------------------------------------------------- --------------------------
          TYPE OF
      COMPENSATION-TO                                                                            ESTIMATED MAXIMUM
         WHOM PAID                               FORM OF COMPENSATION                            DOLLAR AMOUNT (1)
----------------------------------------------------------------------------------------------------------------------
                                                  OPERATIONAL STAGE
----------------------------------------------------------------------------------------------------------------------
Subordinated Performance     Upon termination of the advisory agreement between us and      Actual amounts are
Fee (payable upon            our advisor because of a change of control, a performance      dependent upon our going
termination of the           fee of up to 15% of the amount, if any, by which (A) our       concern value based on
advisory agreement upon a    going concern value based on the actual value of our assets    the actual value of our
change of control) -         less our indebtedness at the time of such termination, plus    assets and our
Behringer Advisors or its    total distributions paid (other than the special 10% stock     indebtedness at the time
Affiliates                   dividend) to our stockholders through the termination date     of the termination of
                             exceeds (B) the sum of the aggregate capital contributions     the advisory agreement
                             by investors plus a 9% annual, cumulative, non-compounded      and therefore cannot be
                             return on such capital. No subordinated performance fee        determined at the
                             will be paid if we have already paid the advisor a             present time.
                             subordinated incentive listing fee. The subordinated
                             performance fee will be reduced or eliminated upon the
                             conversion of our convertible stock.
---------------------------- -------------------------------------------------------------- --------------------------
Operating Expenses -         We will reimburse our advisor for all expenses paid or         Actual amounts are
Behringer Advisors (9)       incurred by our advisor in connection with the services        dependent upon expenses
                             provided to us, subject to the limitation that we will not     paid or incurred and
                             reimburse for any amount by which our operating expenses       therefore cannot be
                             (including the asset management fee) at the end of the four    determined at the
                             preceding fiscal quarters exceeds the greater of:  (A) 2% of   present time.
                             our average invested assets, or (B) 25% of our net income
                             other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period.
---------------------------- -------------------------------------------------------------- --------------------------

--------------
(1) The estimated maximum dollar amounts are based on the sale of a maximum of 80,000,000 shares to the public at $10.00 per share and the sale of a maximum of 16,000,000 shares at a maximum of $9.50 per share pursuant to our distribution reinvestment plan.
(2) These reimbursements will include organization and offering expenses previously advanced by Behringer Advisors with regard to the prior offering of our shares, to the extent not reimbursed out of proceeds from the prior offering, and subject to the .5% of gross offering proceeds limitation in the prior offering. These reimbursements do not include expenses associated with the organization of our advisor or any other affiliate.
(3) Notwithstanding the method by which we calculate the payment of acquisition and advisory fees and acquisition expenses, as described in the table, the total of all such acquisition and advisory fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6% of the contract price of all of the properties which we will purchase or, in the case of mortgage loans, 6% of the funds advanced, as required by the NASAA REIT Guidelines. However, a majority of our independent directors may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. Acquisition and advisory fees may be payable subsequent to the date of acquisition of a property in connection with the expenditure of funds, to the extent we capitalize such costs, for development, construction or improvement of a property.
(4) Assumes no debt financing is used to acquire properties or other investments. However, it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our assets as financed and therefore cannot be determined at the present time.
(5) Aggregate assets value will be equal to the aggregate book value of our assets (other than investments in bank accounts, money market funds or other current assets), before depreciation, bad debts or other similar non-cash reserves and without reduction for any debt relating to such assets, at the date of measurement, except that during such periods in which we are obtaining regular independent valuations of the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, aggregate assets value is the greater of (i) the amount determined pursuant to the foregoing or (ii) our assets' aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt relating to such assets.
(6) In the event that our common stock becomes listed and Behringer Advisors receives the subordinated incentive listing fee, as of the date of listing Behringer Advisors will no longer be entitled to any participation in net sale proceeds other than accrued and unpaid amounts.
(7) The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed for trading on a national stock exchange or quoted on The Nasdaq Stock Market. Payment of the subordinated incentive listing fee will be made from the net sales proceeds from our assets as we dispose of them. If this fee is not paid within five years from the date our common stock is listed for trading on a national securities exchange or quoted on The Nasdaq Stock Market, our advisor may elect to convert the balance of the fee, including accrued but unpaid interest, into shares of our common stock.
(8) Payment of the subordinated performance fee will be made from the net sales proceeds from our assets as we dispose of them. If this fee is not paid within five years from the date the advisor agreement is terminated, our advisor may elect to convert the balance of the fee, including accrued but unpaid interest, into shares of our common stock.
(9) The average invested assets will equal the average of the aggregate book value of our assets, computed by taking the average of such values at the end of each month during the period specified. However, if during the periods in which we are obtaining regular independent valuations of our assets for ERISA purposes, our average invested assets will equal the greater of the amount determined pursuant to the foregoing or the aggregate valuation established by the most recent valuation report without reduction for depreciation, bad debts or other non-cash reserves and without reduction for any debt relating to such assets.


        Our independent directors have determined and will be required to determine in the future at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. Our independent directors also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out. Each such determination is recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:


        o the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

        o the success of Behringer Advisors in generating opportunities that meet our investment objectives;

        o the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

        o additional revenues realized by Behringer Advisors through its relationship with us;

        o the quality and extent of service and advice furnished by Behringer Advisors;

        o the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

        o the quality of our portfolio in relationship to the investments generated by Behringer Advisors for the account of other clients.


        Since Behringer Advisors and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating our properties and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, Behringer Advisors is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See "- The Advisory Agreement" section above. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by Behringer Advisors or its affiliates by reclassifying them under a different category.

                              CONFLICTS OF INTEREST

        We are subject to various conflicts of interest arising out of our relationship with Behringer Advisors, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which Behringer Advisors and its affiliates are compensated by us. Our agreements and arrangements with our advisor and its affiliates, including those relating to compensation, are not the result of arm's-length negotiations. See "Management - Management Compensation." Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.


        Our advisor and its affiliates will try to balance our interests with their duties to other Behringer Harvard sponsored programs. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned "Risk Factors - Risks Related to Conflicts of Interest."


        Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

INTERESTS IN OTHER REAL ESTATE PROGRAMS


        Behringer Advisors and its partners, officers, employees or affiliates are advisors or general partners of other Behringer Harvard programs, including partnerships and other programs that have investment objectives similar to ours, and we expect that they will organize other such programs in the future. Behringer Advisors and such officers, employees or affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us. As general partners, they may have contingent liability for the obligations of programs structured as partnerships, which, if such obligations were enforced against them, could result in substantial reduction of their net worth.

        Currently, affiliates of Behringer Advisors are sponsoring two public real estate programs with substantially similar investment objectives as ours, Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I. The public offerings with respect to those programs are expected to terminate on our about February 19, 2005. In addition, affiliates of Behringer Advisors propose to sponsor a public offering by a newly formed entity, Behringer Harvard Opportunity REIT I. The registration statement of Behringer Harvard Opportunity REIT I is for the offer and sale to the public of up to 40,000,000 shares of common stock at a price of $10.00 per share, plus an additional 8,000,000 shares of common stock at a maximum price of $9.50 per share pursuant to the distribution reinvestment plan of Behringer Harvard Opportunity REIT I. As described in the "Prior Performance Summary," Robert M. Behringer and his affiliates also have sponsored other privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, that are substantially similar to ours, and which are still operating and may acquire additional properties in the future. Behringer Advisors and its affiliates will likely experience conflicts of interest as they simultaneously perform services for us and other Behringer Harvard sponsored programs. However, to date the investment strategies of the various Behringer Harvard sponsored programs have differed enough that there has not been a significant conflict of interest in the allocation of properties.


        In the event that we, or any other Behringer Harvard program or other entity formed or managed by Behringer Advisors or its affiliates, are in the market for investments similar to those we intend to make, Behringer Advisors will review the investment portfolio of each such affiliated entity prior to making a decision as to which Behringer Harvard program will purchase such properties or make or invest in such mortgage loans. See "- Certain Conflict Resolution Procedures" below.

        Behringer Advisors or its affiliates may acquire, for its own account or for private placement, properties that it deems not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

OTHER ACTIVITIES OF BEHRINGER ADVISORS AND ITS AFFILIATES


        We rely on Behringer Advisors for the day-to-day operation of our business. As a result of the interests of members of its management in other Behringer Harvard sponsored programs and the fact that they have also engaged and will continue to engage in other business activities, Behringer Advisors and its affiliates will have conflicts of interest in allocating their time between us and other Behringer Harvard sponsored programs and other activities in which they are involved. However, Behringer Advisors believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Behringer Harvard sponsored programs and other ventures in which they are involved.


        In addition, each of our executive officers, including Robert M. Behringer, who also serves as the chairman of our board of directors, are also officers of our advisor, our property manager, our dealer manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.

        Behringer Advisors or any of its affiliates may temporarily enter into contracts relating to investment in properties all or a portion of which is to be assigned to us prior to closing or may purchase property in their own name and temporarily hold title for us provided that such property or applicable portion thereof is purchased by us at a price no greater than the cost of such property, including acquisition and carrying costs, to Behringer Advisors or its affiliate. Further, Behringer Advisors or such affiliate may not have held title to any such property on our behalf for more than twelve months prior to the commencement of this offering; Behringer Advisors or its affiliates will not sell property to us if the cost of the property exceeds the funds reasonably anticipated to be available for us to purchase any such property; and all profits and losses during the period any such property is held by Behringer Advisors or its affiliates will accrue to us. In no event may we loan funds to Behringer Advisors or any of its affiliates (other than in connection with certain mortgage loans approved by a majority of our independent directors), or enter into agreements with Behringer Advisors or its affiliates for the provision of insurance covering us or any of our properties.


COMPETITION IN ACQUIRING PROPERTIES, FINDING TENANTS AND SELLING PROPERTIES

        Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other Behringer Harvard sponsored programs are located. In such a case, a conflict could arise in the leasing of properties in the event that we and another Behringer Harvard program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Behringer Harvard program were to attempt to sell similar properties at the same time, including in particular in the event another Behringer Harvard sponsored program liquidates at the same time as us. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Our executive officers and the executive officers of our advisor also are the executive officers of Behringer Advisors I and other advisors of Behringer Harvard sponsored REITs, the general partners of limited partnerships and/or the advisors or fiduciaries of other Behringer Harvard sponsored programs, and these entities are and will be under common ownership. Additionally, the executive officers of our advisor are executive officers of HPT Property Management, our property manager. There is a risk that a potential investment would be suitable for one or more other Behringer Harvard sponsored programs, in which case the executive officers of our advisor will have a conflict of interest in allocation of the investment to us or another program. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard sponsored program. Additionally, our property manager may cause a prospective tenant to enter into a lease for property owned by another Behringer Harvard sponsored program. In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor or property manager and on behalf of managers of other Behringer Harvard sponsored programs decide whether to allocate any particular property to us or to another Behringer Harvard sponsored program or affiliate. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties. Furthermore, although our sponsor generally seeks to reduce conflicts that may arise between its various programs by avoiding simultaneous offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard sponsored programs are seeking to invest in similar properties or are otherwise potentially subject to a conflict of interest.


AFFILIATED DEALER MANAGER

        Because Behringer Securities, our dealer manager, is an affiliate of Behringer Advisors, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See "Plan of Distribution."

AFFILIATED PROPERTY MANAGER

        Our properties are managed and leased by HPT Management, our affiliated property manager. Our agreement with HPT Management has a seven-year term ending February 14, 2010, and shall continue thereafter for successive seven-year renewal periods unless terminated by HPT Management by written notice at least 30 days prior to the expiration date of such term. Notwithstanding the foregoing, we can terminate the agreement only in the event of gross negligence or willful misconduct on the part of HPT Management. HPT Management also serves as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see "Management - Affiliated Companies."

LACK OF SEPARATE REPRESENTATION


        Morris, Manning & Martin, LLP acts as counsel to us, Behringer Advisors, Behringer Securities and their affiliates in connection with this offering and may in the future act as counsel to us, Behringer Advisors, Behringer Securities and their affiliates, including other Behringer Harvard sponsored programs. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, Behringer Advisors, Behringer Securities or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.


JOINT VENTURES WITH AFFILIATES OF BEHRINGER ADVISORS


        We expect to enter into joint ventures, tenant-in-common investments, 1031 exchange transfers, or other co-ownership or financing arrangements with other Behringer Harvard sponsored programs (as well as other parties) for or relating to the acquisition, development or improvement of properties. See "Investment Objectives and Criteria - Joint Venture Investments." Behringer Advisors and its affiliates may have conflicts of interest in determining which Behringer Harvard program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Behringer Advisors may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since Behringer Advisors and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers.

RECEIPT OF FEES AND OTHER COMPENSATION BY BEHRINGER ADVISORS AND ITS AFFILIATES


        A transaction involving the purchase and sale of properties and investments in mortgage loans may result in the receipt of commissions, fees and other compensation by Behringer Advisors and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, loan refinancing fees and participation in nonliquidating net sale proceeds. However, the fees and compensation payable to Behringer Advisors and its affiliates relating to the sale of properties and repayment of principal on mortgages are only payable after the return to the stockholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by our board of directors, Behringer Advisors has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, Behringer Advisors may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to Behringer Advisors and its affiliates regardless of the quality of the properties acquired or the services provided to us. See "Management - Management Compensation."

        Every transaction that we enter into with Behringer Advisors or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and Behringer Advisors or any of its affiliates. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and Behringer Advisors or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.


        Behringer Harvard Holdings, an affiliate of our advisor, or its affiliates sponsor private offerings of tenant-in-common interests through special purpose entities for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. In such a transaction, the special purpose entity will purchase the property directly from the seller. Each 1031 Participant will then purchase a tenant-in-common interest in the property through an assignment of the purchase and sale agreement relating to the property. Whenever we acquire a tenant-in-common interest, we acquire such interest directly from the original third-party seller at the same price as the Behringer Harvard Exchange Entity. We will not incur any upcharge or pay any fees to the Behringer Harvard Exchange Entity in connection with such acquisition. We will, however, incur the same fees and expenses normally incurred by us in connection with any other investment. In any Section 1031 TIC Transaction, Behringer Harvard Holdings, the Behringer Harvard Exchange Entity, or the other tenant-in-common owners may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of Behringer Harvard Holdings or the special purpose entity. As a result, agreements and transactions between the parties with respect to the property will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated parties.

        Our advisor and Messrs. Behringer and Aisner, as affiliates of our advisor and of us, can influence whether we terminate the advisory agreement or allow it to expire without renewal or whether our common shares are listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market. Accordingly, our advisor can influence both the conversion of the convertible stock issued to it and the resulting dilution of other stockholders' interests. There will be no distributions paid on shares of convertible stock. For a description of the convertible stock see "Description of Shares."


CERTAIN CONFLICT RESOLUTION PROCEDURES

        In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we enter into with Behringer Advisors and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:


        o We will not purchase or lease properties in which Behringer Advisors, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to Behringer Advisors, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us.

        o We will not make any loans to Behringer Advisors, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving Behringer Advisors, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, Behringer Advisors, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.



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


        o Behringer Advisors and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation that for any year in which we qualify as a REIT, Behringer Advisors must reimburse us for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the previous fiscal year exceeds the greater of: (i) 2% of our average invested assets for that fiscal year, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

        o In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by Behringer Advisors, for both us and one or more other public or private entities affiliated with Behringer Advisors and its affiliates, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It shall be the duty of our board of directors, including the independent directors, to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, Behringer Advisors, subject to approval by our board of directors, shall examine, among others, the following factors:


                - the anticipated cash flow of the property to be acquired and the cash requirements of each program;

                - the effect of the acquisition both on diversification of each program's investments by type of property and geographic area and on diversification of the tenants of its properties;

                - the policy of each program relating to leverage of properties;

                -       the income tax effects of the purchase to each program;

                -       the size of the investment; and

                - the amount of funds available to each program and the length of time such funds have been available for investment.


        o If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and Behringer Advisors, to be more appropriate for a program other than the program that committed to make the investment, Behringer Advisors may determine that another program affiliated with Behringer Advisors or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by Behringer Advisors for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

        o We will not accept goods or services from Behringer Advisors or its affiliates or enter into any other transaction with Behringer Advisors or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.



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                       INVESTMENT OBJECTIVES AND CRITERIA

GENERAL


        We primarily invest in commercial real estate properties (including properties that have been constructed and have operating histories, are newly constructed or are under development or construction), but we also may invest in mortgage loans on other investments related to real property. We also may invest in entities or joint ventures that make similar investments. Our investment objectives are:

        o       to preserve, protect and return your capital contributions;

        o       to maximize cash dividends paid to you;

        o to realize growth in the value of our investments upon our ultimate sale of such investments; and

        o to list the shares for trading on a national securities exchange or for quotation on The Nasdaq Stock Market or, if we do not list the shares by February 20, 2017, to make an orderly disposition of our investments and distribute the cash to you, unless a majority of the board of directors and a majority of the independent directors approve otherwise.

        In addition, to the extent that our advisor determines that it is advantageous to make or invest in mortgage loans, we will also seek to obtain fixed income through the receipt of payments on mortgage loans. We cannot assure you that we will attain these objectives or that our capital will not decrease. Pursuant to our advisory agreement, our advisor will be indemnified for claims relating to any failure to succeed in achieving these objectives, including for any reason and as identified in the description of risk of our business set forth herein. See "Risk Factors."

        We may not materially change our investment objectives, except upon approval of stockholders holding a majority of our shares. Our independent directors will review our investment objectives at least annually to determine that our policies are in the best interests of our stockholders. Each such determination will be set forth in the minutes of our board of directors.


        Decisions relating to the purchase or sale of our investments are made by Behringer Advisors, as our advisor, subject to approval by our board of directors, including a majority of our independent directors. See "Management" for a description of the background and experience of the directors and executive officers.


        When considering an investment in a real estate fund, investors may choose between investments in various types of real estate investment funds, including non-listed real estate funds (such as ours) and listed REITs (i.e., REITs with shares traded on the New York Stock Exchange, the American Stock Exchange, The Nasdaq Stock Market, or another securities exchange or quotation system).

        Studies of historical trends have shown that returns on investments in commercial real property generally, and non-listed real estate investments in particular, tend to be negatively correlated to returns on other common investments such as stocks and bonds. This means that, generally, when stock and/or bond returns are lower, private real estate investment fund returns tend to be higher and vice versa. A recent study by Prudential Real Estate Investors showed that for the period from 1990 through 2003, returns on non-listed real estate fund investments did not correlate to or were inversely correlated to returns on the other major asset classes (specifically, the S&P 500, small cap growth stock index and small cap value stock index, and the seven to ten year government bond index and credit level bond index).

        We believe that exchange listed REITs can be a suitable investment that should be considered as an element of a properly diversified investment portfolio. However, there are significant distinctions between listed REITs and non-listed real estate investment funds. According to a recent study by Prudential Real Estate Investors, the most important difference between the performance characteristics of a listed REIT stock and a non-listed real estate investment is the former's higher level of volatility. For example, from 1990 through 2003 annual non-listed real estate equity investment returns ranged from losses of 5.6% to gains of 16.2%, while listed REIT returns for this period ranged from losses of 17.5% to gains of 37.2%. Meanwhile, ten-year cumulative returns for listed REITs and non-listed real estate investments differed by less than 1%, 10.7% versus 9.9% during this period. Thus, we believe that the greater liquidity that investors in listed REITs receive generally comes at the cost of higher stock price volatility.



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


        The Prudential Real Estate Investors study also found that returns from listed REITs appear to be negatively correlated with returns from non-listed real estate investments. The study found that in no year from 1990 through 2003 did both listed REITs and non-listed real estate investments have negative returns. It also suggested that non-real estate, public market factors tended to make a listed REIT significantly correlational to small cap value stocks, unlike non-listed real estate investments.


ACQUISITION AND INVESTMENT POLICIES

        We intend to invest substantially all of the offering proceeds available for investment after the payment of fees and expenses in institutional quality office and other commercial properties. These are properties that generally have premier business addresses in especially desirable locations with limited potential for new development or other barriers to entry. Such properties generally are of high quality construction, offer personalized tenant amenities and attract high quality tenants. We intend to hold our properties for a period consistent with our planned fund life, which we believe will enable us to capitalize on the potential for increased income and capital appreciation of our properties. However, economic or market conditions may influence us to hold our investments for different periods of time. Also, it is our management's belief that targeting this type of property for investment will enhance our ability to enter into joint ventures with other institutional real property investors (such as pension funds, public REITs and other large institutional real estate investors), thus allowing greater diversity of investment by increasing the number of properties in which we invest. Our management also believes that a portfolio consisting of a preponderance of this type of property enhances our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

        Although our investments to date have been strictly institutional quality office properties, we are not limited to such investments. We may invest in other commercial properties such as shopping centers, business and industrial parks, manufacturing facilities and warehouse and distribution facilities in order to reduce overall portfolio risk or enhance overall portfolio returns if our advisor determines that it would be advantageous to do so. For example, we may invest in commercial properties adjacent to properties we already own or we may acquire mixed-use properties that otherwise meet our investment criteria. In addition, our advisor may determine that it would be advantageous to acquire commercial properties other than institutional quality office properties in order to diversify our portfolio or in order to respond to changes in the real estate market. Further, to the extent that our advisor determines it is in our best interest, due to the state of the real estate market or in order to diversify our investment portfolio or otherwise, we will make or invest in mortgage loans secured by the same types of institutional quality office and other commercial properties in which we intend to invest. See "- Terms of Leases and Tenant Creditworthiness" below.

        We will continue to seek to invest in properties that will satisfy our objective of providing cash dividends to our stockholders. However, because a significant factor in the valuation of income-producing real properties is their potential for future appreciation in value, we anticipate that the majority of properties we acquire will have the potential for both capital appreciation and the ability to provide cash dividends to stockholders. To the extent feasible, we will invest in a diversified portfolio of properties in terms of geography, type of property and industry of our tenants that will satisfy our investment objectives of maximizing cash available for payment of dividends, preserving our capital and realizing capital appreciation upon the ultimate sale of our properties.


        Furthermore, although our sponsor generally seeks to reduce conflicts that may arise between its various programs by avoiding simultaneous offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard sponsored programs are seeking to invest in similar properties or are otherwise potentially subject to a conflict of interest. The balance will be used to pay various fees and expenses. See "Estimated Use of Proceeds."


        We will not invest more than 10% of the net offering proceeds available for investment in properties in unimproved or non-income producing properties or in mortgage loans secured by such properties. If a property is expected to produce income within two years of its acquisition, we will not consider it a non-income producing property.

        Our investment in real estate generally will continue to take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly through Behringer Harvard OP I or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of Behringer Advisors or other persons. See

"The Operating Partnership Agreement" and "- Joint Venture Investments" below. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See "Federal Income Tax Considerations - Sale-Leaseback Transactions."

        We intend that our investments will include properties located in central business districts of major metropolitan cities where barriers to entry are judged to be high and selected suburban markets with identified barriers to entry. Although we are not limited as to the geographic area where we may conduct our operations, we intend to invest in properties located in the United States. See "Risk Factors - Risks Related to an Investment in Behringer Harvard REIT I - Your investment may be subject to additional risks if we make international investments."

        We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering.


        Successful commercial real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values, and timely disposition for attractive capital appreciation. Our advisor has developed and uses proprietary modeling tools that our management believes help them to identify favorable property acquisitions, enable it to forecast growth and make predictions at the time of the acquisition of a property as to optimal portfolio blend, disposition timing and sales price. Using these tools in concert with our overall strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and resultant current distributions to investors, maintain higher relative portfolio property values, conduct appropriate development or redevelopment activities, and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our investors.


        In making investment decisions for us, Behringer Advisors considers relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, and its liquidity and income tax considerations. In this regard, Behringer Advisors has substantial discretion with respect to the selection of specific investments.


        Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

        o       plans and specifications;

        o       environmental reports;

        o       surveys;

        o evidence of marketable title subject to such liens and encumbrances as are acceptable to Behringer Advisors;

        o audited financial statements covering recent operations of properties having operating histories; and

        o       title and liability insurance policies.


        We will not purchase any property unless and until we obtain what is generally referred to as a "Phase I" environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.


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


        We also may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.


        In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.


        In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. See "Risk Factors - General Risks Related to Investments in Real Estate."


DEVELOPMENT AND CONSTRUCTION OF PROPERTIES


        We may invest substantially all of the net proceeds available for investment in properties on which improvements are to be constructed or completed. To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed either by completion bond or performance bond. Behringer Harvard Advisors I will enter into contracts on our behalf with contractors or developers for such construction services on terms and conditions approved by our board of directors. If we contract with our affiliate, Behringer Development, for such services, we also will obtain the approval of a majority of our independent directors that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Behringer Harvard Advisors I may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. See "Risk Factors - General Risks Related to Investments in Real Estate."

        Additionally, we may engage Behringer Development, an affiliate of our advisor, to act as a developer for all or some of the properties that we acquire for development or redevelopment. In those cases, we will pay a development fee to Behringer Development fees that are usual and customary for similar projects in the particular market.

        We or Behringer Development (on our behalf) may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect's certification as to the percentage of the project then-completed and as to the dollar amount of the construction then-completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

        We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire, including Behringer Development. Such persons would be compensated directly by us or through an affiliate of our advisor.


ACQUISITION OF PROPERTIES FROM BEHRINGER DEVELOPMENT


        We may acquire properties, directly or through joint ventures, tenant-in-common investments or other co-ownership arrangements, with unaffiliated third parties or with affiliated entities, including Behringer Development, a wholly owned subsidiary of Behringer Harvard Partners, which is a wholly owned subsidiary of Behringer Harvard Holdings, and BHD, LLC, which is a wholly owned subsidiary of Behringer Harvard Holdings. Behringer Development was formed to (i) acquire existing income-producing commercial real estate properties, and (ii) acquire land, develop commercial real properties, secure tenants for such properties and sell such properties upon completion to us or other Behringer Harvard sponsored programs. In the case of properties to be developed by Behringer Development and sold to us, we anticipate that Behringer Development will:

        o       acquire a parcel of land;

        o enter into contracts for the construction and development of a commercial building thereon;

        o enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion;



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


        o secure an earnest money deposit from us, which may be used for acquisition and development expenses;

        o secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;

        o complete the development and allow the tenant or tenants to take possession of the property; and

        o       provide for the acquisition of the property by us.

        We will be required to pay a substantial sum to Behringer Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Behringer Development will apply to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately 20% to 30% of the purchase price of the developed property set forth in the purchase contract.


        Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. In addition, in the case of properties we acquire from Behringer Development that have already been developed, Behringer Development will be required to obtain an appraisal for the property from an independent expert selected by our independent directors. The purchase price we will pay under the purchase contract will not exceed the fair market value of the property as determined by the appraisal. In the case of properties we acquire from Behringer Development that have not been constructed at the time of contracting, Behringer Development will be required to obtain an independent "as built" appraisal for the property prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal. We will not acquire any property from Behringer Development unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and at a price no greater than the cost of the property to Behringer Development or, if the price is in excess of such cost, that there is substantial justification for the excess cost and that the excess cost is reasonable.

        Our contract with Behringer Development will require it to deliver to us at closing title to the property, as well as an assignment of leases. Behringer Development will hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to us and other affiliates of Behringer Advisors.

        We may enter into a contract to acquire property from Behringer Development even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We may also elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from Behringer Development and would complete the construction either directly or through a joint venture with an affiliate. Any contract between us, directly or indirectly through a joint venture with an affiliate, and Behringer Development for the purchase of property to be developed by Behringer Development will provide that we will be obligated to purchase the property only if:


        o Behringer Development completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;

        o one or more approved tenants takes possession of the building under a lease satisfactory to our advisor; and

        o we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.


        Behringer Advisors will not cause us to enter into a contract to acquire property from Behringer Development if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from Behringer Development and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from Behringer Development. Because Behringer Development is an entity without substantial assets or operations, Behringer Development's obligation to refund our earnest money deposit will be guaranteed by HPT Management, our property manager, which will enter into contracts to provide property management and leasing services to


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

various Behringer Harvard sponsored programs, including us, for substantial monthly fees. As of the time HPT Management may be required to perform under any guaranty, we cannot assure you that HPT Management will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. In such a case, we would be required to accept installment payments over time payable out of the revenues of HPT Management's operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See "Risk Factors - General Risks Related to Investments in Real Estate."

TERMS OF LEASES AND TENANT CREDITWORTHINESS


        The terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be leases customarily used between landlords and tenants for the specific type and use of the property in the geographic area where the property is located. In the case of commercial office buildings, such leases generally provide for terms of three to ten years and require the tenant to pay a pro rata share of building expenses. Under such typical leases, the landlord is directly responsible for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs.

        We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In most cases we expect to use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant.


        We anticipate that tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our offering proceeds. At such time as one of our tenants does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We will fund such tenant improvements from the working capital reserve established for the property for which such improvements are required. See "Risk Factors - General Risks Related to Investments in Real Estate."

JOINT VENTURE INVESTMENTS


        We are likely to enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with third parties as well as affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. In this connection, we will likely enter into joint ventures with other Behringer Harvard sponsored programs such as Behringer Harvard Short-Term Fund I and Behringer Harvard Opportunity REIT I. We also may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, Behringer Advisors will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments. See, generally, the section of this prospectus captioned "Conflicts of Interest" and the other subsections under this section of the prospectus.

        At such time during the term of this offering as Behringer Advisors believes that a reasonable probability exists that we will enter into a joint venture, tenant-in-common investment or other co-ownership arrangement with another Behringer Harvard program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. We expect that in connection with the development of a property that is currently owned by a Behringer Harvard program, this would normally occur upon the signing of a purchase agreement for the acquisition of a specific property or leases with one or more major tenants for occupancy at a particular property and the satisfaction of all major contingencies contained in such purchase agreement, but may occur before or after any such time, depending upon the particular circumstances surrounding each potential investment. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.



                                       82
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        We intend to enter into joint ventures with other Behringer Harvard sponsored programs for the acquisition of properties, but we may only do so provided that:

        o a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers; and

        o we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

        In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other Behringer Harvard sponsored programs will result in certain conflicts of interest. See "Risk Factors - Risks Related to Conflicts of Interest" and "Conflicts of Interest - Joint Ventures with Affiliates of Behringer Advisors."

        We expect that from time to time our advisor will be presented with an opportunity to purchase all or a portion of a mixed-use property. In such instances, it is possible that we would work in concert with other Behringer Harvard sponsored programs to apportion the assets within the property among us and the other Behringer Harvard sponsored programs in accordance with the investment objectives of the various programs. After such apportionment, the mixed-use property would be owned by two or more Behringer Harvard sponsored programs or joint ventures comprised of Behringer Harvard sponsored programs. The negotiation of how to divide the property among the various Behringer Harvard sponsored programs will not be arm's-length and conflicts of interest will arise in the process. It is possible that in connection with the purchase of a mixed-use property or in the course of negotiations with other Behringer Harvard sponsored programs to allocate portions of such mixed-use property, we may be required to purchase a property that we would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our advisor considers desirable. Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm's-length transaction with an unaffiliated third-party.

SECTION 1031 TENANT-IN-COMMON TRANSACTIONS

        Behringer Harvard Holdings or its affiliates sponsor private offerings of tenant-in-common interests through special purpose entities (each of which is referred to in this prospectus as a Behringer Harvard Exchange Entity) for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. We refer to these transactions as Section 1031 TIC Transactions. Typically, in such a transaction, a Behringer Harvard Exchange Entity (many times along with a Behringer Harvard fund such as us) will purchase a property directly from a seller. The Behringer Harvard Exchange Entity then will sell to the 1031 Participants its portion of such purchase as tenant-in-common interests in the property. The price paid by the 1031 Participants for such interests will be higher than that paid by the Behringer Harvard Exchange Entity or by us.

        The majority of our portfolio acquisitions made to date have been made with Behringer Harvard Exchange Entities in Section 1031 TIC Transactions, and we expect that many of our future acquisitions will be made in similar transactions. We believe that there are benefits to the publicly held Behringer Harvard sponsored programs in participating in the Section 1031 TIC Transactions sponsored by Behringer Harvard Holdings or its affiliates. The Section 1031 TIC Transactions provide opportunities for us to become co-investors in properties at the sponsor's cost, in contrast to the higher prices paid to a Behringer Harvard Exchange Entity by third-party tenant-in-common participants for comparable tenant-in-common interests. Participation in these transactions may permit us to (i) invest proceeds of our offering earlier than we might otherwise be able to do if we were required to acquire the entire property, (ii) obtain increased portfolio diversification by applying our capital in lesser amounts over a greater number of properties, (iii) acquire interests in properties that we would be unable to acquire using only our own capital resources, and (iv) have opportunities to increase our interests in the related properties pursuant to certain purchase options granted to us as a result of our affiliation with the sponsor of the Section 1031 TIC Transaction.



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        Properties acquired by a Behringer Harvard Exchange Entity in connection with the Section 1031 TIC Transactions generally are financed by obtaining a new first mortgage secured by the property acquired. In order to finance the remainder of the purchase price for properties to be acquired, a Behringer Harvard Exchange Entity obtains a short-term loan from an institutional lender for each property. Following its acquisition of a property, the Behringer
Harvard Exchange Entity seeks to sell co-tenancy interests to 1031 Participants, the proceeds of which are used to repay the short-term loan. At the closing of each property acquired by a Behringer Harvard Exchange Entity, we may enter into a contractual arrangement, providing that (i) in the event that the Behringer Harvard Exchange Entity is unable to sell all of the co-tenancy interests in that property to 1031 Participants, we will purchase, at the Behringer Harvard Exchange Entity's cost, any co-tenancy interests remaining unsold; (ii) we will guarantee certain bridge loans associated with the purchase of the property in which tenant-in-common interests are to be sold or otherwise associated with such transaction; and/or (iii) we will provide security for the guarantee of such loans. See "Risk Factors - Risks Associated with Section 1031 Tenant-in-Common Transactions." In connection with such transactions, we also may enter into one or more contractual arrangements obligating us to purchase co-tenancy interests in a particular property directly from the 1031 Participants. The Behringer Harvard Exchange Entity will pay us a fee in consideration for our agreeing to do (ii) or (iii) above. Generally, the amount of the fee will be equal to 1% of the amount of the obligation to which we are exposed or the amount of the short-term loan obtained by the Behringer Harvard Exchange Entity. See "Risk Factors - Federal Income Tax Risks."

        Our board of directors, including a majority of our independent directors, must approve each property or tenant-in-common interest acquired by us pursuant to any Section 1031 TIC Transaction. Accordingly, we will only participate in a Section 1031 TIC Transaction where the property purchased meets our investment objectives. Under any such program, we would not execute any agreement providing for the potential purchase of any unsold co-tenancy interests from a Behringer Harvard Exchange Entity or any co-tenancy interests directly from the 1031 Participants until a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve of the transaction as being fair, competitive and commercially reasonable to us and at a price to us no greater than the cost of the co-tenancy interests to the Behringer Harvard Exchange Entity. If the price to us would be in excess of such cost, our directors must find substantial justification for such excess and that such excess is reasonable. In addition, under any such program, we will require that a fair market value appraisal for each property must be obtained from an independent expert selected by our independent directors and in no event would we purchase co-tenancy interests at a price that exceeds the current appraised value of the property interests.

        All purchasers of co-tenancy interests, including us, would execute a tenant-in-common agreement with the other purchasers of co-tenancy interests in the property and a property management agreement providing for the property management and leasing of the property by HPT Management or its subsidiaries. The tenant-in-common agreement generally would provide that all significant decisions, such as the sale, exchange, lease, re-lease of the property, or any loans or modifications of any loans related to the property, require unanimous approval of all tenant-in-common owners, subject to the deemed consent for failure to respond to any request for consent prior to the applicable deadline and our right to purchase the interests of owners who fail to consent with the majority. The tenant-in-common agreement generally also would provide a first purchase right to us and options for us to purchase the interests of the other owners at any time within the last year of any mortgage loan on the related property or after we announce our intention to liquidate our portfolio or list our equity on a stock exchange. In addition, the tenant-in-common agreement would provide for the payment of property management fees to HPT Management of up to 4.5% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the property. Accordingly, in the event that we purchase co-tenancy interests pursuant to one or more of these contractual arrangements, we would be subject to various risks associated with co-tenancy arrangements that are not otherwise present in real estate investments, such as the risk that the interests of the 1031 Participants will become adverse to our interests. See "Risk Factors - Risks Associated with
Section 1031 Tenant-in-Common Transactions."


MAKING LOANS AND INVESTMENTS IN MORTGAGES


        We may, from time to time, make mortgage loans, short-term loans in connection with Section 1031 TIC Transactions, and other loans relating to real property, including loans in connection with the acquisition of investments in entities that own real property. Although we do not have a formal policy, our criteria for investing in loans will be substantially the same as those involved in our investment in properties. We may invest in mortgage loans (including but not limited to investments in first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages). We also may invest in participations in mortgage loans. Further, we may invest in unsecured loans or loans secured by assets other than



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real estate. We currently do not expect to make significant investments in loans, although we are not limited as to the amount of gross offering proceeds that we may apply to our loan investments.

        We will not make unsecured loans or loans not secured by mortgages unless such loans are approved by a majority of our independent directors. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder's expense. In addition to the appraisal, we will seek to obtain a customary lender's title insurance policy or commitment as to the priority of the mortgage or condition of the title.

        We will not make or invest in mortgage loans on any one property if the aggregate amount all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. We may find such justification in connection with the purchase of mortgage loans that are in default where we intend to foreclose upon the property in order to acquire the underlying assets and where the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

        We may invest in first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. We also may invest in participations in mortgage loans. Second and wraparound mortgage loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. In addition, if the mortgage property is being developed, the amount of such loans generally will not exceed 75% of the post-development appraised value. Loans on leasehold interests are secured by an assignment of the borrower's leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. Leasehold interest loans generally do not exceed 75% of the value of the leasehold interest and require personal guaranties of the borrowers. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

        In evaluating prospective loan investments, our advisor will consider factors such as the following:

        o the ratio of the amount of the investment to the value of the property by which it is secured;

        o in the case of loans secured by real property or loans otherwise dependent on real property for payment:

                o       the property's potential for capital appreciation;

                o       expected levels of rental and occupancy rates;

                o       current and projected cash flow of the property;

                o       potential for rental increases;

                o       the degree of liquidity of the investment;

                o       geographic location of the property;

                o       the condition and use of the property;



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                o       the property's income-producing capacity;

        o       the quality, experience and creditworthiness of the borrower;

        o general economic conditions in the area where the property is located or that otherwise affect the borrower; and

        o       any other factors that the advisor believes are relevant.

        We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the term of the loan, the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, director, agent or employee of our advisor will inspect the property securing the loan, if any, during the loan approval process. We do not expect to make or invest in mortgage loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years. Most loans which we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature which we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

        We do not have any policies directing the portion of our assets that may be invested in construction loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and expect to seek to minimize the amount of these types of loans in our portfolio, to the extent that that we make or invest in mortgage loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single mortgage loan or the amount we may invest in mortgage loans to any one borrower. Pursuant to our advisory agreement, our advisor will be responsible for servicing and administering any mortgage loans in which we invest.

        Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.


BORROWING POLICIES


        While we will strive for diversification, the number of different properties that we can acquire will be affected by the amount of funds available to us. We intend to use debt as a means of providing additional funds for the acquisition of properties and the diversification of our portfolio. See "Description of Real Estate Investments - Real Estate Loans" for a description of our existing borrowings and the outstanding loan balances. Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

        There is no limitation on the amount we may invest in any single improved property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our indebtedness shall not exceed 300% of our net assets as of the date of any borrowing. We may incur indebtedness in excess of such limit if the excess is approved by a majority of our independent directors, in which case we will disclose the excess borrowing to our stockholders in our next quarterly report, including the justification for such excess.

        We expect to borrow up to 55% of the aggregate value of our assets if interest rates and loan terms are favorable. Our board of directors has adopted a policy that we will generally limit our aggregate borrowings to



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approximately 55% of the aggregate value of our assets as of the date of any borrowing, unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation does not apply to individual properties and only will apply once we have invested most of our capital. As a result, it can be expected that, with respect to the acquisition of one or more of our properties, we may incur indebtedness of more than 55% of the asset value of the property acquired, and that our debt levels likely will be higher until we have invested most of our capital. Our board of directors must review our aggregate borrowings at least quarterly. As of December 31, 2004, we had an aggregate debt leverage ratio of 42% of the value of our total assets.

        By operating on a leveraged basis, we expect that we will have more funds available for investment in properties and other investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See "Risk Factors - General Risks Related to Investments in Real Estate." To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Behringer Advisors will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

        Behringer Advisors will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

        We may not borrow money from any of our directors or from Behringer Advisors and its affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction upon a determination by such directors that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

        For services in connection with the origination or refinancing of any debt financing obtained by or for us, we will pay our advisor a debt financing fee equal to 1% of the amount available under such financing. Debt financing fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire such permanent financing. In the event our advisor subcontracts with a third-party for the provision of financing coordination services with respect to a particular financing or financings, the advisor will compensate the third-party through the debt financing fee.


DISPOSITION POLICIES

        We intend to hold each property that we acquire for an extended period. However, circumstances may arise that could require the early sale of some properties. A property may be sold before the end of the expected holding period if, in the judgment of Behringer Advisors, the value of the property might decline substantially, an opportunity has arisen to improve other properties, we can increase cash flow through the disposition of the property, or the sale of the property is in our best interests.

        The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants. See "Federal Income Tax Considerations - Failure to Qualify as a REIT." The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.


        If our shares are not listed for trading on a national securities exchange or included for quotation on The Nasdaq Stock Market by February 20, 2017, unless such date is extended by the majority vote of both our board of directors and our independent directors, our charter requires us to begin the sale of all of our properties and distribution to our stockholders of the net sale proceeds resulting from our liquidation. If at any time after February 20, 2017 we are not in the process of either (i) listing our shares for trading on a national securities exchange or including such shares for quotation on The Nasdaq Stock Market or (ii) liquidating our assets, investors holding a majority of our shares may vote to liquidate us in response to a formal proxy to liquidate. Depending upon then prevailing market conditions, it is our management's intention to begin to consider the process of listing or



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liquidation prior to February 20, 2017. In making the decision to apply for listing of our shares, the directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. The circumstances, if any, under which the directors will agree to list our shares cannot be determined at this time. Even if our shares are not listed or included for quotation, we are under no obligation to actually sell our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets. We will continue in existence until all properties are sold and our other assets are liquidated.


OTHER INVESTMENTS


        We may also invest in limited partnership and other ownership interests in entities that own real property. We expect that we may make such investments when we consider it more efficient to acquire an entity owning such real property rather than to acquire the properties directly. We also may acquire less than all of the ownership interests of such entities if we determine that an investment in such interests is consistent with our investment objectives and that a liquidation event in respect of such interests are expected within the investment holding periods consistent with that for our direct property investments.


INVESTMENT LIMITATIONS

        Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our charter is amended pursuant to the affirmative vote of the holders of a majority of our shares. Unless the charter is amended, we will not:


        o invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

        o invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

        o make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or Behringer Advisors or its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years, and it will be available for inspection and duplication by our stockholders. We will also obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage;

        o make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Behringer Advisors or its affiliates;

        o make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including loans to us, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit as determined by our board of directors, including a majority of our independent directors;

        o make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

        o issue equity securities on a deferred payment basis or other similar arrangement;

        o issue debt securities in the absence of adequate cash flow to cover debt service;

        o issue securities which are redeemable solely at the option of the holder (except for shares offered by stockholders to us pursuant to our share repurchase plan);

        o grant warrants or options to purchase shares to officers or affiliated directors or to Behringer Advisors or its affiliates except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;


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        o       make any investment that we believe would be inconsistent with our objectives of qualifying and remaining qualified as a REIT;
                or

        o operate in such a manner as to be classified as an "investment company" under the Investment Company Act.


CHANGE IN INVESTMENT OBJECTIVES AND LIMITATIONS

        Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.


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                     DESCRIPTION OF REAL ESTATE INVESTMENTS

GENERAL


        As of January 6, 2005, we had purchased interests in eight real estate properties located in Colorado, Georgia, Maryland, Minnesota, Missouri, Washington, D.C., and in Texas, where we own interests in two properties. All of these properties consist of developed institutional quality office buildings with office space that is currently leased to tenants. In the aggregate, these properties represent approximately 2,223,191 rentable square feet. As of January 6, 2005, each of the properties was at least 77% leased. We believe that these properties are adequately covered by insurance and are suitable for their intended purposes. The following pages provide certain additional information about these properties.


DESCRIPTION OF PROPERTIES

    MINNESOTA CENTER


        On October 15, 2003, we acquired an undivided 14.4676% tenant-in-common interest in Minnesota Center, a 14-story office building containing approximately 276,425 rentable square feet and located on approximately four acres of land in Bloomington, Minnesota. The total purchase price of Minnesota Center was approximately $41,682,000, including preliminary closing costs of approximately $921,800. The purchase price for the transaction was determined through negotiations between the Minnesota Center seller, TrizecHahn Regional Pooling, LLC, an unrelated third-party, and our advisor. The purchase price for our 14.4676% undivided tenant-in-common interest in Minnesota Center was $6,087,954, including our proportionate share of the preliminary closing costs. We used borrowings of $4,340,280 under a loan agreement with Greenwich Capital Financial Products, Inc. (Greenwich Capital) to pay a portion of the purchase price and paid the remaining purchase price from proceeds of the sale of our common stock in our initial public offering. Our tenant-in-common interest is held by Behringer Harvard Minnesota Center TIC II, LLC, a special single purpose Delaware limited liability company wholly owned by our operating partnership.

        The remaining tenant-in-common interests in Minnesota Center were acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a party to the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement was $30 million and the interest rate is fixed at 6.181% per annum. The loan agreement has a seven year term, requires a minimum debt coverage ratio of not less than
1.10 to 1.00, and cannot be prepaid until the earlier of (i) 42 months or (ii) two years after securitization.

        In general, no sale, encumbrance or other transfer of an interest in the property, including our tenant-in-common interest, is permitted without the lender's prior written consent. Transfer of Minnesota Center, with an assumption of the loan by the buyer, is subject to the lender's approval of the buyer and satisfaction of certain other conditions, including payment of a 1% assumption fee, plus costs and expenses. The loan allows for the substitution of up to five tenants in common without triggering the due on sale clause or the 1% assumption fee. Any tenant-in-common transfers exceeding the five substitutions will cause a pro rata share of the 1% assumption fee to be due and payable.

        The tenants in common, including us, have also entered into both a tenants in common agreement and a property management agreement. The tenants in common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of Minnesota Center, as determined by Behringer Harvard TIC Management Services LP (TIC Management Services), a subsidiary of HPT Management. If any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common will be required to reimburse the paying tenant(s) in common within 30 days, together with interest. TIC Management Services may also withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s) in common until such reimbursement is paid in full. In addition, the paying tenant(s) in common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants in common also are required to indemnify the other tenants in common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.


        All of the tenants in common must approve certain decisions relating to the property, including any future sale, exchange, lease, release of all or a portion of the property, any loans or modifications of any loans secured by


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the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants in common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants in common when at least 50% of the tenants in common have voted or provided consent for such action, Behringer Harvard Holdings or its affiliates have the option to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants in common agreement and the property management agreement (to the extent the property management agreement is then in effect); provided, however, such party must first provide Behringer Harvard Holdings and its affiliates, including us, and second the other tenants in common, with the right to make an offer to purchase such selling party's interest.


        Under the tenants in common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants in common in proportion to their undivided interests in the property.


        The tenants in common have no right to possession of the property. However, any tenant-in-common may partition the property subject to the right of Behringer Harvard Holdings or its affiliates to purchase a tenant-in-common's undivided interest at fair market value upon the filing of an action for partition. To the extent, however, that Behringer Harvard Holdings or its affiliates do not elect to purchase all or a portion of the undivided interest, then the other tenants in common shall be entitled to purchase the interest on the same terms and conditions. However, any tenant-in-common that brings a partition action during the term of the Minnesota Center loan would be in default under the loan.

        The tenants in common agreement provides Behringer Harvard Holdings or its affiliates with an option to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan documents, the property management agreement and/or the tenants in common agreement. However, neither Behringer Harvard Holdings nor its affiliates are under any obligation to purchase a defaulting tenant-in-common's interest.

        In addition, the tenants in common agreement provides that (i) all rights and privileges of the tenants in common under the tenants in common agreement are subordinate to the loan documents, (ii) the tenants in common waive the right to exercise any remedy until the loan is paid in full, (iii) the tenants in common waive their right to partition the property without the prior written consent of the lender, and (iv) each tenant-in-common waives any lien rights that it may have against the co-tenancy interest of any other tenant-in-common during the term of the loan.

        Our affiliated property manager, HPT Management, will not serve as property manager for Minnesota Center. TIC Management will serve as property manager for Minnesota Center and will be paid management fees in the amount of up to 4% of monthly gross revenues from Minnesota Center and an asset management fee of $100,000 per year, subject to certain limitations. Leasing will be undertaken through a third-party leasing company which will be paid market rates. Notwithstanding these arrangements, the fees charged to us by affiliates of our sponsor with respect to our ownership interests in Minnesota Center will not exceed the amount of such fees that would be charged to us by our property manager or advisor.


        Minnesota Center, which was constructed in 1987 and substantially renovated in 2000, includes among its major tenants Computer Associates International, Inc., CB Richard Ellis, Inc. and Sun Microsystems, Inc. Minnesota Center was approximately 94% leased as of September 30, 2004.

        Computer Associates International, Inc., a Delaware corporation that develops eBusiness management software solutions (Computer Associates), leases approximately 19% of the rentable square feet (approximately 52,656 square feet) of Minnesota Center for general office use. The annual base rent payable under the Computer Associates lease is currently $15.21 per rentable square foot, increasing by $0.50 per rentable square foot on November 1 of each year. The lease expires in 2007, and Computer Associates has two consecutive five year renewal options.


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        CB Richard Ellis, Inc., a Delaware corporation that provides commercial real estate services (CB Richard Ellis), leases approximately 12% of the rentable square feet (approximately 32,823 square feet) of Minnesota Center. The annual base rent payable under the CB Richard Ellis lease is $23.50 per square foot of rentable area through September 30, 2003 and $24.00 per square foot of rentable area through September 30, 2008. The lease expires on September 30, 2008, and CB Richard Ellis has one option to extend its lease for a period of five years.

        Sun Microsystems, Inc., a California corporation that provides industrial-strength hardware and software services (Sun Microsystems), leases approximately 5% of the rentable square feet (approximately 15,149 square feet) of Minnesota Center. The annual base rent payable under the Sun Microsystems lease is $15.00 per rentable square foot through August 31, 2004, and $15.50 per rentable square foot through August 31, 2005. The lease expires on August 31, 2005 and Sun Microsystems has one option to extend its lease for a period of three years.

    ENCLAVE ON THE LAKE


        On April 12, 2004, we acquired an undivided 36.31276% tenant-in-common interest in Enclave on the Lake, a 6-story office building containing approximately 171,090 rentable square feet and located on approximately 6.75 acres of land in Houston, Texas. The total purchase price of Enclave on the Lake was approximately $28,650,000, exclusive of closing costs. The purchase price for the transaction was determined through negotiations between the Enclave on the Lake seller, SVF Enclave Limited Partnership, an unrelated third-party, and our advisor. The purchase price for our 36.31276% undivided tenant-in-common interest in the property was $10,403,606, plus our proportionate share of the closing costs. We used borrowings of $7,262,552 under a loan agreement with State Farm Life Insurance Company (State Farm) to pay a portion of the purchase price and paid the remaining purchase price from proceeds of our initial public offering. Our tenant-in-common interest is held by Behringer Harvard Enclave H LP, an entity that is wholly owned by our operating partnership.


        Enclave on the Lake, which was constructed in 1999, is 100% leased to two tenants: SBM-IMODCO, Inc. (SBM-IMUDCO) and Atlantia Offshore Limited (Atlantia), both 100% wholly-owned subsidiaries of IHC Caland N.V. (IHC Caland), a Netherlands-based holding company involved in offshore oilfield services, marine dredging, shipping and mining. IHC Caland has not provided any guaranties with respect to the payment of rent under the leases.


        Established in 1958 and acquired by IHC Caland in 1990, SBM-IMODCO, manufactures and sells floating production, storage and offloading system projects. Its clients include major oil and gas operators (both independents and contractors) as well as companies involved in transporting slurries and other fluids. SBM-IMODCO leases 90,663 square feet for a current monthly base rent of $177,548 under a lease that expires in February 2012. SBM-IMODCO has two five-year renewal options available.

        Atlantia was founded in 1979 as a full-service offshore engineering company and was acquired by IHC Caland in 2001. Atlantia leases 80,428 square feet for a current monthly base rent of $157,505 under a lease that expires in February 2012. Atlantia has two five-year renewal options available.

        The remaining tenant-in-common interests in the Enclave Property were acquired by various investors who purchased their interests in a private offering sponsored by our affiliate, Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a borrower under the State Farm loan agreement. The total borrowings of all tenant-in-common interest holders under the State Farm loan agreement was $20 million. The interest rate under the loan is fixed at 5.45% per annum. The loan agreement allows for prepayment of the entire outstanding principal after 42 months from the date of the loan agreement subject to the payment of a prepayment penalty. No prepayment penalty is due after 81 months from the date of the loan agreement. The loan has a seven year term.

        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the property, except that subject to non-recourse provisions that provide that State Farm may not levy or execute judgment upon any property of the borrowers or their guarantors other than the property, except as to a borrower and its guarantors, such borrower's acts and omissions. Behringer Harvard Holdings and Robert M. Behringer are guarantors of our interest in the State Farm loan.

        In general, no sale, encumbrance or other transfer of interest in the property, including our tenant-in-common interest, is permitted without State Farm's prior written consent. We have the right prior to October 1, 2004, to sell and transfer one or more undivided interests in the property. Transfer of an interest in the property, with an assumption of the State Farm loan by the buyer, is subject to State Farm's approval of the buyer and



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satisfaction of certain other conditions. After the end of the syndication period, the State Farm loan allows for the transfers of up to six additional tenants in common.

        The tenants in common, including us, have also entered into both a tenants in common agreement and a property management agreement. The tenants in common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of Enclave on the Lake, as determined by TIC Management Services. Under the tenants in common agreement if any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s) in common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the property management agreement, TIC Management Services may also withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s) in common until such reimbursement is paid in full. In addition, the paying tenant(s) in common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants in common also are required to indemnify the other tenants in common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants in common must approve certain decisions relating to the property, including any future sale, exchange, lease, release of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants in common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants in common when at least 50% of the tenants in common have voted or provided consent for such action, Behringer Harvard Enclave H LP or its affiliates have the option to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants in common agreement and the property management agreement; provided, further however, such party must first provide Behringer Harvard Enclave H LP and its affiliates, including us, and second the other tenants in common, with the right to make an offer to purchase such selling party's interest.


        Under the tenants in common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants in common in proportion to their undivided interests in the property.


        The tenants in common have no right to possession of the property. However, any tenant-in-common may partition the property subject to first offering to sell its undivided interest to Behringer Harvard Enclave H LP, or its affiliates at fair market value and second, offering to sell its undivided interest to the other tenants in common at fair market value.

        The tenants in common agreement provides Behringer Harvard Enclave H LP or its affiliates with an option to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the State Farm loan agreement, the property management agreement and/or the tenants in common agreement. However, neither Behringer Harvard Enclave H LP nor its affiliates are under any obligation to purchase a defaulting tenant-in-common's interest.


        In addition, Behringer Harvard Enclave H LP has the option, but not the obligation, to purchase all of the tenants in common's undivided interests in the property by providing notice of its election to exercise this option to the tenants in common no sooner than three months prior to the end of the State Farm loan term and no later than 30 days prior to the end of the State Farm loan for the fair market value of the interests. In our discretion, we may offer the tenants in common the option to exchange their interests for partnership interests in our operating partnership at then current fair market value of our common stock.


        Our affiliated property manager, HPT Management, will not serve as property manager for Enclave on the Lake. Instead, its subsidiary, TIC Management Services will serve as property manager for Enclave on the Lake and will be paid management fees in the amount of 3% of the monthly gross revenues from Enclave on the Lake and an asset management fee of $42,000.00 per year, subject to certain limitations. Leasing will be undertaken through a third-party leasing company which will be paid market rates. Notwithstanding these arrangements, the fees charged



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to us by affiliates of our sponsor with respect to the ownership interests in
Enclave on the Lake will not exceed the amount of such fees that would be charged to us by our property manager or advisor.

    ST. LOUIS PLACE


        As of June 30, 2004, we acquired an undivided 35.709251% tenant-in-common interest in St. Louis Place, a 20-story office building containing approximately 337,088 rentable square feet and located on approximately 0.68 acres of land in St. Louis, Missouri. The total purchase price of St. Louis Place to Behringer Harvard Holdings, as a sponsor-affiliate, was approximately $30,150,000, exclusive of closing costs. The purchase price for the transaction was determined through negotiations between the St. Louis Place seller, Trizec Holdings, Inc., an unrelated third-party, and our advisor. We used borrowings of $7,141,850 under a loan agreement with Greenwich Capital to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public. Our tenant-in-common interest is held by Behringer Harvard St. Louis Place H, LLC, an entity that is wholly owned by our operating partnership.


        St. Louis Place, which was constructed in 1983, was, as of September 30, 2004, approximately 85% leased, including major tenants such as Fleishman-Hillard, Inc. (Fleishman-Hillard), Trizec Properties, Inc. (Trizec), Moser & Marsalek, P.C. (Moser & Marsalek), and Peckham Guyton Albers & Viets, Inc.

        Founded in 1946, Fleishman-Hillard, whose international headquarters are in St. Louis Place, offers strategic communications counsel to local, national, and international clients. Fleishman-Hillard is part of Omnicom Group Inc., a global marketing and corporate communications company. Fleishman-Hillard leases 142,366 square feet for a current monthly base rent of $189,821 under a lease that expires in 2014. Fleishman-Hillard has two five-year renewal options available.

        Trizec is an owner and manager of commercial property in North America. Trizec is leasing 35,000 square feet with rights to sublet for a current monthly base rent of $48,125 under a lease that expires in 2009. Trizec has two one-year renewal options available. Trizec's affiliates will continue to perform on-site management and leasing of St. Louis Place through a subcontract with the property manager, HPT Management, our affiliate.


        Moser & Marsalek is a St. Louis based law firm founded in 1925, with a practice consisting of civil trials and appeals. Moser & Marsalek currently leases 25,446 square feet with a current monthly base rent of $32,338 under a lease that expires in 2015. Moser & Marsalek has two five-year renewal options available.


        Peckham Guyton Albers & Viets, Inc., an architectural firm founded in 1965 with offices in Kansas City and St. Louis, designed St. Louis Place. It currently employs nearly 100 architects, planners, interior designers, exhibit designers, and administrative staff. This tenant leases 22,168 square feet of space for a current monthly base rent of $27,710 that expires in 2006, with no renewal options available.


        The remaining tenant-in-common interests in the St. Louis Place Property were acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a party to the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement was $20,000,000 and the interest rate is fixed at 6.078% per annum. The loan agreement has a seven year term and cannot be prepaid until the earlier of (i) 42 months or (ii) 2 years after securitization.

        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the property, though non-recourse provisions provide that Greenwich Capital may not levy or execute judgment upon any property of the borrowers or their guarantors other than the property, except as to a borrower and its guarantors, such borrower's acts and omissions. Behringer Harvard Holdings and Robert M. Behringer are guarantors of our interest in the State Farm loan.

        In general, no sale, encumbrance or other transfer of interest in the property, including our tenant-in-common interest, is permitted without the lender's prior written consent. We have the right prior to October 1, 2004 to sell and transfer one or more undivided interests in the property. Transfer of an interest in St. Louis Place, with an assumption of the loan by the buyer, is subject to the lender's approval of the buyer and satisfaction of certain other conditions, including payment of a $2,000 processing fee, all reasonable out-of-pocket costs and expenses incurred by the lender and an assumption fee of 1% of the substitute tenant-in-common borrower's pro-rata share of the then unpaid principal.



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        The tenants in common, including us, have also entered into both a tenants in common agreement and a property and asset management agreement. The tenants in common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of St. Louis Place, as determined by TIC Management Services. If any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s) in common within 30 days, together with interest. TIC Management Services may also withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s) in common until such reimbursement is paid in full. In addition, the paying tenant(s) in common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants in common also are required to indemnify the other tenants in common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants in common must approve certain decisions relating to the property, including any future sale, exchange, lease, release of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants in common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants in common when at least 50% of the tenants in common have voted or provided consent for such action, Behringer Harvard St. Louis Place H, LLC or its affiliates have the option to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants in common agreement and the property and asset management agreement (to the extent the property and asset management agreement is then in effect); provided further, however, such party must first provide Behringer Harvard St. Louis Place H, LLC and its affiliates, including us, and second, the other tenants in common, with the right to make an offer to purchase such selling party's interest.


        Under the tenants in common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants in common in proportion to their undivided interests in the property.


        The tenants in common have no right to possession of the property. However, any tenant-in-common may partition the property subject to first offering to sell its undivided interest to Behringer Harvard St. Louis Place H, LLC, or its affiliates at fair market value (as defined in the tenants in common agreement) and second, offering to sell its undivided interest to the other tenants in common at fair market value.

        The tenants in common agreement provides Behringer Harvard St. Louis Place H, LLC or its affiliates with an option to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property and asset management agreement and/or the tenants in common agreement. However, neither Behringer Harvard St. Louis Place H, LLC nor its affiliates are under any obligation to purchase a defaulting tenant-in-common's interest.


        In addition, Behringer Harvard St. Louis Place H, LLC has the option, but not the obligation, to purchase all of the tenants in common's undivided interests in the property by providing notice of its election to exercise this option to the tenants in common upon the earlier of (i) one year prior to the end of the term of the loan agreement, (ii) the announcement by us of our intention to liquidate our assets or (iii) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or The Nasdaq Stock Market. In our discretion, we may offer the tenants in common the option to exchange their interests for equity securities in us or in Behringer Harvard OP I at their fair market value. In the event that we exercise the option and do not offer the tenants in common the option to exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price shall be paid in cash.


        The property and asset management agreement remains in effect until the earlier to occur of (i) the sale of the property or any portion thereof, as to such portion of the property sold only (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire such interest subject to the tenants in common



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agreement and the property and asset management agreement), or (ii) December 31,
2025; provided, however, the property and asset management agreement terminates on December 31, 2005 and each anniversary of such date unless all of the tenants in common consent to the continuation of the property and asset management agreement. In addition, the property and asset management agreement may be terminated by Behringer Harvard TIC Management Services for any reason upon 60 days written notice or in the event the tenants in common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.


    COLORADO BUILDING


        On August 10, 2004, we acquired an undivided 79.475165% tenant-in-common interest in Colorado Building, an 11-story office building containing approximately 121,701 rentable square feet, located on approximately 0.31 acres of land in Washington, D.C. The total purchase price of Colorado Building was approximately $44,000,000, exclusive of closing costs. The purchase price for the transaction was determined through negotiations between the Colorado Building seller, Hippo Properties LLC, an unrelated third-party, and our advisor. The purchase price for our 79.475165% interest in the property was approximately $35,000,000, excluding closing costs. We used borrowings of $22,253,046 under a loan agreement with Greenwich Capital Financial Products, Inc. to pay a portion of such purchase price and paid the remaining purchase price from proceeds of the offering of our common stock to the public. Our tenant-in-common interest is held by Behringer Harvard Colorado H, LLC, which is wholly owned by our operating partnership, Behringer Harvard Operating Partnership I, LP.


        The Colorado Building, which was constructed in 1903 and completely renovated from 1987 to 1989, was, as of September 30, 2004, approximately 81% leased to tenants, including major tenants such as Bowne of New York City, Inc., InfoTech Strategies, Inc., Wilson, Elser, Moskowitz, Edelman & Dicker, LLP, the U.S. General Services Administration (Environmental Protection Agency) and the Community Transportation Association of America.


        Bowne of New York City, Inc. is an affiliate of Bowne & Co., Inc., a global leader in providing financial printing, digital printing and electronic delivery of personalized communications, and an array of business process outsourcing and other services. Bowne leases approximately 32,871 square feet for a current monthly base rent of $125,848 under a lease that expires in 2009. Bowne has one option to extend its lease for a period of ten years or two five-year options to extend its lease.

        Infotech Strategies, Inc. is an information and communication technology consulting firm that specializes in helping business in the digital marketplace. Infotech leases approximately 11,160 square feet for a current monthly base rent of $34,484 under a lease that expires in 2007. Infotech has one option to extend its lease for a period of ten years.


        Wilson, Elser, Moskowitz, Edelman & Dicker, LLP, a law firm, leases approximately 11,393 square feet for a current monthly base rent of $39,728 under a lease that expires in 2009. Wilson has one five-year option to extend its lease.


        The United States of America (Department of Labor) has entered into two leases for a total of approximately 10,294 square feet. The aggregate monthly base rent under the two leases is $29,517. Each lease is for a period of five years, with one five-year option to extend the lease.

        The United States of America (Environmental Protection Agency) leases approximately 10,957 square feet for a current monthly base rent of $36,661 under a lease that expires in 2012 with no extension options.


        The Community Transportation Association of America, which specializes in advancing public transportation, leases approximately 10,779 square feet for a current monthly base rent of $32,002 under a lease that expires in 2007 with no extension options.


        The remaining tenant-in-common interests in the property were acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a party to the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement is $28,000,000. The interest rate under the loan is fixed at 6.075% per annum. The loan is guaranteed by Robert M. Behringer and Behringer Harvard Holdings. The loan agreement allows for prepayment of the entire outstanding principal with no prepayment fee from and after the third payment date prior to maturity, with at least 15 days prior notice. The loan has a ten year term.



                                       96
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        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the property, though non-recourse provisions provide that the lender may not levy or execute judgment upon any property of the borrowers or their guarantors other than the property, except as to a borrower and its guarantors, such borrower's recourse liabilities.

        In general, no sale, encumbrance or other transfer of interest in the property, including our tenant-in-common interest, is permitted without the lender's prior written consent. We have a one-time right to sell and transfer one or more undivided interests in the property. Transfer of an interest in the property, with an assumption of the loan by the buyer, is subject to the lender's approval of the buyer and satisfaction of certain other conditions, including payment of a $2,000 processing fee and all reasonable out-of-pocket costs and expenses incurred by the lender.

        The tenants in common, including us, have also entered into both a tenants in common agreement and a property and asset management agreement. The tenants in common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of the property, as determined by TIC Management Services. Under the tenants in common agreement, if any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s) in common within 15 days. Under the property and asset management agreement, the TIC Management Services may also withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s) in common until such reimbursement is paid in full. In addition, the paying tenant(s) in common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants in common also are required to indemnify the other tenants in common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants in common must approve certain decisions relating to the property, including any future sale, exchange, lease, release of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants in common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants in common when at least 50% of the tenants in common have voted or provided consent for such action, Behringer Harvard Colorado Building H, LLC or its affiliates have the option to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants in common agreement and the property and asset management agreement (to the extent the property and asset management agreement is then in effect); provided further, however, such party must first provide Behringer Harvard Colorado Building H, LLC and its affiliates, including us, and second, the other tenants in common, with the right to make an offer to purchase such selling party's interest.


        Under the tenants in common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants in common in proportion to their undivided interests in the property.

        The tenants in common have no right to possession of the property. However, any tenant-in-common may partition the property subject to first offering to sell its undivided interest to Behringer Harvard Colorado Building H, LLC, or its affiliates at fair market value (as defined in the tenants in common agreement) and second, offering to sell its undivided interest to the other tenants in common at fair market value.


        The tenants in common agreement provides Behringer Harvard Colorado Building H, LLC or its affiliates with an option to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property and asset management agreement and/or the tenants in common agreement. However, neither Behringer Harvard Colorado Building H, LLC nor its affiliates are under any obligation to purchase a defaulting tenant-in-common's interest.

        In addition, Behringer Harvard Colorado Building H, LLC has the option, but not the obligation, to purchase all of the tenants in common's undivided interests in the property by providing notice of its election to exercise this option to the tenants in common upon the earlier of (i) one year prior to the end of the loan term, (ii) the



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announcement by us of our intention to liquidate our assets or (iii) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or The Nasdaq Stock Market. In our discretion, we may offer the tenants in common the option to exchange their interests for equity securities in us or our umbrella partnership at their fair market value. In the event that we exercise the option and do not offer the tenants in common the option to exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price shall be paid in cash.

        The property and asset management agreement remains in effect until the earlier to occur of (i) the sale of the property or any portion thereof, as to such portion of the property sold only (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire such interest subject to the tenants in common agreement and the property and asset management agreement), or (ii) December 31, 2025; provided, however, the property and asset management agreement terminates on December 31, 2005 and each anniversary of such date unless all of the tenants in common consent to the continuation of the property and asset management agreement. In addition, the property and asset management agreement may be terminated by Behringer Harvard TIC Management Services for any reason upon 60 days written notice or in the event the tenants in common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.


    TRAVIS TOWER


        On October 1, 2004, we acquired an undivided 60% tenant-in-common interest in Travis Tower, a 21-story office building containing approximately 507,470 rentable square feet and a 10-story parking garage located on approximately 1.1079 acres of land in Houston, Texas. The contract purchase price of Travis Tower exclusive of closing costs and initial escrows was $52,000,000. The purchase price for the transaction was determined through negotiations between the Travis Tower seller, AEW/McCord, L.P., an unrelated third-party, and our advisor. We used borrowings of $22,650,000 under a loan agreement with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of the offering of our common stock to the public. Our tenant-in-common interest is held by Behringer Harvard Travis Tower H LP, an entity that is wholly owned by Behringer Harvard OP I.


        Travis Tower, which was constructed in 1955, was, as of October 1, 2004, approximately 85% leased and includes the following major tenants: CenterPoint Energy, Inc., Linebarger Goggan Blair Pena & Sampson LLP, Edge Petroleum Corporation and Samson Lone Star LP.

        CenterPoint Energy, Inc. is a domestic energy delivery company that includes electric transmission and distribution, natural gas distribution and sales, interstate pipeline and gathering operations and, according to its records, generates more than 14,000 megawatts of power in Texas. CenterPoint leases 280,168 square feet for an annual rent of $4,885,194, under a lease that expires in September 2008. CenterPoint has two five-year renewal options available.


        Linebarger Goggan Blair Pena & Sampson LLP is a law firm that focuses on helping governmental entities improve their collections. Linebarger leases 51,479 square feet for an annual rent of $965,231, under a lease that expires in January 2010. Linebarger has two five-year renewal options available.

        Edge Petroleum Corporation is an oil and natural gas company engaged in the exploration, development, acquisition and production of crude oil and natural gas properties in the United States. Edge leases 34,018 square feet for an annual rent of $583,976, under a lease that expires in July 2013. Edge has two five-year renewal options available.

        Samson Lone Star LP is a privately held oil and gas exploration, acquisition and production company. Samson leases 21,571 square feet for an annual rent of $404,456, under a lease that expires in October 2007. Samson has two five-year renewal options available.

        The remaining 40% tenant-in-common interest in the property was acquired by Behringer Harvard Travis Tower S LP, an indirect wholly owned subsidiary of Behringer Harvard Holdings. Behringer Harvard Travis Tower S LP intends to sell all or a portion of its 40% tenant-in-common interest to various investors. Each tenant-in-common investor, including us, will be a borrower under the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement is $37,750,000, including the $22,650,000 borrowed by us. The interest rate under the loan is fixed at 5.434% per annum, and repayment is not permitted until the earlier of (i) two years after securitization or (ii) the third anniversary of the first monthly payment date made under the loan agreement. Prepayment during the last three months of the loan may be made without any substitution of collateral or compensation. The loan agreement has a ten-year term.



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        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the property, though non-recourse provisions provide that the lender may not levy or execute judgment upon any property of the borrowers or their guarantors other than property, except that each borrower and its guarantors, are liable for losses incurred by the lender attributable to (i) such parties' fraud or intentional misrepresentation; (ii) such borrower's removal or disposal of any portion of the property after an event of default; (iii) such borrower's failure to obtain the lender's prior written consent to any subordinate financing or other voluntary lien encumbering such borrower's interest in the property; (iv) such borrower's failure to obtain the lender's prior written consent to any assignment, transfer or conveyance of such borrower's interest in the property or any portion thereof as required by the loan agreement; (v) such borrower's violation of any of the special purpose entity covenants and requirements contained in the loan agreement or the related loan documents;: (vi) the breach by such borrower of any representation, warranty, covenant or indemnification provision in the loan agreement or the related deed of trust concerning environmental laws, hazardous substances and asbestos and any indemnification of the lender with respect thereto in either document; provided, however, that such borrower's guarantor will not be liable for these losses unless (a) in the event of a breach of any environmental representation, the breach involved such borrower's or guarantor's actual knowledge of the incorrectness or untruth of the underlying representation, and (b) in the event of any breached warranty, covenant or indemnification, the breach was caused, in whole or in part, by the actions of either such borrower or guarantor; (viii) the gross negligence or willful misconduct of such borrower; and (ix) any election by such borrower to terminate or not to renew the property management agreement.

        In general, no sale, encumbrance or other transfer of interest in the property, including our tenant-in-common interest, is permitted without the lender's prior written consent.

        In addition, in connection with the purchase by Behringer Harvard Travis Tower S LP of its tenant-in-common interest in the property, its indirect parent company, Behringer Harvard Holdings, borrowed $12,600,000 from First American Bank, SSB under a bridge loan. The bridge loan bears interest at the greater of
(i) 6% per annum, or (ii) 1% in excess of the variable rate of interest per annum established from time to time in the Money Rates column of THE WALL STREET JOURNAL (Central Edition) or, if such publication designates two or more published rates as the "prime rate," the rate of interest per annum publicly announced by First American Bank as its prime rate in effect at its principal office in Dallas, Texas. Commencing on January 1, 2005, and continuing thereafter through final maturity, the bridge loan is to be paid in quarterly installments of all accrued and unpaid interest with the entire amount of unpaid principal and interest due on October 1, 2005. It is anticipated that the bridge loan will be paid with the proceeds of the sale by Behringer Harvard Travis Tower S LP of its tenant-in-common interest in the property to third-party purchasers.


        Pursuant to the Amended and Restated Accommodation Agreement between us and Behringer Harvard Holdings, we guaranteed the bridge loan and pledged an amount of cash held in an account with First American Bank equal to the principal amount of the bridge loan to support such guarantee. We received a fee of 1% of the bridge loan ($126,000) in consideration for such guarantee for an initial six-month period and will receive an additional 1% for any additional six-month period thereafter.


        The tenants in common, including us, have also entered into both a tenants in common agreement and a property and asset management agreement with TIC Management Services. The tenants in common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of the property, as determined by TIC Management Services. Under the tenants in common agreement, if any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s) in common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the property management agreement, the TIC Management Services may also withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s) in common until such reimbursement is paid in full. In addition, the paying tenant(s) in common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants in common also are required to indemnify the other tenants in common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants in common must approve certain decisions relating to the property, including any future sale, exchange, lease or release of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants in common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants in common when at least 50% of the tenants in common have voted or provided consent for such action,



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Behringer Harvard Travis Tower H LP or its affiliates have the option, but not the obligation, to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants in common agreement and the property management agreement (to the extent that the property management agreement is then in effect); provided, further however, such party must provide first to Behringer Harvard Travis Tower H LP and its affiliates and second to the other tenants in common, the right to make an offer to purchase such selling party's interest.


        Under the tenants in common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants in common in proportion to their undivided interests in the property.


        The tenants in common have no right to possession of the property. However, subject to the restrictions of the loan agreement, any tenant-in-common may partition the property subject to first offering to sell its undivided interest to Behringer Harvard Travis Tower H LP or its affiliates at fair market value and second, offering to sell its undivided interest to the other tenants in common at fair market value.

        The tenants in common agreement provides Behringer Harvard Travis Tower H LP or its affiliates with an option, but not the obligation, to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property management agreement and/or the tenants in common agreement.

        In addition, Behringer Harvard Travis Tower H LP has the option, but not the obligation, to purchase all of the tenants in common's undivided interests in the property by providing notice of its election to exercise this option to the tenants in common upon the earlier of (i) during the last year prior to the expiration of the loan agreement, (ii) the announcement by us of our intention to liquidate our assets or (iii) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or The Nasdaq Stock Market. In our discretion, we may offer the tenants in common the option to exchange their interests for equity securities in us or our umbrella partnership at their fair market value. In the event that we exercise the option and do not offer the tenants in common the option to exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price is paid in cash.

        The property management agreement remains in effect until the earlier to occur of (i) the sale of the property or any portion thereof, as to only such portion of the property sold (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire such interest subject to the tenants in common agreement and the property management agreement), or (ii) December 31, 2030; provided, however, the property management agreement terminates on December 31, 2005 and each anniversary of such date unless all of the tenants in common consent to the continuation of the property management agreement. In addition, the property management agreement may be terminated by TIC Management Services for any reason upon 60-days written notice or in the event the tenants in common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

    CYPRUS BUILDING

        On December 16, 2004, we acquired the Cyprus Building, a four-story office building containing approximately 153,048 rentable square feet located on approximately 8.2 acres of land in Englewood, Colorado, a suburb of Denver, through Behringer Harvard Cyprus, LLC, a wholly-owned subsidiary of Behringer Harvard OP I. The contract purchase price of the Cyprus Building, exclusive of closing costs and initial escrows, was $19,800,000. The purchase price for the transaction was determined through negotiations between the Cyprus Building seller, PERA Mineral, Inc., an unrelated third-party, and our advisor. We used proceeds from our public offering to pay the entire purchase price and all closing costs of the acquisition.

        The Cyprus Building, which was constructed in 1988, is 100% leased to one tenant, Phelps Dodge Corporation. The tenant does not currently occupy the building and the building is vacant as of the closing date.

        Phelps Dodge Corporation is an international mineral and chemical producer. Phelps Dodge leases 153,048 square feet for an annual rent of $2,408,885 under a lease that expires in October 2008. Phelps Dodge has three five-year renewal options available.



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        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Cyprus Building. Among other things, the HPT Management will have the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services and all leasing services to Trammell Crow Services, Inc.

        As compensation for its services, HPT Management or its affiliates are entitled to the following reimbursements for their out-of-pocket costs and on-site personnel costs and the following compensation:

        1. A property management fee equal to 3% of the monthly gross revenues from the Cyprus Building.

        2.      An annual asset management fee equal to 0.5% of the asset value.

        Leasing commissions of 6% will be paid on any new leases to be divided 4% to the outside broker and 2% paid to Trammell Crow Services, Inc. On lease renewals, a total commission of 4% will be paid with 2% paid to the outside broker and 2% paid to Trammell Crow Services, Inc.


    250 WEST PRATT STREET PROPERTY


        On December 17, 2004, we acquired an undivided 50.67995% tenant-in-common interest in the 250 West Pratt Street Property, a 24-story office building containing approximately 368,194 rentable square feet located on approximately 0.75 acres of land in Baltimore, Maryland. The contract purchase price of the 250 West Pratt Street Property, exclusive of closing costs and initial escrows, was $51,816,488. The purchase price for the transaction was determined through negotiations between the 250 West Pratt Street Property seller, Trizec 250 W. Pratt, LLC, an unrelated third-party, and our advisor. We used borrowings of $18,751,582 under a loan agreement with Citigroup Global Markets Realty Corp. to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of the public offering of our common stock. Our tenant-in-common interest is held by Behringer Harvard Pratt H, LLC, an entity that is wholly owned by Behringer Harvard OP I.

        The 250 West Pratt Street Property, which was constructed in 1986, is approximately 76% leased and includes the following major tenants: Vertis, Inc., Semmes Bowen & Semmes, and the United States General Services Administration
(GSA).

        Vertis is a provider of targeted advertising, media and marketing services. Vertis leases 57,631 square feet for an annual rent of $1,618,304 under a lease that expires in August 2007, with a five-year renewal option available.

        Semmes is a full-service law firm with a national civil practice. Semmes leases 48,426 square feet for an annual rent of $1,365,729 under a lease that expires in April 2008.

        The GSA assists and supports Federal Agencies by offering superior workplaces, expert solutions, acquisition services and management policies. The GSA leases 41,000 square feet for an annual rent of $1,086,500 under a lease that expires in June 2007, with a five-year renewal option available.

        The remaining 49.32005% tenant-in-common interest in the 250 West Pratt Street Property was acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a borrower under the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement was $37,000,000, including the $18,751,582 borrowed by us. The interest rate under the loan is fixed at 5.285% per annum, and repayment in whole (but not in part) is permitted from and after the third payment date prior to the maturity date, provided that at least fifteen days prior written notice is given. The loan agreement has a ten-year term.

        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the 250 West Pratt Street Property, though non-recourse provisions provide that the lender may not levy or execute judgment upon any property of the borrowers or their guarantors other than the 250 West Pratt Street Property, except that each borrower and its guarantors are liable for losses incurred by the lender attributable to (i) such parties' fraud or intentional misrepresentation; (ii) such borrower's removal or disposal of any portion of the property after an event of default; (iii) such borrower's failure to obtain the lender's prior written consent to any subordinate financing or other voluntary lien encumbering such borrower's interest in the 250 West Pratt Street Property; (iv) such borrower's failure to obtain the lender's prior written consent to any assignment, transfer or conveyance of such borrower's interest in the 250 West Pratt Street Property or any portion thereof as required by the loan agreement;
(v) such borrower's violation of any of the special purpose entity covenants and requirements contained in the loan agreement or the related loan documents; (vi) the breach by such borrower of any



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representation, warranty, covenant or indemnification provision in the loan agreement or the related deed of trust concerning environmental laws, hazardous substances and asbestos and any indemnification of the lender with respect thereto in either document; provided, however, that such borrower's guarantor will not be liable for these losses unless (A) in the event of a breach of any environmental representation, the breach involved such borrower's or guarantor's actual knowledge of the incorrectness or untruth of the underlying representation, and (B) in the event of any breached warranty, covenant or indemnification, the breach was caused, in whole or in part, by the actions of either such borrower or guarantor; (viii) the gross negligence or willful misconduct of such borrower; and (ix) any election by such borrower to terminate or not to renew the property management agreement.

        In general, no sale, encumbrance or other transfer of interest in the 250 West Pratt Street Property, including our tenant-in-common interest, is permitted without the lender's prior written consent.

        The tenants in common, including us, have also entered into both a tenants in common agreement and a property and asset management agreement with TIC Management Services. The tenants in common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of the 250 West Pratt Street Property, as determined by TIC Management Services. Under the Pratt Tenants in Common Agreement, if any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s) in common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the property management agreement, TIC Management Services may also withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s) in common until such reimbursement is paid in full. In addition, the paying tenant(s) in common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants in common are also required to indemnify the other tenants in common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants in common must approve certain decisions relating to the 250 West Pratt Street Property, including any future sale, exchange, lease or release of all or a portion of the 250 West Pratt Street Property, any loans or modifications of any loans secured by the 250 West Pratt Street Property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the 250 West Pratt Street Property require the approval of a majority of the tenants in common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants in common when at least 50% of the tenants in common have voted or provided consent for such action, Behringer Harvard Pratt H, LLC or its affiliates have the option, but not the obligation, to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the 250 West Pratt Street Property or any part thereof, provided that any transferee shall take such interest subject to the tenants in common agreement and the property management agreement (to the extent that the property management agreement is then in effect); provided, further however, such party must provide first to Behringer Harvard Pratt H, LLC and its affiliates and second to the other tenants in common, the right to make an offer to purchase such selling party's interest.

        Under the tenants in common agreement, all income, expenses, loss, liabilities and cash flow from the 250 West Pratt Street Property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants in common in proportion to their undivided interests in the property.

        The tenants in common have no right to possession of the 250 West Pratt Street Property. However, subject to the restrictions of the loan agreement, any tenant-in-common may partition the 250 West Pratt Street Property subject to first offering to sell its undivided interest to Behringer Harvard Pratt H, LLC or its affiliates at fair market value and second, offering to sell its undivided interest to the other tenants in common at fair market value.

        The tenants in common agreement provides Behringer Harvard Pratt H, LLC or its affiliates with an option, but not the obligation, to purchase any defaulting tenant-in-common's undivided interest in the 250 West Pratt Street Property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property management agreement and/or the tenants in common agreement.

        In addition, Behringer Harvard Pratt H, LLC has the option, but not the obligation, to purchase all of the tenants in common's undivided interests in the 250 West Pratt Street Property by providing notice of its election to


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exercise this option to the tenants in common upon the earlier of (i) during the last year prior to the expiration of the loan agreement, (ii) the announcement by us of our intention to liquidate our assets or (iii) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or the Nasdaq Stock Market. In our discretion, we may offer the tenants in common the option to exchange their interests for equity securities in us or our umbrella partnership at their fair market value. In the event that we exercise the option and do not offer the tenants in common the option to exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price is paid in cash.

        The property management agreement remains in effect until the earlier to occur of (i) the sale of the 250 West Pratt Street Property or any portion thereof, as to only such portion of the 250 West Pratt Street Property sold (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire such interest subject to the tenants in common agreement and the property management agreement), or (ii) December 31, 2030; provided, however, the property management agreement terminates on December 31, 2005 and each anniversary of such date unless all of the tenants in common consent to the continuation of the property management agreement. In addition, the property management agreement may be terminated by TIC Management Services for any reason upon 60-days written notice or in the event the tenants in common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

    ASHFORD PERIMETER

        On January 6, 2005, we acquired Ashford Perimeter, a six-story office building containing approximately 288,175 rentable square feet and a four-story parking garage located on approximately 10.6 acres of land in Atlanta, Georgia through Behringer Harvard Ashford Perimeter H, LLC, a wholly-owned subsidiary of Behringer Harvard OP I. The contract purchase price of the Ashford Perimeter, exclusive of closing costs and initial escrows, was $46,300,000. The purchase price for the transaction was determined through negotiations between the Ashford Perimeter seller, HSOV Ashford Perimeter, LLC, an unrelated third-party, and our advisor. We used borrowings of $35,400,000 under a loan agreement with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of the offering of our common stock to the public.

        Ashford Perimeter, which was constructed in 1982, is approximately 84% leased and includes the following major tenants: Verizon Wireless, Noble Systems Corporation and Coalition America, Inc.

        Verizon Wireless, a joint-venture of Verizon and Vodafone Group, is a national provider of wireless telecommunication services. Verizon Wireless leases 115,465 square feet for an annual rent of $2,173,226 under a lease that expires in May 2009.

        Noble Systems Corporation provides call center software, computer telephone and customer contact technology to a variety of industries. Noble Systems Corporation leases 35,165 square feet for an annual rent of $773,630 under a lease that expires in October 2011.

        Coalition America, Inc. provides billing and collection services for the medical industry. Coalition America, Inc. leases 23,270 square feet for an annual rent of $511,940 under a lease that expires in October 2006.

        We entered into the loan agreement on January 6, 2005. The interest rate under the loan is fixed at 5.02% per annum until January 31, 2006, and 5.3% per annum, thereafter. Monthly payments of interest are required through February 2007, with monthly interest and principal payments required beginning March 1, 2007 and continuing to the maturity date. Prepayment, in whole or in part, is permitted from and after the third payment date prior to the maturity date, provided that at least thirty days prior written notice is given. The loan agreement has a seven-year term.

        In addition, we have guaranteed payment of the debt under the loan agreement in the event that (i) Behringer Harvard Ashford Perimeter H, LLC files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (ii) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard Ashford Perimeter H, LLC or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Ashford Perimeter. Among other things, HPT Management will have the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of


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operating expenses. HPT Management has subcontracted certain of its on-site management services and all leasing services to Trammell Crow Services, Inc.

        As compensation for its services, HPT Management or its affiliates is entitled to the following reimbursements for its out-of-pocket costs and on-site personnel costs and the following compensation:

        1. A property management fee equal to 3% of the monthly gross revenues from Ashford Perimeter.

        2.      An annual asset management fee equal to 0.5% of the asset value.

        Leasing commissions of 6% will be paid on any new leases to be divided 4% to the outside broker and 2% paid to Trammell Crow Services, Inc. On lease renewals, a total commission of 4% will be paid with 2% paid to the outside broker and 2% paid to Trammell Crow Services, Inc.


COMPETITION

        Our properties are all located in areas that include highly competitive properties. The number of competitive properties in a particular area could have a material adverse effect on both our ability to lease space at any of our properties or at newly acquired (or developed) properties, and the amount of rent we can charge at our properties. We compete with many property owners, such as corporations, limited partnerships, individual owners, other real estate investment trusts, insurance companies and pension funds. We also compete with properties owned by other Behringer Harvard programs. Many of our competitors have greater financial and other resources than we have and may have substantially more operating experience than either us or Behringer Advisors.

INSURANCE

        We believe that we have property and liability insurance with reputable, commercially rated companies. We also believe that our insurance policies contain commercially reasonable deductibles and limits, adequate to cover our properties. We expect to maintain such insurance coverage and to obtain similar coverage with respect to any additional properties we acquire in the near future. Further, we have title insurance relating to our properties in an aggregate amount that we believe to be adequate.

REGULATIONS

        Our properties, as well as any other properties that we may acquire in the future, are subject to various federal, state and local laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. We believe that we have all permits and approvals necessary under current law to operate our properties.


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

                            PRIOR PERFORMANCE SUMMARY

PRIOR INVESTMENT PROGRAMS

        THE INFORMATION PRESENTED IN THIS SECTION REPRESENTS THE HISTORICAL EXPERIENCE OF CERTAIN REAL ESTATE PROGRAMS MANAGED BY OUR ADVISOR AND ITS AFFILIATES, INCLUDING CERTAIN OFFICERS AND DIRECTORS OF OUR ADVISOR. OUR INVESTORS SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE OUR SHARES WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS TO WHICH THE FOLLOWING INFORMATION RELATES OR IN ANY OTHER PROGRAMS OF OUR AFFILIATES.


        Our chief executive officer and founder, Robert M. Behringer, has served as general partner, chief executive officer and/or director in 40 prior programs over the last ten years, which includes three other public programs and 36 privately offered programs. Based on an analysis of the operating results of the prior programs, Mr. Behringer believes that each of such programs has met or is meeting its principal investment objectives in a timely manner.


        The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table
V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

PUBLIC PROGRAMS


        Currently, affiliates of Behringer Advisors are sponsoring two public real estate programs with substantially the same investment objectives as ours, Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I. The initial public offerings with respect to those programs are expected to terminate on or before February 19, 2005. In addition, affiliates of Behringer Advisors propose to sponsor a public offering by a newly formed entity that will have investment objectives substantially similar to ours, Behringer Harvard Opportunity REIT I. The registration statement of Behringer Harvard Opportunity REIT I is proposed to be for the offer and sale to the public of up to 40 million shares of common stock at a price of $10.00 per share, plus an additional 8 million shares of common stock at a maximum price of $9.50 per share pursuant to the distribution reinvestment plan of Behringer Harvard Opportunity REIT I. As described in the "Prior Performance Summary," Robert M. Behringer and his affiliates have also sponsored other privately offered real estate programs with substantially similar investment objectives as ours, and which are still operating and may acquire additional properties in the future. Behringer Advisors and its affiliates will likely experience conflicts of interest as they simultaneously perform services for us and other Behringer Harvard sponsored programs.

        The aggregate dollar amount of the acquisition and development costs of the properties in which the two prior publicly offered limited partnerships and us purchased interests, as of December 31, 2004, was approximately $233.5 million. Following is a table showing the breakdown of the aggregate amount of acquisition and development costs of the properties purchased by Behringer Harvard Short-Term Fund I, Behringer Harvard Mid-Term Fund I and us as of December 31, 2004:

        TYPE OF PROPERTY                     NEW     USED    CONSTRUCTION
        ----------------                     ---     ----    ------------
        Office and Industrial Buildings       0%     100%          0%
        Retail Property                       0%     100%          0%
        Development Property                  0%       0%        100%


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        The following is a breakdown of the aggregate amount of acquisition and development costs of the properties purchased by Behringer Harvard REIT I, Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I as of December 31, 2004, by 100% fee ownership interests, ownership of tenant-in-common (TIC) interests, and ownership of joint venture interests:

        FUND                                  100% OWNED     TIC INTERESTS    JOINT VENTURES
        -----                                 ----------     -------------    --------------
        Behringer Harvard REIT I                 13.3%           86.7%              -
        Behringer Harvard Short-Term Fund I      33.8%            -                66.2%
        Behringer Harvard Mid-Term Fund I        100%             -                 -

        Historically, each of the public programs sponsored by our affiliates, including us, has experienced losses during the first several quarters of its operation. Many of these losses can be attributed to initial start-up costs and a lack of revenue producing activity prior to the programs' initial property investments. Losses also may reflect a delay between the date a property investment is made and the period when revenues from such property investment begin to accrue. Furthermore, the programs have sold no properties, and thus, any appreciation or depreciation of the properties is not reflected in the net income of the programs.

        Upon request, prospective investors may obtain from us without charge copies of offering materials and any reports prepared in connection with any of the Behringer Harvard public programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our Secretary. Many of the offering materials and reports prepared in connection with the Behringer Harvard public programs are also available on our web site, HTTP://WWW.BHFUNDS.COM. In addition, the Securities and Exchange Commission maintains a web site at HTTP://WWW.SEC.GOV that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.


    BEHRINGER HARVARD SHORT-TERM FUND I


        Behringer Harvard Short-Term Fund I, a Texas limited partnership, was formed in July 2002 to acquire interests in office, office-tech, retail, apartment, industrial and hotel properties. Robert M. Behringer and Behringer Harvard Advisors II LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Short-Term Fund I. The public offering of Behringer Harvard Short-Term Fund I's units of limited partnership interest commenced on February 19, 2003. As of December 31, 2004, Behringer Harvard Short-Term Fund I had raised gross offering proceeds of approximately $69.1 million from the issuance of approximately 6.9 million units of limited partnership interest to approximately 2,664 investors. As of December 31, 2004, Behringer Harvard Short-Term Fund I had purchased interests in six real estate properties amounting to an investment of approximately $60.7 million (purchase price including debt financing). Behringer Harvard Short-Term Fund I owns an interest in the following properties:

        o The Woodall Rodgers Property. This property, acquired in February 2004, is located in Dallas, Texas and consists of a five-story office building built in 1983, containing approximately 74,090 rentable square feet and a free-standing single-story bank office building built in 1982. The buildings are located on approximately 1.7 acres subject to a ground lease that expires in 2097. The property also includes approximately
                1.6 acres of undeveloped adjacent land that currently is under contract for sale. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2004, the Woodall Rodgers Property was 100% leased and includes as its major tenants Republic Title of Texas, Inc. and Precept Builders, Inc.

        o The Quorum Property. This property, acquired in July 2004, is located in Addison, Texas, a suburb of Dallas, Texas, and consists of a seven-story office building built in 1981, containing approximately 133,799 rentable square feet, a parking garage and a nine-lane drive-through bank facility. The buildings are located on approximately 3.9 acres of land. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2004, the Quorum Property was approximately 60% leased and includes as its major tenants KMC Insurance Services, Inc., Workflow Studios, Inc. and JP Morgan/Chase Bank.

        o The Skillman Property. This property, acquired in July 2004, is located in Dallas, Texas and consists of a shopping/service center built in 1985 containing approximately 98,764 rentable square feet. The property is located on approximately 7.3 acres of land. Behringer Harvard Short-Term Fund I owns an


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                85.71% interest in the Skillman Property through direct and indirect partnership interests in a limited partnership that owns the property. As of December 31, 2004, the Skillman Property was approximately 91% leased and includes as its major tenants Compass Bank, Re/Max Associates of Dallas and El Fenix.

        o The Central Property. This property, acquired in August 2004, is located in Dallas, Texas and consists of a six-story office building containing approximately 87,292 rentable square feet. The property is located on approximately 0.66 acres of land. Behringer Harvard Short-Term Fund I owns a 50% interest in the Central Property through direct and indirect partnership interests in a limited partnership that owns the property. As of December 31, 2004, the Central Property was approximately 63% leased and includes as its major tenants BGO Architects, Dr. Monty Buck and Michael Burns and Associates, Inc.

        o The Coit Property. This property, acquired in October 2004, is located in Plano, Texas, a suburb of Dallas, Texas, and consists of a two-story office building built in 1986, containing approximately 105,030 rentable square feet. The property is located on approximately 12.3 acres of land. Behringer Harvard Short-Term Fund I owns a 90% interest in the Coit Property through direct and indirect partnership interests in a limited partnership that owns the property. As of December 31, 2004, the Coit Property was 100% leased to one tenant, CompUSA, Inc.

        o Mockingbird Commons. This property, acquired in November 2004, is located in Dallas, Texas and consists of a 5.4-acre site that is planned for redevelopment as a 475,000 square feet mixed-use project with a boutique hotel high rise luxury condominiums and retail. Behringer Harvard Short-Term Fund I owns a 70% interest in the Mockingbird Commons Property through direct and indirect partnership interests in a limited partnership that owns the property.


    BEHRINGER HARVARD MID-TERM FUND I


        Behringer Harvard Mid-Term Fund I, a Texas limited partnership, was formed in July 2002 to acquire interests in institutional quality office and office service center properties having desirable locations, personalized amenities, high quality construction and creditworthy commercial tenants. Robert
M. Behringer and Behringer Harvard Advisors I LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Mid-Term Fund I. The public offering of Behringer Harvard Mid-Term Fund's units of limited partnership interest commenced on February 19, 2003. As of December 31, 2004, Behringer Harvard Mid-Term Fund I had raised gross offering proceeds of approximately $31.5 million from the issuance of approximately 3.2 million units of limited partnership interest to approximately 994 investors. As of December 31, 2004, Behringer Harvard Mid-Term Fund I had purchased interests in three real estate properties amounting to an investment of approximately $18.2 million (purchase price including debt financing). Behringer Harvard Mid-Term Fund I owns following properties:

        o The Hopkins Property. This property, which was acquired in March 2004, is located in Hopkins, Minnesota, which is a suburb of Minneapolis. The property contains a one-story office building built in 1980, containing approximately 29,660 of rentable square feet and located on approximately 2.5 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. Pursuant to a lease terminating in September 2010, the property is 100% leased to SunGard Financial Systems, Inc., which is a wholly owned subsidiary of SunGard Data Systems.

        o The Northpoint Property. This property, which was acquired in June 2004, is located in Dallas, Texas and consists of a two-story office building built in 1978 containing approximately 79,049 rentable square feet. The property is located on approximately 5.1 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2004, the Northpoint Property was 100% leased and includes as its major tenants Centex Homes and Medical Edge Healthcare Group, Inc.

        o The Tucson Way Property. This property, which was acquired in October 2004, is located in Englewood, Colorado, a suburb of Denver. The property consists of a two-story office building built in 1985 containing approximately 70,660 rentable square feet. The property is located on approximately 6.02 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. The Tucson Way Property is 100% leased to Raytheon Company on a triple-net basis through April 2012.


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

PRIVATE PROGRAMS


        The prior privately offered programs sponsored by our affiliates include 28 real estate limited partnerships, seven tenant-in-common offerings and one private REIT. The total amount of funds raised from investors in the 36 prior private offerings was approximately $173.4 million, and the total number of investors in such programs was approximately 590. In addition, a newly formed entity, Behringer Harvard Strategic Opportunity Fund I LP, will commence a private offering of up to $50 million worth of its units of limited partnership interest in the first quarter of 2005. Behringer Harvard Strategic Opportunity Fund I LP has investment objectives substantially similar to ours. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for the private offerings initiated over the last three years and compensation paid to the sponsors of these programs.

        The aggregate dollar amount of the acquisition and development costs of the properties purchased by the privately offered programs previously sponsored by our affiliates, as of June 30, 2004, was $437.6 million. Of this aggregate amount, approximately 96.8% was spent on existing or used properties, approximately 2.6% was spent on construction properties, and approximately 0.6% was spent on acquiring or developing land. Of the aggregate amount, approximately 84.1% was spent on acquiring or developing office buildings, approximately 11.9% was spent on acquiring or developing golf centers and marinas, approximately 1.9% was spent on acquiring or developing multi-tenant residential properties (apartments), approximately 1.5% was spent on acquiring or developing retail centers, and approximately 0.6% was spent on acquiring or developing storage facilities. These properties were located in Texas, Minnesota, Arkansas, Missouri, Florida and the U.S. Virgin Islands, and the aggregate purchase price in each of these jurisdictions was $206.4 million, $122.4 million, $56.2 million, $36.5 million, $11.4 million and $4.8 million, respectively. The following table shows a breakdown by percentage of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs as of September 30, 2004:

        TYPE OF PROPERTY        NEW             USED            CONSTRUCTION
        ----------------        ---             ----            ------------
        Office buildings        0.0%            97.8%               2.2%
        Apartments              0.0            100.0                0.0
        Retail                  0.0            100.0                0.0
        Marinas / Golf          0.0             91.3                8.7
        Land                    0.0            100.0                0.0
        Storage facilities      0.0            100.0                0.0

        As of June 30, 2004, these programs have sold 36 of the total of 59 properties, or 61% of such properties. The original purchase price of the properties that were sold was $178.6 million, and the aggregate sales price of such properties was $207.9 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed since January 1, 1995, results of such programs that have completed their operations since December 31, 1996 and the sales or other disposals of properties with investment objectives similar to ours since January 1, 1997.

        As of June 30, 2004, the percentage of these programs, by investment, with investment objectives similar to ours is 84.9%. Over the last six years, the privately offered real estate programs of our affiliates with investment objectives similar to ours purchased a total of 30 office buildings with an aggregate purchase price of $371.5 million, using $248.3 million in purchase mortgage financing. These buildings were located in Texas and Minnesota and had an aggregate of 2.1 million square feet of gross leasable space. For more detailed information regarding acquisitions of properties by such programs since January 1, 1995, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.

        Behringer Harvard Holdings or its affiliates sponsor private offerings of tenant-in-common interests for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. As of December 31, 2004, Behringer Harvard Holdings or one or more of its affiliates had sponsored seven such offerings, in which a real estate fund affiliated with or sponsored by Behringer Harvard Holdings, has purchased the property directly from the seller and then sold tenant-in-common interests in these properties through an assignment of the purchase and sale agreement relating to the property. Behringer Harvard REIT I has participated in six such transactions, in which Behringer Harvard REIT I has directly purchased an interest in the property from the seller, and thus, is also a tenant-in-common with purchasers of the offered tenant-in-common interests.

        Behringer Harvard Minnesota Center TIC I, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Minnesota Center that were not purchased by Behringer Harvard REIT I. For a description of Minnesota Center, please see the section of this prospectus under the heading "Prior Performance Summary - Public Programs - Behringer Harvard REIT I." The private placement offering of tenant-in-common interests commenced on July 10, 2003, and was completed on October 15, 2003. Behringer Harvard Minnesota Center TIC I, LLC raised total gross offering proceeds of approximately $14.1 million from the sale of 22 tenant-in-common interests.

        Behringer Harvard Enclave S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Enclave on the Lake that were not purchased by Behringer Harvard REIT I. For a description of Enclave on the Lake, please see the section of this prospectus under the heading "Prior Performance Summary - Public Programs - Behringer Harvard REIT I." The private placement offering of tenant-in-common interest commenced on March 1, 2004 and was completed on April 12, 2004. Behringer Harvard Enclave S LP raised total gross offering proceeds of approximately $7.7 million from the sale of 13 tenant-in-common interests.

        Behringer Harvard Beau Terre S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer undivided tenant-in-common interests in Beau Terre Office Park pursuant to a private placement offering. Beau Terre Office Park is located in Bentonville, Arkansas. The property contains approximately 36 single-story office buildings, with approximately 371,083 rentable square feet of office space and is located on approximately 70 acres of land. The private placement offering of tenant-in-common interests commenced on May 12, 2004 and was completed on August 18, 2004. Behringer Harvard Beau Terre S, LLC raised total gross offering proceeds of approximately $17.6 million from the sale of 28 tenant-in-common interests.

        Behringer Harvard St. Louis Place S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in St. Louis Place that were not purchased by Behringer Harvard REIT I. For a description of St. Louis Place, please see the section of this prospectus under the heading "Prior Performance Summary - Public Programs - Behringer Harvard REIT I." The private placement offering of tenant-in-common interests commenced on June 1, 2004 and was completed on July 15, 2004. Behringer Harvard St. Louis Place S, LLC raised total gross offering proceeds of approximately $10.6 million from the sale of 14 tenant-in-common interests.

        Behringer Harvard Colorado Building S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Colorado Building that were not purchased by Behringer Harvard REIT I. For a description of Colorado Building, please see the section of this prospectus under the heading "Prior Performance Summary - Public Programs - Behringer Harvard REIT I." The private placement offering of tenant-in-common interests commenced on July 8, 2004 and was completed on August 10, 2004. Behringer Harvard Colorado Building S, LLC raised total gross offering proceeds of approximately $5 million from the sale of eight tenant-in-common interests.

        Behringer Harvard Travis Tower S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Travis Tower that were not purchased by Behringer Harvard REIT I. For a description of Travis Tower, please see the section of this prospectus under the heading "Prior Performance Summary - Public Programs - Behringer Harvard REIT I." The private placement offering of tenant-in-common interests commenced on September 17, 2004 and was completed on December 10, 2004. Behringer Harvard Travis Tower S LP raised total gross offering proceeds of approximately $10.4 million from the sale of 20 tenant-in-common interests.

        Behringer Harvard Pratt S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in the 250 West Pratt Street Property that were not purchased by Behringer Harvard REIT I. For a description of 250 West Pratt Street Property, please see the section of this prospectus under the heading "Prior Performance Summary - Public Programs - Behringer Harvard REIT I." The private placement offering of tenant-in-common interests commenced on November 11, 2004 and was completed on December 17, 2004. Behringer Harvard Pratt S, LLC raised total gross offering proceeds of approximately $13.8 million from the sale of 18 tenant-in-common interests.

        In addition to the foregoing, from time to time, programs sponsored by us or our affiliates may conduct other private offerings of securities.

        The prior programs sponsored by our affiliates have occasionally been adversely affected by the cyclical nature of the real estate market. They have experienced, and can be expected in the future to experience, decreases in net income when economic conditions decline. Some of these programs have also been unable to optimize their returns to investors because of requirements to liquidate when adverse economic conditions caused real estate prices to be relatively depressed. For example, in 2000 and 2001, in markets where Harvard Property Trust, Inc. and BRP (SV), L.P., had investments, owners of commercial office space had lowered ability to claim higher rental rates from new tenant leases and sell assets at the same time new office space became available in such markets. As the real estate market turned downward during this time, Harvard Property Trust, Inc.'s ability to enhance revenue was adversely impacted and, as a result, cash flow for distributions was negatively affected. Also, its asset sale prices for transactions in 2000 and 2001 were substantially lower than projections, impacting overall company performance negatively. In response to such downward trends, Harvard Property Trust, Inc.'s management liquidated portfolio properties in an effort to limit the negative economic effects. As a result, that program ultimately realized an 11.4% annualized weighted average return. See Table I in the Prior Performance tables beginning on page A-2. The same real estate cycle downturn impacted BRP (SV), L.P., by slowing the pace of leasing vacant space, limiting the ability to make distributions, and delaying refinancing of the existing mortgage. Our business will be affected by similar conditions.


        Neither our advisor nor any of our affiliates, including Mr. Behringer, has any substantial experience with investing in mortgage loans. Although we currently do not expect to make significant investments in mortgage loans, we may make such investments to the extent our advisor determines that it is advantageous to us, due to the state of the real estate market or in order to diversify our investment portfolio. See "Management" for a description of the experience of each of our directors and executive officers.

        No assurance can be made that our program or other programs sponsored by our advisor and its affiliates will ultimately be successful in meeting their investment objectives. See Table III elsewhere in this prospectus for figures that show the lower profit on sale of properties posted by Harvard Property Trust, Inc. in 2000 and 2001, and the significant difference in gross revenue posted by BRP (SV), L.P., in 2000 as compared to 2001, as a result of fluctuations in the real estate market.

                        FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

        The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances; nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers. The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

        We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

OPINION OF COUNSEL


        Morris, Manning & Martin, LLP has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. Morris, Manning & Martin has provided us an opinion that we have organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code taxable year ended December 31, 2005, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. In providing its opinion, Morris, Manning & Martin is relying, as to certain factual matters, upon the statements and representations contained in certificates provided by us to Morris, Manning & Martin. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See "Risk factors - Federal income tax risks." The statements made in this section of the prospectus and in the opinion of Morris, Manning & Martin are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.


TAXATION OF THE COMPANY


        We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ending December 31, 2004. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect to not qualify as a REIT for federal income tax purposes or, after our REIT qualification, to cause us to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors determined not to pursue or preserve our status as a REIT. If our board of directors were to determine that election to be taxed as a REIT for our taxable year ending December 31, 2004 were not in our best interest or the best interest of our stockholders, our board of directors could decide not to elect REIT status.


        Although we currently intend to operate so as to be taxed as a REIT, changes in the law could affect that decision. For example, in 2003, Congress passed major federal tax legislation that illustrates the changes in tax law that could affect that decision. One of the changes reduced the tax rate on dividends paid by corporations to


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individuals to a maximum of 15%. REIT dividends generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. Even with the reduction of the rate of tax on dividends received by individuals, the combined maximum corporate and individual federal income tax rates is 44.75% and, with the effect of state income taxes, the combined tax rate can exceed 50%. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders. Thus, REIT status generally continues to result in substantially reduced tax rates when compared to taxation of corporations.

        Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

        If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

        Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:


        o we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

        o under some circumstances, we will be subject to alternative minimum tax;

        o if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

        o if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), our income will be subject to a 100% tax;

        o if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

        o       if we fail to distribute during each year at least the sum of
                (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

        o if we acquire any asset from a C corporation (I.E., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service.

TAXABLE REIT SUBSIDIARIES

        A taxable REIT subsidiary, or TRS, is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other



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corporation also is treated as a TRS. A corporation can be a TRS with respect to more than one REIT. We may form one or more TRSs for the purpose of owning and selling properties that do not qualify as part of a 1031 like-kind exchange or meet the requirements of the "prohibited transactions" safe harbor. See "Requirements for Qualification as a REIT - Operational Requirements -
Prohibited Transactions" below.


        A TRS is subject to federal income tax at regular corporate rates (maximum rate of 35%), and also may be subject to state and local taxation. Any distributions paid or deemed paid by any one of our TRSs also will be subject to tax, either (i) to us if we do not pay the distributions received to our stockholders as distributions, or (ii) to our stockholders if we do pay out the distributions received to our stockholders. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's length basis. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under "Requirements for Qualification as a REIT - Operational Requirements -- Asset Tests" that generally precludes ownership of more than 10% (by vote or value) of any issuer's securities. However, as noted below, in order for us to qualify as a REIT, the securities of all of the TRSs in which we have invested either directly or indirectly may not represent more than 20% of the total value of our assets. We expect that the aggregate value of all of our interests in TRSs will represent less than 20% of the total value of our assets. We cannot, however, assure that we will always satisfy the 20% value limit or that the Internal Revenue Service will agree with the value we assign to our TRSs.


        We may engage in activities indirectly though a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, in addition to the ownership of certain or our properties as noted above, we would likely use TRSs to engage in activities through a TRS for providing services that are non-customary or that might produce income that does not qualify under the gross income tests described below. We may also use TRSs to satisfy various lending requirements with respect to special purpose bankruptcy remote entities.


REQUIREMENTS FOR QUALIFICATION AS A REIT

        In order for us to qualify, and continue to qualify, as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

    ORGANIZATIONAL REQUIREMENTS

        In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:


        o       be a domestic corporation;

        o elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

        o       be managed by one or more trustees or directors;

        o       have transferable shares;

        o       not be a financial institution or an insurance company;

        o       use a calendar year for federal income tax purposes;

        o have at least 100 stockholders for at least 335 days of each taxable year of twelve months; and

        o       not be closely held.

        As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT with the Internal Revenue Service. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. These requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT.



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        We currently have over 100 stockholders and we anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements as of the end of our 2004 taxable year. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in "Description of Shares - Restriction on Ownership of Shares." These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective.


        Based on the foregoing, we currently satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See "- Treatment of Tax-Exempt Stockholders" below.

    OWNERSHIP OF INTERESTS IN PARTNERSHIPS AND QUALIFIED REIT SUBSIDIARIES


        In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly owned by a REIT that does not elect to be taxed as a TRS, the REIT will be deemed to own all of the subsidiary's assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.


     OPERATIONAL REQUIREMENTS - GROSS INCOME TESTS

        To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:


        o At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as "prohibited transactions." This is known as the 75% Income Test.

        o At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.


        The rents we receive, or that we are deemed to receive, qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:


        o the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

        o rents received from a tenant will not qualify as "rents from real property" if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified), other than a TRS;

        o if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property"; and

        o the REIT must not operate or manage the property or furnish or render services to tenants, other than through a TRS or an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as "rents from real property," if the services



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                are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as "rents from real property" if such income does not exceed 1% of all amounts received or accrued with respect to that property. We may own up to 100% of the stock of one or more TRSs, which may provide noncustomary services to our tenants without tainting our rents from the related properties.

        We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95% gross income test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% income test. If both real property and other property secure the mortgage loan, all of the interest on such mortgage loan will also qualify for the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

        If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

        Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for "new capital investments." No rulings or regulations have been issued under the provisions of the Internal Revenue Code governing "new capital investments," however, so there can be no assurance that the Internal Revenue Service will agree with this method of calculation.


        Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. There can be no assurance given in this regard, however.


        Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

        o our failure to meet these tests was due to reasonable cause and not due to willful neglect;

        o we attach a schedule of our income sources to our federal income tax return; and

        o any incorrect information on the schedule is not due to fraud with intent to evade tax.


        It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "- Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.


    OPERATIONAL REQUIREMENTS - PROHIBITED TRANSACTIONS

        A "prohibited transaction" is a sale by a REIT of property held primarily for sale to customers in the ordinary course of the REIT's trade or business (i.e., property that is not held for investment but is held as inventory for sale by the REIT). A 100% penalty tax is imposed on the net income realized by a REIT from a prohibited transaction.

        A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:



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        o       the REIT has held the property for not less than four years;

        o the aggregate expenditures made by the REIT, or any stockholder of the REIT, during the four-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

        o either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or 1031 like-kind exchanges or (ii) the aggregate adjusted bases of the non-foreclosure property sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of such year;

        o if the property is improved property, the REIT has held the property for at least four years for the production of rental income; and

        o if the REIT has made more than seven sales of non-foreclosure property during the year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

        For purposes of the limitation on the number of sales that a REIT may complete in any given year, the sale of more than one property to one buyer will be treated as one sale. Moreover, if a REIT obtains replacement property pursuant to a 1031 like-kind exchange, then it will be entitled to tack the holding period it has in the relinquished property.

        The failure of a sale to fall within the safe harbor does not alone cause such sale to be a prohibited transaction and subject to the 100% prohibited transaction tax. In that event, the transaction must be analyzed to determine whether it is a prohibited transaction.


    OPERATIONAL REQUIREMENTS - ASSET TESTS

        At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:


        o First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term "real estate assets" includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

        o Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

        o Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer's outstanding voting securities.

        o Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

        o Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

        For purposes of the second and third asset tests, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership.

        The 5% test must generally be met for any quarter in which we acquire securities. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.



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    OPERATIONAL REQUIREMENTS - ANNUAL DISTRIBUTION REQUIREMENT


        In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain and subject to certain other potential adjustments.

        While we must generally make distributions in the taxable year to which they relate, we may also make distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are paid on or before the first regular distribution payment date after the declaration.

        Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount distributed to stockholders.


        In addition, if we fail to distribute during each calendar year at least the sum of:


        o       85% of our ordinary income for that year;

        o 95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

        o any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.


        We intend to make timely distributions sufficient to satisfy this requirement. It is possible, however, that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and
(2) the inclusion of that income. It is also possible that net capital gain attributable to the sale of depreciated property may exceed our cash attributable to that sale.

        In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.


        If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay "deficiency distributions" in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.


        As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be:


        o       we would be required to pay the tax on these gains;

        o our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

        o the basis of a stockholder's shares would be increased by the amount of our undistributed long-term capital gains, minus the amount of capital gains tax we pay, included in the stockholder's long-term capital gains.


        In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as


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land and the current deductibility of fees paid to Behringer Advisors or its affiliates. Were the Internal Revenue Service successfully to challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

    OPERATIONAL REQUIREMENTS - RECORDKEEPING

        In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

FAILURE TO QUALIFY AS A REIT


        If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See "Risk Factors - Federal Income Tax Risks."


SALE-LEASEBACK TRANSACTIONS

        Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.


        The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.


TAXATION OF U.S. STOCKHOLDERS

    DEFINITION

        In this section, the phrase "U.S. stockholder" means a holder of shares that for federal income tax purposes:


        o       is a citizen or resident of the United States;

        o is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

        o is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

        o is a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.


        For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.


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    DISTRIBUTIONS GENERALLY


        Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving "qualified dividends," dividends from domestic and certain qualifying foreign subchapter C corporations, may be entitled to the new lower rates on dividends (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, individuals receiving distributions from us, a REIT, will generally not be eligible for the new lower rates on dividends except with respect to the portion of any distribution which (a) represents dividends being passed through to us from a corporation in which we own shares (but only if such dividends would be eligible for the new lower rates on dividends if paid by the corporation to its individual stockholders), including dividends from our TRSs, (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) are attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their federal income tax returns.

        We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.


    CAPITAL GAIN DISTRIBUTIONS

        Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her shares.

    PASSIVE ACTIVITY LOSS AND INVESTMENT INTEREST LIMITATIONS

        Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their "passive losses" to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

    CERTAIN DISPOSITIONS OF THE SHARES


        In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and as short-term capital gain or loss if the shares have been held for twelve months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.



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    INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING FOR U.S.
    STOCKHOLDERS


        Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 30% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

        o fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

        o       furnishes an incorrect tax identification number;

        o is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

        o under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.


        Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder's U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

TREATMENT OF TAX-EXEMPT STOCKHOLDERS


        Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI, as defined in the Internal Revenue Code. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

        In the event that we were deemed to be "predominately held" by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be "predominately held" by such trusts if either (1) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be "predominately held" by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.


        For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts "set aside" or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization which is a prospective stockholder should consult its own tax advisor concerning these "set aside" and reserve requirements.

SPECIAL TAX CONSIDERATIONS FOR NON-U.S. STOCKHOLDERS

        The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.


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    INCOME EFFECTIVELY CONNECTED WITH A U.S. TRADE OR BUSINESS

        In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is "effectively connected" with the non-U.S. stockholder's conduct of a trade or business in the United States. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

        The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not "effectively connected" with a U.S. trade or business.

    DISTRIBUTIONS NOT ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST


        A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a "United States real property interest" within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder's basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.


    DISTRIBUTIONS ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST

        Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains "effectively connected" with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

    WITHHOLDING OBLIGATIONS WITH RESPECT TO DISTRIBUTIONS TO NON-U.S.
    STOCKHOLDERS

        Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:


        o 35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

        o 30% of ordinary income distributions (I.E., distributions paid out of our earnings and profits).

        In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder's U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.


    SALE OF OUR SHARES BY A NON-U.S. STOCKHOLDER


        A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically



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controlled REIT, whether a non-U.S. stockholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities market and on the size of the selling stockholder's interest in us. Our shares currently are not "regularly traded" on an established securities market.


        If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

        Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.


        Recently promulgated Treasury Regulations may alter the procedures for claiming the benefits of an income tax treaty. Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

    INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING FOR NON-U.S. STOCKHOLDERS

        Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

STATEMENT OF STOCK OWNERSHIP

        We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

STATE AND LOCAL TAXATION


        We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of Behringer Harvard REIT I, Behringer Harvard OP I, our TRSs, and any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

COMPLIANCE WITH AMERICAN JOBS CREATION ACT

        As part of our strategy for compensating employees, directors, officers, executives and other individuals, we intend to issue one or more forms of equity-based compensation such as (1) options and warrants to purchase our common stock, (2) restricted common stock subject to vesting, and (3) profits interest units in our operating partnership or in an entity that holds interests of our Operating Partnership. Additionally, while we have no current intention to do so, under our stock option plans and warrant plans we may issue stock appreciation rights or restricted stock units. Each of these methods for compensating individuals may constitute "nonqualified deferred compensation plans" under newly-enacted Section 409A of the Internal Revenue Code.

        Section 409A of the Internal Revenue Code applies to plans, agreements and arrangements that meet the definition of "nonqualified deferred compensation plans" as defined in this new provision. Under Section 409A, to avoid adverse tax consequences, "nonqualified deferred compensation plans" must meet certain requirements regarding, among other things, the timing of distributions or payments and the timing of agreements or elections to defer, and must also prohibit any possibility of acceleration of distributions or payments.



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        Based on the statutory language and Congressional committee reports, it appears that stock appreciation rights and restricted stock units will likely constitute "nonqualified deferred compensation plans" for purposes of these provisions. It is also possible that restricted stock and some stock options (those with an exercise price that is less than the fair market value of the underlying stock as of the date of grant) could be considered "nonqualified deferred compensation plans" for these purposes.

        If Section 409A applies to any of the awards issued under our stock option plans, warrant plans or any other arrangement or agreement that we may make, and if the award, arrangement or agreement does not meet the timing and other prohibition requirements of Section 409A, then the following onerous tax consequences will result. All amounts deferred will be currently taxable to the recipient to the extent such amounts are not subject to a substantial risk of forfeiture and have not previously been included in the gross income of the affected individual. Interest on the resulting tax deficiency at the statutory underpayment rate plus one percentage point will be due on any resulting tax underpayments computed as if the compensation had been included in the income of the recipient and taxed when first deferred (or, if later, when no longer subject to a substantial risk of forfeiture). Finally, a 20% additional tax would be imposed on the amounts required to be included in income.

        If the affected individual is our employee, we will be required to withhold federal income taxes on the amounts taxable to the employee even though there is no payment from which to deduct this amount. If this were to occur, we would be liable for such amounts but might have no source for reimbursement from the employee. We also will be required to report on an appropriate form (W-2 or 1099) all amounts that are deferred. This is required irrespective of whether such deferred amounts are subject to the Section 409A rules. If we fail to do so, we could be liable for various employment tax penalties.

        It is our current intention not to issue any award, or enter into any agreement or arrangement that would be considered a "nonqualified deferred compensation plan" under Section 409A, unless the award, agreement or arrangement complies with the timing and other requirements of Section 409A. It is our current belief, based upon the statute and legislative history, that the awards, agreements and arrangements that we currently intend to implement will not be subject to taxation under Section 409A.

        Although we intend to avoid the application of Section 409A, we can offer no assurance that we will be successful in avoiding the adverse tax consequences that would result if we are unsuccessful in these efforts.


TAX ASPECTS OF OUR OPERATING PARTNERSHIP

        The following discussion summarizes certain federal income tax considerations applicable to our investment in Behringer Harvard OP I, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

    CLASSIFICATION AS A PARTNERSHIP

        We will be entitled to include in our income a distributive share of Behringer Harvard OP I's income and to deduct our distributive share of Behringer Harvard OP I's losses only if Behringer Harvard OP I is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Behringer Harvard OP I intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.


- Even though Behringer Harvard OP I will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See "- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" above.



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        Applicable Treasury Regulations known as PTP Regulations provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or its substantial equivalent if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through is attributable to the flow-through entity's interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Behringer Harvard OP I qualifies for the Private Placement Exclusion. Moreover, even if Behringer Harvard OP I were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, we believe Behringer Harvard OP I should not be taxed as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.


        We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Behringer Harvard OP I will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, Behringer Harvard OP I will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of Behringer Harvard OP I as a partnership for federal income tax purposes. If such challenge were sustained by a court, Behringer Harvard OP I would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

        If for any reason Behringer Harvard OP I were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See "- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" and "- Operational Requirements - Asset Tests" above. In addition, any change in Behringer Harvard OP I's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Behringer Harvard OP I would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, Behringer Harvard OP I would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Behringer Harvard OP I's taxable income.

    INCOME TAXATION OF THE OPERATING PARTNERSHIP AND ITS PARTNERS

        PARTNERS, NOT A PARTNERSHIP, SUBJECT TO TAX

        A partnership is not a taxable entity for federal income tax purposes. As a partner in Behringer Harvard OP I, we will be required to take into account our allocable share of Behringer Harvard OP I's income, gains, losses, deductions and credits for any taxable year of Behringer Harvard OP I ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Behringer Harvard OP I.

        PARTNERSHIP ALLOCATIONS

        Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner's interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Behringer Harvard OP I's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.


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        TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTIES

        Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

        Under the partnership agreement for Behringer Harvard OP I, depreciation or amortization deductions of Behringer Harvard OP I generally will be allocated among the partners in accordance with their respective interests in Behringer Harvard OP I, except to the extent that Behringer Harvard OP I is required under
Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly
(1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of the Behringer Harvard OP I than would have occurred had we purchased such properties for cash.

        BASIS IN OPERATING PARTNERSHIP INTEREST

        The adjusted tax basis of our partnership interest in Behringer Harvard OP I generally is equal to (1) the amount of cash and the basis of any other property contributed to Behringer Harvard OP I by us, (2) increased by (a) our allocable share of Behringer Harvard OP I's income and (b) our allocable share of indebtedness of Behringer Harvard OP I, and (3) reduced, but not below zero, by (a) our allocable share of Behringer Harvard OP I's loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Behringer Harvard OP I.

        If the allocation of our distributive share of Behringer Harvard OP I's loss would reduce the adjusted tax basis of our partnership interest in Behringer Harvard OP I below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from Behringer Harvard OP I or a reduction in our share of Behringer Harvard OP I's liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Behringer Harvard OP I has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

        DEPRECIATION DEDUCTIONS AVAILABLE TO THE OPERATING PARTNERSHIP

        Behringer Harvard OP I will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that Behringer Harvard OP I acquires properties for cash, Behringer Harvard OP I's initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Behringer Harvard OP I. Behringer Harvard OP I plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, Behringer Harvard OP I generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period. To the extent that Behringer Harvard OP I acquires properties in exchange for units of Behringer Harvard OP I, Behringer Harvard OP I's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by Behringer Harvard OP I.


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Although the law is not entirely clear, Behringer Harvard OP I generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

    SALE OF THE OPERATING PARTNERSHIP'S PROPERTY

        Generally, any gain realized by Behringer Harvard OP I on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by Behringer Harvard OP I upon the disposition of a property acquired by Behringer Harvard OP I for cash will be allocated among the partners in accordance with their respective percentage interests in Behringer Harvard OP I.

        Our share of any gain realized by Behringer Harvard OP I on the sale of any property held by Behringer Harvard OP I as inventory or other property held primarily for sale to customers in the ordinary course of Behringer Harvard OP I's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See "- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" above. We, however, do not currently intend to acquire or hold or allow Behringer Harvard OP I to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Behringer Harvard OP I's trade or business.

    1031 EXCHANGE PROGRAM

        Each of the properties (Exchange Program Properties) that are the subject of the Section 1031 TIC Transactions sponsored by Behringer Harvard Holdings or its affiliate generally will be purchased by a single member limited liability company or similar entity established by Behringer Harvard Holdings or other affiliates of our sponsor, referred to in this prospectus as a Behringer Harvard Exchange Entity. The Behringer Harvard Exchange Entity markets co-tenancy interests in these properties to those persons who wish to re-invest proceeds arising from dispositions of real estate assets primarily owned by the 1031 Participants. The 1031 Participants will be able to defer the recognition of taxable gain arising from the sale of their real estate assets by investing proceeds into the co-tenancy interests that qualify for purposes of Section 1031 of the Internal Revenue Code as replacement real estate assets.

        As the Behringer Harvard Exchange Entity successfully markets co-tenancy interests in the properties, these will be sold to the 1031 Participants. Behringer Harvard Holdings will recognize gain or loss arising from such sales measured by the difference between the sum of its cost basis and costs of closing and the price at which it sells such interests to the 1031 Participants. Behringer Harvard Holdings will be responsible for reporting such income to the extent of any net gains and will be liable for any resulting tax. This will have no impact on our tax liability.

        We have purchased, and anticipate purchasing in the future, interests in Exchange Program Properties. When we purchase interests in the Exchange Program Properties, the tax treatment will be the same as it would with respect to other acquisitions of real property. We will become the owner of an interest in real estate, it will have a basis in the real estate equal to its cost, and its holding period for such real estate will begin on the day of the acquisition. Upon subsequent sale of such interest, we will recognize gain or loss in the same fashion it would with any other real estate investments. The fees that a Behringer Harvard Exchange Entity pays to us for participating in an Exchange Program Property will be taxable as ordinary income to us.


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           INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

GENERAL

        The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in
Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

        Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

        In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:


        o whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

        o whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

        o whether the investment will result in UBTI to the Plan or IRA, see "Federal Income Tax Considerations - Treatment of Tax-Exempt Stockholders";

        o whether there is sufficient liquidity for the Plan or IRA, considering the minimum distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

        o       the need to value the assets of the Plan or IRA annually; and

        o whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.


        Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

MINIMUM DISTRIBUTION REQUIREMENTS - PLAN LIQUIDITY

        Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such IRA or Plan. Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See "Risk Factors - Federal Income Tax Risks." The fair market value of any such distribution-in-kind can be only an estimated value per share


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because no public market for our shares exists or is likely to develop. See
"Annual Valuation Requirement" below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under
Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

ANNUAL VALUATION REQUIREMENT

        Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset's value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how "fair market value" should be determined.


        Unless and until our shares are listed for trading on a national securities exchange or are included for quotation on The Nasdaq Stock Market, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until three full fiscal years after the later of this or any subsequent offering of our shares, we intend to use the offering price of shares in our most recent offering as the per share net asset value; provided, however, that if we have sold property and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the net asset value per shares will be equal to the offering price of shares in our most recent offering less the amount of net sale proceeds per share distributed to investors prior to the redemption date as a result of the sale of such property. Beginning three full fiscal years after the last offering of our shares, the value of the properties and our other assets will be based on valuations of our properties or of our enterprise as a whole as our board determines appropriate. Such valuations will be performed by persons independent of us and of Behringer Advisors.

        We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. We also intend to make quarterly and annual valuations available to our stockholders through our web site beginning with the year 2009, or two years after the last offering of our shares.


        There can be no assurance, however, with respect to any estimate of value that we prepare, that:


        o the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

        o our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

        o that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.


FIDUCIARY OBLIGATIONS - PROHIBITED TRANSACTIONS

        Any person identified as a "fiduciary" with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between Plans or IRAs and "parties-in-interest" or "disqualified persons" are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.


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        In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as "Plan Assets," our directors would, and other of our employees might, be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and other of our employees could be deemed to be "prohibited transactions." Additionally, ERISA's fiduciary standards applicable to investments by Plans would extend to our directors and possibly other employees as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

PLAN ASSETS - DEFINITION

        A definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the Plan Asset Regulation, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:


        o in securities issued by an investment company registered under the Investment Company Act;

        o in "publicly offered securities," defined generally as interests that are "freely transferable," "widely held" and registered with the Securities and Exchange Commission;

        o in which equity participation by "benefit plan investors" is not significant; or

        o in an "operating company," which includes "venture capital operating companies" and "real estate operating companies."

        The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is "significant" if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term "benefit plan investors" is broadly defined for this purpose, and we anticipate that we will not qualify for this exception since we expect to have equity participation by "benefit plan investors" in excess of 25%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, we do not anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant nor for the exemption for investments in securities issued by a registered investment company.


PUBLICLY OFFERED SECURITIES EXEMPTION

        As noted above, if a Plan acquires "publicly offered securities," the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be "widely held," "freely transferable" and satisfy registration requirements under federal securities laws. Although our shares are intended to satisfy the registration requirements under this definition, the determinations of whether a security is "widely held" and "freely transferable" are inherently factual matters.

        Under the Plan Asset Regulation, a class of securities will be "widely held" if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met; however, even if our shares are deemed to be widely held, the "freely transferable" requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that "whether a security is `freely transferable' is a factual question to be determined on the basis of all relevant facts and circumstances," and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered "freely transferable" if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the "freely transferable" requirement set forth in the Plan Asset Regulation with respect to our shares, although there are no assurances that such requirement is met by our shares.

        Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on


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transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are "freely transferable." The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not "freely transferable."

        We have obtained an opinion from our counsel, Morris, Manning & Martin, LLP, that it is more likely than not that our shares will be deemed to constitute "publicly offered securities" and, accordingly, it is more likely than not that our underlying assets should not be considered "plan assets" under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be "plan assets," the problems discussed below are not expected to arise.

REAL ESTATE OPERATING COMPANY EXEMPTION


        Even if we were deemed not to qualify for the "publicly offered securities" exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a "real estate operating company." We will be deemed to be a "real estate operating company" if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50% of our assets to the management and development of real estate.


        An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity's properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the "real estate operating company" exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term "real estate operating company," there can be no assurance as to our ability to structure our operations to qualify for the "real estate operating company" exemption.

CONSEQUENCES OF HOLDING PLAN ASSETS

        In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

        If our management or affiliates were treated as fiduciaries with respect to Plan and IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan and IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

PROHIBITED TRANSACTIONS

        Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as "parties-in-interest" under ERISA and as "disqualified persons" under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and "persons providing services" to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the

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advice will be individualized for the Plan or IRA based on its particular needs.
Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

PROHIBITED TRANSACTIONS - CONSEQUENCES

        ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the "amount involved" in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. For IRA's, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.


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                              DESCRIPTION OF SHARES

        The following description of our shares is not complete but is a summary and is qualified in its entirety by reference to the Maryland General Corporation Law, our charter and our bylaws.

        Under our charter, we have authority to issue a total of 400,000,000 shares of capital stock. Of the total shares authorized, 350,000,000 shares are designated as common stock with a par value of $0.0001 per share and 50,000,000 shares are designated as preferred stock with a par value of $0.0001 per share. Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock without stockholder approval. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could adversely affect the voting rights of holders of our issued and outstanding stock, or delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stockholders or otherwise be in their best interest. In addition, our board of directors is authorized to amend our charter, without the approval of our stockholders, to increase the aggregate number of our authorized shares of capital stock or the number of shares of any class or series that we have authority to issue.


        As of January 14, 2005, approximately 14,116,847 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.


COMMON STOCK

        The holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock that may be designated, the holders of our common stock are entitled to such dividends as may be authorized from time to time by our board of directors out of legally available funds and, subject to the rights of any outstanding preferred shares, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. All shares of common stock issued in this offering will be fully paid and non-assessable. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor any preference, conversion, exchange, sinking fund, redemption or appraisal rights.


        We expect that, unitl our common stock is listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market, we will not issue a certificate representing stock ownership. Instead, our shares will be held in "uncertificated" form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Phoenix Transfer, Inc. acts as our registrar and as the transfer agent for our shares. Permitted transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to our stockholders at no charge. Investors who wish to transfer shares of our common stock will be required to pay us a transfer fee of $50, or such other amount as may be deemed reasonable by our board of directors, to cover costs associated with the transfer.


PREFERRED STOCK

        Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. If our board of directors does determine to issue preferred stock, it will not authorize the issuance of preferred stock to our advisor or any of its affiliates except on the same terms as the preferred stock is offered to all other existing stockholders or to new stockholders. In each instance that preferred stock is to be issued, we expect that such issuances will be approved by at least a majority of our independent directors who do not have an interest in the transaction and who have access to our legal counsel, or independent legal counsel, at our expense.

MEETINGS AND SPECIAL VOTING REQUIREMENTS

        An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of


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our directors, a majority of the independent directors, the president or upon the written request of stockholders holding at least 10% of our outstanding shares entitled to vote at the meeting. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares entitled to vote at the meeting stating the purpose of the special meeting, the Secretary will provide all of our stockholders entitled to vote at the meeting written notice of the meeting, and the purpose of such meeting, to be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of holders of a majority of the outstanding shares entitled to vote at the meeting, either in person or by proxy, will constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.


        Under the Maryland General Corporation Law and our charter, our stockholders are entitled to vote at a duly held meeting at which a quorum is present on:


        o       the election or removal of directors;

        o any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares, and to effect certain amendments permitted under Maryland law;

        o       our liquidation or dissolution;

        o       a reorganization as provided in our charter; and

        o any merger, consolidation or sale or other disposition of substantially all of our assets.


        Except as provided above, the approval of our board of directors and of holders of at least a majority of our outstanding common stock is required for any of the foregoing. Our charter provides that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law unless the board, upon the affirmative vote of a majority of the entire board, determines that such rights will apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which our stockholders would otherwise be entitled to exercise such rights.

        Our advisor is selected and approved annually by our directors. While our stockholders do not have the ability to vote to replace Behringer Advisors or to select a new advisor, stockholders do have the ability, by the affirmative vote of holders of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board with or without cause.

        Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder's name, address and telephone number, if available, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives shall also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

        In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves.

RESTRICTION ON OWNERSHIP OF SHARES


        In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals, including some tax-exempt entities. In addition, our outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.



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        In order to assist us in preserving our status as a REIT, our charter contains restrictions on the number of shares of our common stock and preferred stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock or preferred stock (subject to adjustment to not more than 9.9%).

        Our charter further prohibits (a) any person from owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as discussed below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT.

        Our board, in its sole discretion, may exempt a person from these limits. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being "closely held" within the meaning of
Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust, as discussed below. The board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.


        Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being "closely held" under
Section 856(h) of the Internal Revenue Code or in our otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to distributions or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.


        Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand. The


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notice given to stockholders upon issuance or transfer of shares of our stock will refer to the restrictions described above.

        In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.


        Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.


        The foregoing ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.


DISTRIBUTIONS

        Currently, we make distributions in the form of cash distribution to our stockholders from capital at an annualized rate of 7%. Current distributions are paid from available capital in anticipation of future cash flow from our investments. There can be no assurance that future cash flow will support distributions at the current rate. See "Risk Factors - Risks Related to Our Business in General - Distributions may be paid from capital, and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time."

        We intend to continue to declare and make distributions on a monthly basis provided that our board of directors determines we have, or anticipate having, sufficient cash available to do so. Distributions will be paid to investors who are stockholders as of the record dates selected by the directors. We currently calculate our monthly distributions based on daily record and distribution declaration dates so our investors will be entitled to be paid distributions immediately upon the purchase of their shares.

        We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income. See "Federal Income Tax Considerations - Requirements for Qualification as a REIT."

        Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow, and general financial condition. The board's discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We may utilize capital, borrow money, issue new securities or sell assets in order to make distributions.

        Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. See "Risk Factors - Risks Related to Our Business in General - Distributions may be paid from capital, and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time."

        We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders. We intend to declare a special 10% stock dividend to be paid to all of our stockholders of record on



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the last day of first full calendar quarter after we raise an aggregate of
$50,000,000 in this offering (excluding shares sold pursuant to our distribution reinvestment plan) or such lesser amount or such other date as may be determined by our board of directors in its sole discretion. Investors who purchased our stock on or before the record date for this special 10% stock dividend will receive one additional share of stock for every ten shares of stock they own as of the record date. We may issue other securities as stock dividends in the future.

SPECIAL 10% STOCK DIVIDEND FOR EARLY INVESTORS

        Prior to the effective date of this prospectus, our board of directors will have authorized a one-time 10% stock dividend to be paid to all of our stockholders of record on the last day of first full calendar quarter after we raise an aggregate of $50,000,000 in this offering (excluding shares sold pursuant to our distribution reinvestment plan) or such lesser amount or such other date as may be determined by our board of directors in its sole discretion. If you are one of the investors who purchased our stock on or before the record date for this special 10% stock dividend, you will receive one additional share of common stock for every ten shares of common stock you own as of the record date. This special 10% stock dividend will, if and when declared, have the effect of lowering your effective purchase price per share of common stock. We will notify prospective investors of the date on which we declare this special 10% stock dividend by means of a supplement to this prospectus. Stock dividends are generally not subject to federal income tax.


SHARE REDEMPTION PROGRAM


        Prior to the time that our shares are listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market, our stockholders who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or a portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

        Except as described below for redemptions upon the death of a stockholder or upon the disability of the stockholder or such stockholder's need for long-term care, the purchase price for the redeemed shares will equal the lesser of (1) either (i) for shares held on the record date of the 10% special stock dividend and the shares issued pursuant to such dividend, the average price the stockholder paid for all such shares (treating the shares issued pursuant to the 10% special stock dividend as having a purchase price of $0.00), or (ii) for all other shares, the price the stockholder actually paid for such shares, or (2) either (i) prior to the time we begin having appraisals performed by an independent third-party, $9.00 per share; provided, however, that if we have sold property and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be 90% of the difference between the offering price of shares in our most recent offering and the amount of net sale proceeds per share distributed to investors prior to the redemption date as a result of the sale of such property, or (ii) after we begin obtaining such appraisals, 90% of the net asset value per share, as determined by the appraisals. In the event that you redeem all of your shares, any shares that you purchased pursuant to either our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. In addition, for purposes of the one-year holding period, limited partners of Behringer Harvard OP I who exchange their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in Behringer Harvard OP I. Our board of directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death of a stockholder, a stockholder's disability or need for long-term care, other exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder's IRA, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program. For a description of the exchange rights of the limited partners of Behringer Harvard OP I, see the section of this prospectus captioned "The Operating Partnership Agreement - Exchange Rights."


        In addition, and subject to the conditions and limitations described below, we will redeem shares upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is


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not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply.

        Furthermore, and subject to the conditions and limitations described below, we will redeem shares held by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a "qualifying disability" (as defined below), after receiving written notice from such stockholder. We must receive the written notice within 180 days after such stockholder's qualifying disability. If the stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, the right of redemption upon disability does not apply. In order for a disability to be considered a "qualifying disability," (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the "applicable governmental agency"). The "applicable governmental agencies" are limited to the following: (i) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (CSRS), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder's discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran's Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran's Administration.

        Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker's compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the special redemption terms applicable to disabled stockholders or stockholders in need of long-term care, unless permitted in the discretion of the board of directors. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor's initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran's Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency which we deem acceptable and demonstrates an award of the disability benefits.

        We understand that the following disabilities do not entitle a worker to Social Security disability benefits:


        o       disabilities occurring after the legal retirement age,

        o       temporary disabilities, and

        o disabilities that do not render a worker incapable of performing substantial gainful activity.


Therefore, such disabilities will not qualify for the special redemption terms except in the limited circumstances when the investor is awarded disability benefits by the other "applicable governmental agencies" described above. However, where a stockholder requests the redemption of his shares due to a disability or the need for long term care, and such stockholder does not have a "qualifying disability" under the terms described above, our board of directors, in its discretion, may redeem the stockholder's shares based on the stockholder's disability or need for long-term care.


        The purchase price for shares redeemed upon the death of a stockholder or upon the disability of a stockholder or such stockholder's need for long-term care, until we begin having appraisals performed by an independent third-party, will be equal to either (i) for shares held on the record date of the 10% special stock dividend and the shares issued pursuant to such dividend, the average price you paid for all such shares (treating the shares issued pursuant to the 10% special stock dividend as having a purchase price of $0.00), or (ii) for all other shares, the price you actually paid for such shares, as applicable; provided, however, that if we have sold property and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such



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sales, the per share redemption price will be the difference between the offering price of shares in our most recent offering and the amount of net sale proceeds per share distributed to investors prior to the redemption date as a result of the sale of such property. Thereafter, the purchase price will be the fair market value of the shares, as determined by the appraisals. We will redeem shares upon the death or disability of the stockholder or such stockholder's need for long-term care only to the extent that we have sufficient funds available to us to fund such redemption.

        Our share redemption program, including the redemption upon the death or disability of a stockholder, is available only for stockholders who purchase their shares directly from us or certain transferees, and is not intended to provide liquidity to any stockholder who acquired his shares by purchase from another stockholder. In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder either (i) acquired the shares to be repurchased directly from us or (ii) acquired such shares from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family (including the subscriber's spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber's immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

        We will engage a third-party to conduct a Uniform Commercial Code (UCC) search to ensure that no liens or encumbrances are held against the shares presented for redemption. We will deduct $300 from the proceeds of the repurchase to cover our costs for this search. Shares that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search. We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

        We intend to redeem shares quarterly under the program. We will not redeem in excess of 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption. Our board of directors will determine from time to time, and at least quarterly, whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to 1% of the operating cash flow from the previous fiscal year (to the extent positive), plus any proceeds from our distribution reinvestment plan. Our board of directors, in its sole discretion, may suspend implementation of, terminate or amend our share redemption program at any time it determines that such suspension, termination, or amendment is in our best interest or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions upon the death or disability of a stockholder. See "Risk Factors - Risks Related to Our Business in General."

        A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption. We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any particular redemption period. If we do not have sufficient funds available at the time when redemption is requested, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when sufficient funds become available. Such pending requests will be honored among all requesting stockholders in any given redemption period, as follows: first, pro rata as to redemptions upon the death or disability of a stockholder; next pro rata as to redemptions to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under such stockholder's IRA; and, finally, pro rata as to redemptions to other redemption requests. Our advisor and its affiliates will defer their own redemption requests, if any, until all other requests for redemption have been met.

        In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder's shares. However, provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested
(1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability or who is deemed by our board of directors to be permanently disabled or in need of long-term care; (3) by a stockholder due to other involuntary exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder's IRA, a minimum of 10% of the stockholder's shares may be presented for redemption; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder's remaining shares. A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An



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estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the redemption of his shares due to a qualifying disability must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder's disability. If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require. The effective date of any redemption will be the last day of the calendar month preceding the quarterly determination by our board of directors of the availability of funds for redemption. No distributions will accrue for shares approved for redemption after the effective date of redemption. In making the determination of the availability of funds for redemption, our board of directors will consider only properly completed redemption requests that we received on or before the end of the period ending no later than the last day of the calendar month preceding the determination of the availability of funds for redemption. Payment for the shares so approved for redemption, assuming sufficient funds for redemption and the satisfaction of all necessary conditions, will be made no later than 15 days after the date of our directors' action to determine the shares approved for redemption.


        Our share redemption program is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. Neither our advisor, any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the share redemption program. For a discussion of the tax treatment of redemptions, see "Federal Income Tax Considerations - Taxation of U.S. Stockholders."

        The shares we purchase under the share redemption program will be cancelled, and will have the status of authorized but unissued shares. We will not reissue such shares unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with or exemption from such laws.

        The foregoing provisions regarding the share redemption program in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that the advisor, in its discretion, deems to be in our best interest.

RESTRICTIONS ON ROLL-UP TRANSACTIONS

        A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:


        o a transaction involving our securities that have been for at least 12 months listed for trading on a national securities exchange or included for quotation on The Nasdaq Stock Market; or

        o a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to Behringer Advisors or our investment objectives.


        In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

        In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to stockholders who vote "no" on the proposal the choice of:

        (1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

        (2)     one of the following:


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                (a)     remaining as holders of our common stock and preserving
                        their interests therein on the same terms and conditions as existed previously, or

                (b) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of our net assets.

        We are prohibited from participating in any Roll-up Transaction:


        o that would result in the stockholders having voting rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

        o that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

        o in which our investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "- Meetings and Special Voting Requirements" above; or

        o in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.


PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

    BUSINESS COMBINATIONS

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:


        o any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

        o an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.


        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:


        o 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

        o two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.


        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.


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    CONTROL SHARE ACQUISITIONS

        Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:


        o       one-tenth or more but less than one-third,

        o       one-third or more but less than a majority, or

        o       a majority or more of all voting power.


        Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by our charter or bylaws.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

    SUBTITLE 8

        Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland real estate investment trust with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:


        o       a classified board,

        o       two-thirds vote requirement for removing a director,

        o a requirement that the number of directors be fixed only by vote of the directors,

        o a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

        o a majority requirement for the calling of a special meeting of stockholders.


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        Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

    ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

        Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.


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        SUMMARY OF DISTRIBUTION REINVESTMENT AND AUTOMATIC PURCHASE PLANS

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

        We have adopted a distribution reinvestment plan that allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. We are offering 16,000,000 shares for sale pursuant to our distribution reinvestment plan at a price per share of $9.50, provided that if you acquired the shares in respect of which distributions are paid with a purchase price reduction resulting from (i) a reduction of the sales commission otherwise payable thereon (including, without limitation, sales to participating dealers' representatives or asset-based fee investors or an authorized agreement by us and/or the dealer manager to reduce the sales commission) and/or (ii) a reduction of the dealer manager fee otherwise payable thereon (including, without limitation, sales to our employees or an authorized agreement by us and/or the dealer manager to reduce the dealer manager fee), then the purchase price for shares purchased under the distribution reinvestment plan shall be the lesser of the price per share paid by you for the shares in respect of which the distributions are paid or $9.50 per share (with such price also applicable to shares purchased with distributions on shares purchased under the distribution reinvestment plan (Distribution Shares) if the original shares in respect of which the Distribution Shares were acquired were purchased on the terms described in clause (i) or (ii) above. Such price will be available only until the termination of this offering, which is anticipated to be on or before February __, 2007. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan up to February __, 2013. The following is a summary of our distribution reinvestment plan. A complete copy of our form of amended and restated distribution reinvestment plan is included in this prospectus as Exhibit C.

        Subject to certain conditions set forth in our distribution reinvestment plan, any stockholder or partner of any other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by Behringer Harvard or its affiliates, including but not limited to partners of Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I, may participate in our distribution reinvestment plan and elect to purchase shares of our common stock with their distributions from such other programs.

        No dealer manager fees will be paid with respect to shares purchased pursuant to our distribution reinvestment plan. In addition, selling commissions not to exceed 1% will be paid with respect to purchases pursuant to our distribution reinvestment plan if the stockholder participating in the plan designates in writing that the broker who made the initial sale of shares to the participant shall receive such commission. A stockholder participating in the plan is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to investments pursuant to the plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer or authorized representative having a valid selling agreement with our dealer manager, no selling commission will be paid. If no such broker or authorized representative is designated or if the stockholder participating in such plan designates only a portion of the selling commission to be paid to his or her broker or authorized representative, the amount that would have been paid as a selling commission will be retained and used by us. Therefore, we will receive an additional $0.80 per share in proceeds for each share purchased as a distribution reinvestment. Accordingly, the economic benefits resulting from distribution reinvestment purchases by the stockholders who have not designated a broker to receive the selling commission, and from Behringer Securities' elimination of its dealer manager fee, will be shared with all stockholders.

        Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent (which is currently Behringer Harvard REIT I) will act on behalf of participants to acquire shares of our common stock with the cash distributions they are entitled to receive from us. Stockholders participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under such plan, the reinvestment agent will remit excess cash to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders and will be treated in the same manner as if such shares were issued pursuant to our offering.

INVESTMENT OF DISTRIBUTIONS

        Investors who elect distribution reinvestment generally are required to have the full amount of their cash distributions from us reinvested pursuant to the plan. However, our reinvestment agent has the sole discretion, upon the request of an investor, to accommodate the investor's request for less than all of the investor's shares to be


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subject to participation in the plan. In addition to participation by our stockholders, limited partners of Behringer Harvard Operating Partnership I, and participants in publicly offered real estate programs previously sponsored by our affiliates, including but not limited to Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I, may also participate in our distribution reinvestment plan and have cash otherwise distributable to them by Behringer Harvard Operating Partnership I invested in our shares.

         After the expiration of the offering of the shares we have registered for sale under the distribution reinvestment plan, we may determine to allow participants to reinvest cash distributions from us in shares issued by a subsequent Behringer Harvard sponsored program only if all of the following conditions are satisfied:

        o prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent Behringer Harvard sponsored program and such prospectus allows investments pursuant to a distribution or dividend reinvestment plan;

        o a registration statement covering the interests in the subsequent Behringer Harvard sponsored program has been declared effective under the Securities Act;

        o the offer and sale of such interests are qualified for sale under applicable state securities laws;

        o the participant executes the subscription agreement included with the prospectus for the subsequent Behringer Harvard sponsored program;

        o the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Behringer Harvard sponsored program; and

        o the subsequent Behringer Harvard sponsored program has substantially the same investment objectives as Behringer Harvard REIT I.

        Stockholders who invest in subsequent Behringer Harvard sponsored programs pursuant to our distribution reinvestment plan will become investors in such subsequent Behringer Harvard sponsored program and, as such, will receive the same reports as other investors in the subsequent Behringer Harvard sponsored program.

SUMMARY OF AUTOMATIC PURCHASE PLAN

        We have adopted an automatic purchase plan that allows our stockholders to make cash investments of $25.00 or more in additional shares of common stock at regular intervals through their checking, savings or other bank account. After your initial purchase of shares, you may elect to purchase additional shares of our common stock through this plan. You may elect to invest the specified amount twice monthly, monthly, quarterly, semiannually or annually. Dealer manager fees not to exceed 2% will be paid with respect to automatic purchases under our automatic purchase plan. Selling commissions not to exceed 7% will be paid with respect to purchases under the automatic purchase plan if the stockholder participating in the plan designates in writing that the broker who made the initial sale of shares to the participant shall receive such commission. A stockholder participating in the plan is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to investments pursuant to such plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer or authorized representative having a valid selling agreement with our dealer manager, no selling commission will be paid. Stockholders participating in the automatic purchase plan may purchase fractional shares. Participants purchasing shares pursuant to our automatic purchase plan will have the same rights as stockholders and will be treated in the same manner as if such shares were issued pursuant to our offering. A complete copy of our form of automatic purchase plan is included in this prospectus as Exhibit D.

        Pursuant to the terms of our automatic purchase plan, the reinvestment agent (which is currently Behringer Harvard REIT I) will act on behalf of participants to acquire shares of our common stock using the funds that participants designate to be deducted from their bank accounts for automatic purchases.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION IN DISTRIBUTION REINVESTMENT PLAN OR AUTOMATIC PURCHASE PLAN

        You may elect to participate in either or each of our distribution reinvestment plan and our automatic purchase plan by making a written election to participate on your subscription agreement at the time you subscribe for shares. You may elect to participate in either the distribution reinvestment plan, the automatic purchase plan, or both. If you do not elect to participate in a plan at the time of your initial investment, you may do so at any time by


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delivering to Behringer Securities, our dealer manager, a completed authorization form or other written authorization required by Behringer Securities. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant's notice, provided it is received at least ten days prior to the last day of the month to which the distribution relates. Participation in our automatic purchase plan will commence with the date selected by the participant for the first automatic purchase, provided that such date is at least ten days after receipt of the election notice.

        Some brokers may determine not to offer their clients the opportunity to participate in either our distribution reinvestment plan or our automatic purchase plan. Any prospective investor who wishes to participate in either, or each plan should consult with his broker as to the broker's position regarding participation in our distribution reinvestment plan and/or our automatic purchase plan, as applicable.

        We reserve the right to prohibit qualified retirement plans from participating in each of our distribution reinvestment plan and/or our automatic purchase plan if such participation would cause our underlying assets to constitute "plan assets" of qualified retirement plans. See "Investment by Tax-Exempt Entities and ERISA Considerations."

        Each stockholder electing to participate in our distribution reinvestment plan and/or automatic purchase plan agrees that, if at any time he fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he will promptly notify the reinvestment agent in writing of that fact.

        To withdraw from participation in either our distribution reinvestment plan and/or automatic purchase plan, or to modify the amount, timing or other terms of automatic purchases under the automatic purchase plan, you must provide written notice to Behringer Securities. A withdrawal from participation in the distribution reinvestment plan will be effective with respect to distributions for the month in which the notice of termination is received only if the notice is received at least ten days prior to the end of such month. A withdrawal from or modification of participation in the automatic purchase plan will be effective as of the date selected by the investor in the withdrawal or modification notice, provided that such date is at least ten days after receipt of such notice.

        Offers and sales of shares pursuant to the distribution reinvestment plan and the automatic purchase plan must be registered in every state in which such offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan and the automatic purchase plan in any states in which registration is not renewed annually.

REPORTS TO PARTICIPANTS

        Within 60 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant in our distribution reinvestment plan and automatic purchase plan a statement of account describing, as to such participant, the distributions and automatic debit funds, as applicable, received during the quarter, the number of shares purchased during the quarter, the purchase price for such shares, and the total shares purchased on behalf of the participant pursuant to our distribution reinvestment plan and our automatic purchase plan, as applicable.

FEDERAL INCOME TAX CONSIDERATIONS

        Taxable participants who reinvest distributions pursuant to the distribution reinvestment plan will incur tax liability for partnership income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under the plan. See "Risk Factors - Federal Income Tax Risks." Tax information regarding each participant's participation in such plan will be provided to each participant at least annually.

AMENDMENT AND TERMINATION

        We reserve the right to amend any aspect of our distribution reinvestment plan and our automatic purchase plan with 30 days notice to the respective participants. The reinvestment agent also reserves the right to terminate a participant's individual participation in either plan, and we reserve the right to terminate either plan in our sole discretion at any time, by sending ten days' prior written notice of termination to the terminated participant or, upon termination of such plan, to all participants.


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                       THE OPERATING PARTNERSHIP AGREEMENT

GENERAL

        Behringer Harvard OP I was formed in June 2002 to acquire, own and operate properties on our behalf. It will be an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT's proportionate share of the assets and income of an UPREIT, such as Behringer Harvard OP I, will be deemed to be assets and income of the REIT.

        A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, Behringer Harvard OP I is structured to make distributions with respect to limited partnership units that will be equivalent to the dividend distributions made to holders of our common stock. Finally, a limited partner in Behringer Harvard OP I may later exchange his or her limited partnership units in Behringer Harvard OP I for shares of our common stock in a taxable transaction.


        The partnership agreement for Behringer Harvard OP I contains provisions which would allow, under certain circumstances, other entities, including other Behringer Harvard sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of Behringer Harvard OP I. In the event of such a merger, exchange or conversion, Behringer Harvard OP I would issue additional limited partnership interests which would be entitled to the same exchange rights as other holders of limited partnership interests of Behringer Harvard OP I. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

        We intend to hold substantially all of our assets through Behringer Harvard OP I. We are the sole general partner of Behringer Harvard OP I and, as of December 31, 2004, we owned an approximately 0.1% equity percentage interest in Behringer Harvard OP I. Our subsidiary, BHR Partners, has contributed $170,000 to Behringer Harvard OP I and is the only limited partner and the owner of the other approximately 99.9% equity percentage interest in Behringer Harvard OP I. As the sole general partner of Behringer Harvard OP I, we have the exclusive power to manage and conduct the business of Behringer Harvard OP I.


        The following is a summary of certain provisions of the partnership agreement of Behringer Harvard OP I. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

CAPITAL CONTRIBUTIONS

        As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Behringer Harvard OP I as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Behringer Harvard OP I will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Behringer Harvard OP I requires additional funds at any time in excess of capital contributions made by us and BHR Partners or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to Behringer Harvard OP I on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Behringer Harvard OP I to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and Behringer Harvard OP I.

OPERATIONS

        The partnership agreement requires that Behringer Harvard OP I be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Behringer Harvard OP I will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Behringer Harvard OP I being taxed as a corporation, rather than as a partnership. See "Federal Income Tax Considerations - Tax Aspects of Our Operating Partnership - Classification as a Partnership."


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        The partnership agreement provides that Behringer Harvard OP I will distribute cash flow from operations to the limited partners of Behringer Harvard OP I in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by us, such that a holder of one unit of limited partnership interest in Behringer Harvard OP I will receive the same amount of annual cash flow distributions from Behringer Harvard OP I as the amount of annual distributions paid to the holder of one of our shares of common stock. Remaining cash from operations will be distributed to us as the general partner to enable us to make dividend distributions to our stockholders.


        Similarly, the partnership agreement of Behringer Harvard OP I provides that taxable income is allocated to the limited partners of Behringer Harvard OP I in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Behringer Harvard OP I will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Behringer Harvard OP I.

        Upon the liquidation of Behringer Harvard OP I, after payment of debts and obligations, any remaining assets of Behringer Harvard OP I will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we or BHR Partners were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to Behringer Harvard OP I equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

        In addition to the administrative and operating costs and expenses incurred by Behringer Harvard OP I in acquiring and operating real properties, Behringer Harvard OP I will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of Behringer Harvard OP I. Such expenses will include:


        o all expenses relating to the formation and continuity of our existence;

        o all expenses relating to the public offering and registration of securities by us;

        o all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

        o all expenses associated with compliance by us with applicable laws, rules and regulations;

        o all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

        o all our other operating or administrative costs incurred in the ordinary course of our business on behalf of Behringer Harvard OP I.


        All claims between the partners of Behringer Harvard OP I arising out of the partnership agreement are subject to binding arbitration.

EXCHANGE RIGHTS


        The limited partners of Behringer Harvard OP I, including BHR Partners, have the right to cause their limited partnership units to be redeemed by Behringer Harvard OP I or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged. As of December 31, 2004, there are 170,000 limited partnership units outstanding. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be "integrated" with any other distribution of our shares for purposes of complying with the Securities Act.


        Subject to the foregoing, limited partners of Behringer Harvard OP I may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less


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than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of Behringer Harvard OP I in exchange for their limited partnership units. Rather, in the event a limited partner of Behringer Harvard OP I exercises its exchange rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

TRANSFERABILITY OF INTERESTS

        We may not (1) voluntarily withdraw as the general partner of Behringer Harvard OP I, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in Behringer Harvard OP I (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Behringer Harvard OP I in return for an interest in Behringer Harvard OP I and agrees to assume all obligations of the general partner of Behringer Harvard OP I. We may also enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Behringer Harvard OP I, other than BHR Partners and other affiliates of Robert M. Behringer. With certain exceptions, a limited partner may not transfer its interests in Behringer Harvard OP I, in whole or in part, without our written consent as general partner. In addition, BHR Partners may not transfer its interest in Behringer Harvard OP I as long as Behringer Advisors is acting as our advisor, except pursuant to the exercise of its right to exchange limited partnership units for shares of our common stock, in which case similar restrictions on transfer will apply to the REIT shares received by BHR Partners.

                              PLAN OF DISTRIBUTION

THE OFFERING


        We are offering a maximum of 80,000,000 shares to the public through Behringer Securities, our dealer manager, a registered broker-dealer affiliated with our advisor. The shares are being offered at a price of $10.00 per share on a "best efforts" basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 16,000,000 shares for sale pursuant to our distribution reinvestment plan at a maximum price of $9.50 per share. Therefore, a total of 96,000,000 shares are being registered in this offering. The offering of shares of our common stock will terminate on or before February __, 2007, provided, however, that in the event there are any unsold shares at the end of such period, we may elect to extend the offering period until such time as all of the shares offered hereby are sold. However, we reserve the right to terminate this offering at any time prior to such termination date or the end of any extension to such offering period. At the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan up to February __, 2013, in which case participants in the plan will be notified. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.


BEHRINGER SECURITIES


        Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard sponsored programs, including the securities being offered in this offering. Behringer Securities has acted as dealer manager for our prior public offering and for prior public offerings by Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I, and is acting as dealer manager for the proposed public offering of Behringer Harvard Opportunity REIT I. For additional information about Behringer Securities, including information relating to Behringer Securities' affiliation with us, please refer to the section of this prospectus captioned "Management - Affiliated Companies - Dealer Manager."


COMPENSATION WE WILL PAY FOR THE SALE OF OUR SHARES


        Except as provided below, our dealer manager will receive selling commissions of 7% of the gross offering proceeds (1% for sales under our distribution reinvestment plan). The dealer manager will also receive a dealer manager fee in the amount of 2% of the gross offering proceeds (no dealer manager fee will be paid with respect to sales under our distribution reinvestment plan) as compensation for acting as the dealer manager and for reimbursement of expenses incurred in connection with marketing our shares, including bona fide due diligence expenses. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Stockholders participating in the distribution reinvestment plan may designate the amount of the selling commission, up to 1%, and to whom it will be paid. To the extent that all or a portion of the 1% selling commission is not designated for payment to a stockholder's broker, the selling commission, or balance thereof, will be retained and used by us for additional investments. See "Summary of Distribution Reinvestment and Automatic Purchase Plans - Investment of Distributions."

                                                          PRICE          SELLING         DEALER         NET PROCEEDS
                                                        TO PUBLIC      COMMISSIONS     MANAGER FEE    (BEFORE EXPENSES)
Primary Offering
    Per Share.....................................    $      10.00     $      0.70     $      0.20      $       9.10
    Total Maximum.................................    $800,000,000     $56,000,000     $16,000,000      $728,000,000
Distribution Reinvestment Plan
    Per Share.....................................    $       9.50     $     0.095     $        --      $      9.405
    Total Maximum.................................    $152,000,000     $ 1,520,000     $        --      $150,480,000


        We will not pay any selling commissions in connection with the following special sales: (i) the sale of the shares to one or more select dealers and their respective officers and employees and some of their respective affiliates who so request; and (ii) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature.


        Our dealer manager may authorize certain other broker-dealers or authorized representatives who are members of the NASD, which we refer to as participating broker-dealers, to sell shares of our common stock. In the event of the sale of shares by such participating broker-dealers, the dealer manager may reallow its commissions in the amount of up to 7% of the gross offering proceeds to such participating broker-dealers. In addition, the dealer manager may reallow to participating broker-dealers a portion of its dealer manager fee not to exceed 1.5% of the gross offering proceeds. The amount of the reallowance and reimbursement will be commensurate with the participating broker-dealer's level of marketing support, level of due diligence review and, when allowed, success of its sales efforts, each as compared to those of the other participating broker-dealers. The dealer manager will not reallow any dealer manager fees for sales made under our distribution reinvestment plan.

        We or our affiliates may also provide non-cash incentives for registered representatives of our dealer manager and participating broker-dealers that in no event will exceed the limits set forth in Rule 2710(i)(2) of the NASD Manual. Pursuant to such rule, non-cash incentives may include: a de-minimus amount of gifts (currently $100 per person, per year); an occasional meal or ticket to a sporting or entertainment event; and payment or reimbursement of costs of attending training or educational meetings; provided, that all such incentives will not be preconditioned on achievement of sales targets. The value of any such non-cash incentive items will be considered underwriting compensation in connection with this offering.

        Under the rules of the NASD, total underwriting compensation, including selling commissions, the dealer manager fee, wholesaling compensation, expenses relating to sales services, bona fide due diligence expenses, and any non-cash sales incentives, will not exceed 10% of our gross offering proceeds.

        Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (1) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions. All such sales must be made through registered broker-dealers or authorized representatives. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or a bank trust department to advise favorably for an investment in our common stock.


        We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.


        The participating broker-dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.


SHARES PURCHASED BY AFFILIATES


        Our executive officers and directors, as well as officers and employees of Behringer Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares shall be $9.10 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.20 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Behringer Advisors and its affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. In addition, shares purchased by Behringer Advisors or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote.


SUBSCRIPTION PROCESS


        We will sell shares of our common stock when subscriptions to purchase shares are received and accepted by us. If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement, like the one contained in this prospectus as Exhibit B, according to its instructions for a specific number of shares and delivering to Behringer Securities (at the addresses set forth below under "How to Subscribe") a check for the full purchase price of the shares, payable to "Behringer Harvard REIT I, Inc." You should exercise care to ensure that the subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you:

        o       have received this prospectus;

        o       agree to be bound by the terms of our charter;

        o       meet the suitability standards described in this prospectus;

        o understand that, if you are a California resident or ever propose to transfer your shares to a California resident, the State of California imposes transfer restrictions on our shares in addition to the restrictions included in our charter;

        o affirm that, if you are an California, Kansas, Ohio or Pennsylvania resident, your investment does not exceed 10% of your liquid net worth;

        o       are purchasing the shares for your own account;

        o       acknowledge that there is no public market for our shares; and

        o are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and are not on any governmental authority watch list.


        We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to our shares. See also the section of this prospectus captioned "How to Subscribe."


        Subscriptions will be effective only upon our acceptance and our countersigning of the subscription agreement, and we reserve the right to reject any subscription in whole or in part, notwithstanding our deposit of the subscription funds in a company account. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus.

        Until the acceptance or rejection of any subscription, we will hold the subscription funds in a company account. We will accept or reject subscriptions at least monthly, but may accept or reject subscriptions on a more frequent basis. As a result, we intend to accept or reject each subscription no later than 30 days after it is received. If your subscription agreement is rejected, your funds, plus interest if such funds have been held for more than 35 days, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor.


ADMISSION OF STOCKHOLDERS


        Subscribers may be admitted as stockholders at any time. We expect to admit stockholders to Behringer Harvard REIT I on a monthly, or more frequent, basis.


        The proceeds of this offering will be received and held in trust for the benefit of purchasers of shares to be used only for the purposes set forth in the "Estimated Use of Proceeds" section of this prospectus.

INVESTMENTS BY IRAS AND QUALIFIED PLANS


        Sterling Trust Company has agreed to act as an IRA custodian for purchasers of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado. Further information as to custodial services is available through your broker or may be requested from us or downloaded from our web site.

        We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities without commission, resulting in a purchase price of 93% of the public offering price in consideration for the services rendered by such broker-dealers and registered representatives to us in this offering. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

VOLUME DISCOUNTS


        In connection with sales of certain minimum numbers of shares to a "purchaser," as defined below, the purchaser will receive a volume discount resulting in a reduction in selling commissions payable with respect to such sale. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table illustrates the various discount levels available for qualifying purchases:

                                                                      Commissions on Sales per Incremental
                                                                        Share in Volume Discount Range
                                                                   ---------------------------------------
           Number of           Purchase Price per Incremental              Percentage
        Shares Purchased       Share in Volume Discount Range      (based on $10.00 per share)      Amount
        ----------------       ------------------------------      ---------------------------      ------
        1 to 50,000                        $10.00                               7%                   $0.70
        50,001 to 100,000                   $9.80                               5%                   $0.50
        100,001 and over                    $9.60                               3%                   $0.30

        For example, if an investor purchases 600,000 shares he or she would pay
(1) $500,000 for the first 50,000 shares ($10.00 per share), (2) $490,000 for the next 50,000 shares ($9.80 per share), and (3) $4,800,000 for the remaining 500,000 shares ($9.60 per share). Accordingly, he or she could pay as little as $5,790,000 (approximately $9.65 per share) rather than $6,000,000 for the shares, in which event the commission on the sale of such shares would be $203,500 (approximately $0.34 per share) and, after payment of the dealer manager fee of $120,000 ($0.20 per share), we would receive net proceeds of $5,466,500 ($9.11 per share). Therefore, the net proceeds to us will not be affected by volume discounts.

        In order to encourage purchases of 1,000,000 or more shares, a potential purchaser who proposes to purchase at least 1,000,000 shares may agree with Behringer Advisors and Behringer Securities to have the dealer manager fee with respect to the sale of such shares reduced to as little as 1%, and, with the agreement of the participating broker, to have the selling commission payable with respect to the sale of such shares reduced to as little as 0.5%, in which event the aggregate fees payable with respect to the sale of such shares would be reduced by $0.80 per share, and the purchaser of such shares would be required to pay a total of $9.20 per share purchased, rather than $10.00 per share. In addition, our sponsor may agree to reimburse a purchaser of 1,000,000 or more shares for its out-of-pocket costs relating to an investment in our shares, including any sales commission or dealer manager fee paid by such investor. Other accommodations may be agreed to by our sponsor in connection with a purchase of 1,000,000 or more shares. The net proceeds to us would not be affected by such fee reductions, reimbursements or accommodations. All such sales must be made through registered broker-dealers.

        Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

        Regardless of any reduction in any commissions (or organization and offering fees in respect of sales of over 1,000,000 shares), for any reason, any other fees based upon gross proceeds of the offering, including organization and offering fees payable to Behringer Advisors, will be calculated as though the purchaser paid $10.00 per share.


        Investors may request in writing to aggregate subscriptions, including subscriptions to other public real estate programs also sponsored by our advisor or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be submitted simultaneously from the same broker-dealer, including our dealer manager.

        Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single "purchaser."

        For the purposes of such volume discounts, the term "purchaser" includes:


        o an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

        o a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

        o an employees' trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

        o       all commingled trust funds maintained by a given bank.


        Notwithstanding the above, in connection with volume sales made to investors in our common stock, investors may request in writing to aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our advisor or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for shares. As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

        California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:


        o there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

        o all purchasers of the shares must be informed of the availability of quantity discounts;

        o the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

        o the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

        o the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

        o       no discounts are allowed to any group of purchasers.


        Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

                                HOW TO SUBSCRIBE


        Investors who meet the applicable suitability standards and minimum purchase requirements described in the "Suitability Standards" section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

        (1) Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

        (2) Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.

        (3) Deliver a check to Behringer Securities for the full purchase price of the shares being subscribed for, payable to "Behringer Harvard REIT I, Inc." along with the completed subscription agreement. For custodial accounts (such as are commonly used for individual retirement accounts) send the completed subscription agreement and check to your custodian who will forward them as instructed below. For non-custodial accounts, send the completed subscription agreement and check to:

                                   IF BY MAIL:

                      Behringer Harvard Investment Services
                            c/o: The Bank of New York
                   As Agent for Behringer Harvard REIT I, Inc.
                                  P.O. Box 1148
                          Newark, New Jersey 07101-1148

                  IF BY HAND DELIVERY OR COMMERCIAL OVERNIGHT:

                      Behringer Harvard Investment Services
                            c/o: The Bank of New York
                   As Agent for Behringer Harvard REIT I, Inc.
                           101 Barclay Street, Level A
                        Stock Transfer Imaging Operations
                            New York, New York 10286
                        Telephone Number: (212) 815-2359

                Certain dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. The name of the dealer appears on the subscription agreement.

        (4) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

        An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. If you want to purchase shares through an IRA, SEP or other tax-deferred account, Sterling Trust Company has agreed to serve as IRA custodian for such purpose. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.

                           SUPPLEMENTAL SALES MATERIAL

        In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include:


        o       investor sales promotion brochures;

        o       cover letters transmitting the prospectus;

        o       brochures containing a summary description of the offering;

        o       brochures describing our advisor, directors and officers;

        o reprints of articles about us or the real estate industry generally;

        o fact sheets describing the general nature of Behringer Harvard REIT I and our investment objectives;

        o slide presentations and studies of the prior performance of entities managed by our advisor and its affiliates;

        o       broker updates;

        o       computer presentations;

        o       web site material;

        o       electronic media presentations;

        o       audio cassette presentations;

        o       video presentations;

        o       cd-rom presentations;

        o       seminars and seminar advertisements and invitations; and

        o       scripts for telephonic marketing.

        All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

        The offering of shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.


                                  LEGAL MATTERS


        Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock and Morris, Manning & Martin, LLP, Atlanta, Georgia, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Morris, Manning & Martin, LLP also provides legal services to Behringer Advisors, our advisor, as well as other affiliates of Behringer Advisors, and may continue to do so in the future.


        Morris, Manning & Martin, LLP has reviewed the statements in the section of this prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section of this prospectus titled "Investment by Tax-Exempt Entities and ERISA Considerations."

                                     EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 and the period from June 28, 2002 (date of inception) through December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.


        The following Statements of Revenues and Certain Expenses for the year ended December 31, 2003 or December 31, 2002:

        Minnesota Center           Current Report on Form 8-K/A dated December 24, 2003

        Enclave on the Lake        Current Report on Form 8-K/A dated June 25, 2004

        St. Louis Place            Current Report on Form 8-K/A dated September 13, 2004

        Colorado Property          Current Report on Form 8-K dated September 27, 2004

        Travis Tower               Current Report on Form 8-K/A dated October 22, 2004

        Cyprus Building            Current Report on Form 8-K/A dated January 31, 2005

        250 West Pratt             Current Report on Form 8-K/A dated January 31, 2005

        Ashford Perimeter          Current Report on Form 8-K/A dated February 1, 2005

have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.




                             ADDITIONAL INFORMATION


        We have filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Securities and Exchange Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as annual, quarterly and periodic reports, proxy statements and other information filed by us, may be obtained upon payment of the fees prescribed by the Securities and Exchange Commission, or may be examined at the offices of the Securities and Exchange Commission without charge, at the public reference facility in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information about the public reference facilities. In addition, the Securities and Exchange Commission maintains a web site at HTTP://WWW.SEC.GOV that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.


        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission. The Securities and Exchange Commission allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents filed with the Securities and Exchange Commission under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is terminated. We also specifically incorporate by reference any of these filings made after the date of the initial registration statement and prior to effectiveness of the registration statement of which this prospectus is a part.


        o Our annual report on Form 10-K for the year ended December 31, 2003;

        o Our current report on Form 10-Q for the period ended March 31, 2004;

        o Our current report on Form 10-Q for the period ended June 30, 2004;

        o       Our current report on Form 10-Q for the period ended September
                30, 2004;

        o       Our following reports on Form 8-K and Form 8-K/A:

                             Form                     Date Filed
                      --------------------    ---------------------------
                       Form 8-K                April 27, 2004
                       Form 8-K/A              June 25, 2004
                       Form 8-K                July 15, 2004
                       Form 8-K/A              September 13, 2004
                       Form 8-K                September 27, 2004
                       Form 8-K/A              October 22, 2004
                       Form 8-K                November 18, 2004
                       Form 8-K                December 22, 2004
                       Form 8-K                January 5, 2005
                       Form 8-K                January 12, 2005
                       Form 8-K/A              January 31, 2005
                       Form 8-K/A              January 31, 2005
                       Form 8-K/A              February 1, 2005

        o       Our definitive proxy statement on Schedule 14A filed on April
                29, 2004.


        You may request a copy of these filings, at no cost, by writing or telephoning our dealer manager at the following address:

                             Behringer Securities LP
                             15601 Dallas Parkway, Suite 600
                             Addison, Texas  75001
                             (866) 655-3700


        Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.


        We also maintain an internet site at HTTP://WWW.BHFUNDS.COM where there is additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus. o

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES

      The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by the affiliates of our advisor (Prior Real Estate Programs), most of which have investment objectives similar to Behringer Harvard REIT I. With the exception of the Prior Real Estate Programs which have been aggregated in the following tables as the "Recreational/Residential Programs," which represents 12 separate programs which invested in recreational and residential properties, each of the other Prior Real Estate Programs was formed for the purpose of investing in commercial properties similar to the type which Behringer Harvard REIT I intends to acquire. See "Investment Objectives and Criteria" elsewhere herein.

      Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in "Prior Performance Summary" section of this prospectus.

      Investors in the Behringer Harvard REIT I will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

      The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. Robert M. Behringer is the chief executive officer of our advisor and was a general partner and/or chief executive officer of the Prior Real Estate Programs and is the chief executive officer of our advisor and the founder of the Behringer Harvard REIT I and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Behringer was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

      The following tables are included herein:

      Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

      Table II - Compensation to Sponsor (in Dollars)

      Table III - Annual Operating Results of Prior Real Estate Programs

      Table IV - Results of Completed Programs

      Table V - Results of Sales or Disposals of Property

      Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which the Behringer Harvard REIT I has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

      The following are definitions of certain terms used in the Tables:

      "Acquisition Fees" means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

      "Organization Expenses" include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

      "Underwriting Fees" include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

     Past performance is not necessarily indicative of future performance.

                                     TABLE I
                                   (UNAUDITED)

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

      This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since January 1, 1995. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of June 30, 2004.


                                                      Behringer Harvard        Behringer Harvard
                                Behringer Harvard       Mid-Term Value           Short-Term
                                  REIT I, INC.        ENHANCEMENT FUND I LP  OPPORTUNITY FUND I LP
                                --------------------  ---------------------  ---------------------
Dollar amount offered           $880,000,000          $ 440,000,000          $110,000,000
                                ============          =============          ============
Dollar amount raised              40,934,271  (4.7%)     10,797,629  (2.5%)    19,868,808 (18.1%)
                                ------------          -------------          ------------
Less offering expenses:
   Selling commissions and
      discounts retained by
      affiliates                   2,631,796  (6.4%)        729,552  (6.8%)     1,064,776  (5.4%)
   Organizational expenses         1,016,295  (2.5%)        268,468  (2.5%)       494,275  (2.5%)
   Marketing and
      offering expenses            1,009,903  (2.5%)        269,057  (2.5%)       482,087  (2.4%)
   Reserve for operations            327,474  (0.8%)         86,381  (0.8%)       158,950  (0.8%)
   Other                              14,386    (0%)          8,604  (0.1%)         7,387    (0%)
                                ------------          -------------          ------------
Percent available
   for investment               $ 35,934,417 (87.8%)  $   9,435,567 (87.4%)  $ 17,661,333 (86.3%)
                                ============          =============          ============
Acquisition costs:
   Prepaid items and
      fees related to
      purchase of property
   Cash down payment(11)           9,354,809 (31.9%)      8,607,031 (96.5%)     4,117,589 (38.4%)
   Acquisition fees(12)              995,789  (3.4%)        308,875  (3.5%)       360,500  (3.4%)
   Loan costs                        274,411  (0.9%)             --    (0%)       236,536  (2.2%)
   Proceeds from mortgage
      financing                   18,709,249 (63.8%)             --    (0%)     6,000,000   (56%)
Total acquisition costs(24)     $ 29,334,358          $   8,915,906          $ 10,714,625
                                ============          =============          ============
Percent leveraged                             63.8%                     0%                   56%
Date offering began                       02/19/03               02/19/03              02/19/03
Length of offering
   (in months)                                  24                     24                    24
Months to invest 90
   percent of amount
   available for investment
   (measured from date of
   offering)                                    24                     24                    24

                               Behringer Harvard
                                Minnesota Center          Behringer Harvard
                                 TIC I LLC(1)               ENCLAVE S LP(1)
                               ------------------         ------------------
Dollar amount offered          $ 16,500,000               $12,100,000
                               ============               ===========
Dollar amount raised             16,158,087 (97.9%)(7)     10,988,942 (90.8%)(8)
                               ------------               -----------
Less offering expenses:
   Selling commissions and
      discounts retained by
      affiliates                  1,535,018  (9.5%)         1,043,864  (9.5%)
   Organizational expenses          119,231  (0.7%)            38,800  (0.4%)
   Marketing and
      offering expenses             355,006  (2.2%)           235,901  (2.1%)
   Reserve for operations           203,000  (1.3%)           286,500  (2.6%)
   Other                                 --    (0%)                --    (0%)
                               ------------               -----------
Percent available
   for investment              $ 13,945,832 (86.3%)       $ 9,383,877 (85.4%)
                               ============               ===========
Acquisition costs:
   Prepaid items and
      fees related to
      purchase of property
   Cash down payment(11)         14,443,490 (31.2%)         8,826,156 (29.1%)
   Acquisition fees(12)           1,218,000  (2.6%)         1,211,500    (4%)
   Loan costs                       631,407  (1.4%)           250,623  (0.8%)
   Proceeds from mortgage
      financing                  30,000,000 (64.8%) (13)   20,000,000   (66%)(14)
Total acquisition costs(24)    $ 46,292,897               $30,288,279
                               ============               ===========
Percent leveraged                            64.8%                       66%
Date offering began                      10/15/03                  04/12/04
Length of offering
   (in months)                                  2                         2
Months to invest 90
   percent of amount
   available for investment
   (measured from date of
   offering)                                    2                         2


     Past performance is not necessarily indicative of future performance.

                                     TABLE I
                                   (UNAUDITED)
               EXPERIENCE IN RAISING AND INVESTING FUNDS (CONTD.)


                                      Behringer Harvard      Behringer Harvard                 Harvard Property
                                      BEAU TERRE S LLC(1)  ST. LOUIS PLACE S LLC(1)             TRUST, INC.(2)
                                      -------------------  ------------------------             --------------
Dollar amount offered                 $17,800,000           $16,500,000                      $  76,100,000(5)
                                      ===========           ===========                      =============

Dollar amount raised                   17,762,000(99.8%)     15,540,066(94.2%)(9)               60,387,475(79.4%)(5)
                                      -----------           -----------                      -------------

Less offering expenses:
 Selling commissions and
   discounts
   retained by affiliates               1,690,240(9.5%)       1,476,307(9.5%)                           --
 Organizational expenses                   91,692(0.5%)         120,145(0.8%)                      246,563(0.4%)
 Marketing and offering expenses          132,833(0.7%)         268,357(1.7%)                    1,032,263(1.7%)(10)
Reserve for operations                    250,000(1.4%)         300,000(1.9%)                           --
Other                                          --(0%)                --(0%)

Percent available
  for investment                      $15,597,235(87.8%)    $13,375,257(86.1%)               $  59,108,649(97.9%)
                                      ===========           ===========                      =============
Acquisition costs:
 Prepaid items and fees
 related to
  purchase of property
 Cash down payment(11)                 12,720,350(23.6%)     12,480,948(36.6%)                  56,176,180(35.8%)
 Acquisition fees(12)                   2,000,000(3.7%)       1,300,000(3.8%)                      544,375(0.3%)
 Loan costs                               805,377(1.5%)         344,515                          1,835,419(1.2%)
 Proceeds from mortgage
   financing                           38,400,000(71.2%)     20,000,000(58.6%)(15)              98,520,000(62.7%)(16)
Total acquisition costs(24)           $53,925,727           $34,125,463                      $ 157,075,974
                                      ===========           ===========                      =============

Percent leveraged                            71.2%                 58.6%                              62.7%

Date offering began                      06/11/04              06/30/04                           11/22/95

Length of offering (in months)                  2                     2                                 27

Months to invest 90 percent of amount
   available for investment
   (measured from date of offering)             2                     2                                 27

                                      Marina/Golf                  Harvard
                                      PROGRAMS(3)              PROPERTY I, L.P.(4)
                                      -----------              -------------------
Dollar amount offered                 $20,559,394(6)            $ 1,186,254(6)
                                      ===========               ===========

Dollar amount raised                   20,559,394(100%)           1,186,254(100%)
                                      -----------               -----------

Less offering expenses:
 Selling commissions and                       --                        --
   discounts
   retained by affiliates
 Organizational expenses                       --                        --
 Marketing and offering expenses               --                        --
Reserve for operations                         --                        --
Other                                          --(0%)                    --(0%)

Percent available
  for investment                      $20,559,394(100%)         $ 1,186,254(100%)
                                      ===========               ===========
Acquisition costs:
 Prepaid items and fees
   related to
   purchase of property
 Cash down payment(11)                 19,725,178(38%)            1,176,023(28.1%)
 Acquisition fees(12)                     463,000(0.9%)                  --
 Loan costs                               371,216(0.7%)              10,231(0.2%)
 Proceeds from mortgage
   financing                           31,407,459(60.4%)(17)      3,000,000(71.7%)(18)
Total acquisition costs(24)           $51,966,853               $ 4,186,254
                                      ===========               ===========

Percent leveraged                            60.4%                     71.7%(19)

Date offering began                       6/30/95                  04/05/95

Length of offering (in months)                 76(25)                     2

Months to invest 90 percent of
   amount available for investment
   (measured from date of offering)            76(25)                     2


     Past performance is not necessarily indicative of future performance.

                                     TABLE I
                                   (UNAUDITED)
               EXPERIENCE IN RAISING AND INVESTING FUNDS (CONTD.)


                                         Harvard
                                    PROPERTY III, L.P.(4)     BRP (RENNER PLAZA), LP(4)        BRP (SV), L.P.(4)
                                    ---------------------     -------------------------        -----------------
Dollar amount offered               $1,100,000(6)                 $1,326,578(6)                $3,051,000(6)
                                    ==========                    ==========                   ==========
Dollar amount raised                 1,100,000(100%)               1,326,578(100%)              3,051,000(100%)
                                    ----------                    ----------                   ----------
Less offering expenses:
   Selling commissions and
     discounts retained
     by affiliates                          --                            --                           --

   Organizational expenses                  --                            --                           --
   Marketing and offering expenses          --                            --                           --
   Reserve for operations                   --                            --                           --
   Other

Percent available for investment    $1,100,000(100%)              $1,326,578(100%)             $3,051,000(100%)
                                    ==========                    ==========                   ==========
Acquisition costs:
   Prepaid items and fees related
     to purchase of property
   Cash down payment(11)             1,064,785(28.8%)              1,222,144(26.7%)             2,869,406(32.4%)
   Acquisition fees(12)                     --                        35,500(0.8%)                 84,500(1%)
   Loan costs                           35,215(1%)                    68,934(1.5%)                 97,094(1.1%)
   Proceeds from mortgage
     financing                       2,600,000(70.3%)(19)          3,250,000(71%)(20)           5,800,000(65.5%)(21)

Total acquisition costs(24)         $3,700,000                    $4,576,578                   $8,851,000
                                    ==========                    ==========                   ==========
Percent leveraged                         70.3%                           71%                        65.5%

Date offering began                   06/21/95                      12/04/99                     10/21/00

Length of offering (in months)               2                             2                            2

Months to invest 90 percent of
   amount available for investment
   (measured from date of offering)          2                             2                            2


                                                                BEHRINGER PARTNERS
                                      6142 CAMPBELL, LTD.(4)     STEMMONS L.P.(4)
                                      ----------------------    ----------------
Dollar amount offered                  $240,000(6)              $  401,900(6)
                                       ========                 ==========
Dollar amount raised                    240,000(100%)              401,900(100%)
                                       --------                 ----------
Less offering expenses:
   Selling commissions and
     discounts retained
     by affiliates                           --                         --

   Organizational expenses                   --                         --
   Marketing and offering expenses           --                         --
   Reserve for operations                    --                         --
   Other

Percent available for investment       $240,000(100%)           $  401,900(100%)
                                       ========                 ==========
Acquisition costs:
   Prepaid items and fees related
     to purchase of property
   Cash down payment(11)                220,687(23.5%)             338,501(19.5%)
   Acquisition fees(12)                  19,130(2%)                  3,951(0.2%)
   Loan costs                               183--                   59,448(3.4%)
   Proceeds from mortgage
     financing                            700,000(74.5%)(22)       1,330,000(76.8%)(23)

Total acquisition costs(24)            $  940,000               $1,731,900
                                       ========                 ==========
Percent leveraged                            74.5%                    76.8%

Date offering began                      05/01/96                 02/01/01

Length of offering (in months)                  2                        2

Months to invest 90 percent of
   amount available for investment
   (measured from date of offering)             2                        2

(1)   Single asset acquired in a Tenant-in-common structure.

(2) Real estate investment trust in operation from 11/22/95 through 1/1/01 consisting of 21 commercial properties and two development parcels located in Texas and Minnesota.

(3) Represents an aggregation of properties held by nine separate programs having the investment objectives of investing in recreational and/or residential properties, which is not similar to the investment objectives of Behringer Harvard REIT I. These programs hold a total of ten income-producing properties, consisting of seven marinas, three golf facilities, with locations in Texas, Florida and the U.S. Virgin Islands. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995 - one program, 1996 - no programs, 1997 - one program, 1998
      - one program, 1999 - two programs, 2000 - three programs, 2001 - one program, 2002 - two programs and 2003 -- no programs.

TABLE I - MARINA/GOLF PROGRAMS (1995 - 1998)
          EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                  1995         %       1996         %         1997         %        1998        %
                                              -----------    -----   --------     -----   -----------    -----   ----------   -----
Dollar amount offered                         $ 1,399,276     100%   $     --       --    $   549,000     100%   $1,300,200    100%
                                              ===========            ========             ===========            ==========
Dollar amount raised                            1,399,276     100%   $     --       --        549,000     100%    1,300,200    100%
                                              -----------            --------             -----------            ----------
Less offering expenses:
    Selling commissions and discounts                  --      --          --       --             --      --            --     --
    Organizational expenses                            --      --          --       --             --      --            --     --
    Marketing support and due diligence                --      --          --       --             --      --            --     --
    Reserve for operations                             --      --          --       --             --      --            --     --
    Other                                              --                  --                      --                    --
                                              -----------            --------             -----------            ----------
Amount available for investment               $ 1,399,276     100%   $     --       --    $   549,000     100%   $1,300,200    100%
                                              ===========            ========             ===========            ==========
Acquisition costs:
    Cash down payment                           1,321,081    31.7%         --       --        473,341    19.5%    1,112,200     12%
    Acquisition fees                               40,000       1%                  --         30,000     1.2%       88,000      1%
    Loan costs                                     38,195     1.2%                  --         45,659     1.9%      100,000    1.1%
    Proceeds from Mortgage Financing            3,000,000    66.1%         --       --      1,880,000    77.4%    7,900,000   85.9%
                                              -----------            --------             -----------            ----------
Total Acquisition costs                       $ 4,399,276     100%   $     --       --    $ 2,429,000     100%   $9,200,200    100%
                                              ===========            ========             ===========            ==========
Percent leveraged (mortgage financing
    divided by total acquisition costs)              68.2%   66.1%         --       --           77.4%   77.4%         85.9%  85.9%
Date offering began                              06/30/95                                    03/30/97              04/05/98
Length of offering (in months)                          2                  --                       2                     2
Months to invest 90 percent of amount
    available for investment measured from
    date of offering                                    2                                           2                     2


      Past performance is not necessarily indicative of future performance.

TABLE I - MARINA/GOLF PROGRAMS (1999 - 2002)


                                                      1999       %          2000         %          2001       %      2002      %
                                                  -----------  ------    -----------    ----    -----------   ----   -------  -----
Dollar amount offered                             $ 4,660,918     100%   $ 4,250,000     100%   $ 8,400,000    100%   $   --    --
                                                  ===========            ===========            ===========           ======
Dollar amount raised                                4,660,918     100%     4,250,000     100%     8,400,000    100%       --    --
                                                  -----------            -----------            -----------           ------
Less offering expenses:
    Selling commissions and discounts                      --      --             --      --             --     --        --    --
    Organizational expenses                                --      --             --      --             --     --        --    --
    Marketing support and due diligence                    --      --             --      --             --     --        --    --
    Reserve for operations                                 --      --             --      --             --     --        --    --
    Other                                                  --                     --                     --               --
                                                  -----------            -----------            -----------           ------
Amount available for investment                   $ 4,660,918     100%   $ 4,250,000     100%   $ 8,400,000    100%   $   --    --
                                                  ===========            ===========            ===========           ======
Acquisition costs:
    Cash down payment                               4,527,696      50%     4,099,510    36.6%     8,191,350   52.2%       --    --
    Acquisition fees                                   80,000     0.9%        95,000     0.8%       130,000    0.8%       --    --
    Loan costs                                         53,222     0.6%        55,490     0.5%        78,650    0.5%       --    --
    Proceeds from Mortgage Financing                4,396,000    48.5%     6,950,000    62.1%     7,281,459   46.5%       --    --
                                                  -----------            -----------            -----------           ------
Total Acquisition costs                           $ 9,056,918     100%   $11,200,000     100%   $15,681,459    100%   $   --    --
                                                  ===========            ===========            ===========           ======
Percent leveraged (mortgage financing
    divided by total acquisition costs)                  48.5%   48.5%          62.1%   62.1%          46.4%  46.4%       --    --
Date offering began                                  06/21/99               01/08/00               02/19/01
Length of offering (in months)                              4                     10                      9               --
Months to invest 90 percent of amount available
    for investment measured from date of offering           4                     10                      9

TABLE I - MARINA/GOLF PROGRAMS (2003)

                                                       2003            %             Totals
                                                    ----------     ----------     ------------
Dollar amount offered                               $       --             --     $ 20,559,394
                                                    ==========                    ============
Dollar amount raised                                        --             --       20,559,394
                                                    ----------                    ------------
Less offering expenses:
    Selling commissions and discounts                       --             --               --
    Organizational expenses                                 --             --               --
    Marketing support and due diligence                     --             --               --
    Reserve for operations                                  --             --               --
    Other                                                   --                              --
                                                    ----------                    ------------
Amount available for investment                     $       --             --     $ 20,559,394
                                                    ==========                    ============
Acquisition costs:
    Cash down payment                                       --             --       19,725,178
    Acquisition fees                                        --             --          463,000
    Loan costs                                              --             --          371,216
    Proceeds from Mortgage Financing                        --             --       31,407,459
                                                    ----------                    ------------
Total Acquisition costs                             $       --             --     $ 51,966,853
                                                    ==========                    ============
Percent leveraged (mortgage financing
    divided by total acquisition costs)                     --             --               61%
Date offering began
Length of offering (in months)                              --
Months to invest 90 percent of amount available
    for investment measured from date of offering

(4)  Single asset limited partnership with asset based in Texas.

(5) In conjunction with the minimum stockholder requirement for a real estate investment trust and pursuant to a private placement offering commencing November 22, 1995, Harvard Property Trust, Inc. (the "Trust"), offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. The offering for the Series A Preferred shares was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Pursuant to a private placement offering commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. The offering for the Series B Preferred shares was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Pursuant to a private placement offering commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. The offering for the common shares and units was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below, the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Pursuant to a private placement offering commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. The offering for the Series C Preferred shares was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14% annual yield on their Series C shares. Retirement of the


      Past performance is not necessarily indicative of future performance.

     Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.

(6) Dollar amount offered reflects total equity required to complete acquisition which includes escrows and liabilities assumed at closing as well as closing costs, commissions and other fees payable at closing.

(7) Includes $2,101,185 raised from Behringer Harvard REIT I, Inc. in connection with a purchase of a 14.4676% tenant-in-common interest in the project.

(8) Includes $3,281,886 raised from Behringer Harvard REIT I, Inc. in connection with a purchase of a 36.31276% tenant-in-common interest in the project.

(9) Includes $4,932,093 raised from Behringer Harvard REIT I, Inc. in connection with a purchase of 35.709251% tenant-in-common interest in the project.

(10) Amount includes cash payments for offering costs and 111,600 shares of common stock (cash value $83,745) issued in connection with the common stock offering detailed in footnote (5).

(11) Cash down payment reflects total cost of acquisition less proceeds from mortgage financing and credits received from seller at time of closing.

(12) Acquisition fees include commissions, finders fees and due diligence reimbursements paid to affiliates of the general partners.

(13) Includes $4,340,280 of mortgage financing obtained by Behringer Harvard REIT I, Inc. in connection with a purchase of a 14.4676% tenant-in-common interest in the project.

(14) Includes $7,262,552 of mortgage financing obtained by Behringer Harvard REIT I, Inc. in connection with a purchase of a 36.32176% tenant-in-common interest in the project.

(15) Includes $7,141,850 of mortgage financing obtained by Behringer Harvard REIT I, Inc. in connection with a purchase of a 35.709251% tenant-in-common interest in the project.

(16) Amount includes proceeds from first mortgage financing in connection with the acquisition of certain assets valued at $65,020,000. In addition, on October 17, 1998, the Trust entered into a three-year, $40,000,000 revolving credit facility ("Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisition of additional properties.

(17) Proceeds from mortgage financing in connection with the acquisition of certain assets. The partnerships contained in the portfolio entered into several first mortgage liens secured by certain assets in the aggregate amount of $35,293,835.

(18) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,000,000.

(19) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $2,600,000.

(20) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,250,000.

(21) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $5,800,000.

(22) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $700,000.

(23) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $1,330,000.

(24) Total acquisition costs include cash down payment, acquisition fees and loan costs as well as the proceeds from mortgage financing.

(25) Program is currently active.

      Past performance is not necessarily indicative of future performance.

                                    TABLE II
                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

         The following sets forth the compensation received by affiliates of Behringer Advisors, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard REIT I, with the exception of the recreational and residential programs which have been aggregated under "Recreational/Residential Programs." All figures are as of June 30, 2004.

                                                         Behringer Harvard     Behringer Harvard     Behringer Harvard   Behringer
                                     Behringer Harvard     Mid-Term Value          Short-Term        Minnesota Center     Harvard
                                        REIT I, Inc.    Enhancement Fund I LP  Opportunity Fund I LP      TIC I LLC     Enclave S LP
                                     -----------------  ---------------------  ---------------------  ---------------- -------------
Date offering commenced                     2/19/03              2/19/03               2/19/03              10/15/03       04/12/04
Dollar amount raised                   $ 40,934,271         $ 10,797,629          $ 19,868,808          $ 16,158,087   $ 10,988,942
                                       ============         ============          ============          ============   ============
Amount paid to sponsor from
   proceeds of offering:
   Underwriting fees
   Acquisition fees
     - Real estate commissions                   --                   --                    --                    --             --
     - Advisory fees                        995,789              308,875               360,500             1,218,000      1,211,500
                                       ------------         ------------          ------------          ------------   ------------
Total amount paid to sponsor                995,789              308,875               360,500             1,218,000      1,211,500
                                       ============         ============          ============          ============   ============
Dollar amount of cash generated
   (used in) operations before
   deducting payments to sponsor       $ (2,023,532)        $   (113,640)         $     58,062          $         --   $         --
Amount paid to sponsor from
   operations(4)
   Property management fees                  37,281                2,679                25,458               191,942         26,193
   Partnership management fees               13,483                4,471                20,301                71,236          8,750
   Reimbursements                                --                   --                    --                    --             --
   Leasing commissions                           --                   --                    --                    --             --
Dollar amount of property sales
   and refinancing before deducting
   payments to sponsor:
   Cash                                          --                   --                    --                    --             --
   Other                                         --                   --                    --                    --             --
Amount paid to sponsor from property
   sales and refinancing:
   Real estate commissions                       --                   --                    --                    --             --
   Financing fees                                --                   --                    --                    --             --

      Past performance is not necessarily indicative of future performance.

                                    TABLE II
                                   (UNAUDITED)
                        COMPENSATION TO SPONSOR (CONTD.)

                                    Behringer Harvard    Behringer Harvard    Harvard Property     Recreational/         Harvard
                                    Beau Terre S LLC   St. Louis Place S LLC     Trust, Inc.    Residential Programs  Property I,LP.
                                    ----------------   ---------------------  ----------------  --------------------  -------------
Date offering commenced                   06/11/04             06/30/04             11/22/95(1)         06/30/95(2)        04/05/95

Dollar amount raised                  $ 17,762,000         $ 15,540,066         $ 60,387,475        $ 20,559,394       $  1,186,254
                                      ============         ============         ============        ============       ============

Amount paid to sponsor from
   proceeds of offering:
   Underwriting fees
   Acquisition fees
     - Real estate commissions                  --                   --              544,375             463,000                 --
     - Advisory fees                     2,000,000            1,300,000                   --                  --                 --
                                      ------------         ------------         ------------        ------------       ------------
Total amount paid to sponsor             2,000,000            1,300,000              544,375             463,000                 --
                                      ============         ============         ============        ============       ============

Dollar amount of cash generated
   (used in) operations before
   deducting payments to sponsor      $         --        $          --         $ 12,181,485        $ 21,891,594       $  1,111,045

Amount paid to sponsor from
   operations(4)
   Property management fees                 10,074                   --            2,286,616           1,649,491             77,325
   Partnership management fees                  --                   --                   --                  --                 --
   Reimbursements                               --                   --                   --             332,035                 --
   Leasing commissions                          --                   --              609,128                  --                 --

Dollar amount of property
   sales and refinancing before
   deducting payments to sponsor:
   Cash                                         --                   --          149,921,835(5)        1,249,303          1,981,599
   Other                                        --                   --            6,614,215(6)               --                 --

Amount paid to sponsor from property
   sales and refinancing:
   Real estate commissions                      --                   --              779,527                  --                 --
   Financing fees                               --                   --              223,358                  --                 --

      Past performance is not necessarily indicative of future performance.

                                    TABLE II
                                   (UNAUDITED)
                        COMPENSATION TO SPONSOR (CONTD.)

                                               Harvard               BRP                              6142        Behringer Partners
                                          Property III, L.P.  (Renner Plaza), LP  BRP (SV), L.P.  Campbell, LTD.     Stemmons LP
                                          ------------------  ------------------  --------------  --------------  ------------------
Date offering commenced                        06/21/95              12/04/99         10/21/00        05/01/96          02/01/01

Dollar amount raised                         $1,100,000            $1,326,578       $3,051,000      $  240,000        $  401,900
                                             ==========            ==========       ==========      ==========        ==========

Amount paid to sponsor from proceeds of
   offering:
   Underwriting fees
   Acquisition fees
     - Real estate commissions                       --               140,000           84,500              --                --
     - Advisory fees                                 --                35,500(3)            --              --                --
                                             ----------            ----------       ----------      ----------        ----------
Total amount paid to sponsor                         --               175,500           84,500              --                --
                                             ==========            ==========       ==========      ==========        ==========
Dollar amount of cash generated (used in)
   operations before deducting
   payments to sponsor                       $1,519,520            $2,416,878       $1,925,555      $  181,990        $   34,845

Amount paid to sponsor from
   operations(4)
   Property management fees                     109,931               184,933          126,431          10,618             1,200
   Partnership management fees                       --                    --               --              --                --
   Reimbursements                                    --                    --               --              --                --
   Leasing commissions                               --                    --               --              --                --

Dollar amount of property sales
   and refinancing before
   deducting payments to sponsor:
   Cash                                       1,451,481                    --               --         415,048           939,519
   Other                                             --                    --               --              --                --

Amount paid to sponsor from
   property sales and refinancing:
   Real estate commissions                      110,200                    --               --              --                --
   Financing fees                                    --                    --               --              --                --

(1) Initial offering commenced 11/22/95 followed by three separate offerings through 12/31/98. See Table I, footnote (4) for a more detailed description of offerings.

(2) Initial offering for first recreational program commenced June 30, 1995, followed by eleven additional recreational and residential program offerings, each commensurate with the purchase of property. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995 - three programs, 1996 - no programs, 1997 - one program, 1998 - one program, 1999 - two programs, 2000 - three programs, 2001 - one program, 2002 - no programs, and 2003 -- no programs.

      Past performance is not necessarily indicative of future performance.

                                    TABLE II
                                   (UNAUDITED)
                        COMPENSATION TO SPONSOR (CONTD.)

         TABLE II - COMPENSATION TO SPONSOR (1995 - 1999)

Date offering commenced                                   1995         1996         1997         1998         1999
                                                       ----------   ----------   ----------   ----------   ----------
Dollar amount raised                                   $1,399,276   $       --   $  549,000   $1,300,200   $4,660,918
                                                       ==========   ==========   ==========   ==========   ==========
Amount paid to sponsor from proceeds of offering:
    Underwriting fees
    Acquisition fees
       Real estate commissions                             40,000           --       30,000       88,000       80,000
       Advisory fees                                           --           --           --           --           --
                                                       ----------   ----------   ----------   ----------   ----------
Total amount paid to sponsor                               40,000           --       30,000       88,000       80,000
                                                       ----------   ----------   ----------   ----------   ----------
Dollar amount of cash generated from (used in)
    operations before deducting payments to sponsor:       95,792      497,635      622,729    1,136,002    1,871,743
                                                       ----------   ----------   ----------   ----------   ----------

Amount paid to sponsor from operations
    Property management fees                                5,957       32,399       44,766       73,648      118,345
    Partnership management fees                                --           --           --           --           --
    Reimbursements                                          9,000       21,735       36,000       36,000       45,600
    Leasing commissions                                        --           --           --           --           --
                                                       ----------   ----------   ----------   ----------   ----------

Dollar amount of property sales
    and refinancing before
    deducting payments to sponsor:
    Cash                                                       --           --           --           --    1,249,303
    Other                                                      --           --           --           --           --
Amount paid to sponsors from property
    sales and refinancing:
    Real estate commissions                                    --           --           --           --           --
    Financing fees                                             --           --           --           --           --
       Other                                                   --           --           --           --           --

TABLE II - COMPENSATION TO SPONSOR (2000 - 2003)

                                                                                                          THROUGH
Date offering commenced                          2000           2001           2002           2003         6/30/04         TOTALS
                                             ------------   ------------   ------------   ------------   ------------   ------------
Dollar amount raised                         $  4,660,918   $  8,400,000   $         --   $         --   $         --   $ 20,559,394
                                             ============   ============   ============   ============   ============   ============
Amount paid to sponsor from proceeds of
    offering:
    Underwriting fees
    Acquisition fees
       Real estate commissions                     95,000        130,000             --             --             --        463,000
       Advisory fees                                   --             --             --             --             --             --
                                             ------------   ------------   ------------   ------------   ------------   ------------
Total amount paid to sponsor                       95,000        130,000             --             --             --        463,000
                                             ------------   ------------   ------------   ------------   ------------   ------------
Dollar amount of cash generated from (used
    in) operations before deducting payments
    to sponsor:                                 2,460,761      4,663,510      5,394,571      5,148,851      3,537,020     25,428,614
                                             ------------   ------------   ------------   ------------   ------------   ------------
Amount paid to sponsor from operations
    Property management fees                      251,667        438,271        378,636        305,803        171,352      1,820,844
    Partnership management fees                        --             --             --             --             --             --
    Reimbursements                                 55,200         42,400         49,200         36,900         18,000        350,035
    Leasing commissions                                --             --             --             --             --             --
                                             ------------   ------------   ------------   ------------   ------------   ------------
Dollar amount of property sales
    and refinancing before
    deducting payments to sponsor:
    Cash                                           43,500             --        241,000      1,000,000                     2,292,803
    Other                                              --             --             --             --             --             --
Amount paid to sponsors from
    property sales and refinancing:
    Real estate commissions                        43,500             --             --             --             --         43,500
    Financing fees                                     --             --             --             --             --             --
       Other                                           --             --             --             --             --             --

(3) Amount paid to sponsor for negotiating new ten-year lease with tenant in connection with the acquisition of the property.

(4) An affiliate of sponsor provides management services for certain properties acquired in the respective programs. With the exception of the Recreational/Residential Program, management fees have not exceeded 4.5% of the gross receipts from the properties managed. With respect to the Recreational/Residential Program, the marinas are managed by an affiliate of the sponsor for a fee not to exceed 8% of operating cash flow and the golf properties are managed by a third-party for total fees not to exceed 25% of operating cash flow.

(5) Amount includes $68,677,064 of borrowings under mortgages and refinancing of certain of those mortgages. In addition, amount also includes proceeds of $33,500,000 from draws on Credit Facility in connection with the acquisition of five properties. See Table V, footnote (13) for a detailed description of the borrowing activity under the Credit Facility. Amount also includes $47,744,771 of cash generated from property sales net of closing costs and repayment of borrowings secured by the assets sold.

(6) Non-cash distribution recognized in conjunction with the transfer of ownership of the four remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote
     (5) for a more detailed description of the liquidating trust.

      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

         The following sets forth the compensation received by affiliates of Behringer Advisors, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs, the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard REIT I, with the exception of the recreational and residential programs which have been aggregated under "Recreational/Residential Programs."

                         BEHRINGER HARVARD REIT I, INC.


                                                                  2002            2003        THROUGH 6/30/04
                                                              ------------    ------------    ---------------
Gross revenue                                                 $         --    $         --      $         --
Equity in earnings of investments in tenant-in-common                   --          18,176           167,419
   interests
Interest income                                                      1,100           3,767            75,762
Less: Operating expenses                                                --              --                --
     Interest expense                                                   --          60,833           228,449
     Property and asset management fees                                 --          10,220            40,544
     General and administrative                                      3,805         240,223           348,623
                                                              ------------    ------------      ------------
Net income - GAAP basis                                             (2,705)       (289,333)         (374,435)
                                                              ============    ============      ============
Taxable income
     - from operations                                              (2,705)        (35,291)               --
     - from gain on sale                                                --              --                --
Cash generated from operations                                      (3,710)       (229,676)       (1,881,943)
Cash generated from sales(7)                                            --              --                --
Cash generated from financing / refinancing                             --              --                --
                                                              ------------    ------------      ------------
Total cash generated from operations, sales and refinancing         (3,710)       (229,676)       (1,881,943)
                                                              ============    ============      ============
Less: Cash distributions to investors                                   --              --                --
     - from operating cash flow                                         --          24,624           378,979
     - from sales and refinancing                                       --              --                --
Cash generated (deficiency) after cash distributions                (3,710)       (254,300)       (2,260,922)
                                                              ============    ============      ============
Less: Special items (not including sales and refinancing)
     Issuance of common stock                                           --      (7,230,027)      (28,837,217)
     Acquisition of land and buildings                                  --       2,201,073         8,423,936
     Increase in other assets                                           --         (99,819)        5,032,325
     Other                                                              --         (76,093)         (334,816)
                                                              ------------    ------------      ------------
Cash generated (deficiency) after cash distributions
   and special items                                                (3,710)      4,950,566        13,454,895
                                                              ============    ============      ============

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                                  --              (5)               --
     - from recapture                                                   --              --                --
Capital gain (loss)                                                     --              --                --
Cash distributions to investors
     Source (on GAAP basis)
     -  from investment income                                          --               3                10
     -  from return of capital                                          --              --                --
                                                              ------------    ------------      ------------
Total distributions on GAAP basis                                       --               3                10
                                                              ============    ============      ============
     Source (on cash basis)
     - from operations                                                  --               3                10
     - from sales                                                       --              --
     - from refinancing                                                 --              --                --
                                                              ------------    ------------      ------------
Total distributions on cash basis                                       --               3                10
                                                              ============    ============      ============
Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                 --              --                --

      Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP


                                                                  2002           2003        THROUGH 6/30/04
                                                              ------------   ------------    ---------------
Gross revenue                                                 $         --     $       --      $    129,805
Interest income                                                         --             84            11,948
Less: Operating expenses                                                --             --                --
     Property and operating expenses                                    --             --            16,845
     Real estate taxes                                                  --             --            25,386
     Property and asset management fees                                 --             --             7,150
     General and administrative                                         --        103,724           113,859
     Depreciation and amortization                                      --             --            31,162
                                                              ------------   ------------      ------------
Net income - GAAP basis                                                 --       (103,640)          (52,649)
                                                              ============   ============      ============
Taxable income
     - from operations                                                  --             84                --
     - from gain on sale                                                --             --                --

Cash generated from operations                                          --        (58,894)          (59,683)
Cash generated from sales(7)                                            --             --                --
Cash generated from financing / refinancing                             --             --                --
                                                              ------------   ------------      ------------
Total cash generated from operations, sales and refinancing             --        (58,894)          (59,683)
                                                              ============   ============      ============
Less: Cash distributions to investors                                   --             --                --
     - from operating cash flow                                         --             --            58,727
     - from sales and refinancing                                       --             --                --
Cash generated (deficiency) after cash distributions                    --        (58,894)         (188,410)
                                                              ============   ============      ============
Less: Special items (not including sales and refinancing)
     Limited partners' capital contributions                           100     (1,958,887)       (7,509,091)
     General partners' capital contributions                           500             --                --
     Acquisition of land and buildings                                  --             --         8,915,906
     Increase in other assets                                           --             --                --
     Other                                                              --         85,521          (181,116)
                                                              ------------   ------------      ------------
Cash generated (deficiency) after cash distributions
   and special items                                                   600      1,985,514        (1,344,109)
                                                              ============   ============      ============

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                                  --             --                --
     - from recapture                                                   --             --                --
Capital gain (loss)                                                     --             --                --
Cash distributions to investors
     Source (on GAAP basis)
     - from investment income                                           --             --                 6
     - from return of capital                                           --             --                --
                                                              ------------   ------------      ------------
Total distributions on GAAP basis                                       --             --                 6
                                                              ============   ============      ============
     Source (on cash basis)
     - from operations                                                  --             --                 6
     - from sales                                                       --             --                --
     - from refinancing                                                 --             --                --
                                                              ------------   ------------      ============
Total distributions on cash basis                                       --             --                 6
                                                              ============   ============      ============
Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                 --             --                --

      Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP


                                                                      2002              2003           THROUGH 6/30/04
                                                                      ----              ----           ---------------
Gross revenue                                                   $           --        $          --       $    584,060
Interest income                                                             --                3,608             38,996

Less: Operating expenses                                                    --                   --                 --
     Property operating expenses                                            --                   --            177,828
     Property repair and maintenance                                        --                   --             11,083
     Ground rent                                                            --                   --            117,633
     Real estate taxes                                                      --                   --             90,544
     Property and asset management fees                                     --                   --             45,759
     General and administrative                                             --              112,789            126,346
     Interest expense                                                       --                   --            154,224
     Depreciation and amortization                                          --                   --            236,258
                                                                --------------        -------------       ------------
Net income - GAAP basis                                                     --             (109,181)          (336,619)
                                                                ==============        =============       ============

Taxable income
     - from operations                                                      --                   --              3,608
     - from gain on sale                                                    --                   --                 --

Cash generated from operations                                              --              (69,884)           124,463
Cash generated from sales(7)                                                --                   --                 --
Cash generated from financing / refinancing                                 --                   --                 --
                                                                --------------        -------------       ------------
Total cash generated from operations, sales and refinancing                 --              (69,884)           124,483
                                                                ==============        =============       ============

Less: Cash distributions to investors                                       --                   --                 --
     - from operating cash flow                                             --                   --             88,193
     - from sales and refinancing                                           --                   --                 --

Cash generated (deficiency) after cash distributions                        --              (69,884)            36,270
                                                                ==============        =============       ============

Less: Special items (not including sales and refinancing)
     Limited partners' capital contributions                               100           (4,591,404)       (13,133,543)
     General partners' capital contributions                               500                   --                 --
     Acquisition of land and buildings                                      --                   --          5,000,681
     Increase in other assets                                               --                   --            500,000
     Other                                                                  --              (50,446)            43,976
                                                                --------------        -------------       ------------

Cash generated (deficiency) after cash distributions and
   special items                                                           600            4,571,966          7,625,156
                                                                ==============        =============       ============

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                                      --                   --                 --
     - from recapture                                                       --                   --                 --

Capital gain (loss)                                                         --                   --                 --

Cash distributions to investors
     Source (on GAAP basis)
     -  from investment income                                              --                   --                  5
     -  from return of capital                                              --                   --                 --
                                                                --------------        -------------       ------------
Total distributions on GAAP basis                                           --                   --                  5
                                                                ==============        =============       ============

     Source (on cash basis)
     - from operations                                                                                               5
     - from sales                                                                                                   --
     - from refinancing                                                     --                   --                 --
                                                                --------------        -------------       ------------
Total distributions on cash basis                                           --                   --                  5
                                                                ==============        =============       ============

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                     --                   --                 --

      Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                  BEHRINGER HARVARD MINNESOTA CENTER TIC I LLC

                                                                      2003         THROUGH 6/30/04
                                                                 -------------     ---------------
Gross revenue                                                    $   1,393,364       $ 3,286,506
Gain on sale of properties                                                  --                --
Interest income                                                             --                --

Less: Operating expenses                                               787,470         1,744,863
     Interest expense                                                  420,925           909,364
     Depreciation and amortization                                     550,900         1,398,366
                                                                 -------------       -----------
Net income - GAAP basis                                               (365,931)         (766,087)
                                                                 =============       ===========

Taxable income
     - from operations                                                 489,636                --
     - from gain on sale                                                    --                --

Cash generated from operations                                         184,969           632,279
Cash generated from sales(7)                                                --                --
Cash generated from financing / refinancing                                 --                --
                                                                 -------------       -----------
Total cash generated from operations, sales and refinancing            184,969           632,279
                                                                 =============       ===========

Less: Cash distributions to investors                                       --                --
     - from operating cash flow                                        165,000           605,042
     - from sales and refinancing                                           --                --

Cash generated (deficiency) after cash distributions                    19,969            27,237
                                                                 =============       ===========

Less: Special items (not including sales and refinancing)
     Limited partners' capital contributions                                --                --
     General partners' capital contributions                                --                --
     Payment of interest on loan                                       420,925           909,364
     Acquisition of land and buildings                                      --                --
     Increase in other assets                                               --                --
     Other                                                                  --                --
                                                                 -------------       -----------

Cash generated (deficiency) after cash distributions and
   special items                                                      (400,956)         (882,127)
                                                                 =============       ===========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                                      30                --
     - from recapture                                                       --                --

Capital gain (loss)                                                         --                --

Cash distributions to investors
     Source (on GAAP basis)
     -  from investment income                                              10                37
                                                                 -------------       -----------
Total distributions on GAAP basis                                           10                37
                                                                 =============       ===========

     Source (on cash basis)
     - from operations                                                      10                37
     - from sales                                                                             --
     - from refinancing                                                     --                --
                                                                 -------------       -----------
Total distributions on cash basis                                           10                37
                                                                 =============       ===========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                    100%              100%


      Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                         BEHRINGER HARVARD ENCLAVE S LP

                                                                     2003            THROUGH 6/30/04
                                                                 ------------        ---------------
Gross revenue                                                    $         --           $ 928,148
Gain on sale of properties                                                 --                  --
Interest income                                                            --                  --

Less: Operating expenses                                                   --             342,745
     Interest expense                                                      --             239,094
     Depreciation and amortization                                         --             412,285
                                                                 ------------           ---------
Net income - GAAP basis                                                    --             (65,976)
                                                                 ============          ==========

Taxable income
     - from operations                                                     --                  --
     - from gain on sale                                                   --                  --

Cash generated from operations                                             --             346,309
Cash generated from sales(7)                                               --                  --
Cash generated from financing / refinancing                                --                  --
                                                                 ------------           ---------
Total cash generated from operations, sales and refinancing                --             346,309
                                                                 ============          ==========

Less: Cash distributions to investors
     - from operating cash flow                                            --             312,000
     - from sales and refinancing                                          --                  --

Cash generated (deficiency) after cash distributions                       --              34,309
                                                                 ============          ==========

Less: Special items (not including sales and refinancing)
     Limited partners' capital contributions                               --                  --
     General partners' capital contributions                               --                  --
     Payment of interest on loan                                           --             239,094
     Acquisition of land and buildings                                     --                  --
     Increase in other assets                                              --                  --
     Other                                                                 --                  --
                                                                 ------------           ---------

Cash generated (deficiency) after cash distributions and
  special items                                                            --            (204,785)
                                                                 ============          ==========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                                     --                  --
     - from recapture                                                      --                  --

Capital gain (loss)                                                        --                  --

Cash distributions to investors
     Source (on GAAP basis)
     - from investment income                                              --                  28
     - from return of capital                                              --                  --
                                                                 ------------           ---------
Total distributions on GAAP basis                                          --                  28
                                                                 ============          ==========

     Source (on cash basis)
     - from operations                                                     --                  28
     - from sales                                                          --                  --
     - from refinancing                                                    --                  --
                                                                 ------------           ---------
Total distributions on cash basis                                          --                  28
                                                                 ============          ==========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                    --                 100%


     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                       BEHRINGER HARVARD BEAU TERRE S LLC

                                                                      2003           THROUGH 6/30/04
                                                                   -----------       ---------------
Gross revenue                                                      $        --          $ 267,604
Gain on sale of properties                                                  --                 --
Interest income                                                             --                 --

Less: Operating expenses                                                    --             81,310
     Interest expense                                                       --             49,040
     Depreciation and amortization                                          --             82,307
                                                                   -----------          ---------
Net income - GAAP basis                                                     --             54,947
                                                                   ===========          =========

Taxable income
     - from operations                                                      --                 --
     - from gain on sale                                                    --                 --

Cash generated from operations                                              --            137,254
Cash generated from sales(7)                                                --                 --
Cash generated from financing / refinancing                                 --                 --
                                                                   -----------          ---------
Total cash generated from operations, sales and refinancing                 --            137,254
                                                                   ===========          =========

Less: Cash distributions to investors
     - from operating cash flow                                             --                 --
     - from sales and refinancing                                           --                 --

Cash generated (deficiency) after cash distributions                        --            137,254
                                                                   ===========          =========

Less: Special items (not including sales and refinancing)
     Limited partners' capital contributions                                --                 --
     General partners' capital contributions                                --                 --
     Payment of interest on loan                                            --             49,040
     Acquisition of land and buildings                                      --                 --
     Increase in other assets                                               --                 --
     Other                                                                  --                 --
                                                                   -----------          ---------

Cash generated (deficiency) after cash distributions and
  special items                                                             --             88,214
                                                                   ===========          =========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                                      --                 --
     - from recapture                                                       --                 --

Capital gain (loss)                                                         --                 --

Cash distributions to investors
     Source (on GAAP basis)
     - from investment income                                               --                 --
     - from return of capital                                               --                 --
                                                                   -----------        -----------
Total distributions on GAAP basis                                           --                 --
                                                                   ===========        ===========

     Source (on cash basis)
     - from operations                                                      --                 --
     - from sales                                                           --                 --
     - from refinancing                                                     --                 --
                                                                   -----------        -----------
Total distributions on cash basis                                           --                 --
                                                                   ===========        ===========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                   100%              100%


     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                          HARVARD PROPERTY TRUST, INC.

                                                                 1995           1996             1997              1998
                                                               ---------    -----------      ------------      ------------
Gross revenue                                                  $     199    $   953,977      $  6,093,101      $ 21,168,338
Gain on sale of properties                                            --             --                --           135,610(2)
Interest income                                                       --             --                --                 --

Less: Operating expenses                                              --        440,476         2,750,593         9,944,353
     Interest expense                                                 --        322,907         2,149,221         5,578,734(12)
     Depreciation and amortization                                    --        155,092           874,566         3,108,470
                                                               ---------    -----------      ------------      ------------

Net income - GAAP basis                                              199          7,253(6)        188,060 (6)     2,672,391(6)
                                                               =========    ===========      ============      ============

Taxable income
     - from operations                                            (1,099)         5,009           114,950         1,761,910
     - from gain on sale                                              --          9,206                --           139,496

Cash generated from operations                                        --        (17,579)          100,058         4,984,340

Cash generated from sales(7)                                          --             --                --         3,228,568

Cash generated from financing / refinancing                           --      7,775,000(8)     39,245,000(8)     43,400,000(9)
                                                               ---------    -----------      ------------      ------------

Total cash generated from operations, sales and refinancing           --      7,757,421        39,345,058        51,612,908
                                                               =========    ===========      ============      ============

Less: Cash distributions to investors                                 --             --                --                --
     - from operating cash flow                                       --         41,316           313,107         2,173,135
     - from sales and refinancing                                     --             --                --                --

Cash generated (deficiency) after cash distributions                  --      7,716,105        39,031,951        49,439,773
                                                               =========    ===========      ============      ============

Less: Special items (not including sales and refinancing)
     Contributions from preferred stockholders                    13,200      2,277,652(13)     2,229,500(13)    46,000,000(14)
     Contributions from common stockholders                       37,500             --         5,139,623                --
     Contributions from note holders                              75,000        (75,000)        4,615,000(15)    (4,615,000)(15)
     Payment of interest on loan                                      --        322,907         2,149,221         5,578,734(12)
     Acquisition of land and buildings                                --      9,440,524        47,598,431        87,292,381
     Amortization of principal on loans                               --         29,472           224,819         2,077,560
     Other                                                            --             --           365,751(16)     1,507,591(17)
                                                               ---------    -----------      ------------      ------------

Cash generated (deficiency) after cash distributions and
  special items                                                  125,700        448,761         2,827,073           (52,759)
                                                               =========    ===========      ============      ============

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                                (9)             2                 8                32
     - from recapture                                                 --             --                --                --

Capital gain (loss)                                                   --              4                --                 3

Cash distributions to investors
     Source (on GAAP basis)
     - from investment income                                         --             --                 8                39
     - from return of capital                                         --             18                14                --
                                                               ---------    -----------      ------------      ------------
Total distributions on GAAP basis                                     --             18                22                39
                                                               =========    ===========      ============      ============

     Source (on cash basis)
     - from operations                                                --             18                22                39
     - from sales                                                     --             --                --                --
     - from refinancing                                               --             --                --                --
                                                               ---------    -----------      ------------      ------------
Total distributions on cash basis                                     --             18                22                39
                                                               =========    ===========      ============      ============

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table (19)         0.2%           3.9%             23.7%             92.2%

     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                      HARVARD PROPERTY TRUST, INC. (CONTD.)

                                                                               1999                2000                 2001 (1)
                                                                          ------------         ------------           ----------
Gross revenue                                                             $ 22,149,294         $ 10,128,602                   --
Gain on sale of properties                                                   8,780,171(3)         5,295,948(4)         2,055,933(5)
Interest income                                                                     --                   --                   --

Less: Operating expenses                                                    10,692,036            5,460,051                   --
     Interest expense                                                        5,922,366(12)        3,088,777                   --
     Depreciation and amortization                                           3,582,740            2,605,625                   --
                                                                          ------------         ------------           ----------

Net income - GAAP basis                                                     10,782,718(6)         3,880,087(6)         2,055,933(6)
                                                                          ============         ============           ==========

Taxable income
     - from operation                                                        1,617,237             (429,977)                  --
     - from gain on sale                                                     8,195,759            2,552,143                   --

Cash generated from operations                                               5,534,892            1,579,774                   --

Cash generated from sales(7)                                                41,531,197            2,976,696                   --

Cash generated from financing / refinancing                                  8,495,717(10)        3,261,347(11)               --
                                                                          ------------         ------------           ----------

Total cash generated from operations, sales and refinancing                 55,561,806            7,817,817                   --
                                                                          ============         ============           ==========

Less: Cash distributions to investors                                               --                   --                   --
     - from operating cash flow                                             10,025,186            2,180,029                   --
     - from sales and refinancing                                           41,086,659            5,365,929            1,000,000

Cash generated (deficiency) after cash distributions                         4,449,961              271,859           (1,000,000)
                                                                          ============         ============           ==========

Less: Special items (not including sales and refinancing)
     Contributions from preferred stockholders                                      --                   --                   --
     Contributions from common stockholders                                         --                   --                   --
     Contributions from note holders                                                --                   --                   --
     Payment of interest on loan                                             5,922,366(12)        3,088,777                   --
     Acquisition of land and buildings                                       8,100,000                   --                   --
     Amortization of principal on loans                                        481,557              178,924                   --
     Other                                                                          --                   --            6,614,215(18)
                                                                          ------------         ------------           ----------

Cash generated (deficiency) after cash distributions and special items      (4,131,596)              92,935           (1,000,000)
                                                                          ============         ============           ==========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                                              29                  (44)                  --
     - from recapture                                                               --                   --                   --

Capital gain (loss)                                                                147                  263                   --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                       92                  242                  223
     - from return of capital                                                      826                  536                   --
                                                                          ------------         ------------           ----------
Total distributions on GAAP basis                                                  918                  778                  223
                                                                          ============         ============           ==========

Source (on cash basis)
     - from operations                                                             165                  135                   --
     - from sales                                                                  746                  307                  223
     - from refinancing                                                              7                  336                   --
                                                                          ------------         ------------           ----------
Total distributions on cash basis                                                  918                  778                  223
                                                                          ============         ============           ==========

Amount (in percentage terms) remaining invested in program
properties at the end of last year reported in table (19)                         92.2%                16.1%                  --

     Past performance is not necessarily indicative of future performance.

(1)   No activity for 2001. Program ended January 1, 2001.

(2) Amount represents gain recognized in connection with the sale of the Park 96 and Centerport land parcels.

(3) Amount represents gain recognized in connection with the sale of the Meridian, Parkside, 812 San Antonio, Gleneagles, Rosedale, Atrium Quadrant, Clarke, Superior, Capitol and Willow Creek properties.

(4) Amount represents gain recognized in connection with the sale of the North Hampton and Lake Calhoun properties.

(5) Non-cash gain recognized in conjunction with the transfer of ownership on January 1, 2001 of the 4 remaining properties to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the transaction regarding the liquidating trust. Amount presented on a tax basis. There is no adjustment required for GAAP.

(6)   Net income amounts presented net of minority interest in partnerships.

(7) Cash generated from sales net of closing costs and repayment of mortgage or Credit Facility liens. See Table I, footnote (9) for a description of the Credit Facility.

(8)   Proceeds from initial mortgages placed on new acquisitions.

(9) Amount includes $25,400,000 drawn on the Credit Facility and proceeds of $18,000,000 from initial mortgages placed on the Harvard Property Rosedale acquisition.

(10) Amount includes $8,100,000 drawn on the Credit Facility and proceeds of $395,717 from the refinance of the HPT/PMD partnership asset.

(11)  Proceeds from refinance of the Metrocrest and University Plaza properties.

(12)  Amount includes interest paid on funds drawn on Credit Facility.

(13) Proceeds raised in connection with the Series B Preferred Stock offering dated January 26, 1996.

(14) Proceeds raised in connection with the Series C Preferred Stock offering dated March 10, 1998.

(15) Pursuant to a private placement offering commencing June 1, 1997, Harvard Property Trust, Inc. (the "Trust") sold $4,615,000 of 9% subordinated promissory notes with attached warrants to purchase common shares. In conjunction with the proceeds raised in a private placement offering commencing March 10, 1998, the Trust retired the subordinated promissory notes for $4,615,000.

(16)  Amount includes $330,751 for payments of offering costs.

(17) Amount includes $217,767 for payments of offering costs, $889,824 for payment of fees in connection with the closing of the $40,000,000 revolving Credit Facility and $400,000 for the repurchase of outstanding warrants in connection with the redemption of the subordinated promissory notes detailed in footnote (15).

(18) Non-cash distribution recognized in conjunction with the transfer of ownership on January 1, 2001 of the four remaining properties, Metrocrest, Sam Houston, University Plaza and Provident, to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the transaction regarding the liquidating trust.

(19) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.

     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                     RECREATIONAL / RESIDENTIAL PROGRAMS(1)

                                                                 1995           1996         1997           1998         1999
                                                              -----------   -----------  ------------   -----------   -----------
Gross revenue                                                 $   307,879   $ 1,218,947   $ 1,500,559   $ 2,701,988   $ 3,599,934
Gain on sale of properties                                             --            --            --            --            --

Interest income                                                     1,672        24,474        20,918        19,157        12,168

Less: Operating expenses                                          212,087       721,312       877,830     1,565,986     1,728,191
   Interest expense                                               100,220       273,258       400,498       810,658     1,195,523
   Depreciation and amortization                                   74,726       209,593       233,515       383,191       648,375
                                                              -----------   -----------  ------------   -----------   -----------

Net income - GAAP basis                                           (77,482)       39,258         9,634       (38,690)       40,013
                                                              ===========   ===========  ============   ===========   ===========

Taxable income
   - from operation                                               (66,439)     (242,610)     (214,468)      (34,404)      (47,083)
   - from gain on sale                                                 --            --            --            --            --

Cash generated from operations                                     95,792       497,635       622,729     1,136,002     1,871,743
Cash generated from sales                                              --            --            --            --            --
Cash generated from refinancing                                        --            --            --            --     1,249,303(2)
                                                              -----------   -----------  ------------   -----------   -----------
Total cash generated from operations, sales and refinancing        95,792       497,635       622,729     1,136,002     3,121,046
                                                              ===========   ===========  ============   ===========   ===========

Less: Cash distributions to investors
   - from operating cash flow                                          --       176,694       149,310       365,382       886,531
   - from sales and refinancing                                        --            --            --            --     1,249,303
                                                                                     --            --            --            --
Cash generated (deficiency) after cash distributions               95,792       320,941       473,419       770,620       985,212
                                                              ===========   ===========  ============   ===========   ===========

Less: Special items (not including sales and refinancing)
   Limited partners' capital contributions                             --            --            --            --            --
   General partners' capital contributions                             --            --            --            --            --
   Payment of interest on loan                                    100,220       273,258       400,498       810,658     1,195,523
   Acquisition of land and buildings                                   --            --            --            --            --
   Increase in other assets                                            --            --            --            --            --
   Other                                                               --            --            --            --            --
                                                              -----------   -----------  ------------   -----------   -----------

Cash generated (deficiency) after cash distributions and
   special items                                                   (4,428)       47,683        72,921       (40,038)     (210,311)
                                                              ===========   ===========  ============   ===========   ===========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
   - from operations                                                  (47)         (173)         (110)          (11)           (6)
   - from recapture                                                    --            --            --            --            --

Capital gain (loss)                                                    --            --            --            --            --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                                            --           126            77           328           112
   - from return of capital                                            --            --            --          (215)          158
                                                              -----------   -----------  ------------   -----------   -----------
Total distributions on GAAP basis                                      --           126            77           112           270
                                                              ===========   ===========  ============   ===========   ===========

   Source (on cash basis)
   - from operations                                                   --           126            77           112           112
   - from sales                                                        --            --            --            --            --
   - from refinancing                                                  --            --            --            --           158
                                                              -----------   -----------  ------------   -----------   -----------
Total distributions on cash basis                                      --           126            77           112           270
                                                              ===========   ===========  ============   ===========   ===========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table               8.2%          8.2%         13.3%         31.5%         46.3%

     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                 RECREATIONAL / RESIDENTIAL PROGRAMS(1) (CONTD.)

                                                                                                                         Through
                                                          2000               2001           2002           2003          6/30/04
                                                      ------------       ------------   ------------   ------------   ------------
Gross revenue                                         $  7,854,438       $ 10,372,199   $ 17,162,300   $ 17,321,083   $  8,329,909
Gain on sale of properties                                      --                 --             --             --             --

Interest income                                             19,883             91,883         22,531         26,006         16,567

Less: Operating expenses                                 5,393,777          5,708,689     11,767,729     12,172,232      4,792,889
   Interest expense                                      1,836,656          2,518,792      2,514,687      2,337,913      1,054,015
   Depreciation and amortization                           962,095          2,009,576      2,421,403      2,261,782      1,071,058
                                                      ------------       ------------   ------------   ------------   ------------

Net income - GAAP basis                                   (318,207)           227,025        481,012        575,162      1,428,514
                                                      ============       ============   ============   ============   ============

Taxable income
   - from operation                                     (1,057,682)          (403,490)      (413,168)       (40,376)            --
   - from gain on sale                                          --                 --             --             --             --

Cash generated from operations                           2,460,761          4,663,510      5,394,571      5,148,851      3,537,020
Cash generated from sales                                       --                 --             --      1,000,000             --
Cash generated from refinancing                                 --                 --             --      2,500,000      2,000,000
                                                      ------------       ------------   ------------   ------------   ------------
                                                                                                                                --
Total cash generated from operations, sales and
   refinancing                                           2,460,761          4,663,510      5,394,571      8,648,851      5,537,020
                                                      ============       ============   ============   ============   ============

Less: Cash distributions to investors
   - from operating cash flow                              581,000          1,562,531      2,628,375      1,845,493        652,031
   - from sales and refinancing                                 --                 --             --      3,450,000      2,000,000

Cash generated (deficiency) after cash distributions     1,879,761          3,100,979      2,766,196      3,353,358      2,884,989
                                                      ============       ============   ============   ============   ============

Less: Special items (not including sales and
   refinancing)
   Limited partners' capital contributions                (506,040)(3)             --             --             --             --
   General partners' capital contributions                      --           (275,000)            --             --             --
   Payment of interest on loan                           1,836,656          2,518,792      2,514,687      2,337,913      1,054,015
   Acquisition of land and buildings                            --                 --             --             --             --
   Increase in other assets                                     --                 --             --             --             --
   Other                                                        --                 --             --             --             --
                                                      ------------       ------------   ------------   ------------   ------------

Cash generated (deficiency) after cash distributions
   and special items                                       549,145            857,187        251,509      1,015,445      1,830,974
                                                      ============       ============   ============   ============   ============

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
   - from operations                                           (81)               (21)           (21)            (2)            --
   - from recapture                                             --                 --             --             --             --

Capital gain (loss)                                             --                 --             --             --             --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                                     75                 81            146             96             34
   - from return of capital                                    (31)                --            (10)            52             --
                                                      ------------       ------------   ------------   ------------   ------------
Total distributions on GAAP basis                               44                 81            136            147             34
                                                      ============       ============   ============   ============   ============

   Source (on cash basis)
   - from operations                                            44                 81            136             96             34
   - from sales                                                 --                 --             --             52             --
   - from refinancing                                           --                 --             --             --             --
                                                      ------------       ------------   ------------   ------------   ------------
Total distributions on cash basis                               44                 81            136            147             34
                                                      ============       ============   ============   ============   ============

Amount (in percentage terms) remaining invested in
   program properties at the end of last year
   reported in table                                          72.8%               100%           100%           100%          95.6%


(1) Represents an aggregation of the results of twelve separate programs having the investment objective of acquiring recreational or residential properties, which is not similar to the investment objectives of Behringer Harvard REIT I.

(2) Proceeds from refinance of the Lakeway Marina and Parkside Marina properties.

(3)   Proceeds from investors in the Golf Centers of Texas properties.

      Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                           HARVARD PROPERTY I, L.P.(1)

                                                                              1995          1996          1997
                                                                           ----------    ----------    ----------
Gross revenue                                                              $  443,251    $  772,511    $  789,432

Gain on sale of properties                                                         --            --     1,162,827

Interest income                                                                    --            --            --

Less: Operating expenses                                                      175,487       333,001       385,661
     Interest expense                                                         162,612       269,280       239,660
     Depreciation and amortization                                             49,464        88,737        82,085
                                                                           ----------    ----------    ----------

Net income - GAAP basis                                                        55,688        81,493     1,244,853
                                                                           ==========    ==========    ==========

Taxable income
     - from operation                                                          63,414        82,114        56,980
     - from gain on sale                                                           --            --     1,183,219

Cash generated from operations                                                267,764       439,510       403,771
Cash generated from sales                                                          --            --     1,981,599
Cash generated from refinancing                                                    --            --            --
                                                                           ----------    ----------    ----------
Total cash generated from operations, sales and refinancing                   267,764       439,510     2,385,370
                                                                           ==========    ==========    ==========

Less: Cash distributions to investors                                              --            --            --
     - from operating cash flow                                                45,591       234,794       326,648
     - from sales and refinancing                                                  --            --     1,982,000

Cash generated (deficiency) after cash distributions                          222,173       204,716        76,722
                                                                           ==========    ==========    ==========

Less: Special items (not including sales and refinancing)
     Limited partners' capital contributions                                       --            --            --
     General partners' capital contributions                                       --            --            --
     Payment of interest on loan                                              162,612       269,280       239,660
     Acquisition of land and buildings                                             --            --            --
     Increase in other assets                                                      --            --            --
     Other                                                                         --            --            --

Cash generated (deficiency) after cash distributions and special items         59,561       (64,564)     (162,938)
                                                                           ==========    ==========    ==========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                                             53            69            48
     - from recapture                                                              --            --            --

Capital gain (loss)                                                                --            --           997

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                      38           198           946
     - from return of capital                                                      --            --         1,000
                                                                           ----------    ----------    ----------
Total distributions on GAAP basis                                                  38           198         1,946
                                                                           ==========    ==========    ==========

     Source (on cash basis)
     - from operations                                                             38           198           275
     - from sales                                                                  --            --         1,671
     - from refinancing                                                            --            --            --
                                                                           ----------    ----------    ----------
Total distributions on cash basis                                                  38           198         1,946
                                                                           ==========    ==========    ==========

Amount (in percentage terms) remaining invested in
   program properties at the end of last year report in table                     100%          100%           --


(1)   Property sold and program ended in 1997.

     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                          HARVARD PROPERTY III, L.P.(1)


                                                                      1995         1996          1997         1998         1999
                                                                   ----------   ----------    ----------   ----------   -----------
Gross revenue                                                      $  206,874   $  552,605    $  727,072   $  831,218   $    21,077

Profit on sale of properties                                               --           --            --           --     1,188,060

Interest income                                                            --        2,340         1,378          792            --

Less: Operating expenses                                               51,284      206,468       265,606      256,105        41,983
     Interest expense                                                 101,018      272,532       305,552      297,369        28,726
     Depreciation and amortization                                     27,776       83,369       100,574      171,087        13,169
                                                                   ----------   ----------    ----------   ----------   -----------
Net income - GAAP basis                                                26,796       (7,424)       56,718      107,449     1,125,259
                                                                   ==========   ==========    ==========   ==========   ===========

Taxable income
     - from operation                                                  26,796      (16,284)         (887)     136,815      (214,082)
     - from gain on sale                                                   --           --            --           --     1,188,060

Cash generated from operations                                        155,540      346,136       462,843      575,906       (20,904)
Cash generated from sales                                                  --           --            --           --     1,451,481
Cash generated from refinancing                                            --           --       441,711           --            --
                                                                   ----------   ----------    ----------   ----------   -----------
Total cash generated from operations, sales and refinancing           155,540      346,136       904,554      575,906     1,430,577
                                                                   ==========   ==========    ==========   ==========   ===========

Less: Cash distributions to investors                                      --           --            --           --            --
     - from operating cash flow                                        11,977       94,445       266,042       78,986        25,386
     - from sales and refinancing                                          --           --       441,711           --     1,451,482

Cash generated (deficiency) after cash distributions                  143,563      251,691       196,801      496,920       (46,291)
                                                                   ==========   ==========    ==========   ==========   ===========

Less: Special items (not including sales and refinancing)
     Limited partners' capital contributions                               --           --            --           --            --
     General partners' capital contributions                               --           --            --           --            --
     Payment of interest on loan                                      101,018      272,532       305,553      297,369        28,726
     Acquisition of land and buildings                                     --           --            --           --            --
     Increase in other assets                                              --           --            --           --            --
     Other                                                                 --           --            --           --            --
                                                                   ----------   ----------    ----------   ----------   -----------

Cash generated (deficiency) after cash distributions and
 special items                                                         42,545      (20,841)     (108,752)     199,551       (75,017)
                                                                   ==========   ==========    ==========   ==========   ===========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                                     24          (15)           (1)         208          (325)
     - from recapture                                                      --           --            --           --            --

Capital gain (loss)                                                        --           --            --           --         1,805

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                              11           86           242          120         1,243
     - from return of capital                                              --           --           402           --         1,000
                                                                   ----------   ----------    ----------   ----------   -----------
Total distributions on GAAP basis                                          11           86           643          120         2,243
                                                                   ==========   ==========    ==========   ==========   ===========

     Source (on cash basis)
     - from operations                                                     11           86           242          120            39
     - from sales                                                          --           --            --           --         2,205
     - from refinancing                                                    --           --           402           --            --
                                                                   ----------   ----------    ----------   ----------   -----------
Total distributions on cash basis                                          11           86           643          120         2,243
                                                                   ==========   ==========    ==========   ==========   ===========

Amount (in percentage terms) remaining invested in program
     properties at the end of last year reported in table                 100%         100%          100%         100%           --


(1) Property sold and program ended in 1999.

      Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                            BRP (RENNER PLAZA), LP(1)

                                                                                                                          Through
                                                                2000          2001             2002           2003        6/30/04
                                                              ---------    ---------        ---------      ----------   ----------
Gross revenue                                                 $ 639,945    $ 850,473        $ 827,712      $  727,541   $  344,740

Profit on sale of properties                                         --           --               --              --           --

Interest income                                                      --           --               --              --           --

Less: Operating expenses                                         87,594      200,292          166,376         166,758       83,703
     Interest expense                                           267,115      293,505          291,470         286,111      142,975
     Depreciation and amortization                              102,865      114,031          116,700         116,700       58,350
                                                              ---------    ---------        ---------      ----------   ----------
Net income - GAAP basis                                         182,371      242,645          253,166         157,972       59,712
                                                              =========    =========        =========      ==========   ==========

Taxable income
     - from operation                                            41,716       55,495           56,745          45,988           --
     - from gain on sale                                             --           --               --              --           --

Cash generated from operations                                  552,352      650,181          653,562         560,783      261,037
Cash generated from sales                                            --           --               --              --           --
Cash generated from refinancing                                      --           --               --              --           --
                                                              ---------    ---------        ---------      ----------   ----------
Total cash generated from operations, sales and refinancing     552,352      650,181          653,562         560,783      261,037
                                                              =========    =========        =========      ==========   ==========

Less: Cash distributions to investors                                --           --               --
     - from operating cash flow                                 152,232      252,500          152,000         152,000       50,000
     - from sales and refinancing                                    --           --               --              --           --

Cash generated (deficiency) after cash distributions            400,120      397,681          501,562         408,783      211,037
                                                              =========    =========        =========      ==========   ==========

Less: Special items (not including sales and refinancing
     Limited partners' capital contributions                         --           --               --              --           --
     General partners' capital contributions                         --           --               --              --           --
     Payment of interest on loan                                267,115      293,505          291,470         286,111      142,975
     Acquisition of land and buildings                               --           --               --              --           --
     Increase in other assets                                        --           --               --              --           --
     Other                                                           --           --               --              --           --
                                                              =========    =========        =========      ==========   ==========
Cash generated (deficiency) after cash distributions and
  special items                                                 133,005      104,176          210,092         122,672       68,062
                                                              =========    =========        =========      ==========   ==========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                               31           42               43              35           --
     - from recapture                                                --           --               --              --           --

Capital gain (loss)                                                  --           --               --              --           --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                       115          190              115             115           38
     - from return of capital                                        --           --               --              --           --
                                                              ---------    ---------        ---------      ----------   ----------
Total distributions on GAAP basis                                   115          190              115             115           38
                                                              =========    =========        =========      ==========   ==========

     Source (on cash basis)
     - from operations                                              115          190              115             115           38
     - from sales                                                    --           --               --              --           --
     - from refinancing                                              --           --               --              --           --
                                                              ---------    ---------        ---------      ----------   ----------
Total distributions on cash basis                                   115          190              115             115           38
                                                              =========    =========        =========      ==========   ==========

Amount (in percentage terms) remaining invested in
 program properties at the end of last year reported in table       100%         100%             100%            100%         100%


(1) Property sold and program ended in 2000.

      Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                                BRP (SV), L.P.(1)

                                                                                                                          Through
                                                                  2000           2001           2002           2003       6/30/04
                                                                --------      ---------     -----------    -----------   ---------
Gross revenue                                                   $ 20,491      $ 995,100     $ 1,162,402    $ 1,265,359   $ 730,222

Profit on sale of properties                                          --             --              --             --          --

Interest income                                                    1,407          7,313           1,028             --          --

Less: Operating expenses                                           7,905        496,541         495,210        518,139     265,454
     Interest expense                                             15,096        467,061         529,949        597,070     288,798
     Depreciation and amortization                                11,423        358,052         632,275        624,900     316,875
                                                                --------      ---------     -----------    -----------   ---------

Net income - GAAP basis                                          (12,526)      (319,241)       (494,004)      (474,750)   (140,905)
                                                                ========      =========     ===========    ===========   =========

Taxable income
     -  from operation                                           (12,526)      (154,217)       (968,986)      (364,822)         --
     -  from gain on sale                                             --             --              --             --          --

Cash generated from operations                                    12,585        498,558         667,192        747,220     464,768
Cash generated from sales                                             --             --              --             --          --
Cash generated from refinancing                                       --             --              --             --          --
                                                                --------      ---------     -----------    -----------   ---------
Total cash generated from operations, sales and refinancing       12,585        498,558         667,192        747,220     464,768
                                                                ========      =========     ===========    ===========   =========

Less: Cash distributions to investors
     - from operating cash flow                                       --             --              --             --          --
     - from sales and refinancing                                     --             --              --             --          --

Cash generated (deficiency) after cash distributions              12,585        498,558         667,192        747,220     464,768
                                                                ========      =========     ===========    ===========   =========

Less: Special items (not including sales and refinancing
     Limited partners' capital contributions                          --       (650,000)             --             --          --
     General partners' capital contributions                          --             --              --             --          --
     Payment of interest on loan                                  15,096        467,061         529,949        597,070     288,798
     Acquisition of land and buildings                                --             --              --             --          --
     Increase in other assets                                         --             --              --             --          --
     Other                                                            --             --              --             --          --
                                                                --------      ---------     -----------    -----------   ---------
Cash generated (deficiency) after cash distributions and
  special items                                                   (2,511)       681,497         137,243        150,150     175,970
                                                                ========      =========     ===========    ===========   =========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                                (3)           (35)           (223)           (84)         --
     - from recapture                                                 --             --              --             --          --

Capital gain (loss)                                                   --             --              --             --          --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                         --             --              --             --          --
     - from return of capital                                         --             --              --             --          --
                                                                --------      ---------     -----------    -----------   ---------
Total distributions on GAAP basis                                     --             --              --             --          --
                                                                ========      =========     ===========    ===========   =========

     Source (on cash basis)
     - from operations                                                --             --              --             --          --
     - from sales                                                     --             --              --             --          --
     - from refinancing                                               --             --              --             --          --
                                                                --------      ---------     -----------    -----------   ---------
Total distributions on cash basis                                     --             --              --             --          --
                                                                ========      =========     ===========    ===========   =========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table              100%           100%            100%           100%        100%


(1) Property sold and program ended in 2000.

      Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                             6142 CAMPBELL, LTD.(1)

                                                                       1996             1997           1998
                                                                     ---------       ---------       ---------
Gross revenue                                                        $  77,294       $ 174,887       $ 190,254

Profit on sale of properties                                                --              --         251,229

Interest income                                                             --              --              --

Less: Operating expenses                                                49,815         101,474         109,156
     Interest expense                                                   28,875          62,707          70,095
     Depreciation and amortization                                       8,788           9,673          19,042
                                                                     ---------       ---------       ---------
Net income - GAAP basis                                                (10,184)          1,033         243,190
                                                                     =========       =========       =========

Taxable income
     - from operation                                                   (8,344)         (1,904)        (13,433)
     - from gain on sale                                                    --              --         251,229

Cash generated from operations                                          27,479          73,413          81,098

Cash generated from sales                                                   --              --         415,048

Cash generated from refinancing                                             --              --              --
                                                                     ---------       ---------       ---------
Total cash generated from operations, sales and refinancing             27,479          73,413         496,146
                                                                     =========       =========       =========

Less: Cash distributions to investors                                       --              --              --
     - from operating cash flow                                             --          12,000          47,272
     - from sales and refinancing                                           --              --         415,048

Cash generated (deficiency) after cash distributions                    27,479          61,413          33,826
                                                                     =========       =========       =========

Less: Special items (not including sales and refinancing
     Limited partners' capital contributions                                --              --              --
     General partners' capital contributions                                --              --              --
     Payment of interest on loan                                        28,875          62,707          70,095
     Acquisition of land and buildings                                      --              --              --
     Increase in other assets                                               --              --              --
     Other                                                                  --              --              --
                                                                     ---------       ---------       ---------

Cash generated (deficiency) after cash distributions and special
  items                                                                 (1,396)         (1,294)        (36,269)
                                                                     =========       =========       =========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                                     (35)             (8)            (56)
     - from recapture                                                       --              --              --

Capital gain (loss)                                                         --              --           1,047

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                               --              50             926
     - from return of capital                                               --              --           1,000
                                                                     ---------       ---------       ---------
Total distributions on GAAP basis                                           --              50           1,926
                                                                     =========       =========       =========

     Source (on cash basis)
     - from operations                                                      --              50             197
     - from sales                                                           --              --           1,729
     - from refinancing                                                     --              --              --
                                                                     ---------       ---------       ---------
Total distributions on cash basis                                           --              50           1,926
                                                                     =========       =========       =========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                    100%            100%             --


(1) Property acquired and program initiated in 1996. Property sold and program ended in 1998.

      Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                        BEHRINGER PARTNERS STEMMONS LP(1)

                                                                       2001            2002            2003
                                                                     ---------       ---------       ---------
Gross revenue                                                        $  17,922       $ 129,064       $  21,389

Gain on sale of properties                                                  --              --         705,066

Interest income                                                             --              --              --

Less: Operating expenses                                                13,029          94,920          25,581
   Interest expense                                                     57,033          75,263           6,903
   Depreciation and amortization                                        25,263          40,800          59,248
                                                                     ---------       ---------       ---------

Net income - GAAP basis                                                (77,403)        (81,919)        634,723

Taxable income
   - from operation                                                    (67,728)        (76,628)        (82,331)
   - from gain on sale                                                      --              --         703,614

Cash generated from operations                                           4,893          34,144          (4,192)

Cash generated from sales                                                   --              --         939,519

Cash generated from refinancing                                             --              --              --
                                                                     ---------       ---------       ---------
Total cash generated from operations, sales and refinancing              4,893          34,144         935,327
                                                                     =========       =========       =========

Less: Cash distributions to investors                                       --              --              --
   - from operating cash flow                                               --              --          40,481
   - from sales and refinancing                                             --              --         939,519

Cash generated (deficiency) after cash distributions                     4,893          34,144         935,327
                                                                     =========       =========       =========

Less: Special items (not including sales and refinancing
   Limited partners' capital contributions                                  --         (85,636)             --
   General partners' capital contributions                                  --              --              --
   Payment of interest on loan                                          57,033          75,263           6,903
   Acquisition of land and buildings                                        --              --              --
   Increase in other assets                                                 --              --              --
   Other                                                                    --              --              --
                                                                     ---------       ---------       ---------
Cash generated (deficiency) after cash distributions and
  special items                                                        (52,140)         44,517         928,424
                                                                     =========       =========       =========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:                                               (169)           (157)            (82)
Ordinary income (loss)                                                      --              --              --
   - from operations                                                        --              --              --
   - from recapture                                                         --              --              --

Capital gain (loss)                                                         --              --             704

Cash distribution to investors
   Source (on GAAP basis)                                                   --              --              --
   - from investment income                                                 --              --           1,010
   - from return of capital                                                 --              --           1,000
Total distributions on GAAP basis                                           --              --           2,010
                                                                                                     =========

   Source (on cash basis)
   - from operations                                                        --              --              83
   - from sales                                                             --              --           1,927
   - from refinancing                                                       --              --              --
Total distributions on cash basis                                           --              --           2,010
                                                                                                     =========

Amount (in percentage terms) remaining invested in
   program properties at the end of last year reported in table            100%            100%             --


(1)   Property acquired and program initiated in 2001.

      Past performance is not necessarily indicative of future performance.

                              TABLE IV (UNAUDITED)
                          RESULTS OF COMPLETED PROGRAMS

      Table IV presents summary information on the results of Prior Real Estate Programs which completed operations since December 31, 1996 and which had similar or identical investment objectives to those of Behringer Harvard REIT I. All figures are through June 30, 2004.

                                      Harvard Property     Harvard           Harvard                            Behringer Partners
                                        Trust, Inc.     Property L.L.P  Property II L.L.P.  6142 Campbell Ltd.      Stemmons LP
                                      ----------------  --------------  ------------------  ------------------  ------------------
Dollar amount raised                   $ 60,387,475      $ 1,186,254      $ 1,100,000           $ 240,000           $  401,900

Number of properties purchased                   23                1                1                   1                     1

Date of closing of offering                03/10/98(1)      06/05/95         08/21/95            06/01/96              04/02/01

Date of first sale of property             08/26/98         12/10/97         01/29/99            12/03/98              02/27/03

Date of final sale of property             01/01/01         12/10/97         01/29/99            12/03/98              02/27/03

TAX AND DISTRIBUTION DATA PER $1,000
 INVESTMENT
Federal income tax results:
Ordinary income (loss)
     -  from operations                          18              171             (109)                (99)                   --
     -  from recapture                           --               --               --                  --                    --

Capital gain (loss)                             417              997            1,805               1,047                   704

Deferred gain

     Capital                                     --               --               --                  --                    --
     Ordinary                                    --               --               --                  --                    --

Cash distributions to investors
     Source (on GAAP basis)
         - Investment income                    997            1,183            2,104                 976                 1,010
         - Return of capital                  1,000            1,000            1,000               1,000                 1,000

     Source (on cash basis)
         - Sales                              1,275            1,671            2,205               1,729                 1,927
         - Refinancing                          343               --              402                  --                    --
         - Operations                           379              512              497                 247                    83
         - Other                                 --               --               --                  --                    --

Receivable on net purchase money
   financing(2)                                  --               --               --                  --                    --

(1) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.

(2)   All properties were acquired for cash without financing.

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                                   (UNAUDITED)
                    RESULTS OF SALES OR DISPOSALS OF PROPERTY

      Table V presents summary information on the results of the sale or disposals of properties since January 1, 1997 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard REIT I. All figures are through June 30, 2004.

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                        ---------------------------------------------------------------------------
                                                                                         Purchase      Adjustments
                                                                          Mortgage         Money       Resulting
                                                        Cash Received     Balance        Mortgage         from
                                   Date        Date     Net of Closing    at Time       Taken Back    Application of
             Property            Acquired    of Sale        Costs          of Sale      by Program(1)      GAAP(2)      Total(3)
-------------------------------  --------   --------    --------------  -----------     ------------- -------------- --------------
Harvard Property Trust, Inc.
 Harvard Property Meridian LP    03/05/96   06/03/99    $ 3,161,560     $ 3,144,248           --              --     $ 6,305,808
 Harvard Property Provident LP   10/04/96   01/01/01(5)   1,551,568(7)    2,648,432           --              --       4,200,000(6)
 Harvard Property Parkside LP    11/19/96   08/02/99        707,599       1,776,951           --              --       2,984,550
 Harvard Property 812 San
  Antonio LP                     04/03/97   08/18/99      2,233,795       3,558,022           --              --       5,791,817
 Harvard Property Metrocrest LP  04/30/97   01/01/01(5)   2,123,676(9)   11,151,324           --              --      13,275,000(8)
 Harvard Property Partners
  LP(10)                         06/06/97   07/17/00         (8,310)        863,538           --              --         855,228
 Harvard Property Lake Calhoun
  LP                             09/04/97   08/22/00      5,186,805      15,763,659           --              --      20,950,464
 HPT / PMD Investments LP        10/06/97   01/01/01(5)   6,202,717(12)   9,297,283           --              --      15,500,000(11)
 HPT Gleneagles LP               11/07/97   10/19/99      8,614,691              --           --              --       8,614,691
 Harvard Property Trust, Inc.
  (Park 96)                      11/11/97   11/02/98        529,029              --           --              --         529,029
 Harvard Property Rosedale LP    02/25/98   12/01/99      9,130,926      17,701,615           --              --      26,832,541
 Harvard Property Atrium LP      03/10/98   08/02/99      3,979,447      11,205,241(13)       --              --      15,184,687
 Harvard Property Partners
  LP(14)                         05/01/98   08/02/99      2,294,952       6,197,783(13)       --              --       8,492,735
 Harvard Property (UP) LP        06/03/98   01/01/01(5)   2,600,000(17)   9,600,000(15)       --              --      12,200,000(16)
 Harvard Property Clarke LP      07/29/98   08/02/99      2,619,842       6,420,337(13)       --              --       9,040,179
 Harvard Property Superior LP    07/30/98   08/02/99      1,813,805       4,950,134(13)       --              --       6,763,939
 Harvard Property Capitol LP     12/30/98   08/02/99      2,483,416       4,726,506(13)       --              --       7,209,922
 Harvard Property Willow LP      03/31/99   08/02/99      5,478,204              --           --              --       5,478,204
 Harvard Property Centreport LP  02/01/98   08/26/98      2,176,535              --           --              --       2,176,535

Harvard Property I, L.P.         06/05/95   12/10/97      1,981,599       2,918,049           --              --       4,899,648

Harvard Property III, L.P.       08/21/95   01/29/99      1,451,482       3,759,057           --              --       5,210,538

6142 Campbell, LTD               06/01/96   12/03/98        415,048         701,594           --              --       1,116,642

Behringer Partners Stemmons LP   04/02/01   02/27/03        939,519       1,235,475           --              --       2,174,994

      Past performance is not necessarily indicative of future performance.

                          TABLE V (UNAUDITED) (CONTD.)
                    RESULTS OF SALES OR DISPOSALS OF PROPERTY

                                                                    Cost of Properties
                                                             Including Closing and Soft Costs
                                                      -----------------------------------------------
                                                                           Total
                                                                         Acquisition                           Excess
                                                                        Cost, Capital                      (Deficiency) of
                                                        Original        Improvements,                    Property Operating
                                                        Mortgage         Closing and                     Cash Receipts Over
               Property                                 Financing       Soft Costs(4)      Total         Cash Expenditures
-----------------------------------------             -----------       ------------     ------------    ------------------
Harvard Property Trust, Inc.
   Harvard Property Meridian LP                       $ 3,250,000       $  1,636,378     $  4,886,378     $   1,419,430
   Harvard Property Provident LP                        2,800,000          1,410,392        4,210,392           (10,392)(18)
   Harvard Property Parkside LP                         1,725,000            760,006        2,485,006              (456)
   Harvard Property 812 San Antonio LP                  3,600,000          1,683,617        5,283,617           508,200
   Harvard Property Metrocrest LP                       9,150,000          1,495,442       10,645,442         2,629,558(19)
   Harvard Property Partners LP                           895,000            365,097        1,260,097          (404,869)
   Harvard Property Lake Calhoun LP                    16,100,000          3,066,237       19,166,237         1,784,227
   HPT / PMD Investments LP                             8,000,000          6,561,677       14,561,677           938,323(20)
   HPT Gleneagles LP                                    1,500,000          6,932,748        8,432,748           181,943
   Harvard Property Trust, Inc. (Park 96)                      --            401,701          401,701           127,328
   Harvard Property Rosedale LP                        18,000,000          6,635,840       24,635,840         2,196,701
   Harvard Property Atrium LP                          11,205,240          3,026,413       14,231,653           953,034
   Harvard Property Partners LP                         6,197,783          1,968,657        8,166,440           326,295
   Harvard Property (UP) LP                             9,600,000(15)     12,625,838       22,225,838       (10,025,838)(21)
   Harvard Property Clarke LP                           6,420,337          2,838,461        9,258,798          (218,619)
   Harvard Property Superior LP                         4,950,134          1,391,649        6,341,783           422,156
   Harvard Property Capitol LP                          4,726,506          2,288,850        7,015,356           194,566
   Harvard Property Willow LP                                  --          5,325,025        5,325,025           153,179
   Harvard Property Centreport LP                              --          2,035,602        2,035,602           140,933

Harvard Property I, L.P.                                3,000,000          1,219,831        4,219,831           679,817

Harvard Property III, L.P.                              2,600,000          1,536,624        4,136,624         1,073,914

6142 Campbell, LTD                                        700,000            241,933          941,933           174,709

Behringer Partners Stemmons LP                          1,330,000            487,536        1,817,536           357,458

      Past performance is not necessarily indicative of future performance.

                          TABLE V (UNAUDITED) (CONTD.)
                    RESULTS OF SALES OR DISPOSALS OF PROPERTY

(1)   No purchase money mortgages were taken back by any individual program.

(2)   Financial statements for programs are prepared in accordance with GAAP.

(3)   None of these sales are being reported on the installment basis.

(4) The amounts shown do not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.

(5) In conjunction with a July 26, 1999 majority stockholder vote to sell all of the assets of Harvard Property Trust, Inc. along with a subsequent dissolution and liquidation of Harvard Property Trust, Inc., and pursuant to a Liquidating Trust Agreement and Declaration of Trust dated January 1, 2001, Behringer Advisors Inc. conveyed ownership of the remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust, HPT Trust, for the purposes of concluding Harvard Property Trust, Inc.

(6) A $4,200,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).


(7) Non-cash amount representing 100% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (6).


(8) A $13,275,000 market value for the asset based on a signed sales contract that was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5). The property was subsequently sold on August 10, 2001 at $13,275,000.


(9) Non-cash amount representing 100% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (8).


(10)  Asset in partnership known as 1700 North Hampton Building.

(11) A $15,500,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).


(12) Non-cash amount representing 100% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (11).


(13) On October 17, 1998, Harvard Property Trust, Inc. (the "Trust") entered into a three-year, $40,000,000 revolving credit facility (the "Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisitions of Harvard Property Atrium LP, Harvard Property Partners LP (Quadrant Building), Harvard Property Clarke LP, Harvard Property Superior LP and Harvard Property Capitol LP. Allocated borrowings under the Credit Facility are as follows:

            PARTNERSHIP/BUILDING                                            ALLOCATED AMOUNT
            --------------------                                            ----------------
Harvard Property Atrium LP                                                     $11,205,241
Harvard Property Partners LP (Quadrant Building)                                 6,197,783
Harvard Property Clarke LP                                                       6,420,337
Harvard Property Superior LP                                                     4,950,134
Harvard Property Capitol LP                                                      4,726,505
                                                                               -----------
         TOTAL                                                                 $33,500,000
                                                                               ===========

      Pursuant to the terms of the Credit Facility, the outstanding borrowings under the Credit Facility were extinguished upon the sale of these assets on August 2, 1999 and the Credit Facility was terminated on August 9, 1999.

(14)  Asset in partnership known as Quadrant Building.

(15) Concurrent with the termination of the Credit Facility detailed in footnote (13), on August 9, 1999, Harvard Property Trust, Inc. entered into a $6,900,000 term loan secured by the Harvard Property (UP) LP asset with Bank One, NA. The $6,900,000 term was refinanced on December 27, 2000 in favor of a $9,600,000 mortgage with Deutsche Bank N.A.

(16) A $12,200,000 market value for asset based on original purchase price was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).

(17) Non-cash amount representing 100% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (16).

(18) Non-cash amount representing 100% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (6).

(19) Non-cash amount representing 100% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (8).

(20) Non-cash amount representing 100% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (11).

(21) Non-cash amount representing 100% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (16).


     Past performance is not necessarily indicative of future performance.

                                    EXHIBIT B
                             SUBSCRIPTION AGREEMENT
                         BEHRINGER HARVARD REIT I, INC.

                            [LOGO] Behringer Harvard
                            REAL ESTATE INVESTMENTS


                             SUBSCRIPTION AGREEMENT
               (Please see instructions at the back of this form)


--------------------------------------------------------------------------------
                         BEHRINGER HARVARD REIT I, INC.
--------------------------------------------------------------------------------


     ----------------------------------------------------------------------

                 $________________                ______________
                  TOTAL $ INVESTED                 TOTAL SHARES

          Amount payable is subject to reduction for non-commission sales or for volume discounts

     ----------------------------------------------------------------------


--------------------------------------------------------------------------------

        THIS SUBSCRIPTION AGREEMENT is made and entered into between Behringer Harvard REIT I, Inc., a Maryland corporation (the "Fund"), and the investor(s) whose signature appears below (collectively or individually, the "Investor").

1.      PURCHASE INFORMATION AND PAYMENT INSTRUCTIONS.

        |_| INITIAL INVESTMENT (MINIMUM $2,000 IN MOST STATES - CONSULT THE PROSPECTUS FOR INFORMATION REGARDING YOUR STATE)
        |_|  ADDITIONAL INVESTMENT (MINIMUM $25)

                    STATE IN WHICH SALE WAS MADE: __________

Investor is subscribing to acquire, upon the terms and conditions set forth in this Subscription Agreement, the number of shares of common stock (the "Shares") as set forth on the signature page of this Subscription Agreement upon payment for such Shares. For custodial accounts, such as IRAs and other qualified plans, checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them as instructed below. For all other investments, checks should be made payable to "Behringer Harvard REIT I, Inc." For non-custodial accounts, send the completed Subscription Agreement and check to:

                                   IF BY MAIL:
                       BEHRINGER HARVARD INVESTOR SERVICES
                            C/O THE BANK OF NEW YORK
                   As Agent for Behringer Harvard REIT I, Inc.
                                  P.O. Box 1148
                          Newark, New Jersey 07101-1148

                  IF BY HAND DELIVERY OR COMMERCIAL OVERNIGHT:
                       BEHRINGER HARVARD INVESTOR SERVICES
                            C/O THE BANK OF NEW YORK
                   As Agent for Behringer Harvard REIT I, Inc.
                           101 Barclay Street, Level A
                        Stock Transfer Imaging Operations
                            New York, New York 10286
                                 (212) 815-2359

CHECKS MADE PAYABLE TO THE FUND WILL BE DEPOSITED UPON RECEIPT. HOWEVER, YOU WILL NOT BE ADMITTED AS A STOCKHOLDER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED AND COUNTERSIGNED BY THE FUND. THE FUND MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION. THE FUND WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY. IF THE FUND REJECTS YOUR SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO YOU. IF YOU PROVIDE PAYMENT THAT IN THE AGGREGATE DIFFERS FROM THE PAYMENT REQUIRED TO PURCHASE THE NUMBER OF SHARES INDICATED ABOVE OR IF YOUR CALCULATIONS OF THE SHARES TO BE PURCHASED WITH THE AMOUNT ACTUALLY SUBMITTED IS INCORRECT, YOUR SUBSCRIPTION WILL BE AUTOMATICALLY DEEMED A SUBSCRIPTION FOR THE MAXIMUM NUMBER OF SHARES THAT MAY BE PURCHASED FOR SUCH AMOUNT.

--------------------------------------------------------------------------------

                      Subscription Agreement - Page 1 of 5


2.   TYPE OF OWNERSHIP.  (Note:  complete either column A or B below, but not both)

                     A. NON-CUSTODIAL OWNERSHIP                                      B. CUSTODIAL OWNERSHIP *
     -----------------------------------------------------------    -----------------------------------------------------------
     |_|  INDIVIDUAL OWNERSHIP - One signature required.            |_|  TRADITIONAL IRA - Owner and custodian signature
     |_|  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - All                 required.
          parties must sign.                                        |_|  ROTH IRA - Owner and custodian signature required.
     |_|  COMMUNITY PROPERTY - All parties must sign.               |_|  KEOGH PLAN - Owner and custodian signature required.
     |_|  TENANTS IN COMMON - All parties must sign.                |_|  SIMPLIFIED EMPLOYEE PENSION/TRUST (SEP)
     |_|  CORPORATE OWNERSHIP - Authorized signature                |_|  PENSION OR PROFIT SHARING PLAN - Owner and custodian
          required.  Include copy of corporate resolution.               signature required.
     |_|  PARTNERSHIP OWNERSHIP - Authorized signature              |_|  OTHER (Specify)
          required.  Include copy of partnership agreement.              _________________________________________________
     |_|  UNIFORM GIFT TO MINORS ACT - Owner and custodian               _________________________________________________
          signature required.       State of _____, Custodian
          ____________________________________                           CUSTODIAN INFORMATION - To be completed by Custodian
     |_|  ESTATE - Personal representative signature required.
          Name of Executor:                                              Name of Custodian, Trustee or other Administrator
          ____________________________________
          Include a copy of the court appointment.                       _________________________________________________
     |_|  QUALIFIED PENSION PLAN (Non-custodian) *                       Mailing Address
          Include a copy of the first and last page of the
          plan.                                                          _________________________________________________
          Name of Trustee:                                               City                State               Zip
          ____________________________________
     |_|  TRUST
          Include a copy of the first and last page of the               _________________________________________________
          trust.                                                         Custodian Tax ID #
          Name of Trustee:
          ____________________________________                           _________________________________________________
     |_|  OTHER (Specify):                                               Custodian Account #

          ____________________________________                           _________________________________________________
                                                                         Custodian Telephone #

          ____________________________________                           _________________________________________________


     *   See "Investment by Tax-Exempt Entities and ERISA Considerations" in the Fund's prospectus, as supplemented to date (the "Prospectus") for a discussion of risks related to an investment in Shares by certain tax-exempt or tax-deferred plans.

-------------------------------------------------------------------------------------------------------------------------------

3.   REGISTRATION NAME AND ADDRESS.

       Please print name(s) in which Shares are to be registered.
       |_|Mr.        |_|Mrs.        |_|Ms.        |_|MD        |_|PhD        |_|DDS        |_|Other _______________

     Name of Owner                                                  Taxpayer Identification/Social Security Number
     ----------------------------------------------------------     ---- ---- ---- ---- ---- ----- ---- ---- ----

     ----------------------------------------------------------     ---- ---- ---- ---- ---- ----- ---- ---- ----

     Name of Joint Owner (if applicable)                            Taxpayer Identification/Social Security Number
     ----------------------------------------------------------     ---- ---- ---- ---- ---- ----- ---- ---- ----

     ----------------------------------------------------------     ---- ---- ---- ---- ---- ----- ---- ---- ----

                     -----------------------------------------------------------------------------------------------------
     Street Address
     or P.O. Box
                     -----------------------------------------------------------------------------------------------------

                     -----------------------------------------------------------------------------------------------------
     Street Address
     or P.O. Box
                     -----------------------------------------------------------------------------------------------------

                     -------------------------------------------                -------------        ---------------------
                                                                                              Zip
     City                                                        State                         Code
                     -------------------------------------------                -------------        ---------------------

                     -------------------------------------------                ------------------------------------------
     Home            (          )                                Business       (          )
     Telephone No.                                               Telephone No.
                     -------------------------------------------                ------------------------------------------


                     -------------------------------------------                ------------------------------------------
     Email Address                                               Country of
        (Optional)                                               Citizenship
                     -------------------------------------------                ------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

                                             Subscription Agreement - Page 2 of 5

4. DISTRIBUTIONS. (PLEASE CHECK ONE OF THE FOLLOWING FOR NON-CUSTODIAL ACCOUNTS ONLY. ALL CUSTODIAL ACCOUNT DISTRIBUTIONS WILL BE DIRECTED TO THE CUSTODIAN.)

     |_|  I elect to participate in the distribution reinvestment plan of the
          Fund.
     |_|  I prefer distributions be paid to me at my address listed under
          Section 3.
     |_| I prefer to direct distributions to a party other than the registered owner per my instructions below.
     |_|  I prefer distributions to be deposited directly into the following
          account:  ___Checking   ___Savings.

For deposits into checking or savings accounts, please enclose a voided check or deposit slip. By enclosing a voided check or deposit slip, you authorize the Fund to begin making electronic deposits to the designated checking or savings account. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the Fund has received written notification of its termination at such time and in such manner as to give the Fund reasonable time to act. In the event that the Fund deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit. To direct distributions (for non-custodial accounts only) to a party other than the registered owner, please provide the following information, as applicable:

                ----------------------------------------------------------            ------------------------------------
Name of                                                                    Account
Institution                                                                Number
                ----------------------------------------------------------            ------------------------------------

                ----------------------------------------------------------------------------------------------------------
ABA Routing
Number
                ----------------------------------------------------------------------------------------------------------

                ----------------------------------------------------------------------------------------------------------
Name on
Account
                ----------------------------------------------------------------------------------------------------------

                ----------------------------------------------------------------------------------------------------------
Street Address
or P.O. Box
                ----------------------------------------------------------------------------------------------------------

                ----------------------------------------------             ---------------               -----------------

City                                                                State                      Zip Code
                ----------------------------------------------             ---------------               -----------------\

--------------------------------------------------------------------------------

5. AUTOMATIC PURCHASES. Please mark the following box if you choose to make additional investments in the Fund by authorizing automatic debits from your bank account: |_| IF YOU ARE PURCHASING THROUGH A CUSTODIAL ACCOUNT, YOUR BROKER WILL NEED TO OBTAIN ADDITIONAL DOCUMENTATION FROM THE FUND REGARDING AUTOMATIC PURCHASES.

Please enclose a voided check or deposit slip for the appropriate account to participate in the automatic purchase plan. By enclosing a voided check or deposit slip, you authorize the Fund to begin making electronic debits from the checking, savings or other account designated by the enclosed voided check or deposit slip on each regular interval as you indicate below (twice monthly, monthly, quarterly, semiannually or annually). Such deductions and investments will continue until you notify the applicable Fund to change or discontinue them. Should your bank account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

      PLEASE MAKE MY AUTOMATIC PURCHASES:
      |_| Twice monthly (purchases will be made on the 15th of each month or the next business day if the 15th is not a business day, and on the last business day of the month.)
      |_| Monthly (purchases will be made on the last business day of each month.)
      |_| Quarterly (purchases will be made on the last business day of each calendar quarter.)
      |_| Semiannually (purchases will be made on the last business days of June and December of each year.)
      |_| Annually (purchases will be made on the last business day of each year.)
      AMOUNT OF EACH AUTOMATIC PURCHASE ($25 MINIMUM):  $_________

--------------------------------------------------------------------------------

                      Subscription Agreement - Page 3 of 5

6. SUBSCRIBER SIGNATURES. Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

     In order to induce the Fund to accept this subscription, I hereby represent and warrant as follows:


                                                                                                       OWNER     JOINT OWNER

     (a)     I have received the Prospectus for the Fund, and I accept and agree to be bound by       ---------  ----------
             the terms and conditions of the organizational documents of the Fund.                     Initials   Initials

     (b)     I have (i) a net worth (exclusive of home, home furnishings and automobiles) of
             $150,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 and had during the last tax year or estimate that I
             will have during the current tax year a minimum of $45,000 annual gross income, or       ---------  ----------
             that I meet the higher suitability requirements imposed by my state of primary            Initials   Initials
             residence as set forth in the Prospectus under "Who May Invest."
     (c)     If I am a California resident or if the person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of
             Corporations of the State of California, except as permitted in the Commissioner's       ---------  ----------
             Rules, and I understand that my Shares, or any document evidencing them, will bear a      Initials   Initials
             legend reflecting the substance of the foregoing understanding.

     (d)     If I am an Ohio or Pennsylvania resident, this investment does not exceed 10% of my      ---------  ----------
             liquid net worth.                                                                         Initials   Initials

     (e)     I am purchasing the Shares for my own account, and I acknowledge that there is no        ---------  ----------
             public market for this investment.                                                        Initials   Initials

     (f)     I am not an Unacceptable Investor, as such term is defined in the Prospectus under       ---------  ----------
             "Suitability Standards - Restrictions Imposed by the Patriot and Related Acts."           Initials   Initials

--------------------------------------------------------------------------------
                               SUBSTITUTE FORM W-9

I DECLARE THAT THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY THE FUND IN CONNECTION WITH MY INVESTMENT IN THE FUND. UNDER PENALTIES OF PERJURY, BY SIGNING THIS SUBSCRIPTION AGREEMENT, I HEREBY CERTIFY THAT (A) I HAVE PROVIDED HEREIN MY CORRECT TAXPAYER IDENTIFICATION NUMBER, (B) I AM NOT SUBJECT TO BACK-UP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR THE INTERNAL REVENUE SERVICE HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACK-UP WITHHOLDING AND (C) EXCEPT AS OTHERWISE EXPRESSLY INDICATED ABOVE, I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.
--------------------------------------------------------------------------------

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

A SALE OF SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE PROSPECTUS.


-----------------------------------------      -----------------------------------------------------    -------------------
Signature of Investor or Trustee                Signature of Joint Owner, Trustee or Custodian,          Date
                                                    if applicable

                      Subscription Agreement - Page 4 of 5

7.   FINANCIAL ADVISOR.

        (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

The broker-dealer or authorized representative must sign below to complete the order. The undersigned broker-dealer or authorized representative warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the Investor's address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the Investor as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual, (b) informed the Investor of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice, (c) delivered the Prospectus to the Investor at least five days prior to the date that the Investor will deliver this Subscription Agreement to the Fund, (d) verified the identity of the Investor through appropriate methods and will retain proof of such verification process (to be delivered upon request), as required by applicable law, and (e) verified that the Investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

                           --------------------------------------------------                  ------------------------------
                                                                                               (          )
Broker-Dealer Name                                                            Telephone No.
                           --------------------------------------------------                  ------------------------------

                           --------------------------------------------------------------------------------------------------
Broker-Dealer Street
Address or P.O. Box
                           --------------------------------------------------------------------------------------------------

                           --------------------------------------             ---------------               -----------------

City                                                                   State                      Zip Code
                           --------------------------------------             ---------------               -----------------

                           ---------------------------------------------------------------------------------------------------
Registered
Representative Name
                           ---------------------------------------------------------------------------------------------------

                           --------------------------------------------------                  ------------------------------
Registered                                                                    Telephone No.    (          )
Representative Number
                           --------------------------------------------------                  ------------------------------

                           ---------------------------------------------------------------------------------------------------
Reg. Rep. Street Address
or P.O. Box
                           ---------------------------------------------------------------------------------------------------

                           --------------------------------------             ---------------               -----------------

City                                                                   State                      Zip Code
                           --------------------------------------             ---------------               -----------------

                           --------------------------------------
Email Address                                                     PROVIDE ONLY IF YOU WOULD LIKE TO RECEIVE UPDATED
   (Optional)                                                     INFORMATION ABOUT THE BEHRINGER HARVARD FAMILY OF FUNDS
                                                                  VIA EMAIL.
                           --------------------------------------

-----------------------------------------------------------------         ---------------------------------------------------


-----------------------------------------------------------------         ---------------------------------------------------
Financial Advisor Signature                                                     Date

--------------------------------------------------------------------------------

8. REGISTERED INVESTMENT ADVISOR (RIA) AND WRAP FEE REPRESENTATION. Check the following box if this investment is made through an RIA which charges no commission on this sale or otherwise is a made pursuant to a wrap fee or other asset fee arrangement with the Investor listed above and as a result no commissions shall be paid to the participating RIA or broker: |_|

     (IF AN OWNER OR PRINCIPAL OR ANY MEMBER OF THE RIA FIRM IS AN NASD LICENSED REGISTERED REPRESENTATIVE AFFILIATED WITH A BROKER/DEALER, THE TRANSACTION SHOULD BE CONDUCTED THROUGH THAT BROKER/DEALER FOR ADMINISTRATIVE PURPOSES, NOT THROUGH THE RIA. THE ELIMINATION OF COMMISSIONS AND REDUCED PURCHASE PRICE WILL STILL APPLY.)

----------------------------------------------------------------------------------------------------------
FOR FUND USE ONLY:
-------------------------------------------------------- -------------------------------------------------

Received and Subscription Accepted:                         Date:_________________________________
|_|  Behringer Harvard REIT I, Inc.
                                                            Amount:_______________________________
        By:________________________________________
            Name: _________________________________         Check No._____________________________
            Title:_________________________________

-------------------------------------------------------- -------------------------------------------------

                      Subscription Agreement - Page 5 of 5

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 RESTRICTIONS ON TRANSFER.

        (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or
                260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

        (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

                (1)     to the issuer;

                (2)     pursuant to the order or process of any court;

                (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

                (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

                (5) to holders of securities of the same class of the same issuer;

                (6)     by way of gift or donation inter vivos or on death;

                (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

                (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

                (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

                (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

                (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

                (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under
                        Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

                (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

                (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

                (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

                (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

                (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

        (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

        "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]

                                INSTRUCTIONS FOR
                         BEHRINGER HARVARD REIT I, INC.
                             SUBSCRIPTION AGREEMENT

        PLEASE FOLLOW THESE INSTRUCTIONS CAREFULLY FOR EACH SECTION. FAILURE TO DO SO MAY RESULT IN THE REJECTION OF YOUR SUBSCRIPTION. ALL INFORMATION IN THE SUBSCRIPTION AGREEMENT SHOULD BE COMPLETED AS FOLLOWS:

SECTION 1: PURCHASE INFORMATION AND PAYMENT INSTRUCTIONS

        o A minimum investment of $2,000 (200 Shares) is required, except for certain states that require a higher minimum investment.

        o Investors who have satisfied the minimum purchase requirements in Behringer Harvard Short-Term Opportunity Fund I LP, Behringer Harvard Mid-Term Value Enhancement Fund I LP, Behringer Harvard Opportunity REIT I, Inc. or in any other public Behringer Harvard real estate program may invest as little as $25 (2.5 Shares) except for residents of Minnesota and Oregon. See the section of the prospectus entitled "Who May Invest" for more information.

        o Shares may be purchased only by persons meeting the standards set forth under the section of the prospectus entitled "Who May Invest."

        o       Please indicate the state in which the sale is to be made.

SECTION 2: TYPE OF OWNERSHIP

        o Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

SECTION 3:  REGISTRATION NAME AND ADDRESS

        o       Please enter the exact name in which the Shares are to be held.

                - For joint tenants with right of survivorship or tenants in common, include the names of both investors.

                - In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

                - Trusts should include the name of the trustee (include a copy of the trust agreement).

        o All investors must complete the space provided for taxpayer identification number or social security number. In the case of a qualified plan or trust, enter both the investor's social security number (for identification purposes) and the custodian or trustee's taxpayer identification number (for tax purposes).

        o By signing the Subscription Agreement, the investor is certifying that this number is correct.

        o Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the custodian or trustee.

        o FOR EACH INDIVIDUAL REGISTERED OWNER, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

SECTION 4:  DISTRIBUTIONS

        o Each investor who elects to have distributions reinvested agrees to notify the Fund and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future real estate programs sponsored by our advisor or its affiliates.

                           Instructions - Page 1 of 3

        o If cash distributions are to be sent to an address other than that provided in Section 4 (I.E., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address and a voided check or deposit slip.

SECTION 5:  AUTOMATIC PURCHASES

        o By electing to participate in the automatic purchase plan, the investor elects to make additional investments in Shares at regular intervals, as provided by the investor, until the investor withdraws his or her election by providing written notice to Behringer Securities LP or until termination of the offering in respect of the automatic purchase plan.

        o Each investor who elects to participate in the automatic purchase plan agrees that the agreements, representations and warranties made by the Investor in this Subscription Agreement apply to all additional purchases made under the plan. The Investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to additional purchases made under the automatic purchase plan.

        o Each investor who elects to participate in the automatic purchase plan agrees to notify the Fund and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future real estate programs sponsored by our advisor or its affiliates.

SECTION 6:  SUBSCRIBER SIGNATURES

        o       Please separately initial each representation where indicated.

        o If title is to be held jointly, all parties must date and sign this Section as follows:

                -       INDIVIDUAL: One signature required.

                - JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

                -       TENANTS IN COMMON: All parties must sign.

                - COMMUNITY PROPERTY: Only one investor's signature required.

                - PENSION OR PROFIT-SHARING PLANS: The trustee signs the Signature Page.

                - TRUST: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary (include a copy of the trust agreement).

                - PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

                - CORPORATION: The Subscription Agreement must be accompanied by (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the Board's resolution authorizing the investment.

                - IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

                -       KEOGH (HR 10): Same rules as those applicable to IRAs.

                - UNIFORM GIFT TO MINORS ACT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACT (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

         PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

                           Instructions - Page 2 of 3

SECTION 7:  FINANCIAL ADVISOR

        o This Section is to be completed by the investor's financial advisor. Please complete all financial advisor information contained in Section 7 of the Subscription Agreement, including suitability certification.

        o Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the NASD Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.

SECTION 8:  REGISTERED INVESTMENT ADVISOR (RIA) AND WRAP FEE REPRESENTATION

        o Please check the box to indicate if the subscription was solicited or recommended by a Registered Investment Advisor or other wrap fee representative.

        THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF ANY ENTITY.

Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Fund.

    IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT,
             PLEASE CALL BEHRINGER SECURITIES LP AT (866) 655-3700.








                           Instructions - Page 3 of 3

                                    EXHIBIT C
                              AMENDED AND RESTATED
                         DISTRIBUTION REINVESTMENT PLAN
                         BEHRINGER HARVARD REIT I, INC.
                       EFFECTIVE AS OF FEBRUARY [__], 2005

        Behringer Harvard REIT I, Inc., a Maryland corporation (the "Company"), has adopted this amended and restated distribution reinvestment plan (the "Plan"), administered by the Company or an unaffiliated third-party (the "Administrator"), as agent for participants in the Plan ("Participants"), on the terms and conditions set forth below.

1. ELECTION TO PARTICIPATE. Any purchaser of shares of common stock of the Company, par value $.0001 per share (the "Shares"), may become a Participant by making a written election to participate on such purchaser's subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 10(b) herein any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates, including but not limited to Behringer Harvard Mid-Term Value Enhancement Fund I LP and Behringer Harvard Short-Term Opportunity Fund I LP, subject to compliance with the terms of such program may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Stockholders who elect to participate in the Plan generally are required to have the full amount of their cash distributions with respect to Shares owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a stockholder, to accommodate a stockholder's request for less than all of the stockholder's Shares to be subject to participation in the Plan.

2. DISTRIBUTION REINVESTMENT PLAN. The Administrator will receive all cash distributions paid by the Company with respect to Shares of Participants (collectively, the "Distributions"). Participation will commence with the next Distribution payable after receipt of the Participant's election pursuant to Paragraph 1 hereof, provided it is received at least ten days prior to the last day of the month to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Plan effective on the first day of the month following such election, and the election will apply to all Distributions attributable to such month and to all months thereafter.

3. GENERAL TERMS OF PLAN INVESTMENTS. The Administrator will apply all Distributions subject to this Plan, as follows:

        (a) Prior to the termination of the Company's second public offering of the Shares reserved for issuance under the Plan pursuant to the Company's prospectus dated February [__], 2005, as thereafter amended or supplemented (the "Second Offering"), the Administrator will invest Distributions in Shares at a price per Share of $9.50, provided that if the Participant acquired the Shares in respect of which the Distributions are paid with a purchase price reduction resulting from (i) a reduction of the sales commissions otherwise payable thereon (including, without limitation, sales to participating dealers' representatives or asset-based fee investors or an authorized agreement by the Company and/or the dealer manager to reduce the sales commission) and/or (ii) a reduction of the dealer manager fee otherwise payable thereon (including, without limitation, sales to employees of the Company or an authorized agreement by the Company and/or the dealer manager to reduce the dealer manager fee), then the purchase price for Shares purchased hereunder shall be the lesser of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid or $9.50 per Share (with such price also applicable to Shares purchased with distributions on Shares purchased hereunder ("Distribution Shares") if the original Shares in respect of which the Distribution Shares were acquired were purchased on the terms described in clause (i) or (ii) above). If an authorized agreement is made by the Company and/or the dealer/manager to reduce sales commissions and/or dealer manager fees, the Company and/or the dealer manager shall notify the Administrator thereof and the price at which Shares shall be purchased hereunder. Notwithstanding the foregoing, no reduction in the purchase price for Shares purchased hereunder shall be made in respect of Shares acquired by the Participant at a commission reduction resulting from established volume discounts set forth in the Company's prospectus.

        (b) After termination of the Second Offering, the Administrator will invest Distributions in Shares that may (but are not required to) be supplied from either (i) Shares registered with the Securities and Exchange Commission (the "Commission") pursuant to an effective registration statement for Shares for use in the Plan (a "Future Registration") or (ii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a stock exchange or The Nasdaq Stock Market (if listed) (collectively, the "Secondary Market") and registered with the Commission for resale pursuant to the Plan. Shares purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Distribution will be utilized for purposes of purchases of Shares in the Plan on such investment date. Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Second Offering and any subsequent offering. If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator's ability to acquire Shares in the Secondary Market or the Company's ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

        (c) If a Participant designates in writing that such Participant's broker who made the initial sale of Shares to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission not to exceed 1% of value of the Shares purchased under the Plan (reduced commission rates will apply as set forth in paragraph (a) above). No dealer manager fee will be paid for Shares purchased pursuant to the Plan. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Shares purchased pursuant to the Plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to such purchases. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant's broker, the amount that would have been paid as a selling commission will be retained and used by the Company.

        (d) For each Participant, the Administrator will maintain an account which shall reflect for each month the Distributions received by the Administrator on behalf of such Participant. A Participant's account shall be reduced as purchases of Shares are made on behalf of such Participant.

        (e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants. Any interest earned on such accounts will be paid to the Company and will become the property of the Company.

        (f) Each Participant during a fiscal year will acquire and own a number of Shares acquired pursuant to the Plan during such quarter, based on the amount in the Participant's account at the time the Shares are acquired, which may result in the ownership of fractional Shares, computed to four decimal places. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

4. DISTRIBUTION OF FUNDS. In making purchases for Participants' accounts, the Administrator may commingle Distributions attributable to Shares owned by Participants and any additional payments received from Participants pursuant to the Company automatic payment plan.

5. ABSENCE OF LIABILITY. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

6.      SUITABILITY.

        (a) Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant's initial purchase of Shares.

        (b) For purposes of this Paragraph 7, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's prospectus for the Participant's initial purchase of Shares.


7. REPORTS TO PARTICIPANTS. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 7(a) hereof, the Participant is required to notify the Administrator in the event that there is any material charge in the Participant's financial condition or if any representation made by the Participant under the subscription agreement for the Participant's initial purchase of Shares becomes inaccurate. Tax information regarding a Participant's participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

8. NO DRAWING. No Participant shall have any right to draw checks or drafts against the Participant's account or give instructions to the Company or the Administrator except as expressly provided herein.

9. TAXES. Taxable Participants may incur a tax liability for Company Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

10. REINVESTMENT IN SUBSEQUENT PROGRAMS. (a) After the termination of the Second Offering, the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have Distributions invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (a "Subsequent Program"). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

                (i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment and/or additional purchase plan;

                (ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

                (iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

                (iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

                (v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

        (b) The Company may determine, in its sole discretion, to cause the Administrator to allow participants of other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (a "Prior Program") to become a "Participant." If the Company makes such an election, such Participants may invest distributions received from the Prior Program in Shares through this Plan, if the following conditions are satisfied:

                (i) Prior to the time of such reinvestment, such Participant has received the final prospectus and supplements thereto offering the Shares;

                (ii) A registration statement covering the Shares has been declared effective under the Securities Act of 1933, as amended;

                (iii) The offering and sale of the Shares are qualified for sale under the applicable state securities laws;

                (iv) The Participant executes the subscription agreement included with the Company's prospectus; and

                (v) The participant qualifies under applicable investor suitability standards as contained in the Company's prospectus.

"Distribution," when used with respect to a participant from a Prior Program, shall mean cash distributions on the shares, limited partnership interests, or other interests held by such participant.

11.     TERMINATION.

        (a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten days prior to the last day of the month to which such Distribution relates.


        (b) Prior to the listing of the Shares on a stock exchange or inclusion of the Shares for quotation on The Nasdaq Stock Market, a Participant's transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.


        (c) The Administrator may terminate a Participant's individual participation in the Plan, either entirely or with respect to either the distribution reinvestment plan or the automatic purchase program, and the Company may terminate the Plan itself, at any time by ten days' prior written notice to a Participant, or to all Participants, as the case may be.

        (d) After termination of the Plan or termination of a Participant's participation in the Plan, either entirely or with respect to either the distribution reinvestment or the automatic purchase program, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 8 hereof, and (ii) a check for the amount of any Distributions in the Participant's account that have not been invested in Shares. Any future Distributions with respect to such former Participant's Shares made after the effective date of the termination of the Participant's participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

12. STATE REGULATORY RESTRICTIONS. The Administrator is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

13. NOTICE. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

14. AMENDMENT. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

15. GOVERNING LAW. THIS PLAN AND PARTICIPANT'S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

16. PARTICIPATION BY LIMITED PARTNERS OF BEHRINGER HARVARD OPERATING PARTNERSHIP I, LP. For purposes of this Plan, "stockholders" shall be deemed to include limited partners of Behringer Harvard Operating Partnership I, LP (the "Partnership"), "Participants" shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and "Distribution," when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

                                    EXHIBIT D
                             AUTOMATIC PURCHASE PLAN
                         BEHRINGER HARVARD REIT I, INC.
                       EFFECTIVE AS OF FEBRUARY [__], 2005

        Behringer Harvard REIT I, Inc., a Maryland corporation (the "Company"), has adopted this Automatic Purchase Plan (the "Plan"), administered by the Company or an unaffiliated third-party (the "Administrator"), as agent for participants in the Plan ("Participants"), on the terms and conditions set forth below.

1. ELECTION TO PARTICIPATE. Any purchaser of shares of common stock of the Company, par value $.0001 per share (the "Shares"), may become a Participant by making a written election to participate on such purchaser's subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and any participant in any previous publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates, subject to compliance with the terms of such program, may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator.

2. AUTOMATIC PURCHASE PROGRAM. The Administrator or the Company's transfer agent will, at the regular intervals indicated on the Participant's election to participate (each, a "Payment Interval"), automatically debit the Participant's bank checking account, savings account, or other account in the amount indicated on the Participant's election to participate, not less than $25 per interval (collectively, the "Additional Payments"). Participants may elect to invest the specified amount twice monthly, monthly, quarterly, semi-annually or annually. Participation in the program will commence with the next investment interval indicated on the election to participate, provided it is received at least ten days prior to the end of such interval; otherwise, the election will apply to all subsequent regular intervals.

3. GENERAL TERMS OF PLAN INVESTMENTS. The Administrator will apply all Additional Payments subject to this Plan, as follows:

        (a) Prior to the termination of the Company's second public offering of the Shares pursuant to the Company's prospectus dated February [__], 2005, as thereafter amended or supplemented (the "Second Offering"), the Administrator will invest Additional Payments in Shares at the public offering price per Share ($10.00 per share). In addition, in the event of any sale of Shares in respect of which the Company and/or the dealer manger is authorized to make, and has made, an agreement as to a reduction of sales commissions and/or dealer manager fees ("Discounted Fee Shares"), the Company and/or the dealer manager may also agree to a commensurate reduction in such commissions and/or fees for the purchase of Shares hereunder from distributions paid in respect of such Discounted Fee Shares. If such an agreement is made, the Company and/or the dealer manager shall notify the Administrator thereof and the price at which Shares shall be purchased hereunder. Notwithstanding the foregoing, no reduction in the purchase price for Shares purchased hereunder shall be made in respect of Shares acquired by the Participant at a commission reduction resulting from established volume discounts set forth in the Company's prospectus.

        (b) The Administrator will invest Additional Payments in Shares that may (but are not required to) be supplied from any of (i) Shares registered with the Securities and Exchange Commission (the "Commission") in connection with the Company's Second Offering; (ii) Shares registered with the Commission pursuant to an effective registration statement for Shares for use in the Plan (a "Future Registration"), or (iii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a stock exchange or The Nasdaq Stock Market (if listed) (collectively, the "Secondary Market") and registered with the Commission for resale pursuant to the Plan. Shares purchased on the Secondary Market as set forth in (iii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single automatic purchase interval will be utilized for purposes of purchases of Shares in the Plan on such investment date. Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Second Offering and any subsequent offering. If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator's ability to acquire Shares in the Secondary Market or the Company's ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

        (c) If a Participant designates in writing that such Participant's broker who made the initial sale of Shares to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission not to exceed 7% (reduced commission rates will apply as set forth in paragraph (a) above). Dealer manager fees will be paid to the dealer manager named in the prospectus for the Shares purchased pursuant to the Plan (which, with respect to the Second Offering, is Behringer Securities LP) at the rate not to exceed 2%. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Shares purchased pursuant to the Plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to such purchases. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant's broker, the amount that would have been paid as a selling commission will be retained and used by the Company.

        (d) For each Participant, the Administrator will maintain an account that shall reflect for each month the Additional Payments received by the Administrator on behalf of such Participant. A Participant's account shall be reduced as purchases of Shares are made on behalf of such Participant.

        (e) Additional Payments will be invested by the Administrator in Shares promptly following each Payment Interval to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants. Any interest earned on such accounts will be paid to the Company and will become the property of the Company.

        (f) Each Participant during a fiscal year will acquire and own a number of Shares acquired pursuant to the Plan during such quarter, based on the amount in the Participant's account at the time the Shares are acquired, which may result in the ownership of fractional Shares, computed to four decimal places. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

4. DISTRIBUTION OF FUNDS. In making purchases for Participants' accounts, the Administrator may commingle distributions received for the benefit of Participants pursuant to the Company's distribution reinvestment plan.

5. ABSENCE OF LIABILITY. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Additional Payments are invested. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

6.      SUITABILITY.

        (a) Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant's initial purchase of Shares.

        (b) For purposes of this Paragraph 7, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's prospectus for the Participant's initial purchase of Shares.

7. REPORTS TO PARTICIPANTS. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Additional Payments received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 7(a) hereof, the Participant is required to notify the Administrator in the event that there is any material charge in the Participant's financial condition or if any representation made by the Participant under the subscription agreement for the Participant's initial purchase of Shares becomes inaccurate. Tax information regarding a Participant's participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

8. NO DRAWING. No Participant shall have any right to draw checks or drafts against the Participant's account or give instructions to the Company or the Administrator except as expressly provided herein.

9. TAXES. Taxable Participants may incur a tax liability for distributions from the Company even though they have elected not to receive such distributions in cash but rather to have them held in their account under the Plan.

10.     TERMINATION.

        (a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Additional Payment, such notice must be received by the Administrator at least ten days prior to the next Payment Interval following the date of receipt of such notice.

        (b) Prior to the listing of the Shares on a stock exchange or inclusion of the Shares for quotation on The Nasdaq Stock Market, a Participant's transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

        (c) The Administrator may terminate a Participant's individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten days' prior written notice to a Participant, or to all Participants, as the case may be.

        (d) After termination of the Plan or termination of a Participant's participation in the Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 8 hereof, and (ii) a check for the amount of any Additional Payments in the Participant's account that have not been invested in Shares.

11. STATE REGULATORY RESTRICTIONS. The Administrator is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

12. NOTICE. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

13. AMENDMENT. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

14. GOVERNING LAW. THIS PLAN AND PARTICIPANT'S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

15. PARTICIPATION BY LIMITED PARTNERS OF BEHRINGER HARVARD OPERATING PARTNERSHIP I, LP. For purposes of this Plan, "stockholders" shall be deemed to include limited partners of Behringer Harvard Operating Partnership I, LP (the "Partnership"), "Participants" shall be deemed to include limited partners of the Partnership that elect to participate in the Plan.

                              Behringer ( ) Harvard
                                  REIT I, Inc.



                                   PROSPECTUS
                     UP TO 96,000,000 SHARES OF COMMON STOCK
                              OFFERED TO THE PUBLIC


ALPHABETICAL INDEX                                                                           Page
------------------                                                                           ----
Additional Information.....................................................................   156
Conflicts of Interest......................................................................    72
Description of Real Estate Investments.....................................................    90
Description of Shares......................................................................   132
Estimated Use of Proceeds..................................................................    50
Experts....................................................................................   156
Federal Income Tax Considerations..........................................................   111
How to Subscribe...........................................................................   154
Investment by Tax-Exempt Entities and ERISA Considerations.................................   127
Investment Objectives and Criteria.........................................................    77
Legal Matters..............................................................................   155
Management.................................................................................    52
Plan of Distribution.......................................................................   149
Prior Performance Summary..................................................................   105
Prior Performance Tables...................................................................   A-1
Prospectus Summary.........................................................................     3
Questions and Answers About This Offering..................................................    14
Risk Factors...............................................................................    25
Suitability Standards......................................................................     1

Summary of Distribution Reinvestment and Automatic Purchase Plans..........................   143

Supplemental Sales Material................................................................   155
The Operating Partnership Agreement........................................................   146

--------------------------------------------------------------------------------

        UNTIL__________, 2005 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT AFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS SOLICITING DEALERS.

        WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER INDIVIDUAL TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS THAT ARE NOT CONTAINED IN THIS PROSPECTUS. IF ANY SUCH INFORMATION OR STATEMENTS ARE GIVEN OR MADE, YOU SHOULD NOT RELY UPON SUCH INFORMATION OR REPRESENTATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OTHER THAN THOSE TO WHICH THIS PROSPECTUS RELATES, OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. THIS PROSPECTUS SPEAKS AS OF THE DATE SET FORTH BELOW. YOU SHOULD NOT ASSUME THAT THE DELIVERY OF THIS PROSPECTUS OR THAT ANY SALE MADE PURSUANT TO THIS PROSPECTUS IMPLIES THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS WILL REMAIN FULLY ACCURATE AND CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.


                              Behringer ( ) Harvard
                                        LP


                                                                          , 2005

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


        The following table sets forth the costs and expenses, other than dealer commissions, to be paid in connection with the sale of common stock being registered by Behringer Harvard REIT I, Inc. (the "Registrant"), all of which will be paid by the Registrant, except that the listed expenses will be paid by Behringer Advisors to the extent that they exceed 2% of the aggregate proceeds of the offering. All amounts are estimates and assume the sale of 96,000,000 shares except the registration fee and the NASD filing fee.

                SEC Registration Fee.....................      $   120,442
                NASD Filing Fee..........................           30,500
                Printing Expenses........................        1,129,000
                Legal Fees and Expenses..................          761,600
                Accounting Fees and Expenses.............          190,400
                Blue Sky Fees and Expenses...............           72,274
                Educational Seminars and Conferences.....        1,899,000
                Advertising and Sales Expenses...........        9,496,200
                Advertising and Sales Literature.........        3,798,000
                Miscellaneous............................        1,542,584
                                                               -----------
                   Total expenses........................      $19,040,000
                                                               ===========


ITEM 15. INDEMNIFICATION OF THE OFFICERS AND DIRECTORS

        The Maryland General Corporation Law, as amended (the "MGCL"), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Registrant contains a provision that eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

        The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Registrant's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and
(i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

        The Registrant's charter provides that the Registrant shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Registrant in such capacity.

        However, under the Registrant's charter, the Registrant shall not indemnify or hold harmless its directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall it provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by the Registrant, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Registrant; (ii) the directors, officers, employees, agents, advisor or affiliates were acting on behalf of or performing services of the Registrant (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisors or affiliates; or
(B) gross negligence or willful misconduct by the independent directors; and
(iv) such indemnification or agreement to hold harmless is recoverable only out of the Registrant's net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisors or affiliates and any persons acting as a broker-dealer shall not be indemnified by the Registrant for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

        The charter provides that the advancement of Registrant funds to the directors, officers, employees, agents, advisors or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant;
(ii) the legal action is initiated by a third-party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to the Registrant together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

        The Registrant also has purchased and maintains insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Registrant, whether or not the Registrant is required or has the power to indemnify them against the same liability.

ITEM 16. EXHIBITS


        Exhibit No.      Description
        -----------      -----------
           1.1*          Form of Dealer Manager Agreement

           3.1           Sixth Articles of Amendment and Restatement (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on
                         Form S-11, Commission File No. 333-91532, filed on October 20, 2003)

           3.2           Amended and Restated Bylaws (previously filed in and incorporated by reference to Amendment
                         No. 4 to Registrant's Registration Statement on Form S-11, Commission File No.  33-91532,
                         filed on February 11, 2003)

           4.1*          Form of Subscription Agreement and Subscription Agreement Signature Page (included as
                         Exhibit B to prospectus)


           5.1*          Opinion of Venable LLP as to legality of securities

           8.1*          Opinion of Morris, Manning & Martin, LLP as to tax matters

           8.2*          Opinion of Morris, Manning & Martin, LLP as to ERISA matters


          10.1           Form of Agreement of Limited Partnership of Behringer Harvard Operating Partnership I LP
                         (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to
                         Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on
                         May 15, 2003)

          10.2*          Form of Amended and Restated Advisory Agreement among Registrant and Behringer Advisors LP
          10.3*          Form of Amended and Restated Property Management and Leasing Agreement among Registrant,
                         Behringer Harvard Operating Partnership I LP and HPT Management Services, Inc.

          10.4           Reserved.
          10.5           Behringer Harvard REIT I, Inc. Non-Employee Director Stock Option Plan (previously filed in and incorporated by reference to Amendment No. 1 to Registrant's Registration Statement on
                         Form S-11, Commission File No. 333-91532, filed on September 3, 2002)
          10.6           Form of Option Agreement under Non-Employee Director Stock Option Plan (previously filed in and incorporated by reference to Amendment No. 2 to Registrant's Registration Statement on
                         Form S-11, Commission File No. 333-91532, filed on November 1, 2002)
          10.7           Behringer Harvard REIT I, Inc. Non-Employee Director Warrant Plan (previously filed in and incorporated by reference to Amendment No. 1 to Registrant's Registration Statement on Form
                         S-11, Commission File No. 333-91532, filed on September 3, 2002)
          10.8           Behringer Harvard REIT I, Inc. 2002 Employee Stock Option Plan (previously filed in and incorporated by reference to Amendment No. 2 to Registrant's Registration Statement on Form
                         S-11, Commission File No. 333-91532, filed on November 1, 2002)
          10.9           Form of Option Agreement under 2002 Employee Stock Option Plan (previously filed in and incorporated by reference to Amendment No. 2 to Registrant's Registration Statement on Form
                         S-11, Commission File No. 333-91532, filed on November 1, 2002)
          10.10          Loan Agreement with Greenwich Capital Financial Products, Inc. regarding Minnesota Center
                         (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to
                         Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on
                         October 20, 2003)
          10.11          Tenants in Common Agreement regarding Minnesota Center (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on
                         Form S-11, Commission File No. 333-91532, filed on October 20, 2003)
          10.12          Property and Asset Management Agreement regarding Minnesota Center (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration
                         Statement on Form S-11, Commission File No. 333-91532, filed on October 20, 2003)
          10.13          Tenants in Common Agreement regarding Enclave on the Lake (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registrant's Registration
                         Statement on Form S-11, Commission File No. 333-91532, filed on June 29, 2004)
          10.14          Deed of Trust and Security Agreement by Behringer Harvard Enclave S LP and Behringer Harvard
                         Enclave H LP for the benefit of State Farm Life Insurance Company (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registrant's Registration
                         Statement on Form S-11, Commission File No. 333-91532, filed on June 29, 2004)
          10.15          Promissory Note made by Behringer Harvard Enclave S LP and Behringer Harvard Enclave H LP
                         payable to State Farm Life Insurance Company (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form
                         S-11, Commission File No. 333-91532, filed on June 29, 2004)
          10.16          Form of Assumption Agreement among State Farm Life Insurance Company, Behringer Harvard
                         Enclave S LP, Behringer Harvard Enclave H LP, and Behringer Harvard Holdings, LLC
                         (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to
                         Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on
                         June 29, 2004)

          10.17          Limited Guaranty made by Robert M. Behringer with regard to Enclave on the Lake (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registrant's
                         Registration Statement on Form S-11, Commission File No. 333-91532, filed on June 29, 2004)
          10.18          Limited Guaranty made by Behringer Harvard Holdings, LLC with regard to Enclave on the Lake
                         (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to
                         Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on
                         June 29, 2004)
          10.19          Property and Asset Management Agreement regarding Enclave on the Lake (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registrant's Registration
                         Statement on Form S-11, Commission File No. 333-91532, filed on June 29, 2004)
          10.20          Sale Agreement between Trizec Holdings, Inc. and Behringer Harvard Operating Partnership I
                         LP regarding the St. Louis Place Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11,
                         Commission File No. 333-91532, filed on September 29, 2004)
          10.21          Deed of Trust, Assignment of Leases and Rents and Security Agreement by Behringer Harvard
                         St. Louis Place H, LLC and Behringer Harvard St. Louis Place S, LLC, for the benefit of
                         Greenwich Capital Financial Products, Inc. regarding the St. Louis Place Property
                         (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to
                         Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on
                         September 29, 2004)
          10.22          Consent and Subordination of Manager by and among Behringer Harvard St. Louis Place H, LLC,
                         Behringer Harvard St. Louis Place S, LLC and Behringer Harvard TIC Management Services LP
                         regarding the St. Louis Place Property (previously filed in and incorporated by reference to
                         Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11,
                         Commission File No. 333-91532, filed on September 29, 2004)
          10.23          Loan Agreement by and among Behringer Harvard St. Louis Place H, LLC, Behringer Harvard St.
                         Louis Place S, LLC and Greenwich Capital Financial Products, Inc. regarding the St. Louis
                         Place Property (previously filed in and incorporated by reference to Post-Effective
                         Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File
                         No. 333-91532, filed on September 29, 2004)
          10.24          Promissory Note made by Behringer Harvard St. Louis Place H, LLC and Behringer Harvard St.
                         Louis Place S, LLC, payable to Greenwich Capital Financial Products, Inc. regarding the St.
                         Louis Place Property (previously filed in and incorporated by reference to Post-Effective
                         Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File
                         No. 333-91532, filed on September 29, 2004)
          10.25          Loan Assumption and Ratification Agreement by and among Behringer Harvard St. Louis Place S,
                         LLC and Greenwich Capital Financial Products, Inc. regarding the St. Louis Place Property
                         (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to
                         Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on
                         September 29, 2004)
          10.26          Guaranty of Recourse Obligations made by Behringer Harvard Holdings, LLC and Robert
                         Behringer in favor of Greenwich Capital Financial Products, Inc. regarding the St. Louis
                         Place Property (previously filed in and incorporated by reference to Post-Effective
                         Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File
                         No. 333-91532, filed on September 29, 2004)
          10.27          Purchase and Sale Agreement by and between Hippo Properties LLC and Harvard Property Trust,
                         LLC regarding the Colorado Property (previously filed and incorporated by reference to Form
                         10-Q for the period ended June 30, 2004)

          10.28          First Amendment to Purchase and Sale Agreement between Hippo Properties LLC and Harvard Property
                         Trust, LLC regarding the Colorado Property (previously filed and incorporated by reference to
                         Form 10-Q for the period ended June 30, 2004)
          10.29          Second Amendment to Purchase and Sale Agreement between Hippo Properties LLC and Harvard Property
                         Trust, LLC regarding the Colorado Property (previously filed and incorporated by reference to
                         Form 10-Q for the period ended June 30, 2004)
          10.30          Third Amendment to Purchase and Sale Agreement between Hippo Properties LLC and Harvard Property
                         Trust, LLC regarding the Colorado Property (previously filed and incorporated by reference to
                         Form 10-Q for the period ended June 30, 2004)
          10.31          Tenants in Common Agreement regarding the Colorado Property (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2004)
          10.32          Loan Agreement with Greenwich Capital Financial Products, Inc. regarding the Colorado
                         Property (previously filed and incorporated by reference to Form 10-Q for the period ended
                         June 30, 2004)
          10.33          Guaranty of Recourse Obligations by Behringer Harvard Holdings, LLC and Robert Behringer
                         regarding the Colorado Property (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2004)
          10.34          Property and Asset Management Agreement regarding the Colorado Property (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2004)
          10.35          Amended and Restated Accommodation Agreement between Behringer Harvard REIT I, Inc. and
                         Behringer Harvard Holdings, LLC (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2004)
          10.36          Real Estate Purchase and Sale Agreement between AEW/McCord, L.P. and Harvard Property Trust,
                         LLC regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
          10.37          First Amendment to Purchase and Sale Agreement between AEW/McCord, L.P. and Harvard Property
                         Trust, LLC regarding the Travis Tower (previously filed and incorporated by reference to
                         Form 8-K filed on October 7, 2004)
          10.38          Loan Agreement between Bear Stearns Commercial Mortgage, Inc., Behringer Harvard Travis Tower S LP
                         and Behringer Harvard Travis Tower H LP regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
          10.39          Promissory Note made by Behringer Harvard Travis Tower S LP and Behringer Harvard Travis
                         Tower H LP to Bear Stearns Commercial Mortgage, Inc. regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
          10.40          Deed of Trust and Security Agreement by Behringer Harvard Travis Tower S LP and Behringer Harvard
                         Travis Tower H LP, as grantor, to Reno Hartfiel, as trustee for the benefit of Bear Stearns Commercial
                         Mortgage, Inc. regarding the Travis Tower (previously filed and incorporated by reference to
                         Form 8-K filed on October 7, 2004)
          10.41          Assignment of Leases and Rents by Behringer Harvard Travis Tower S LP and Behringer Harvard Travis
                         Tower H LP to Bear Stearns Commercial Mortgage, Inc. regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
          10.42          Loan Agreement between First American Bank, SSB and Behringer Harvard Holdings, LLC
                         regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
          10.43          Promissory Note made by Behringer Harvard Holdings, LLC to First American Bank, SSB
                         regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)

          10.44          Guaranty Agreement made by Behringer Harvard REIT I, Inc. for the benefit of First American
                         Bank, SSB regarding the Travis Tower (previously filed and incorporated by reference to Form
                         8-K filed on October 7, 2004)
          10.45          Security Agreement granted by Behringer Harvard REIT I, Inc. for the benefit of First American
                         Bank, SSB regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)

          10.46          Purchase and Sale Agreement by and between MG-Alamo, LLC and Harvard Property Trust, LLC dated
                         October 18, 2004, as assigned by Harvard Property Trust to Behringer Harvard REIT I, Inc. on November
                         4, 2004 regarding Alamo Plaza (previously filed and incorporated by reference to Form 10-Q for the period ended September 30, 2004)
          10.47          Agreement of Sale and Purchase by and between HSOV Ashford Perimeter, LLC and Harvard Property Trust,
                         LLC dated November 4, 2004, as assigned by Harvard Property Trust to Behringer Harvard REIT I, Inc. on
                         November 4, 2004 regarding Ashford Perimeter (previously filed and incorporated by reference to
                         Form 10-Q for the period ended September 30, 2004)
          10.48          Purchase and Sale Agreement by and between PERA Mineral, Inc. and Harvard Property Trust, LLC dated
                         November 9, 2004 as assigned by Harvard Property Trust, LLC to Behringer Harvard REIT I on November
                         12, 2004 regarding the Cyprus Building (previously filed and incorporated by reference to Form 8-K filed on November 18, 2004)
          10.49          Loan Agreement between Citigroup Global Markets Realty Corp. and Behringer Harvard Pratt H,
                         LLC and the initial TIC borrowers regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
          10.50          Promissory Note made between Behringer Harvard Pratt H, LLC and the initial TIC borrowers and Citigroup Global Markets Realty Corp. regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
          10.51          Deed of Trust, Assignment of Leases and Rents and Security Agreement by Behringer Harvard Pratt H,
                         LLC and the initial TIC borrower, as grantor, to Christopher F. Naughten as trustee for the benefit of Citigroup Global Markets Realty Corp. regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
          10.52          Assignment of Leases and Rents by Behringer Harvard Pratt H, LLC and the initial TIC borrowers to
                         Citigroup Global Markets Realty Corp. regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
          10.53          Guaranty of Recourse Obligation made between Behringer Harvard Holdings, LLC, Behringer
                         Harvard REIT I, Inc. and Robert Behringer for the benefit of Citigroup Global Markets Realty
                         Corp. regarding the Pratt Building (previously filed and incorporated by reference to Form
                         8-K filed on December 22, 2004)
          10.54          Tenants in Common Agreement regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
          10.55          Property and Asset Management Agreement regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
          10.56          Sale Agreement between Trizec 250 W. Pratt, LLC and Behringer Harvard Operating Partnership
                         I LP regarding the Pratt Building (previously filed and incorporated by reference to Form
                         8-K filed on December 22, 2004)
          10.57          Credit Agreement between Bank of America, N.A. and Behringer Harvard REIT I, Inc., Behringer
                         Harvard Operating Partnership I LP and Behringer Harvard Cyprus, LLC regarding the Cyprus
                         Building (previously filed and incorporated by reference to Form 8-K filed on January 5,
                         2005)
          10.58          Promissory Note made between Behringer Harvard REIT I, Inc. and Bank of America, N.A.
                         regarding the Cyprus Building (previously filed and incorporated by reference to Form 8-K filed on January 5, 2005)

          10.59          Deed of Trust, Assignment of Leases and Rents and Security Agreement by Behringer Harvard Cyprus,
                         LLC, as grantor, to the Public Trustee of Arapahoe County, Colorado as trustee for the benefit of Bank of America, N.A. regarding the Cyprus Building (previously filed and incorporated by reference to
                         Form 8-K filed on January 5, 2005)
          10.60          Assignment of Leases and Rents and Other Income by Behringer Harvard Cyprus, LLC to Bank of
                         America, N.A. regarding the Cyprus Building (previously filed and incorporated by reference to Form 8-K filed on January 5, 2005)
          10.61          Guaranty Agreement made between Behringer Harvard Operating Partnership I LP in favor of
                         Bank of America, N.A. regarding the Cyprus Building (previously filed and incorporated by reference to Form 8-K filed on January 5, 2005)
          10.62          Guaranty Agreement made between Behringer Harvard Cyprus, LLC in favor of Bank of America, N.A.
                         regarding the Cyprus Building (previously filed and incorporated by reference to Form 8-K filed on
                         January 5, 2005)
          10.63          Loan Agreement between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Ashford
                         Perimeter H, LLC regarding Ashford Perimeter (previously filed and incorporated by reference to Form 8-K filed on January 12, 2005)
          10.64          Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement between Bear
                         Stearns Commercial Mortgage, Inc. and Behringer Harvard Ashford Perimeter H, LLC regarding
                         Ashford Perimeter (previously filed and incorporated by reference to Form 8-K filed on
                         January 12, 2005)
          10.65          Promissory Note between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Ashford
                         Perimeter H, LLC regarding Ashford Perimeter (previously filed and incorporated by reference to Form 8-K filed on January 12, 2005)
          10.66          Assignment of Leases and Rents between Bear Stearns Commercial Mortgage, Inc. and Behringer
                         Harvard Ashford Perimeter H, LLC regarding Ashford Perimeter (previously filed and incorporated by reference to Form 8-K filed on January 12, 2005)
          10.67          Indemnity Agreement by Behringer Harvard Ashford Perimeter H, LLC and Behringer Harvard REIT
                         I, Inc. in favor of Bear Stearns Commercial Mortgage, Inc. regarding Ashford Perimeter
                         (previously filed and incorporated by reference to Form 8-K filed on January 12, 2005)
          23.1*          Consent of Venable LLP (included in Exhibit 5.1)
          23.2*          Consent of Morris, Manning & Martin, LLP with respect to tax opinion (included in Exhibit 8.1)
          23.3*          Consent of Morris, Manning & Martin, LLP with respect to ERISA opinion (included in Exhibit 8.2)

          23.4*          Consent of PricewaterhouseCoopers LLP
          23.5*          Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                         Expenses of Minnesota Center
          23.6*          Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                         Expenses of Enclave on the Lake
          23.7*          Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                         Expenses of St. Louis Place
          23.8*          Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                         Expenses of Colorado Property
          23.9*          Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                         Expenses of Travis Tower

          23.10*         Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                         Expenses of Pratt Building


          23.11*         Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                         Expenses of Cyprus Building
          23.12*         Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                         Expenses of Ashford Perimeter

          24.1           Power of Attorney (included on the signature page to the original filing of this registration statement)

     ------------------
     *   Filed herewith.

ITEM 17. UNDERTAKINGS

        (1)     The undersigned registrant hereby undertakes:

                (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement of which this prospectus is a part (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement of which this prospectus is a part. Notwithstanding the foregoing, any increase or decrease in volume of shares offered (if the total dollar value of shares offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement of which this prospectus is a part or any material change to such information in the registration statement of which this prospectus is a part; provided, however, that the undertakings set forth in paragraphs (1)(i) and
        (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to
        Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement of which this prospectus is a part.

                (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the shares offered therein, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof.

                (c) To remove from registration by means of a post-effective amendment any of the shares being registered which remain unsold at the termination of the offering.

                (d) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual reports pursuant to
        Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement of which this prospectus is a part will be deemed to be a new registration statement relating to the shares offered therein, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof.

        (2)     The undersigned registrant further undertakes that:

                (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Exchange Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the shares offered therein, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel for the registrant the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              TABLE VI (UNAUDITED)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

        Table VI presents summary information on properties acquired since January 1, 1995 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard REIT I. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired. All figures are through June 30, 2004.


                                              Behringer Harvard Mid-Term Value
                                                    Enhancement Fund I LP
                                             -----------------------------------
Name of Property                                 Hopkins           Northpoint

Location of Property                             Mid-West             South

Type of Property                                  Office              Office

Gross Leasable Space (sq. ft.) or Number of       29,660              79,049
   Units and Total Sq. Ft. of Units

Date of Purchase                                 3/12/04             6/28/04

Mortgage Financing at Date of Purchase                  --                  --

Cash Down Payment                              $ 3,093,243         $ 5,822,663

Contract Purchase Price Plus Acquisition Fee     3,027,375           6,106,500

Other Cash Expenditures Expensed                        --                  --

Other Cash Expenditures Capitalized(2)              65,868             295,837
                                               -----------         -----------

Total Acquisition Cost                         $ 3,093,243         $ 6,402,337
                                               ===========         ===========

                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                                Behringer Harvard Short-Term
                                                      Opportunity Fund I LP
                                              ----------------------------------
Name of Property                                         Woodall Rodgers

Location of Property                                          South

Type of Property                                              Office

Gross Leasable Space (sq. ft.) or Number of                   74,090
  Units and Total Sq. Ft. of Units

Date of Purchase                                             2/11/04

Mortgage Financing at Date of Purchase                     $ 3,600,000

Cash Down Payment                                            7,114,625

Contract Purchase Price Plus Acquisition Fee                10,660,500

Other Cash Expenditures Expensed                                    --

Other Cash Expenditures Capitalized(2)                          54,125
                                                           -----------

Total Acquisition Cost                                     $10,714,625
                                                           ===========

                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                            Behringer Harvard Beau Terre S LLC
                                         ---------------------------------------
Name of Property                                        Beau Terre

Location of Property                                       South

Type of Property                                          Office

Gross Leasable Space (sq. ft.) or Number of               371,083
  Units and Total Sq. Ft. of Units

Date of Purchase                                          6/11/04

Mortgage Financing at Date of Purchase                 $ 38,400,000

Cash Down Payment                                        17,800,000

Contract Purchase Price Plus Acquisition Fee             47,850,396

Other Cash Expenditures Expensed                                 --

Other Cash Expenditures Capitalized(2)                      140,000
                                                       ------------

Total Acquisition Cost                                 $ 47,990,396
                                                       ============

                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                                  Behringer Harvard Minnesota
                                                        Center TIC I LLC
                                                --------------------------------
Name of Property                                        Minnesota Center

Location of Property                                        Mid-West

Type of Property                                             Office

Gross Leasable Space (sq. ft.) or Number of                  276,425
  Units and Total Sq. Ft. of Units

Date of Purchase                                            10/15/03

Mortgage Financing at Date of Purchase                    $ 30,000,000

Cash Down Payment                                           14,819,808

Contract Purchase Price Plus Acquisition Fee                40,760,000

Other Cash Expenditures Expensed                                    --

Other Cash Expenditures Capitalized(2)                       4,059,809
                                                          ------------

Total Acquisition Cost                                    $ 44,819,809
                                                          ============

                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                                Behringer Harvard Enclave S LP
                                              ----------------------------------
Name of Property                                      Enclave on the Lake

Location of Property                                         South

Type of Property                                            Office

Gross Leasable Space (sq. ft.) or Number of                 171,090
  Units and Total Sq. Ft. of Units

Date of Purchase                                            4/12/04

Mortgage Financing at Date of Purchase                   $ 20,000,000

Cash Down Payment                                          10,919,263

Contract Purchase Price Plus Acquisition Fee               28,650,000

Other Cash Expenditures Expensed                                   --

Other Cash Expenditures Capitalized(2)                      2,269,263
                                                         ------------

Total Acquisition Cost                                   $ 30,919,263
                                                         ============

                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                        Behringer Harvard St. Louis Place S LLC
                                       -----------------------------------------
Name of Property                                   St. Louis Place

Location of Property                                  Mid-West

Type of Property                                       Office

Gross Leasable Space (sq. ft.) or Number of            337,088
  Units and Total Sq. Ft. of Units

Date of Purchase                                       6/30/04

Mortgage Financing at Date of Purchase              $ 20,000,000

Cash Down Payment                                     14,884,308

Contract Purchase Price Plus Acquisition Fee          30,150,000

Other Cash Expenditures Expensed                              --

Other Cash Expenditures Capitalized(2)                 4,734,308
                                                    ------------

Total Acquisition Cost                              $ 34,884,308
                                                    ============


                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                                                        Harvard Property Trust, Inc.(1)
                                               ------------------------------------------------------------------------------------
                                               Harvard Property   Harvard Property     Harvard Property         Harvard Property
                                               (Meridian), L.P.   (Provident), L.P.    (Parkside), L.P.     (812 San Antonio), L.P.
                                               ----------------   -----------------    ----------------     -----------------------
Name of Property                                 Meridian            Provident            Parkside             812 San Antonio

Location of Property                               South               South                South                  South

Type of Property                                   Office              Office               Office                 Office

Gross Leasable Space (sq. ft.) or Number of        56,828              67,511               33,439                 58,228
   Units and Total Sq. Ft. of Units

Date of Purchase                                  03/05/96            10/04/96             11/19/96               04/03/97

Mortgage Financing at Date of Purchase           $3,250,000          $2,800,000           $1,725,000             $3,600,000

Cash Down Payment                                 1,428,761           1,024,319              575,000              1,200,000

Contract Purchase Price Plus Acquisition Fee      4,700,000           3,781,875            2,334,500              4,848,000

Other Cash Expenditures Expensed                         --                  --                   --                     --

Other Cash Expenditures Capitalized(2)              106,879             208,544              134,457                198,086
                                                 ----------          ----------           ----------             ----------

Total Acquisition Cost                           $4,806,879          $3,990,419           $2,468,957             $5,046,086
                                                 ==========          ==========           ==========             ==========


                                          TABLE VI (UNAUDITED) (CONTD.)
                                      ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                                                         Harvard Property Trust, Inc.(1)
                                                -----------------------------------------------------------------------------------
                                                  Harvard Property          HPT/PMD         Harvard Property     Harvard Property
                                                (Lake Calhoun), L.P.   Investments, L.P.   (Metrocrest), L.P.      Partners, L.P.
                                                --------------------   -----------------   ------------------    ------------------
Name of Property                                    Lake Calhoun        333 Sam Houston       Metrocrest           1700 N. Hampton

Location of Property                                  Midwest               South               South                  South

Type of Property                                       Office               Office              Office                 Office

Gross Leasable Space (sq. ft.) or Number of           156,149              236,445             191,315                 19,111
   Units and Total Sq. Ft. of Units

Date of Purchase                                      09/04/97             10/06/97            04/30/97               06/06/97

Mortgage Financing at Date of Purchase              $16,100,000           $8,000,000          $9,150,000               $895,000

Cash Down Payment                                     2,627,585            4,019,173           1,356,616                327,374

Contract Purchase Price Plus Acquisition Fee         18,090,000           11,890,000          10,139,000              1,275,000

Other Cash Expenditures Expensed                             --                   --                  --                     --

Other Cash Expenditures Capitalized(2)                  908,743              670,322             153,740                  1,688
                                                    -----------          -----------         -----------             ----------

Total Acquisition Cost                              $18,998,743          $12,560,322         $10,292,740             $1,276,688
                                                    ===========          ===========         ===========             ==========


                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                                                        Harvard Property Trust, Inc.(1)
                                           ----------------------------------------------------------------------------------------
                                                Harvard Property        Harvard Property      Harvard Property          HPT
                                              Trust, Inc. (Park 96)     (Rosedale), L.P.       (Atrium), L.P.    Gleneagles, L.P.
                                           --------------------------   ----------------       --------------    -------------------
Name of Property                              Park 96 Land-2 acres     Rosedale (5 total           Atrium           Gleneagles
                                                                            bldgs.)

Location of Property                                 South                  Midwest                South              South

Type of Property                                      Land                   Office                Office             Office

Gross Leasable Space (sq. ft.) or Number of               --                233,987                120,961            80,000
  Units and Total Sq. Ft. of Units

Date of Purchase                                    11/11/97               02/25/98                03/10/98          11/07/97

Mortgage Financing at Date of Purchase                    --              $18,000,000            $11,205,241        $1,500,000

Cash Down Payment                                   $325,000                6,832,565              2,884,505         6,660,744

Contract Purchase Price Plus Acquisition             325,000               24,500,000             14,070,000         2,912,242
Fee

Other Cash Expenditures Expensed                          --                       --                     --                --

Other Cash Expenditures Capitalized(2)                26,891                  227,405                233,904         5,248,502
                                                    --------              -----------            -----------        ----------

Total Acquisition Cost                              $351,891              $24,727,405            $14,303,904        $8,160,744
                                                    ========              ===========            ===========        ==========


                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                                                        Harvard Property Trust, Inc.(1)
                                             ---------------------------------------------------------------------------------------
                                             Harvard Property   Harvard Property     Harvard Property           Harvard Property
                                              Partners, L.P.       (UP), L.P.     Partners, L.P. (Clarke)  Partners, L.P. (Superior)
                                             ----------------   ----------------  -----------------------  -------------------------
Name of Property                                   Quadrant       University Plaza           Clarke             Superior Plaza

Location of Property                               Midwest             South                 South                 Midwest

Type of Property                                    Office             Office                Office                 Office

Gross Leasable Space (sq. ft.) or Number of        103,522            118,753                84,150                 62,930
   Units and Total Sq. Ft. of Units

Date of Purchase                                  05/01/98           06/03/98              07/29/98               07/30/98

Mortgage Financing at Date of Purchase           $6,197,783                  --            $6,420,337             $4,950,134

Cash Down Payment                                 1,863,904         $12,236,187             2,838,461              1,172,383

Contract Purchase Price Plus Acquisition Fee      8,030,000          12,200,000             9,000,000              5,500,000

Other Cash Expenditures Expensed                         --                  --                    --                     --

Other Cash Expenditures Capitalized(2)              214,970             246,436               407,784                733,932
                                                 ----------         -----------            ----------             ----------

Total Acquisition Cost                           $8,244,970         $12,446,436            $9,407,784             $6,233,932
                                                 ==========         ===========            ==========             ==========


                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                                                          Harvard Property Trust, Inc.(1)
                                                 -----------------------------------------------------------------------------------
                                                  Harvard Property      Harvard Property      Harvard Property
                                                   Partners, L.P.        Partners, L.P.        Partners, L.P.         Harvard
                                                     (Capitol)              (Willow)            (Centreport)      Property I, L.P.
                                                 ------------------    ------------------    ------------------  -------------------
Name of Property                                       Capitol            Willow Creek       Centreport Land -       Red River
                                                                                                  14 acres

Location of Property                                  Mid West              Mid West               South              South

Type of Property                                       Office                Office                Office             Office

Gross Leasable Space (sq. ft.) or Number of            75,309                45,545                  --               47,108
   Units and Total Sq. Ft. of Units

Date of Purchase                                      12/30/98              03/31/99              02/01/98           06/05/95

Mortgage Financing at Date of Purchase               $4,726,505                    --                    --         $3,000,000

Cash Down Payment                                     1,902,302            $4,914,641            $1,986,661          1,176,023

Contract Purchase Price Plus Acquisition Fee          6,595,000             4,900,000             2,000,000          4,000,000

Other Cash Expenditures Expensed                             --                    --                    --                 --

Other Cash Expenditures Capitalized(2)                  167,141                95,277                   656            186,254
                                                     ----------            ----------            ----------         ----------

Total Acquisition Cost                               $6,762,141            $4,995,277            $2,000,656         $4,186,254
                                                     ==========            ==========            ==========         ==========


                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                                      Harvard                 BRP
                                                PROPERTY III, L.P.    (RENNER PLAZA), LP      BRP (SV), LP       CAMPBELL, LTD.
                                                ------------------    ------------------      ------------       --------------
Name of Property                                   Lakeway Plaza         Renner Plaza        Spring Valley       6142 Campbell

Location of Property                                  South                 South               South               South

Type of Property                                      Retail                Office              Office              Office

Gross Leasable Space (sq. ft.) or Number of           70,712                42,477             170,234              15,184
   Units and Total Sq. Ft. of Units

Date of Purchase                                     08/21/95              02/04/00            12/21/00            06/01/96

Mortgage Financing at Date of Purchase              $2,600,000            $3,250,000          $5,800,000            $700,000

Cash Down Payment                                    1,064,785             1,222,144           2,869,406             220,687

Contract Purchase Price Plus Acquisition Fee         3,610,000             3,725,500           8,534,500             925,000

Other Cash Expenditures Expensed                            --                    --                  --                  --

Other Cash Expenditures Capitalized(2)                  90,000               851,078             316,500              15,000
                                                    ----------            ----------          ----------            --------

Total Acquisition Cost                              $3,700,000            $4,576,578          $8,851,000            $940,000
                                                    ==========            ==========          ==========            ========


                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                                Behringer Partners    Recreation/Residential
                                                    Stemmons LP             Programs
                                                    -----------             --------
Name of Property                                   1323 Stemmons             Various

Location of Property                                   South          6 in South, 3 in East

Type of Property                                      Office               Marina/Golf

Gross Leasable Space (sq. ft.) or Number of             23,250                      --
   Units and Total Sq. Ft. of Units

Date of Purchase                                      04/02/01                Various

Mortgage Financing at Date of Purchase              $1,330,000             $31,407,459

Cash Down Payment                                      338,501              19,725,178

Contract Purchase Price Plus Acquisition Fee         1,280,000              48,578,000

Other Cash Expenditures Expensed                            --                      --

Other Cash Expenditures Capitalized(2)                 451,900               3,388,853
                                                    ----------             -----------

Total Acquisition Cost                              $1,731,900             $51,966,853
                                                    ==========             ===========

(1) Program includes 22 commercial office properties and two development parcels totaling 14 acres acquired in expectation of constructing office properties.
(2) Other cash expenditures capitalized include loan costs, legal fees, professional and consulting fees and due diligence expenses associated with the acquisition of the asset.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 1st day of February, 2005.


                                        BEHRINGER HARVARD REIT I, INC.


                                        By:  /s/ Robert M. Behringer
                                             -----------------------------------
                                             Robert M. Behringer, President


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Robert M. Behringer, Robert S. Aisner, Gerald J. Reihsen, III, and Gary S. Bresky, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


                 SIGNATURE                                   TITLE                                DATE
                 ---------                                   -----                                ----
/s/  Robert M. Behringer
-------------------------------------------  President, Chief Executive Officer,             February 1, 2005
     Robert M. Behringer                     Chief Investment Officer and Director
                                             (Principal Executive Officer)


            *
-------------------------------------------  Chief Operating Officer and Director            February 1, 2005
     Robert S. Aisner


/s/  Gary S. Bresky                          Chief Financial Officer and Treasurer
-------------------------------------------  (Principal Financial and Accounting             February 1, 2005
     Gary S. Bresky                          Officer)


            *
-------------------------------------------  Director                                        February 1, 2005
     Charles G. Dannis


            *
-------------------------------------------  Director                                        February 1, 2005
     Steven W. Partridge


            *
-------------------------------------------  Director                                        February 1, 2005
     G. Ronald Witten


* By: /s/ Robert M. Behringer
-------------------------------------------
          Robert M. Behringer
          Attorney-in-fact


        Exhibit No.      Description
        -----------      -----------
           1.1*          Form of Dealer Manager Agreement

           3.1           Sixth Articles of Amendment and Restatement (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on
                         Form S-11, Commission File No. 333-91532, filed on October 20, 2003)

           3.2           Amended and Restated Bylaws (previously filed in and incorporated by reference to Amendment
                         No. 4 to Registrant's Registration Statement on Form S-11, Commission File No.  33-91532,
                         filed on February 11, 2003)

           4.1*          Form of Subscription Agreement and Subscription Agreement Signature Page (included as
                         Exhibit B to prospectus)

           5.1*          Opinion of Venable LLP as to legality of securities

           8.1*          Opinion of Morris, Manning & Martin, LLP as to tax matters

           8.2*          Opinion of Morris, Manning & Martin, LLP as to ERISA matters

          10.1           Form of Agreement of Limited Partnership of Behringer Harvard Operating Partnership I LP
                         (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to
                         Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on
                         May 15, 2003)
          10.2*          Form of Amended and Restated Advisory Agreement among Registrant and Behringer Advisors LP
          10.3*          Form of Amended and Restated Property Management and Leasing Agreement among Registrant,
                         Behringer Harvard Operating Partnership I LP and HPT Management Services, Inc.
          10.4           Reserved.

          10.5           Behringer Harvard REIT I, Inc. Non-Employee Director Stock Option Plan (previously filed in and incorporated by reference to Amendment No. 1 to Registrant's Registration Statement on
                         Form S-11, Commission File No. 333-91532, filed on September 3, 2002)
          10.6           Form of Option Agreement under Non-Employee Director Stock Option Plan (previously filed in and incorporated by reference to Amendment No. 2 to Registrant's Registration Statement on
                         Form S-11, Commission File No. 333-91532, filed on November 1, 2002)
          10.7           Behringer Harvard REIT I, Inc. Non-Employee Director Warrant Plan (previously filed in and incorporated by reference to Amendment No. 1 to Registrant's Registration Statement on Form
                         S-11, Commission File No. 333-91532, filed on September 3, 2002)
          10.8           Behringer Harvard REIT I, Inc. 2002 Employee Stock Option Plan (previously filed in and incorporated by reference to Amendment No. 2 to Registrant's Registration Statement on Form
                         S-11, Commission File No. 333-91532, filed on November 1, 2002)
          10.9           Form of Option Agreement under 2002 Employee Stock Option Plan (previously filed in and incorporated by reference to Amendment No. 2 to Registrant's Registration Statement on Form
                         S-11, Commission File No. 333-91532, filed on November 1, 2002)
          10.10          Loan Agreement with Greenwich Capital Financial Products, Inc. regarding Minnesota Center
                         (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to
                         Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on
                         October 20, 2003)
          10.11          Tenants in Common Agreement regarding Minnesota Center (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on
                         Form S-11, Commission File No. 333-91532, filed on October 20, 2003)
          10.12          Property and Asset Management Agreement regarding Minnesota Center (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration
                         Statement on Form S-11, Commission File No. 333-91532, filed on October 20, 2003)

          10.13          Tenants in Common Agreement regarding Enclave on the Lake (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registrant's Registration
                         Statement on Form S-11, Commission File No. 333-91532, filed on June 29, 2004)
          10.14          Deed of Trust and Security Agreement by Behringer Harvard Enclave S LP and Behringer Harvard
                         Enclave H LP for the benefit of State Farm Life Insurance Company (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registrant's Registration
                         Statement on Form S-11, Commission File No. 333-91532, filed on June 29, 2004)
          10.15          Promissory Note made by Behringer Harvard Enclave S LP and Behringer Harvard Enclave H LP
                         payable to State Farm Life Insurance Company (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form
                         S-11, Commission File No. 333-91532, filed on June 29, 2004)
          10.16          Form of Assumption Agreement among State Farm Life Insurance Company, Behringer Harvard
                         Enclave S LP, Behringer Harvard Enclave H LP, and Behringer Harvard Holdings, LLC
                         (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to
                         Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on
                         June 29, 2004)
          10.17          Limited Guaranty made by Robert M. Behringer with regard to Enclave on the Lake (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registrant's
                         Registration Statement on Form S-11, Commission File No. 333-91532, filed on June 29, 2004)
          10.18          Limited Guaranty made by Behringer Harvard Holdings, LLC with regard to Enclave on the Lake
                         (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to
                         Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on
                         June 29, 2004)
          10.19          Property and Asset Management Agreement regarding Enclave on the Lake (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registrant's Registration
                         Statement on Form S-11, Commission File No. 333-91532, filed on June 29, 2004)
          10.20          Sale Agreement between Trizec Holdings, Inc. and Behringer Harvard Operating Partnership I
                         LP regarding the St. Louis Place Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11,
                         Commission File No. 333-91532, filed on September 29, 2004)
          10.21          Deed of Trust, Assignment of Leases and Rents and Security Agreement by Behringer Harvard
                         St. Louis Place H, LLC and Behringer Harvard St. Louis Place S, LLC, for the benefit of
                         Greenwich Capital Financial Products, Inc. regarding the St. Louis Place Property
                         (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to
                         Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on
                         September 29, 2004)
          10.22          Consent and Subordination of Manager by and among Behringer Harvard St. Louis Place H, LLC,
                         Behringer Harvard St. Louis Place S, LLC and Behringer Harvard TIC Management Services LP
                         regarding the St. Louis Place Property (previously filed in and incorporated by reference to
                         Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11,
                         Commission File No. 333-91532, filed on September 29, 2004)
          10.23          Loan Agreement by and among Behringer Harvard St. Louis Place H, LLC, Behringer Harvard St.
                         Louis Place S, LLC and Greenwich Capital Financial Products, Inc. regarding the St. Louis
                         Place Property (previously filed in and incorporated by reference to Post-Effective
                         Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File
                         No. 333-91532, filed on September 29, 2004)
          10.24          Promissory Note made by Behringer Harvard St. Louis Place H, LLC and Behringer Harvard St.
                         Louis Place S, LLC, payable to Greenwich Capital Financial Products, Inc. regarding the St.
                         Louis Place Property (previously filed in and incorporated by reference to Post-Effective
                         Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File
                         No. 333-91532, filed on September 29, 2004)
          10.25          Loan Assumption and Ratification Agreement by and among Behringer Harvard St. Louis Place S,
                         LLC and Greenwich Capital Financial Products, Inc. regarding the St. Louis Place Property
                         (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to
                         Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on
                         September 29, 2004)

          10.26          Guaranty of Recourse Obligations made by Behringer Harvard Holdings, LLC and Robert
                         Behringer in favor of Greenwich Capital Financial Products, Inc. regarding the St. Louis
                         Place Property (previously filed in and incorporated by reference to Post-Effective
                         Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File
                         No. 333-91532, filed on September 29, 2004)
          10.27          Purchase and Sale Agreement by and between Hippo Properties LLC and Harvard Property Trust,
                         LLC regarding the Colorado Property (previously filed and incorporated by reference to Form
                         10-Q for the period ended June 30, 2004)
          10.28          First Amendment to Purchase and Sale Agreement between Hippo Properties LLC and Harvard Property
                         Trust, LLC regarding the Colorado Property (previously filed and incorporated by reference to
                         Form 10-Q for the period ended June 30, 2004)
          10.29          Second Amendment to Purchase and Sale Agreement between Hippo Properties LLC and Harvard Property
                         Trust, LLC regarding the Colorado Property (previously filed and incorporated by reference to
                         Form 10-Q for the period ended June 30, 2004)
          10.30          Third Amendment to Purchase and Sale Agreement between Hippo Properties LLC and Harvard Property
                         Trust, LLC regarding the Colorado Property (previously filed and incorporated by reference to
                         Form 10-Q for the period ended June 30, 2004)
          10.31          Tenants in Common Agreement regarding the Colorado Property (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2004)
          10.32          Loan Agreement with Greenwich Capital Financial Products, Inc. regarding the Colorado
                         Property (previously filed and incorporated by reference to Form 10-Q for the period ended
                         June 30, 2004)
          10.33          Guaranty of Recourse Obligations by Behringer Harvard Holdings, LLC and Robert Behringer
                         regarding the Colorado Property (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2004)
          10.34          Property and Asset Management Agreement regarding the Colorado Property (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2004)
          10.35          Amended and Restated Accommodation Agreement between Behringer Harvard REIT I, Inc. and
                         Behringer Harvard Holdings, LLC (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2004)
          10.36          Real Estate Purchase and Sale Agreement between AEW/McCord, L.P. and Harvard Property Trust,
                         LLC regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
          10.37          First Amendment to Purchase and Sale Agreement between AEW/McCord, L.P. and Harvard Property
                         Trust, LLC regarding the Travis Tower (previously filed and incorporated by reference to
                         Form 8-K filed on October 7, 2004)
          10.38          Loan Agreement between Bear Stearns Commercial Mortgage, Inc., Behringer Harvard Travis Tower S LP
                         and Behringer Harvard Travis Tower H LP regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
          10.39          Promissory Note made by Behringer Harvard Travis Tower S LP and Behringer Harvard Travis
                         Tower H LP to Bear Stearns Commercial Mortgage, Inc. regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
          10.40          Deed of Trust and Security Agreement by Behringer Harvard Travis Tower S LP and Behringer Harvard
                         Travis Tower H LP, as grantor, to Reno Hartfiel, as trustee for the benefit of Bear Stearns Commercial
                         Mortgage, Inc. regarding the Travis Tower (previously filed and incorporated by reference to
                         Form 8-K filed on October 7, 2004)
          10.41          Assignment of Leases and Rents by Behringer Harvard Travis Tower S LP and Behringer Harvard Travis
                         Tower H LP to Bear Stearns Commercial Mortgage, Inc. regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
          10.42          Loan Agreement between First American Bank, SSB and Behringer Harvard Holdings, LLC
                         regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
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                                      II-26
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          10.43          Promissory Note made by Behringer Harvard Holdings, LLC to First American Bank, SSB
                         regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
          10.44          Guaranty Agreement made by Behringer Harvard REIT I, Inc. for the benefit of First American
                         Bank, SSB regarding the Travis Tower (previously filed and incorporated by reference to Form
                         8-K filed on October 7, 2004)
          10.45          Security Agreement granted by Behringer Harvard REIT I, Inc. for the benefit of First American
                         Bank, SSB regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)

          10.46          Purchase and Sale Agreement by and between MG-Alamo, LLC and Harvard Property Trust, LLC dated
                         October 18, 2004, as assigned by Harvard Property Trust to Behringer Harvard REIT I, Inc. on November
                         4, 2004 regarding Alamo Plaza (previously filed and incorporated by reference to Form 10-Q for the period ended September 30, 2004)
          10.47          Agreement of Sale and Purchase by and between HSOV Ashford Perimeter, LLC and Harvard Property Trust,
                         LLC dated November 4, 2004, as assigned by Harvard Property Trust to Behringer Harvard REIT I, Inc. on
                         November 4, 2004 regarding Ashford Perimeter (previously filed and incorporated by reference to
                         Form 10-Q for the period ended September 30, 2004)
          10.48          Purchase and Sale Agreement by and between PERA Mineral, Inc. and Harvard Property Trust, LLC dated
                         November 9, 2004 as assigned by Harvard Property Trust, LLC to Behringer Harvard REIT I on November
                         12, 2004 regarding the Cyprus Building (previously filed and incorporated by reference to Form 8-K filed on November 18, 2004)
          10.49          Loan Agreement between Citigroup Global Markets Realty Corp. and Behringer Harvard Pratt H,
                         LLC and the initial TIC borrowers regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
          10.50          Promissory Note made between Behringer Harvard Pratt H, LLC and the initial TIC borrowers and Citigroup Global Markets Realty Corp. regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
          10.51          Deed of Trust, Assignment of Leases and Rents and Security Agreement by Behringer Harvard Pratt H,
                         LLC and the initial TIC borrower, as grantor, to Christopher F. Naughten as trustee for the benefit of Citigroup Global Markets Realty Corp. regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
          10.52          Assignment of Leases and Rents by Behringer Harvard Pratt H, LLC and the initial TIC borrowers to
                         Citigroup Global Markets Realty Corp. regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
          10.53          Guaranty of Recourse Obligation made between Behringer Harvard Holdings, LLC, Behringer
                         Harvard REIT I, Inc. and Robert Behringer for the benefit of Citigroup Global Markets Realty
                         Corp. regarding the Pratt Building (previously filed and incorporated by reference to Form
                         8-K filed on December 22, 2004)
          10.54          Tenants in Common Agreement regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
          10.55          Property and Asset Management Agreement regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
          10.56          Sale Agreement between Trizec 250 W. Pratt, LLC and Behringer Harvard Operating Partnership
                         I LP regarding the Pratt Building (previously filed and incorporated by reference to Form
                         8-K filed on December 22, 2004)
          10.57          Credit Agreement between Bank of America, N.A. and Behringer Harvard REIT I, Inc., Behringer
                         Harvard Operating Partnership I LP and Behringer Harvard Cyprus, LLC regarding the Cyprus
                         Building (previously filed and incorporated by reference to Form 8-K filed on January 5,
                         2005)
          10.58          Promissory Note made between Behringer Harvard REIT I, Inc. and Bank of America, N.A.
                         regarding the Cyprus Building (previously filed and incorporated by reference to Form 8-K filed on January 5, 2005)
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                                      II-27
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          10.59          Deed of Trust, Assignment of Leases and Rents and Security Agreement by Behringer Harvard Cyprus,
                         LLC, as grantor, to the Public Trustee of Arapahoe County, Colorado as trustee for the benefit of Bank of America, N.A. regarding the Cyprus Building (previously filed and incorporated by reference to
                         Form 8-K filed on January 5, 2005)
          10.60          Assignment of Leases and Rents and Other Income by Behringer Harvard Cyprus, LLC to Bank of
                         America, N.A. regarding the Cyprus Building (previously filed and incorporated by reference to Form 8-K filed on January 5, 2005)
          10.61          Guaranty Agreement made between Behringer Harvard Operating Partnership I LP in favor of
                         Bank of America, N.A. regarding the Cyprus Building (previously filed and incorporated by reference to Form 8-K filed on January 5, 2005)
          10.62          Guaranty Agreement made between Behringer Harvard Cyprus, LLC in favor of Bank of America, N.A.
                         regarding the Cyprus Building (previously filed and incorporated by reference to Form 8-K filed on
                         January 5, 2005)
          10.63          Loan Agreement between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Ashford
                         Perimeter H, LLC regarding Ashford Perimeter (previously filed and incorporated by reference to Form 8-K filed on January 12, 2005)
          10.64          Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement between Bear
                         Stearns Commercial Mortgage, Inc. and Behringer Harvard Ashford Perimeter H, LLC regarding
                         Ashford Perimeter (previously filed and incorporated by reference to Form 8-K filed on
                         January 12, 2005)
          10.65          Promissory Note between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Ashford
                         Perimeter H, LLC regarding Ashford Perimeter (previously filed and incorporated by reference to Form 8-K filed on January 12, 2005)
          10.66          Assignment of Leases and Rents between Bear Stearns Commercial Mortgage, Inc. and Behringer
                         Harvard Ashford Perimeter H, LLC regarding Ashford Perimeter (previously filed and incorporated by reference to Form 8-K filed on January 12, 2005)
          10.67          Indemnity Agreement by Behringer Harvard Ashford Perimeter H, LLC and Behringer Harvard REIT
                         I, Inc. in favor of Bear Stearns Commercial Mortgage, Inc. regarding Ashford Perimeter
                         (previously filed and incorporated by reference to Form 8-K filed on January 12, 2005)
          23.1*          Consent of Venable LLP (included in Exhibit 5.1)
          23.2*          Consent of Morris, Manning & Martin, LLP with respect to tax opinion (included in Exhibit 8.1)
          23.3*          Consent of Morris, Manning & Martin, LLP with respect to ERISA opinion (included in Exhibit 8.2)

          23.4*          Consent of PricewaterhouseCoopers LLP
          23.5*          Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                         Expenses of Minnesota Center
          23.6*          Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                         Expenses of Enclave on the Lake
          23.7*          Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                         Expenses of St. Louis Place
          23.8*          Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                         Expenses of Colorado Property
          23.9*          Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                         Expenses of Travis Tower

          23.10*         Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                         Expenses of Pratt Building
          23.11*         Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                         Expenses of Cyprus Building
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                                      II-28
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          23.12*         Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                         Expenses of Ashford Perimeter

          24.1           Power of Attorney (included on the signature page to the original filing of this registration statement)

     ------------------
     *   Filed herewith.


                                      II-29